As filed with the Securities and Exchange Commission on April 12, 2024
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
PRE-EFFECTIVE AMENDMENT NO. ☐
POST-EFFECTIVE AMENDMENT NO.   ☐
PROTECTIVE LIFE INSURANCE COMPANY
(Exact name of registrant as specified in its charter)

Tennessee	63-0169720
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
2801 Highway 280 South
Birmingham, Alabama 35223
(205) 879-9230
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)
Bradford Rodgers, Esq.
Protective Life Insurance Company
P.O. Box 2606
Birmingham, Alabama 35202
(205) 268-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Stephen E. Roth, Esq.
Thomas E. Bisset, Esq.
Eversheds Sutherland (US) LLP
700 Sixth Street, NW
Washington, D.C. 20001
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box. ☒
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If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Pursuant to Rule 429 under the Securities Act of 1933, the prospectus contained herein also relates to Registration Statement Nos.
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

(Do not check if a smaller reporting company)
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Protective® Market Defender Annuity	Protective Life Insurance Company P.O. Box 10648 Birmingham, Alabama 35202-0648 Telephone: 1-800-456-6330 www.protective.com
This Prospectus describes a limited flexible premium deferred annuity contract with fixed and index-linked features offered by Protective Life Insurance Company (the “Contract”). The Contract is designed for investors who desire to accumulate capital on a tax deferred basis for retirement or other long-term investment purposes. It may be purchased by individuals, corporations, financial institutions, trusts, and certain retirement plans that qualify for special federal income tax treatment, as well as those that do not qualify for such treatment. Certain Contract features and/or certain Allocation Options offered under the Contract may not be available through all broker-dealers or in all states. For further details, please contact us at 1-800-456-6330.
We only accepted Purchase Payments that we received, or orders that were initiated, on or before the earlier of (1) the first Contract Anniversary, and (2) the 86th birthday of the oldest Owner or Annuitant. We are no longer accepting Purchase Payments. You generally may allocate your investment in the Contract among the Declared Rate Account, the Guaranteed Interest Strategy, or the various Indexed Strategies (collectively, the “Allocation Options”). Depending upon which Allocation Option you select, you will bear a greater or lesser degree of risk, and you may lose all or part of your investment. Each Indexed Strategy has a Floor that places a limit on the negative performance of the reference index that may be used to calculate the return of an Indexed Segment, and, in turn, limits the amount attributable to negative index performance that may be deducted from your investment in an Indexed Segment. With each Indexed Segment, you bear a risk of potential loss of principal and previously credited interest from negative index performance up to the Floor. Each Indexed Strategy also has a Participation Rate and may have a Cap. The Participation Rate may be greater than but will never be less than 100% (the minimum Participation Rate). The Cap, if applicable to the Indexed Strategy, will place a limit on the positive performance of the reference Index that we will use to calculate the return of an Indexed Segment, and, in turn, limit the amount that may be credited to the investment in an Indexed Segment. We will always offer a Guaranteed Interest Strategy and at least one Indexed Strategy with a Floor between 0% and -10%. However, we reserve the right to stop offering other Indexed Strategies.
If you make a withdrawal from an Indexed Segment or surrender the Contract before the Segment Maturity Date, we calculate the Interim Value of the Segment(s). The Interim Value may be less than the Segment Investment and may be less than the amount you would receive had you held the investment until the Segment Maturity Date. Application of the Interim Value calculation may result in a reduction of the Segment Investment that is significantly larger than the withdrawal amount requested and could result in loss of principal and previously credited interest.
The Interim Value calculation reflects negative Index Performance between the Start Date and the calculation date but does not take into account positive Index Performance. Positive indexed interest is credited only on a Segment Maturity Date.
You also bear a risk of potential loss of principal and previously credited interest from the application of a Market Value Adjustment and withdrawal charge from withdrawals or surrender of the Contract. The withdrawal charge percentage starts at 9% and decreases to zero after the first six (6) Contract Years (the withdrawal charge period). During the withdrawal charge period, we will apply a Market Value Adjustment. A negative result from the Market Value Adjustment formula reduces the amount you receive or your Contract Value, while a positive result from the Market Value Adjustment formula increases the amount you receive or your Contract Value. During the withdrawal charge period, application of the Market Value Adjustment to a withdrawal request or a surrender that exceeds the Free Withdrawal Amount could reduce the Contract Value to less than the amount protected by any applicable Floor(s). For more information about Risk Factors for this Contract, see “Risk Factors” on p. 11.
This product is a complex insurance and investment vehicle. Before you invest, you should speak with a financial professional about the Contract’s features, benefits, risks and fees and whether the Contract is appropriate for you based on your financial situation and objectives.
This Prospectus sets forth basic information about the Contract that a prospective investor should know before investing. You may obtain an electronic copy of the Prospectus, as well as other material that we file electronically and certain material incorporated by reference, at the SEC web site (http://www.sec.gov).
The Company’s ability to meet its obligations under the Contract are subject to the creditworthiness and claims-paying ability of the Company.
The Prospectus describes all material rights and obligations of purchasers under the Contract, including all state variations.
Please read this Prospectus carefully. You should keep a copy for future reference.
The Protective® Market Defender Annuity is not a deposit or obligation of, or guaranteed by, any bank or financial institution. It is not insured by the Federal Deposit Insurance Corporation or any other government agency, and it is subject to investment risk, including the possible loss of principal and previously credited interest.
The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this Prospectus. Any representation to the contrary is a criminal offense.
The date of this Prospectus is May 1, 2024

No one is authorized to make any statement that contradicts this prospectus. You must not rely upon any such statement. This prospectus is not an offer to inquire about, or purchase the securities described in any jurisdiction where it is unlawful to do so. You should not assume that the information provided in this prospectus is accurate as of any date other than the date on the front of each such document, regardless of the time of delivery of this prospectus or any sale of a security.

DEFINITIONS
“We”, “us" “our”, “Protective Life”, and “Company” refer to Protective Life Insurance Company. “You”, “your” and “Owner” refer to the person(s) to who a Contract has been issued.
Administrative Office: Protective Life Insurance Company, P. O. Box 10648, Birmingham, Alabama 35202-0648 (for Written Notice sent by U.S. postal service) or Protective Life Insurance Company, 2801 Highway 280 South, Birmingham, Alabama 35223 (for Written Notice sent by a nationally recognized overnight delivery service).
Allocation Options: The options to which you may allocate Purchase Payments or transfer Contract Value under this Contract. The Declared Rate Account is the default Allocation Option. You must provide us with instructions if you want to make an allocation to one of the Strategies.
Annuity Date: The date as of which the Contract Value, less any applicable premium tax, is applied to an Annuity Option.
Annuity Option: The method you choose by which we will determine the amount, frequency and term of the annuity income payments beginning on the Annuity Date.
Business Day: Any day on which Protective Life is open for regular business and on which every Index used to determine any value under this Contract is compiled and published by its owner. A Business Day ends at 4 p.m. Eastern Time.
Cap: The maximum percentage of positive Index Performance that will be credited to a Segment over its Term.
Code: The Internal Revenue Code of 1986, as amended.
Contract: The Protective® Market Defender Annuity.
Contract Anniversary: The same month and day as the Issue Date in each subsequent calendar year.
Contract Value: On any day before the Annuity Date, the sum of the value in the Declared Rate Account, plus the Segment values of all the Guaranteed Interest Segments, plus the Segment Values of all the Indexed Segments. Depending upon the date the Contract Value is being determined, the Segment Value of an Indexed Segment can be either its Interim Value or its Maturity Value.
Contract Year: The 12-month period beginning on the Issue Date or any Contract Anniversary.
Crediting Method: The specific interest credit calculation method(s), in the form of a Participation Rate and/or Cap, that applies to an Indexed Strategy.
Declared Rate Account: An account designed to receive and hold Purchase Payments and the Maturity Value of Segments until we receive further allocation instructions from you.
Downside Protection: The specific Floor applicable to an Indexed Strategy.
Due Proof of Death: Receipt at our Administrative Office of a certified death certificate or judicial order from a court of competent jurisdiction or similar tribunal.
Floor: The maximum negative Index Performance that we may use to determine the Segment Return Amount. The Floor is the maximum Index percentage loss you can experience over the Segment’s Term, even if negative Index Performance exceeds that percentage.
Free Withdrawal Amount: The amount that may be withdrawn each Contract Year without being subject to the Market Value Adjustment or withdrawal charges. The available free withdrawal amount is calculated for each withdrawal requested.

Good Order (“good order”): A request or transaction generally is considered in “Good Order” if we receive it in our Administrative Office within the time limits, if any, prescribed in this Prospectus for a particular transaction or instruction, it includes all information necessary for us to execute the requested instruction or transaction, and is signed by the individual or individuals authorized to provide the instruction or engage in the transaction. A request or transaction may be rejected or delayed if not in Good Order. Good Order generally means the actual receipt by us of the instructions relating to the request or transaction in writing (or, when permitted, by telephone or Internet as described in the Prospectus) along with all forms, information and supporting legal documentation we require to effect the instruction or transaction. The specific requirements for Good Order for particular transactions are discussed in the relevant section of the Prospectus.
Guaranteed Interest Segment: A Segment that uses a Guaranteed Interest Strategy.
Guaranteed Interest Strategy: A Strategy where we credit a specified rate of interest declared in advance for a Segment that will not change during the Term of the Segment.
Index Performance: The measure of the percentage increase or decrease in the Indexed Strategy’s reference Index between two points in time.
Indexed Segment: A Segment that uses an Indexed Strategy.
Indexed Strategy: A Strategy comprised of one of the Indices offered with your Contract, as well as specific Crediting Method(s) and Downside Protection.
Interim Value: The value of an Indexed Segment on any day other than its Start Date and its Maturity Date.
Issue Date: The date as of which we credit the initial Purchase Payment to the Contract and the Contract takes effect.
Maturity Date: The date on which a Segment is scheduled to end.
Maturity Value: The value of a Segment on its Maturity Date.
Market Value Adjustment (“MVA”): An adjustment that we will make to your Contract Value if you take a withdrawal, or to the amount we pay you if you surrender the Contract, during the withdrawal charge period. The MVA helps offset our costs and risks of owning fixed income and other investments used to back the guarantees under your Contract from the Issue Date to the date you take a withdrawal or surrender the Contract. The MVA may be either negative or positive. This means that the MVA may decrease or increase the remaining Contract Value or the amount we withdraw from your Contract Value to pay your withdrawal request or the amount we pay you if you surrender the Contract.
Participation Rate: A specified percentage of Index Performance that we use to calculate the Segment Return Amount.
Purchase Payment: The amount(s) paid by the Owner and accepted by the Company as consideration for this Contract.
Qualified Contracts: Contracts issued in connection with retirement plans that receive favorable tax treatment under Sections 401, 408, 408A or 457 of the Code.
Qualified Plans: Retirement plans that receive favorable tax treatment under Sections 401, 408, 408A or 457 of the Code.
Segment: An allocation option under your Contract with a specific Term and Strategy to which you may allocate some or all of your Contract Value.
Segment Investment: The amount allocated initially to establish a Segment on its Start Date subsequently adjusted by any withdrawals from that Segment, including applicable withdrawal charges and Market Value Adjustments, if any.

Segment Return Amount: The amount added to, or subtracted from, your Segment Investment to determine your Interim Value on a Business Day or your Maturity Value on the Segment Maturity Date.
Segment Value: The value of a Segment at the end of each day. Depending upon the date, the Segment Value of an Indexed Segment can be either its Interim Value or its Maturity Value. For information on how we calculate the Segment Value, see “Segments using a Guaranteed Interest Strategy (“Guaranteed Interest Segment”)” and “Segments using an Indexed Strategy (“Indexed Segment”).”
Start Date: The date on which a Segment is established. They occur on the first and third Wednesday of each month, that is also a Business Day. If the first or third Wednesday of a month is not a Business Day, the Start Date would be the following Business Day.
Strategy: An Allocation Option with a specifically defined method for calculating the amount of interest credited to — or amount deducted from — Segments established using the Strategy. We offer two categories of Strategies: Guaranteed Interest Strategies and Indexed Strategies.
Surrender Value: The amount you are entitled to receive under the Contract in the event the Contract is terminated prior to the Annuity Date. The Surrender Value of the Contract is equal to: (1) the Declared Rate Account Value; (2) plus Guaranteed Interest Segment Values; (3) plus Indexed Interest Segment Values (Interim Value or Maturity Value, as applicable); (4) adjusted for any Market Value Adjustment; (5) less any withdrawal charge.
Term: The duration of a Segment which is generally the one (1) year period from the Segment Start Date to its Maturity Date.
Written Notice: A notice or request submitted in writing in a form satisfactory to the Company that we receive at the Administrative Office via U.S. postal service or nationally recognized overnight delivery service. Please note that we use the term “written notice” in lower case to refer to a notice that we may send to you.

SUMMARY
The Protective® Market Defender Annuity is a limited flexible premium deferred annuity contract issued by Protective Life. We only accepted Purchase Payments that we received, or orders that were initiated, on or before the earlier of (1) the first Contract Anniversary, and (2) the 86th birthday of the oldest Owner or Annuitant. This restriction on the acceptance of Purchase Payments limits your ability to increase your Contract Value or the Death Benefit under the Contract, employ dollar cost averaging strategies, or make additional contributions to a Qualified Contract, including periodic contributions to an employer-sponsored retirement plan or an IRA. (See “QUALIFIED RETIREMENT PLANS.”). We are no longer accepting Purchase Payments.
You may allocate your investment in the Contract among the Declared Rate Account, Guaranteed Interest Strategies and Indexed Strategies (collectively, the “Allocation Options”). We credit Contract Value allocated to the Declared Rate Account with a rate of interest we declare in advance and which we may change from time to time in our sole discretion. We also credit interest to Contract Value allocated to a Guaranteed Interest Strategy based on a specified rate of interest we declare in advance and guarantee for the one-year term of a Guaranteed Interest Segment. We credit interest to your investment in the Declared Rate Account and the Guaranteed Interest Strategies daily and will not credit a rate of interest for the Declared Rate Account or a Guaranteed Interest Strategy below the minimum rate of interest we identify for that Allocation Option on the Schedule Page of your Contract. See the minimum interest rates set forth in “Declared Rate Account” and “Guaranteed Interest Strategy.” The Contract offers Indexed Strategies that credit interest based in part on the performance of a broad based securities index (an “Index”) for an Indexed Segment over a one-year term.
Interest credited to your investment in the Declared Rate Account will always be positive and is paid by Protective Life and subject to our claims paying ability. We refer to the interest we credit for a Guaranteed Interest Segment or credit or deduct for an Indexed Segment as the Segment Return Amount. The Segment Return Amount for a Guaranteed Interest Segment will always be positive while the Segment Return Amount for an Indexed Segment may be positive or negative. Segment Return Amounts are paid by Protective Life and subject to our claims paying ability. We calculate the Segment Return Amount for an Indexed Segment based on changes in the value of the Index referenced by the Indexed Strategy. Currently the Indexed Strategies calculate interest based on the S&P 500® Price Return Index (“S&P 500 Index”) and the MSCI EAFE Price Return Index (“MSCI EAFE Index”).
We offer Indexed Strategies that differ based on the available Crediting Method and Downside Protection that provide potential for investment gains and limitations on investment losses. A Crediting Method is provided in the form of a Participation Rate and/or a Cap and Downside Protection is provided in the form of a Floor. Each Indexed Strategy is composed of a Floor and Participation Rate and may include a Cap. We will always offer at least one Indexed Strategy with a Floor between 0% and -10%; however, we reserve the right to stop offering other Indexed Strategies.
The Floor establishes a limit on the level of negative Index Performance that may be used to calculate a negative Segment Return Amount that results in a reduction of Segment Value. The Participation Rate is a specified percentage of positive Index Performance used to calculate the Segment Return Amount. The Cap establishes the maximum percentage of positive Index Performance that may be used to calculate the Segment Return Amount for an Indexed Segment.
We establish the Floor, Participation Rate and Cap, if applicable, for an Indexed Segment prior to the Start Date for the Indexed Segment. The Participation Rate and Cap will never be less than the minimum Participation Rate and Cap we establish for each Indexed Strategy with the same Crediting Method and Downside Protection. We guarantee the minimum Caps and Participation Rates for the life of the Contract.
Amounts allocated to any Indexed Strategy will fluctuate in value based on the performance of the Index, Crediting Method and Downside Protection of the Strategy that you select. You may lose money that you allocate to an Indexed Strategy. Depending on the performance of the Index, the Crediting Method, and the Downside Protection of the Strategy you select, such loss may be significant. If you have one or more Indexed Segments and you make a withdrawal from an Indexed Segment or surrender the Contract before the Segment Maturity Date, we will apply an Interim Value calculation, which reflects negative Index Performance between the Start Date and the calculation date but does not take into account positive Index Performance. Positive indexed interest is credited only on a Segment Maturity Date. The Interim Value may be less than the Segment Investment and may be less than the amount you would receive had you held the investment until the Segment Maturity Date. Application of the Interim Value calculation may result in a reduction of the Segment Investment that is significantly larger than the withdrawal amount requested and could result in loss of principal and previously credited interest. Whether the Interim Value calculation is applied to the amount withdrawn or the remaining Segment Investment depends on whether you request a “gross” withdrawal or a “net” withdrawal. For an explanation on how we calculate “gross” withdrawals and “net” withdrawals, see “Withdrawal Value” in the “ACCESSING YOUR MONEY” section.
Withdrawals from the Declared Rate Account, Guaranteed Interest Strategies and Indexed Strategies during withdrawal charge period will be subject to a withdrawal charge and Market Value Adjustment, which may reduce your Contract Value or the amount you receive from the requested withdrawal.
Protective Life Insurance Company is not an investment adviser and does not provide any investment advice to you with respect to the Contract.
You may apply to purchase the Contract through Investment Distributors, Inc. (“IDI”), the principal underwriter for the Contract or other broker-dealers that have entered into a selling agreement with IDI.
This product is a complex insurance and investment vehicle. Before you invest, you should speak with a financial professional about the Contract’s features, benefits, risks and fees and whether the Contract is appropriate for you based on your financial situation and objectives.
DECLARED RATE ACCOUNT

Minimum Guaranteed Interest Rate
1%
GUARANTEED INTEREST STRATEGY

Minimum Guaranteed Interest Rate
1%
INDEXED STRATEGIES

Index	Current Floor	Minimum Participation Rate	Minimum Cap
S&P 500	-5%	100%	2%
S&P 500	-10%	100%	3%
S&P 500	-20%	100%	5%
MSCI EAFE	-5%	100%	2%
MSCI EAFE	-10%	100%	3%
MSCI EAFE	-20%	100%	5%

Key Features of Your Contract
Your Contract	The Contract	The Protective® Market Defender Annuity is a limited flexible premium deferred annuity contract with fixed and index-linked features.

	How to Buy	The Contracts are sold through registered representatives of broker-dealers. Protective Life will issue your Contract when it receives and accepts your complete application information and an initial Purchase Payment through the broker-dealer you have selected. (See “Issuance of a Contract.”)

Purchasing the Contract	Purchase Payment	The minimum initial Purchase Payment is $25,000. The minimum amount of any subsequent Purchase Payment is $5,000. Our prior approval is required for Purchase Payments that total more than $1,000,000. We only accepted Purchase Payments received, or orders initiated, on or before the earlier of (1) the first Contract Anniversary, and (2) the 86th birthday of the oldest Owner or Annuitant. We are no longer accepting Purchase Payments.

	Issue Age	The Contract must be issued before the oldest Owner’s or Annuitant’s 86th birthday.

	Right to Cancel	You have the right to return the Contract within a certain number of days (which varies by state, but is never less than ten) after you receive it. The returned Contract will be treated as if it were never issued, and you will receive a refund of the Contract Value, plus or minus the Market Value Adjustment, in states where permitted. This amount may be more or less than the Purchase Payments. In other states, we refund the amount of your Purchase Payment.

Allocating Your Contract Value	Declared Rate Account	The Declared Rate Account is an account designed to receive and hold Purchase Payments and the Maturity Value of Segments for which we have not received an allocation instruction. The interest rate for the Declared Rate Account is declared in advance, but is not guaranteed for any specific period of time. Please consult your financial advisor for information on the current interest rate for the Declared Rate Account.

	Guaranteed Interest Strategy	Under a Guaranteed Interest Strategy, we credit interest to the Contract Value allocated to a Segment based on a specified rate of interest that we declare in advance and guarantee for the Term of the Segment. For new Segments, we may change the interest rate for each Guaranteed Interest Strategy, subject to the minimum guaranteed interest rate. Please consult your financial advisor for information on the current interest rate for the Guaranteed Interest Strategy.

Indexed Strategy
Under an Indexed Strategy, we credit interest to, or deduct an amount from, a Segment based, in part, upon the performance of one of the market Indices over the Term of the Segment, as described in this Prospectus. The actual amount of the interest credited, or the amount deducted from, an Indexed Segment will depend upon the Crediting Method and Downside Protection that you choose. We offer Crediting Methods in the form of a Participation Rate and/or a Cap and Downside Protection in the form of a Floor. We are currently offering Floor options of -5%, -10%, and -20%. For new Segments, we may change the Floor, Cap or Participation Rate applicable to each Indexed Strategy, subject to the minimum Cap and Participation Rate. We will always offer at least one Indexed Strategy with a Floor between 0% and -10%; however, we reserve the right to stop offering other Indexed Strategies. You can obtain information on the Crediting Methods and Downside Protection associated with each Indexed Strategy the following ways:
•Directly from us by calling 1-800-456-6330;
•On our website at www.myaccount.protective.com; or
•From the financial advisor who sold or services your Contract.

	Term	The one (1) year period from the Start Date to the Maturity Date of a Guaranteed Interest Segment or an Indexed Segment.

	Index	For Indexed Strategies, the current indices we offer are the S&P 500 Price Return Index and the MSCI EAFE Index.

Transfers
At the end of a Segment Term (i.e., following the Maturity Date), you may use all or part of the Maturity Value to establish a new Segment provided you satisfy the requirements for establishing new Segments. You may not transfer any amounts from one Segment to another Segment or to the Declared Rate Account before the Segment Maturity Date.

Determining the Value of Your Contract	Contract Value	On any day before the Annuity Date, the sum of the value in the Declared Rate Account, plus the Segment Values of all the Guaranteed Interest Segments, plus the Segment Values of all the Indexed Segments. Depending upon the date the Contract Value is being determined, the Segment Value of an Indexed Segment can be either its Interim Value or its Maturity Value.

	Interim Value	The value of your Segment Investment allocated to an Indexed Segment after the Segment Start Date but before the Maturity Date. See “Determining the Value of a Segment”. If you have one or more Indexed Segments and you make a withdrawal from an Indexed Segment or surrender the Contract before the Segment Maturity Date, we will apply an Interim Value Calculation, which reflects negative Index Performance between the Start Date and the calculation date but does not take into account positive Index Performance. The Interim Value may be less than the Segment Investment and may be less than the amount you would receive had you held the investment until the Segment Maturity Date. Application of the Interim Value calculation may result in a reduction of the Segment Investment that is significantly larger than the withdrawal amount requested and could result in loss of principal and previously credited interest. Positive indexed interest is credited only on a Segment Maturity Date.

	Maturity Value	The value of your Segment Investment plus or minus your Segment Return Amount on the Segment Maturity Date. For Guaranteed Interest Segments, your Segment Return Amount will depend on the rate of interest we credit for the Term of the Guaranteed Interest Segment. For Indexed Segments, your Segment Return Amount may be positive or negative depending on the value of the relevant Index on the Segment Start Date and the Segment Maturity Date. See “Determining the Value of a Segment”. Because the performance of an Index is calculated on the Segment Maturity Date Segment, you may experience negative Index Performance even if the Index has experienced gains through some, or most, of the Term.

Accessing Your Money	Withdrawals and Surrenders
On or before the Annuity Date, you may request a withdrawal of a portion of your Contract Value or surrender your Contract. The amount of the withdrawal request must be at least $100 and the Contract Value after the withdrawal is processed must be at least $25,000 (not required for withdrawals taken to satisfy federal income tax rules concerning minimum distribution requirements applicable to your Contract).
To determine the Surrender Value of your Contract, we add the values of the Declared Rate Account, Guaranteed Interest Segment Values and the Indexed Segment Values (Interim Value or Maturity Value, as applicable) adjusted for any Market Value Adjustment and any applicable withdrawal charge. We will then apply any applicable premium tax, and any required or requested tax withholding. Withdrawals and surrenders that exceed the Free Withdrawal Amount in the first six (6) Contract Years (the withdrawal charge period) are subject to a withdrawal charge, Market Value Adjustment, and any applicable premium tax. The withdrawal charge percentage is 9% for the first Contract Year and decreases to zero at the end of the withdrawal charge period. During the withdrawal charge period, application of the Market Value Adjustment (MVA) and the withdrawal charge to a withdrawal request that exceeds the Free Withdrawal Amount could reduce the Contract Value to less than the amount protected by any applicable Floor(s).
If you make a withdrawal from a Segment or surrender the Contract before the Maturity Date, we calculate the Interim Value of the Segment(s), which reflects negative Index Performance between the Start Date and the calculation date but does not take into account positive Index Performance. The Interim Value calculation may result in a reduction of the Segment Value and Segment Investment that is significantly larger than the withdrawal amount requested. Withdrawals will reduce the amount of the death benefit. Withdrawals and surrenders may be subject to federal and state income taxes and, if taken before age 59 1/[2], an additional 10% tax.

	Market Value Adjustment	We apply a Market Value Adjustment (“MVA”) when you withdraw all or a portion of your Contract Value, in excess of the Free Withdrawal Amount, during the withdrawal charge period. It can decrease, increase, or have no effect on the amount we deduct from your Contract Value or the amount you receive from your withdrawal request when processing a withdrawal.

Accessing Your Money	Withdrawal Charges and Premium Taxes	We will apply an MVA and assess a withdrawal charge, if you withdraw or surrender all or a portion of your Contract Value from the Contract, in excess of the Free Withdrawal Amount, before the end of the withdrawal charge period. In determining the amount of the withdrawal charge, we multiply the amount of Contract Value withdrawn, in excess of the Free Withdrawal Amount, adjusted by the MVA, by the applicable withdrawal charge percentage. If the MVA is positive, it will increase the amount of the withdrawal charge while a negative MVA will decrease the amount of the withdrawal charge. The maximum withdrawal charge percentage under the Contract is 9%. We will deduct any applicable state premium tax from Purchase Payments or Contract Value if premium taxes apply to your Contract. See “CHARGES AND DEDUCTIONS”. For an example of how we calculate the amount you receive when you make a withdrawal or surrender your Contract during a Segment, see Appendix A to this Prospectus.

Death Benefit
The death benefit included with the Contract is the greater of:
•The value of the Declared Rate Account plus the Segment Value of all the Guaranteed Interest Segments and the Segment Investment of the Indexed Segments (does not include Interim Value); or
•The Contract Value plus the MVA, but only if the MVA would increase the death benefit. The amount of the death benefit is reduced by any applicable premium tax.

Annuitizing Your Contract	Annuity Options	We currently offer the following Annuity Options: (1) payments for a certain period or (2) life income with or without payments for a certain period for one or two Annuitants.
Risk Factors
Your Contract has various risks associated with it. We list these risk factors below, as well as other important information you should know before purchasing a Contract.
•Liquidity Risk — The Contract is intended to be a long-term investment that you may use to help save for retirement; it is not designed for short-term investing. While you are always permitted to take withdrawals or surrender the Contract at any time, a surrender or withdrawal in excess of the Free Withdrawal Amount at any time during the withdrawal charge period is subject to a withdrawal charge and, if applicable, a Market Value Adjustment. A withdrawal or surrender may also be subject to federal and state income taxes and, if taken before age 59 1/2, an additional 10% tax.
•Risk of Loss — There is a risk of substantial loss of your Segment Investment depending upon the Indexed Strategy(ies) to which you allocated your Contract Value. Negative Index Performance may cause your Segment Return Amount to be negative down to the amount of the Floor. If the selected Index related to a Strategy declines, you will bear the portion of the loss down to the amount of the Floor.
For example, assume on a Segment Start Date you invest $10,000 in an S&P 500 Indexed Strategy with a -10%     Floor. On the Maturity Date, the S&P 500 Index is down -15%. As a result, your Segment Investment will be reduced by 10% and will have a Maturity Value of $9,000.
If you make a withdrawal from a Segment or surrender the Contract before the Segment Maturity Date, we calculate the Interim Value of the Segment(s). In addition, withdrawals and surrenders during the withdrawal charge period, which is the first six (6) Contract Years, are subject to a withdrawal charge and Market Value Adjustment. You may lose principal and previously credited interest when we calculate the Interim Value and apply the MVA and withdrawal charge, even if Index Performance has been positive. In an increasing interest rate environment, the MVA could reduce the amount received to less than the protection provided by the Floor.

•Limitation on Allocations among Strategies — You may re-allocate your Contract Value among available Indexed Strategies and Guaranteed Interest Strategies only if the Segment Maturity Date occurs before the Annuity Date. For new Segments, we may change the Floor, Cap or Participation Rate applicable to each Indexed Strategy and the interest rate for each Guaranteed Interest Strategy. Not less than 30 days before the Maturity Date for a Segment, we will advise you of the upcoming Maturity Date and you may provide us instructions for allocation of the Maturity Value. The notice we send will include a description of the maturing Segment’s Strategy, Term, Crediting Method and Downside Protection and how to obtain information on the interest rate for the Guaranteed Interest Strategy and the Crediting Method(s) and Downside Protection for each Indexed Strategy that will be offered on the upcoming Segment Start Date. Because the notice will be sent to you well in advance of the Maturity Date, the notice will not include the Maturity Value for the Segment nor will it provide information on the Strategies that will be offered at that time. On the Start Date, the Company will establish new Segments that you can invest in by allocating Purchase Payments made during the first Contract Year, by allocating balances in the Declared Rate Account, or by allocating Maturity Value from a maturing Segment. Two weeks prior to these Segment Start Dates, the Company will declare the interest rate for the Guaranteed Interest Strategy and the Crediting Method(s) and Downside Protection for each Indexed Strategy that will be offered on the upcoming Segment Start Date. You may obtain this information the following ways:
•Directly from us by calling 1-800-456-6330;
•On our website at www.myaccount.protective.com; or
•From the financial advisor who sold or services your Contract.
Some Indexed Strategies may not be offered in the future, and you assume the risk that the new Floor, Cap and Participation Rate for each Indexed Strategy and interest rate for each Guaranteed Interest Strategy may be less favorable than the Floor, Participation Rate and Cap, if applicable, or interest rate under your current Segment. You will have the choice of allocating your Contract Value to the Guaranteed Interest Strategy with the new interest rate or an Indexed Strategy with the new Participation Rate, Cap, if applicable, and Floor with the same Index or a different Index. If you do not inform us that you want to move your Contract Value to a Strategy, either through previously established automatic renewal instructions or new allocation instructions, we will allocate your Contract Value to the Declared Rate Account. If you choose to make a withdrawal or surrender your Contract, an MVA and withdrawal charge may apply.
•Strategy Discontinuation — We will always offer a Guaranteed Interest Strategy and at least one Indexed Strategy with a Floor between 0% and -10%. However, we reserve the right to stop offering other Indexed Strategies. We regularly monitor the performance of each of the Strategies. From time to time, it may become necessary to cease offering a particular Indexed Strategy for new Segments completely or temporarily. We reserve the right to discontinue making available new Segments of certain Indexed Strategies when our ability to offer those Indexed Strategies has been reduced due to changes in external forces such as the economic environment or actions taken by competitors. We may also discontinue a particular Indexed Strategy if there is insufficient volume to justify the continuation. If you instructed us to allocate an amount to a particular Indexed Strategy for an upcoming Segment Start Date, and we do not offer that Indexed Strategy on the Segment Start Date, that amount will either remain in or be transferred to the Declared Rate Account. You will be notified in writing that this has occurred, and provided the opportunity to reallocate the amount on the next Segment Start Date to the then available Strategies. The amount you instructed us to allocate to that particular (no longer available) Indexed Strategy will remain in the Declared Rate Account until you provide us new allocation instructions. It is important to note that we will not discontinue a Segment once it has begun.
•Risks Associated with the Reference Indices — Because the S&P 500® Price Return Index and the MSCI EAFE Price Return Index are each comprised of a collection of equity securities, in each case the value of the component securities is subject to market risk, or the risk that market fluctuations may cause the value of the component securities to go up or down, sometimes rapidly and unpredictably. In addition, the value of equity securities may decline for reasons directly related to the issuers of the securities. These market fluctuations may cause losses in Indexed Strategies. The S&P 500 Index and the MSCI EAFE Index are both “price return” indexes and do not reflect dividends paid on the securities comprising the Index, and therefore the Index Performance under the Contract does not reflect the full investment performance of those securities.
In recent years, the financial markets have experienced periods of significant volatility and negative returns, contributing to an uncertain and evolving economic environment. The performance of the markets has been impacted by several interrelating factors such as, but not limited to, the COVID-19 pandemic, geopolitical turmoil, rising inflation, fluctuating interest rates, and actions by governmental authorities. These market conditions have impacted the performance of the indexes to which the Strategies are linked. It is not possible to predict future performance of the markets. Depending on your individual circumstances (e.g., your selected Strategies and the timing of any transfer or withdrawal), you may experience (perhaps significant) negative returns under the Contract, including the application of a negative MVA in the case of a withdrawal or surrender. You should consult with a financial professional about how recent market conditions may impact your future investment decisions related to the Contract, such as purchasing the Contract or making transfers or withdrawals, based on your individual circumstances.
S&P 500® Index. The S&P 500® Index is comprised of equity securities issued by large-capitalization U.S. companies. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and also may not be able to attain the high growth rate of successful smaller companies, especially during periods of economic expansion.
MSCI EAFE Index. MSCI EAFE Index is an equity index that captures large and mid-cap representation across developed markets countries around the world. The securities comprising the MSCI EAFE Index are subject to the risks related to investments in foreign markets (e.g., increased price volatility; changing currency exchange rates; and greater political, regulatory, and economic uncertainty). The MSCI EAFE Index is an unmanaged, capitalization-weighted index of companies representing the stock markets of Europe, Australasia and the Far East. It is designed to measure the equity market performance of developed markets, excluding the United States and Canada. The MSCI EAFE Index used in the Contract is expressed in U.S. dollars, and therefore takes into account the performance of the local currency (or currencies) relative to the dollar. In general, foreign markets may be less liquid, more volatile and subject to less government supervision than domestic markets.
See Appendix C for important information regarding the publishers of the Indices.
Note: When you purchase the Contract, you are not investing in a securities index or buying shares of stock.
•Risk That We May Eliminate or Substitute an Index — There is no guarantee that an Index will be available during the entire time you own your Contract. We may eliminate or substitute an Index if there is a significant change in the calculation or composition of the Index, the cost to license, the cost to support Indexed Strategies tied to the Index, requirements set forth by distribution partners, or the Index is discontinued or otherwise becomes unavailable. If we substitute the Index, the performance of the new Index may differ from the original Index. This, in turn, may affect the Index Interest you earn and affect how you want to allocate Contract Value among the available Strategies. We will not substitute the Index until the new Index has been approved by the appropriate insurance regulatory authority. Upon substitution of an Index during the term, we will calculate your Index Performance on the replaced Index up until the date of substitution and the substitute Index from the date of substitution to the Segment Maturity Date or the date we calculate a request for a withdrawal or surrender. An Index substitution will not change the Crediting Method or Downside Protection for an existing Indexed Segment. The performance of the new Index may not be as good as the one that it replaced and as a result your Index Performance may have been better if there had been no substitution. See Appendix B for an Index Substitution example. If we substitute the Index and you do not wish to allocate your Contract Value to the Strategies available under the Contract, you may surrender your Contract, but you may be subject to a withdrawal charge and an MVA, which may result in a loss of principal and previously credited interest. A surrender may also be subject to federal and state income taxes and, if taken before age 59 1/2, an additional 10% tax.
•Creditor and Solvency Risk — Our general account assets support the guarantees under the Contract and are subject to the claims of our creditors. As such, the guarantees under the Contract are subject to our financial strength and claims-paying ability, and therefore, to the risk that we may default on those guarantees. You need to consider our financial strength and claims-paying ability in meeting the guarantees under the Contract. You may obtain information on our financial condition by reviewing our financial statements. Our statutory financial statements and information concerning our business and operations is included later in this Prospectus.
•Business Disruption and Cyber-Security Risks - We rely heavily on interconnected computer systems and digital data to conduct our business activities. Our annuity business is highly dependent upon the effective operation of our computer systems and those of our business partners, so that our business is vulnerable to disruptions from utility outages, and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions), and cyber-attacks. These risks include, among other things, the loss, theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service on our website and other operational disruption and unauthorized release of confidential Owner information. Systems failures and cyber-attacks affecting us, intermediaries and other affiliated or third-party service providers may adversely affect us and your Contract Value. For instance, cyber-attacks may interfere with our processing of Contract transactions, impact our ability to calculate Contract Value, cause the release and possible destruction of confidential Owner or business information, impede order processing, subject us and/or our service providers and intermediaries to litigation, regulatory fines and financial losses and/or cause reputational damage. These risks may also impact the issuers of securities that compose the Indices, which may negatively impact the Index Performance and the value of the Indexed Accounts. The risk of cyberattacks may be higher during periods of geopolitical turmoil. There can be no assurance that we or our service providers will avoid losses affecting your Contract due to cyber-attacks or information security breaches in the future.
We are also exposed to risks related to natural and man-made disasters, such as storms, fires, floods, earthquakes, epidemics, pandemics (such as COVID-19), malicious acts, and terrorist acts, which could adversely affect our ability to conduct business. A natural or man-made disaster, including a pandemic (such as COVID-19), could affect the ability, or willingness, of our workforce and employees of service providers and third party administrators to perform their job responsibilities. Disasters may negatively affect the computer and other systems on which we rely and may interfere with our processing of Contract-related transactions, including processing of orders from Owners, impact our ability to calculate Contract Value, or have other possible negative impacts. These events may also impact the issuers of securities that compose the Indices, which may negatively impact the Index Performance and the value of the Indexed Accounts. There can be no assurance that we or our service providers will avoid losses affecting your Contract due to a natural or man-made disaster.
Other Important Information You Should Know
•No Ownership Rights — You have no ownership rights in the underlying stocks comprising the Index. Purchasing the Contract is not equivalent to investing in the underlying stocks comprising the Index and you do not have any ownership interest or rights arising from the underlying stocks comprising the Index, such as voting rights, dividend payments, or other distributions. Further, if the performance of an Index is greater than your applicable Cap, the Segment Return Amount that you receive may be lower than the gain you would have received on an investment in a mutual fund or exchange traded fund designed to track the performance of the selected Index.
•No Affiliation with Index or Underlying Stocks — We are not affiliated with the sponsor of the Index or the underlying stocks comprising that Index. Consequently, the Index and the issuers of the underlying stocks comprising the Index have no involvement with the Contract.

•Possible Tax Law Changes — There always is the possibility that the tax treatment of the Contract could change by legislation or otherwise. We have the right to modify the Contract in response to legislative changes that could diminish the favorable tax treatment that Owners receive. You should consult a tax adviser with respect to legislative developments and their effect on the Contract.

HOW YOUR CONTRACT WORKS
Purchasing the Contract
Purchase Payments
We are no longer accepting Purchase Payments. The information provided in this section is for informational purposes only. The minimum initial Purchase Payment is $25,000. The minimum subsequent Purchase Payment is $5,000. Initial and subsequent Purchase Payments are payable at our Administrative Office. We may amend this minimum subsequent Purchase Payment amount at any time. You may make Purchase Payments by check payable to Protective Life Insurance Company or by any other method we deem acceptable. All Purchase Payments will be allocated to the Declared Rate Account or transferred into one or more Segments in accordance with your allocation instructions. See “Allocation of Purchase Payments.” Under certain circumstances, we may be required by law to reject a Purchase Payment.
We will only accept Purchase Payments that we receive, or orders that are initiated, on or before the earlier of (1) the first Contract Anniversary, and (2) the 86th birthday of the oldest Owner or Annuitant. An order is initiated when you or your financial adviser submit an electronic ticket order for a Purchase Payment(s) or signed forms requesting the transfer or exchange of assets from another account or insurance contract.
Protective Life retains the right to limit the maximum aggregate Purchase Payments that can be made without prior Administrative Office approval. This amount is currently $1,000,000. We may impose conditions for our acceptance of aggregate Purchase Payments greater than $1,000,000.
We reserve the right to limit, suspend, or reject any Purchase Payment at any time. We may also limit the available Allocation Options, following written notice to Contract Owners. We may do so for all Contracts or only certain classes of Contracts.
Because of limitations that we impose or may impose on your ability to make subsequent Purchase Payments, including our refusal to accept subsequent Purchase Payments on or after the first Contract Year, you may be unable to, or limited in your ability to, increase your Contract Value (and therefore the Death Benefit payable under the Contract) through subsequent Purchase Payments. In evaluating the purchase of a Qualified Contract, purchasers should take into consideration that they will not be able to make annual contributions to the Qualified Contract because Purchase Payments are not permitted after the first Contract Anniversary and Protective Life reserves the right to limit, suspend or reject any Purchase Payment at any time. You should consult with your financial advisor prior to purchasing the Contract.
Parties to the Contract
Owner
The Owner is the person or persons who own the Contract and is entitled to exercise all rights and privileges provided in the Contract. Two persons may own the Contract together. In the case of two Owners, provisions relating to action by the Owner means both Owners acting together. However, Protective Life may accept instructions from one Owner on behalf of both Owners. Protective Life will only issue a Contract prior to each Owner’s 86th birthday. Individuals as well as nonnatural persons, such as corporations or trusts, may be Owners. In the case of Owners who are nonnatural persons, age restrictions apply to the Annuitant.
The Owner of this Contract may be changed by Written Notice provided:
(1)each new Owner’s 86th birthday is after the Issue Date; and
(2)each new Owner’s 95th birthday is on or after the Annuity Date.
Naming a nonnatural person as an Owner or changing the Owner may result in a tax liability. See “Taxation of Annuities in General.”

Beneficiary
The Beneficiary is the person or persons who may receive the benefits of this Contract upon the death of any Owner.
Primary — The Primary Beneficiary is the surviving Owner, if any. If there is no surviving Owner, the Primary Beneficiary is the person or persons designated by the Owner and named in our records.
Contingent — The Contingent Beneficiary is the person or persons designated by the Owner and named in our records to be Beneficiary if the Primary Beneficiary is not living at the time of the Owner’s death.
If no Beneficiary designation is in effect or if no Beneficiary is living at the time of an Owner’s death, the Beneficiary will be the estate of the deceased Owner. If any Owner dies on or after the Annuity Date, the Beneficiary will become the new Owner.
Unless designated irrevocably, the Owner may change the Beneficiary by Written Notice prior to the death of any Owner. An irrevocable Beneficiary is one whose written consent is needed before the Owner can change the Beneficiary designation or exercise certain other rights. In the case of certain Qualified Contracts, Treasury Department regulations prescribe certain limitations on the designation of a Beneficiary.
Annuitant
The Annuitant is the person or persons on whose life annuity income payments may be based. The first Owner shown on the application for the Contract is the Annuitant unless the Owner designates another person as the Annuitant. The Contract must be issued prior to the Annuitant’s 86th birthday. If the Annuitant is not an Owner and dies before the Annuity Date, the Owner will become the new Annuitant unless the Owner designates otherwise. However, if the Owner is a nonnatural person, the death of the Annuitant will be treated as the death of the Owner.
The Owner may change the Annuitant by Written Notice prior to the Annuity Date. However, if any Owner is not a natural person, then the Annuitant may not be changed. The new Annuitant’s 95th birthday must be on or after the Annuity Date in effect when the change of Annuitant is requested.
Payee
The Payee is the person or persons designated by the Owner to receive the annuity income payments under the Contract. The Annuitant is the Payee unless the Owner designates another party as the Payee. The Owner may change the Payee at any time.
Issuance of a Contract
To purchase a Contract, you must submit certain application information and an initial Purchase Payment to Protective Life through a licensed representative of Protective Life. Any such licensed representative must also be a registered representative of a broker/dealer having a distribution agreement with Investment Distributors, Inc. Protective Life reserves the right to accept or decline a request to issue a Contract. Contracts may be sold to or in connection with retirement plans which do not qualify for special tax treatment as well as retirement plans that qualify for special tax treatment under the Code.
If the necessary application information for a Contract accompanies the initial Purchase Payment, we will issue the Contract. If we do not receive the necessary application information, Protective Life will retain the Purchase Payment for up to five business days while it attempts to complete the information. If the necessary application information is not complete after five business days, Protective Life will inform the applicant of the reason for the delay and return the initial Purchase Payment immediately unless the applicant specifically consents to Protective Life retaining it until the information is complete. Once the information is complete, we will issue the Contract. We do not require allocation instructions for your application to be complete. If you provide allocation instructions with your application, we will apply the initial Purchase Payment in accordance with your allocation instructions subject to the availability and restrictions of your Allocation Options. If you do not provide us with allocation instructions, your application may still be complete, and we will allocate your entire Purchase Payment to the Declared Rate

Account. You may transmit information necessary to complete an application to Protective Life by telephone, facsimile, or electronic media.
Right to Cancel
If for any reason you are not satisfied with your Contract, you have the right to return the Contract within a certain number of days, which is at least ten, after you receive it, along with a written cancellation request, to our Administrative Office or the financial advisor who sold it. If state law requires, this “free look” period may be longer than 10 days.
Generally, if you cancel your Contract during your “free look” period, we will not assess a withdrawal charge and your refund will equal whatever your Contract Value is, plus or minus the Market Value Adjustment, on the day that we receive your Contract cancellation request.
Some states, however, require that we refund the full amount of your Purchase Payment (not reflecting investment gain or loss). In addition, in some states, the amount of your refund (either your Contract Value or the full amount of your Purchase Payments), and the length of your “free look” period, depend on whether you purchased the Contract as a replacement. Other material state variations may apply. See Appendix D for information on material state variations. State variations are identified in a special contract form used in that state. If you would like to review a copy of the contract form for your particular state, contact our Customer Service at 1-800-456-6330 or your financial representative.
For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your Purchase Payment. For individual retirement annuities and Contracts issued in states where, upon cancellation, we return at least your Purchase Payments, we reserve the right to allocate all or a portion of your initial Purchase Payment (and any subsequent Purchase Payments) to the Declared Rate Account during the “free look” period. After the expiration of the “free look” period, we will allocate your Purchase Payments according to your allocation instructions on the next Segment Start Date.
We may require that you wait six months before you may apply for a Contract with us again if:
•you cancel your Contract during the free look period; or
•you change your mind before you receive your Contract whether we have received your Purchase Payment or not.
Please see “Federal Tax Matters” later in this Prospectus for possible consequences of cancelling your Contract. Our Administrative Office, or your financial professional, can provide you with the cancellation instructions.
Use of the Contract in Qualified Plans
You may purchase the Contract on a non-qualified basis. You may also purchase it for use within certain qualified retirement plans or in connection with other employee benefit plans or arrangements that receive favorable tax treatment. Such qualified plans include individual retirement accounts and individual retirement annuities (IRAs), and pension and profit sharing plans (including H.R. 10 Plans). Many of these qualified plans, including IRAs, provide the same type of tax deferral as provided by the Contract. The Contract, however, provides benefits and features not provided by such retirement plans and employee benefit plans or arrangements alone. There may be costs and expenses under the Contract related to these benefits and features. You should consult a qualified tax and/or financial adviser regarding the use of the Contract within a Qualified Plan or in connection with other employee benefit plans or arrangements. You should carefully consider the benefits and features provided by the Contract in relation to their costs as they apply to your particular situation (See “Qualified Retirement Plans.”)
Allocating your Purchase Payments
You may allocate your Purchase Payments to the Declared Rate Account or one or more Strategies. The total number of Segments that may be active under a Contract at any time is 100. Allocations must be in dollars or whole percentages.

We do not require allocation instructions for your application to be complete, but an Owner may indicate in the application how their initial Purchase Payment is to be allocated among the Allocation Options. The default Allocation Option is the Declared Rate Account. If you have not provided us instructions to allocate all or a portion of your Purchase Payments to a Strategy, we will allocate all or that portion of your Purchase Payments to the Declared Rate Account. You must provide us new allocation instructions for any subsequent Purchase Payments, otherwise your Purchase Payments will be allocated to the Declared Rate Account.
The Contract is between you and Protective Life. The Contract is not an investment advisory account, and Protective Life is not providing any investment advice or managing the allocations under your Contract. In the absence of a specific written arrangement to the contrary, you, as the owner of the Contract, have the sole authority to make investment allocations and other decisions under the Contract.
Owners may change allocation instructions by Written Notice at any time. Owners may also change instructions by telephone, facsimile, automated telephone system or via the Internet at www.protective.com (“non-written instructions”). For non-written instructions regarding allocations, we may require a form of personal identification prior to acting on instructions and we will record any telephone voice instructions. If we follow these procedures, we will not be liable for any losses due to unauthorized or fraudulent instructions. We reserve the right to limit or eliminate any of these non-written communication methods for any Contract at any time for any reason.
Declared Rate Account
The default Allocation Option is the Declared Rate Account. You may choose to allocate all or a portion of your Purchase Payments or the Maturity Value of Segments to the Declared Rate Account. If you have not provided us instructions to allocate all or a portion of your Purchase Payments to a Strategy, we will allocate all or that portion of your Purchase Payments to the Declared Rate Account. Likewise, if you have not instructed us to allocate the Maturity Value of Segments to a new Strategy, we will allocate the Maturity Value to the Declared Rate Account. Amounts applied to the Declared Rate Account remain there until you instruct us otherwise. We will not declare an interest rate for the Declared Rate Account less than a minimum interest rate of 1%. The minimum interest rate may be higher in some states. Please consult your financial advisor for information on the current interest rate for the Declared Rate Account.
You can request to transfer amounts from the Declared Rate Account to any of the available Segments at any time up to the close of business on the day the Segment starts.
The interest rate for the Declared Rate Account is declared in advance, but is not guaranteed for any specific period of time. Generally, we review and declare the interest rate for this account at certain intervals — for example: every two weeks — but we reserve the right to declare a new interest rate at any time, and without any prior notice to you.
Interest rates for the Declared Rate Account have an effective date — the date on which the rate takes effect. The effective date will not be earlier than the day immediately following the day on which the rate is declared, but it may be later. On and after each effective date, that rate applies to the entire Declared Rate Account, and remains in effect until we set a different rate.
Because only one interest rate applies to the entire Declared Rate Account at any particular time, we do not establish discrete segments in the Declared Rate Account and it is not treated as a Strategy.
Prior to the Annuity Date the Declared Rate Account Value is equal to:
•Aggregate amounts applied to the Declared Rate Account since the Issue Date; plus,
•Aggregate interest credited to the Declared Rate Account since the Issue Date; minus,
•Amounts transferred from the Declared Rate Account to establish Segments; minus,
•Aggregate amounts deducted from the Declared Rate Account to satisfy prior withdrawal requests (including applicable withdrawal charges and Market Value Adjustment, if any).

Strategies
The Contract offers two types of Strategies for allocating your Contract Value: (1) Guaranteed Interest Strategies and (2) Indexed Strategies. You may invest in a Strategy only on Segment Start Dates, which occur twice each month, by allocating Purchase Payments made during the first Contract Year, by allocating balances in the Declared Rate Account, or by allocating Maturity Value from a maturing Segment.
On the Start Date, the Company will establish new Segments. Two weeks prior to these Segment Start Dates, the Company will declare the interest rate for the Guaranteed Interest Strategy and the Crediting Method(s) and Downside Protection for each Indexed Strategy that will be offered on the upcoming Segment Start Date. You may obtain this information the following ways:
•Directly from us by calling 1-800-456-6330;
•On our website at www.myaccount.protective.com; or
•From the financial advisor who sold or services your Contract.
Note: We will always offer at least one Indexed Strategy with a Floor between 0% and -10%; however, we reserve the right to stop offering other Indexed Strategies. If we decline to offer a particular Strategy on a Segment Start Date, it will not impact any Segments previously established.
Guaranteed Interest Strategy
We will declare a credited rate of interest for each Segment under the Guaranteed Interest Strategy, but the minimum interest rate will not be less than 1%. The credited rate of interest is declared in advance and established on the Start Date and will not change during the Term of the Segment. For each Guaranteed Interest Segment, interest will be credited daily from the Start Date to the Maturity Date. Please consult your financial advisor for information on the current rates of interest we credit.
Indexed Strategies
The Indexed Strategies credit interest based in part on the performance of an Index. Investments in Indexed Strategies are not investments in the securities markets, or in underlying mutual funds sometimes known as “index funds.”
Index Performance
Index Performance is the measure of the percentage increase or decrease in the reference Index between two points in time. For Indexed Segments, we calculate the Index Performance on each Business Day for purposes of determining the Segment Value and your Contract Value; however, Index Performance is only applied on the Maturity Date of a Segment, or the date you make a withdrawal from a Segment before its Maturity Date. That is, we credit interest resulting from positive Index Performance only on the Segment Maturity Date. On the other hand, we deduct amounts resulting from negative Index Performance on the Segment Maturity Date or the date we calculate a withdrawal or surrender because the Interim Value calculation reflects negative Index Performance but does not take into account positive Index Performance.
Crediting Methods
Each Indexed Strategy will have a Crediting Method that we apply to your Segment Investment to determine your Maturity Value on the Segment Maturity Date. The Crediting Method for each Indexed Strategy will not change during the Term of the Segment. The Crediting Methods we offer include a Participation Rate and may include a Cap and are described in the table below. The Participation Rate may be greater than but will never be less than 100% (the minimum Participation Rate). The Cap, if applicable to the Indexed Strategy, will place a limit on the positive performance of the reference Index that we will use to calculate the return for any Indexed Strategy, and, in turn, limit the amount that may be credited to the investment in an Indexed Segment.

Participation Rate	A Participation Rate is a specified percentage of Index Performance that we use to calculate the Segment Return Amount. The Participation Rate may be greater than but will never be less than the minimum Participation Rate, which is 100%. The Participation Rate only applies to positive Index Performance.

Cap	The Cap is the maximum percentage of positive Index Performance that may be used to calculate the Segment Return Amount for an Indexed Segment. The Cap for our currently offered Index Strategies will never be less than the minimum Cap we identify in the chart in the Summary section of this Prospectus and on the Schedule Page of your Contract, but the minimum Cap for any Indexed Strategy offered under this Contract will not be less than 1%, regardless of the Participation Rate or Downside Protection. On the Maturity Date, the positive Index Performance used to calculate the Segment Return Amount for an Indexed Segment would be the lesser of the actual positive percentage change in the value of the Index over the Term for the Segment or the Cap.
Please consult your financial advisor for information on current Participation Rates and Caps.
The following three examples demonstrate three potential Crediting Method combinations. Assume you invested in an S&P 500 Indexed Segment with a Floor of -10% and a Segment Investment on the Maturity Date of $10,000. Only positive Index Performance is illustrated, as the Cap only applies to positive performance.

Example 1: 12% Cap and 100% Participation Rate
		Formula
S&P 500 Index Performance =	15%
Credited Rate of Interest =	12%	(lesser of [Cap (12%)] or [Participation Rate (100%) x Index Performance (15%)])
Segment Return Amount =	$1,200	($10,000 x [Cap (12%)])
Segment Maturity Value =	$11,200	($10,000 + $1,200)

Example 2: No Cap and 120% Participation Rate
		Formula
S&P 500 Index Performance =	15%
Credited Rate of Interest =	18%	[Participation Rate (120%) x Index Performance (15%)]
Segment Return Amount =	$1,800	($10,000 x [Participation Rate (120%) x 15%])
Segment Maturity Value =	$11,800	($10,000 + $1,800)

Example 3: 12% Cap and 120% Participation Rate
		Formula
S&P 500 Index Performance =	15%
Credited Rate of Interest =	12%	(lesser of [Cap (12%)] or [Participation Rate (120%) x Index Performance (15%)])
Segment Return Amount =	$1,200	($10,000 x [Cap (12%)])
Segment Maturity Value =	$11,200	($10,000 + $1,200)

Downside Protection
Each Indexed Strategy will have Downside Protection that will not change during the Term of the Indexed Segment. The Downside Protection we offer is described in the table below.

Floor	The Floor is a limit on negative Index Performance that results in a reduction of the Segment Value. The Floor is the maximum percentage loss you can experience over the Segment Term, even if negative Index Performance falls below the Floor. We are currently offering Floor options of -5%, -10%, and -20%.
For example, a Strategy could be the S&P 500/-10% Floor/100% Participation Rate/12% Cap. We will measure the performance of the S&P 500 for the Term beginning on the Segment Start Date. If the Index performs positively during the Term, your Segment Return Amount on the Maturity Date could be as much as 12% for that Term. If the Index performs negatively during this period, on the Maturity Date you will be protected from any Index decline greater than 10 percent. Please note, Strategies with greater Downside Protection tend to have lower Caps and Participation Rates than Strategies with less Downside Protection.
Suspension or Termination of an Indexed Strategy
We reserve the right to suspend or terminate a particular Indexed Strategy at any time. If an Indexed Strategy is suspended or terminated, the Contract Value (or Maturity Value for maturing Segments) designated to be transferred to new Segments in the suspended or terminated Indexed Strategy(ies) will remain in the Declared Rate Account (or transferred into the Declared Rate Account for maturing Segments) until you choose to open a Segment(s) in a currently available Indexed Strategy or you withdraw the Contract Value from the Declared Rate Account. We will provide you written notice when money is not transferred from the Declared Rate Account into a Segment due to the suspension or termination of an Indexed Strategy.
Segments
We establish Segments by allocating Purchase Payments made during the first Contract Year, by allocating balances in the Declared Rate Account, or by allocating Maturity Value from a maturing Segment. Segments allow us to separately track and report the subsequent financial activity associated with each allocation. Every Segment is characterized by:
•the Strategy, including its Crediting Method and Downside Protection;
•the Purchase Payment, Contract Value, or Maturity Value you applied to establish it; and
•the Segment Start Date and Maturity Date.
The time period from the Start Date to the Maturity Date (including both of those days) is the Segment Term. These elements will not change during the Term.
Start Date, Maturity Date and Term
We establish Segments only on a Start Date. Start Dates are the 1st and 3rd Wednesday of each month, unless a scheduled Start Date is not a Business Day (a holiday, for example). In that case, the next Business Day will be the Start Date.
Segments mature on their Maturity Date. A Segment Maturity Date is the 1st or 3rd Wednesday in the month during which the Segment Term ends that corresponds to the Wednesday of the same calendar month in which the Term began. If a scheduled Maturity Date is not a Business Day, the next Business Day will be the Segment Maturity Date.
We will always offer Strategies with a one (1) year Term, and may offer other Terms. Note, however, that while Terms are typically measured in years, they will not correspond to annual calendar dates. So, for example, a one

(1) year Term established on the 3rd Wednesday in January will mature on the 3rd Wednesday in January in the following calendar year. Accordingly, the Term may contain more or less than 365 days.
Establishing a Segment
A Segment may be established by selecting one of the Strategies that we currently offer. You must fund a Segment in order for us to establish it. You may fund Segments with a Purchase Payment, Contract Value in the Declared Rate Account, or all or part of the Maturity Value from maturing Segments.
Because we will only accept Purchase Payments that were initiated on or before the first Contract Anniversary, after the first Contract Anniversary new Segments under the Contract will only be established through the transfer of Contract Value from the Declared Rate Account and the transfer of Maturity Value from maturing Segments.
We will process your allocation instruction to establish a new Segment(s) on the next Start Date after we receive your allocation instruction in good order, including your instruction to allocate Contract Value to establish the Segment(s). You may also cancel or change any existing allocation instructions provided we receive it not later than 4 pm Eastern Time on the Start Date on which the Segment is scheduled to be established.
You may not have more than 100 Segments open at any one time. If, after we were to execute any allocation instruction, your Contract would contain more than 100 Segments, we will consider the allocation instruction to be not in good order. We will not be honor your instruction, but will apply the Contract Value you would have allocated to the Segment to the Declared Rate Account.
We will not establish a Segment if the Maturity Date is later than the Contract’s Annuity Date.
We may change or modify the requirements and restrictions to establish a Segment at any time with advance written notice to you. Any change or modification we make will not affect Segments established before the effective date of the change or modification
You may not use any part of existing Segment Value to establish a new Segment.
If we are unable to establish a Segment according to the allocation instructions you have provided, the amount you intended to fund the Segment will be applied to — or remain in — the Declared Rate Account.
Funding a Segment with a Purchase Payment
If we receive your Purchase Payment and allocation instruction in good order on a date prior to the next scheduled Start Date, we will allocate your Purchase Payment to the Declared Rate Account until the next Schedule Start Date and then allocate your Contract Value in the Declared Rate Account to the Segment(s) on the scheduled Start Date. If we receive your Purchase Payment and allocation instruction in good order on a scheduled Start Date before 4 pm Eastern Time, we will establish the Segment(s) and allocate your Purchase Payment directly to the new Segment(s), unless you instruct us otherwise. If we receive your Purchase Payment and allocation instruction in good order after 4 pm Eastern Time on a scheduled Start Date, we will allocate your Purchase Payment to the Declared Rate Account until the next scheduled Start Date and then allocated your Contract Value in the Declared Rate Account to the Segment(s) on the scheduled Start Date, unless you instruct us otherwise.
Determining the Value of a Segment
Segments using a Guaranteed Interest Strategy (“Guaranteed Interest Segment”)
Crediting Guaranteed Interest — Amounts allocated to a Guaranteed Interest Strategy earn interest daily beginning on the Start Date. We determine and declare a rate of interest in advance of the Start Date and the rate is guaranteed not to change over the Term for the Guaranteed Interest Segment. We credit interest at the end of each Business Day. The interest rate we credit each Business Day is the rate that, when compounded, yields the annual effective interest rate in effect for the Guaranteed Interest Segment. At the end of each Business Day, we multiply the daily interest rate by the Segment Value to determine the dollar amount of the interest credited.

Guaranteed Segment Value — On any day, the Segment Value of a Guaranteed Interest Segment is equal to:
•the Contract Value applied to establish the Segment; plus,
•aggregate interest added since the Segment Start Date; minus,
•Contract Value deducted from the Segment to satisfy prior withdrawal requests (including applicable withdrawal charges and Market Value Adjustments, if any).
Segments using an Indexed Interest Strategy (“Indexed Segment”)
Crediting Indexed Interest — Interest credited to or amounts deducted from Indexed Segments depend, in part, upon the performance of one of the broad-based securities Indices. (See “Indices”.)
We credit interest to an Indexed Segment resulting from positive Index Performance only on the Maturity Date. Therefore, no interest is earned or payable on amounts withdrawn from an Indexed Segment before the Maturity Date.
On the other hand, any negative Index Performance is reflected by the Indexed Segment Value for amounts withdrawn prior to the Maturity Date for an Indexed Segment. (See “Withdrawals” and “Interim Value of an Indexed Segment”")
Index Performance — Index Performance is the measure of the percentage increase or decrease in the reference Index between two points in time. We calculate the Index Performance percentage separately for each Indexed Segment you have established, according to the formula:
Index Performance % = [(IVE – IVS) ÷ IVS] x 100
where,
IVE is the Index Value as of the date the Index Performance is calculated (i.e., the Maturity Date of a Segment, or the date Contract Value is withdrawn from a Segment); and
IVS is the Index Value as of the Segment Start Date.
The Index Value is the closing value of the Index at the end of each Business Day, as determined and published by the compiler of the Index. For any day that is not a Business Day, the Index Value is the closing value of the Index as of the next Business Day.
Because Segment Start Dates and Maturity Dates occur on the same day, the Index Value on a Maturity Date for an existing Segment will be the same as the Index Value of a new Segment established on that date, provided both Segments use the same reference Index.
Maturity Value of an Indexed Segment
We calculate the Maturity Value of an Indexed Segment on the Maturity Date as follows:
•We determine the Index Performance percentage for the Segment using the Index Value on the Maturity Date for IVE in the formula.
•We then apply the Crediting Method or Downside Protection.
◦Crediting Method: If the Index Performance percentage is positive, we credit interest at a rate equal to the lesser of: a) the Index Performance percentage multiplied by the Participation Rate; or, b) the Cap, if applicable.
◦Downside Protection: If the Index Performance percentage is negative, the percentage amount we deduct will equal the smaller of: a) the Index Performance percentage or b) the Floor.

•The percentage derived above from either the Crediting Method or Downside Protection is multiplied by the Segment Investment to determine the actual dollar amount of interest credited or amount deducted. That result is applied to the Segment Investment to arrive at the Segment Maturity Value.
The following examples show how interest is credited or amounts deducted in 4 typical scenarios. In each scenario, assume that you invested $10,000 in an S&P 500 Indexed Strategy with a one (1) Year Term and -10% percent Floor. On the Start Date, the Crediting Method consists of a 13% Cap and a 100% Participation Rate. You do not take any withdrawals.
1.Index Performance percentage is positive and greater than the Cap. If the calculated Index Performance percentage for the S&P 500 Price Return Index is 20% over the Term, we will calculate the Segment Maturity Value as follows:
•The Participation Rate multiplied by the Index Performance percentage (100% x 20% = 20%) is greater than the Cap (13%). Under your chosen Crediting Method, the Segment earns interest at the lower of those two rates. We therefore multiply the Segment Investment by the Cap to determine the interest credited (13% x $10,000 = $1,300). The Maturity Value is the Segment Investment plus the interest earned $10,000 + $1,300 = $11,300.
2.Index Performance percentage is positive, but less than the Cap. If the calculated Index Performance percentage for the S&P 500 Index is 5% over the Term, we will calculate the Segment Maturity Value as follows:
•The Participation Rate multiplied by the Index Performance percentage (100% x 5% = 5%) is less than the Cap (13%). The Segment earns interest at the lower of those two rates. We therefore multiply the Segment Investment by the Index Performance percentage to determine that the interest earned is $500 (5% x $10,000 = $500). The Maturity Value is the Segment Investment plus the interest earned $10,000 + $500 = $10,500.
3.Index Performance percentage is negative, but higher than the Floor. If the calculated Index Performance percentage for the S&P 500 Index is -5% over the Term, we will calculate the Segment Maturity Value as follows:
•Applying the Index Performance percentage (-5%) would result in a smaller reduction in the Segment Investment than the Floor(-10%). We therefore multiply the Segment Investment by the Index Performance to calculate a $500 reduction in the Segment Investment. ($10,000 x -5% = -$500). The Segment Investment is reduced by $500, resulting in a Segment Maturity Value of $9,500.
4.Index Performance percentage is negative and exceeds the Floor. If the calculated Index Performance percentage for the S&P 500 Index is -15% over the Term, we will apply the Downside Protection and calculate the Segment Maturity Value as follows:
•The Index Performance percentage (-15%) results in a greater reduction in the Segment Investment than the Floor(-10%). We therefore multiply the Segment Investment by the Floor to calculate a $1,000 reduction in the Segment Investment. ($10,000 x -10% = -$1,000). The Segment Investment is reduced by $1,000, resulting in a Segment Maturity Value of $9,000.
Because the Index Performance percentage is calculated on the Maturity Date of an Indexed Segment, you may experience negative Index Performance even if the Index has experienced gains through some, or most, of the Term.
Interim Value of an Indexed Segment
The Interim Value of an Indexed Segment is its value on any day other than the Start Date or Maturity Date. The Interim Value is used in two ways:
•To facilitate daily valuation of the Contract for various accounting and reporting purposes.

•To establish the Segment Value as the starting point for a withdrawal or surrender on a Business Day other than the Segment Maturity Date. (See “Effect of a Withdrawal During the Withdrawal Charge Period.”)
The method we use to calculate the Interim Value of a Segment is generally the same method we use to calculate the value of the Segment on the Segment Maturity Date, except we do not take positive Index Performance into account. We start by determining the Index Performance percentage for the Segment on the date of withdrawal or surrender, the calculation date, by measuring the Index Performance from the Start Date to the calculation date. If the Index Performance percentage is positive or zero, the Interim Value will equal the Segment Investment.
If the Index Performance percentage is negative, the percentage amount we deduct from the Segment Investment will equal the greater of: a) the Index Performance percentage or b) the Floor. That percentage would be multiplied by the Segment Investment to determine the actual dollar amount by which the Segment Investment would be reduced to arrive at the Interim Value.
The Interim Value calculation reflects negative Index Performance between the Start Date and the calculation date but does not take into account positive Index Performance. Positive Indexed interest is credited only on a Maturity Date. The Interim Value calculation does not take into account any applicable withdrawal charge or Market Value Adjustment.
The Interim Value of an Indexed Segment will always be equal to or less than your Segment Investment on the calculation date.
The following examples show how we calculate Interim Value. Assume you invest $10,000 in an S&P 500 Indexed Strategy with a one (1) Year Term and -10% Floor. On the Start Date, the Crediting Method consists of a 13% Cap and a 100% Participation Rate. You do not take any withdrawals from the Segment.
1.Index Performance percentage positive (greater than 0%). In this scenario, we disregard the Index Performance. Your Interim Value is equal to your Segment Investment ($10,000).
2.Index Performance percentage is negative, but remains above the Floor. If the calculated Index Performance percentage for the S&P 500 Index is -5% from the Start Date to the calculation date, we will calculate the Interim Value as follows:
•The Index Performance percentage (-5%) would result in a smaller reduction in the Segment Investment than the Floor(-10%). We therefore multiply the Segment Investment by the Index Performance to calculate a $500 reduction in the Segment Investment. ($10,000 x -5% = -$500). The $500 reduction is applied to the Segment Investment for an Interim Value of $9,500.
3.Index Performance percentage is negative and exceeds the Floor. If the calculated Index Performance percentage for the S&P 500 Price Return Index is -15% from the Start Date to the calculation date, we will apply your chosen Downside Protection and calculate the Interim Value as follows:
•The Index Performance percentage (-15%) would result in a greater reduction in the Segment Investment than the Floor(-10%). We therefore multiply the Segment Investment by the Floor to calculate a $1,000 reduction in the Segment Investment. ($10,000 x -10% = -$1,000). We deduct the $1,000 from the Segment Investment, resulting in an Interim Value of $9,000.
If you make a withdrawal from a Segment or surrender the Contract before the Maturity Date, we will apply an Interim Value calculation, which may result in a reduction of the Segment Value and Segment Investment that is significantly larger than the withdrawal amount requested and could result in loss of principal and previously credited interest.
Withdrawals during the middle of a Term reduce the Interim Value on a dollar-for-dollar basis and reduce the Segment Investment by the same proportion that the withdrawal reduces the Interim Value. The reduction in the Segment Investment is allocated on a pro-rata basis among the available Segments. For example, assume you have

Segment Investment of $10,000 in an Indexed Strategy with a -10% Floor and take a withdrawal of $3,600. In this example, assume there are no applicable surrender charges or MVA.
1.The Interim Value is less than the Segment Investment. In this example, Index Performance was negative (-15%) and fell below the Floor on the calculation date. Therefore, you have an Interim Value of $9,000 ($10,000 – the lesser of $1,500 [the -15% index performance x $10,000] or $1,000 [the -10% Floor x $10,000]. The $3,600 withdrawal will reduce the Interim Value dollar-for-dollar (by an amount equal to $3,600). Your Interim Value after the withdrawal is $5,400 ($9,000 – $3,600 = $5,400). The proportion that your withdrawal reduces your Interim Value is 40% ($3,600 / $9,000 = 40%). Your Segment Investment is reduced by that same proportion, which is $4,000 (40% x $10,000). As a result, your Segment Investment after the withdrawal is $6,000 ($10,000 – $4,000 = $6,000).
2.The Interim Value is the same as the Segment Investment. In this example, Index Performance was positive on the calculation date. Therefore, we disregard the Index Performance, and you have an Interim Value of $10,000. The $3,600 withdrawal will reduce the Interim Value dollar-for-dollar (by an amount equal to $3,600). Your Interim Value after the withdrawal is $6,400 ($10,000 – $3,600 = $6,400). The proportion that your withdrawal reduces your Interim Value is 36% ($3,600 / $10,000 = 36%). Your Segment Investment is reduced by that same proportion, which is $3,600 (36% x $10,000). As a result, your Segment Investment after the withdrawal is $6,400 ($10,000 – $3,600 = $6,400).
A withdrawal during the Term will not change the Crediting Method or Downside Protection applicable to the Segment Investment remaining in the Indexed Segment.
A total surrender during the middle of a Term will result in you receiving the Interim Value less any applicable surrender charges and MVA. You will not participate in any positive Index Performance of that segment if you make a total surrender during the middle of a Term. For example, assume you have Segment Investment of $100,000, representing your entire investment in the Contract, in an Indexed Strategy with a -10% Floor and you surrender your Contract. In this example, assume there are no applicable surrender charges or MVA.
1.The Interim Value is below the Segment Investment. In this example, Index Performance was negative (-15%) and fell below the Floor on the calculation date. Therefore, you have an Interim Value of $90,000 ($100,000 – the lesser of $15,000 [the -15% index performance x $100,000] or $10,000 [the -10% Floor x $100,000], and this is the amount you would receive upon surrender.
2.The Interim Value is the same as the Segment Investment. In this example, Index Performance was positive on the calculation date. Therefore, we disregard the Index Performance, and you have an Interim Value of $100,000. This is the amount you would receive upon surrender.
For more examples of how we calculate Interim Value, see Appendix A to this Prospectus.
Segment Transfers and Renewals
Restrictions on Transfers of Segment Value
You may not transfer all or part of the value of an existing Segment during its term to any other existing Segment.
You may not use all or part of the value of an existing Segment to establish a new Segment on any day other than the Maturity Date for the existing Segment.
You may not transfer all or part of the value of an existing Segment to the Declared Rate Account on any day other than the Maturity Date for the existing Segment.
Any instruction from you for any of these transactions will be treated as not in good order and will not be honored.

Transfer of Maturity Value on a Maturity Date
Not less than 30 days before the Maturity Date for a Segment, we will advise you of the upcoming Maturity Date and you may provide us instructions for allocation of the Maturity Value. The notice we send will include a description of the maturing Segment’s Strategy, Term, Crediting Method and Downside Protection. Because the notice will be sent to you well in advance of the Maturity Date, the notice will not include the Maturity Value for the Segment nor will it provide information on the Strategies that will be offered at that time. Two weeks prior to a Segment Maturity Date, you can obtain information about the interest rate for the Guaranteed Interest Strategy and the Crediting Method(s) and Downside Protection for each Indexed Strategy that will be offered on the Segment Start Date occurring on the same day as the upcoming Segment Maturity Date. You may obtain this information the following ways:
•Directly from us by calling 1-800-456-6330;
•On our website at www.myaccount.protective.com; or
•From the financial advisor who sold or services your Contract.
On a Maturity Date, you may transfer all or part of the Maturity Value to the Declared Rate Account, or you may use all or part of the Maturity Value to establish new Segments selected from among the Strategies we offer at that time, provided your allocation instructions conform to the requirements and restrictions in effect at that time. (See “Establishing a Segment”.) We must receive your allocation instructions by 4 PM Eastern on the Maturity Date. If we do not receive instructions by that time, the Maturity Value will be transferred to the Declared Rate Account.
Automatic Segment Renewal
Anytime during a Segment Term, you may instruct us to automatically allocate Maturity Value into a new Segment using the same Strategy, Term, and Downside Protection, if we are offering it at that time. Since the Participation Rate and Caps are guaranteed only for a single Term and are set by us from time to time, the Crediting Method for the renewal Segment may or may not be the same Crediting Method of the maturing Segment.
After we receive an automatic renewal instruction from you, it will remain in effect until you change or cancel it. Like all other allocation instructions, an automatic renewal instruction will be accepted and may be modified or cancelled up to 4 PM Eastern on the Maturity Date. If cancelled, automatic renewals will be terminated as of the date of the request, and you must send a new automatic renewal instruction to begin them again.
If you instructed us to automatically renew a particular Indexed Strategy on a Segment’s Maturity Date, and we do not offer that Indexed Strategy at that time, the Segment’s Maturity Value will be transferred to the Declared Rate Account. You will be notified in writing that this has occurred, and provided the opportunity to reallocate the amount on the next Segment Start Date to the then available Strategies. The Segment Maturity Value you instructed us to allocate to the no longer available Indexed Strategy will remain in the Declared Rate Account until you provide us new allocation instructions.
Effect of an Emergency Close
It is possible that an Index could experience an emergency close on a Business Day, thereby affecting the Index’s ability to publish a price and our ability to mature or start Indexed Segments based on the affected Index. Therefore, if an Index experiences an emergency close and cannot publish any prices, we will delay the Maturity Date or Start Date of all Indexed Segments for the affected Index. If an emergency close occurs on a scheduled Maturity Date, then the Maturity Date for that Segment will be delayed until the next Business Day.

ACCESSING YOUR MONEY
Withdrawals and Surrenders
Anytime on or before the Annuity Date you may request a withdrawal from — or a surrender of — your Contract Value, by Written Notice or any other method we permit at that time. Federal and state income taxes may apply to distributions from the Contract, and a 10% additional tax may apply if the distribution occurs before an Owner’s age 59 1/2. (See “Federal Tax Matters.”)
Requests for a withdrawal or surrender must be by Written Notice, or by any other method we permit at that time. These methods may include facsimile or electronic communications. Provided you have completed our Telephone Authorization form prior to a telephone withdrawal request and we accepted it, you may submit your withdrawal instruction by phone. Currently, we allow an Owner to withdraw up to the lesser of $50,000 or 25% of the Contract Value to be requested by phone. We will require authentication of the Owner’s identity during the call prior to processing a telephone withdrawal request. We may change the requirements for telephone withdrawals or eliminate the privilege completely at any time without prior notice.
If we receive your request for withdrawal or surrender in good order before 4 pm Eastern Time on a Business Day, we will process the request that Business Day. If we receive the request on or after 4 pm Eastern Time on a Business Day, it will be processed the next Business Day.
We typically pay withdrawal and surrender requests within 5 Business Days of the date we receive the request in good order. However, under certain circumstances it may be necessary to delay payment for up to six months, subject to all necessary approvals from the appropriate state insurance regulatory authorities.
Withdrawals and surrenders during the withdrawal charge period that exceed the Free Withdrawal Amount are subject to an MVA and a withdrawal charge. (See “Market Value Adjustment.”)
Free Withdrawal Amount
During the first six (6) Contract Years (the withdrawal charge period), you can withdraw your Contract Value up to the amount of the Free Withdrawal Amount without being subject to an MVA and withdrawal charge. However, withdrawals from an Indexed Segment prior to the Maturity Date would be subject to an Interim Value calculation. Application of the Interim Value calculation may result in a reduction of the Segment Value and Segment Investment that is significantly larger than the withdrawal amount requested. See “Interim Value of an Indexed Segment”.
We calculate the available Free Withdrawal Amount with each withdrawal. It is equal to 10% of the sum of A + B + C, minus the sum of all prior withdrawals that Contract Year, where:
“A” is the Declared Rate Account Value
“B” is the Guaranteed Account Value
“C” is the sum of the Segment Investment of all Indexed Segments
The Free Withdrawal Amount is not cumulative. Any portion of the Free Withdrawal Amount not taken during a Contract Year does not carry forward to future Contract years.
Withdrawals
On or before the Annuity Date, you may request a withdrawal of a portion of your Contract Value, provided:
•the amount you request is at least $100; and
•the Contract Value after the withdrawal is processed is at least $25,000 (not required for withdrawals taken to satisfy federal income tax rules concerning minimum distribution requirements applicable to your Contract).

If any of these requirements is not met, we will treat your withdrawal request as not in good order and will not process the request. If this occurs, we will notify you and provide the opportunity to modify the instruction so the requirements are met.
How Withdrawals are Taken from your Contract Value
Generally, you may tell us how to apportion a withdrawal from the Allocation Options. However, if on the date we process the withdrawal you have Contract Value in the Declared Rate Account, we will first deduct the Contract Value in the Declared Rate Account to pay the withdrawal request. If your Contract Value in the Declared Rate Account is not sufficient to pay the withdrawal request, we will deduct Contract Value from the Segment(s) according to your instructions. If you request a withdrawal on the Maturity Date of a Segment, we will fulfill the withdrawal request first from the Maturity Value of that Segment, and then in the order previously described.
If you do not specify how a withdrawal should be apportioned and your request is otherwise in good order, we will deduct amounts in the following order:
•First, from the Declared Rate Account;
•Next, from the Guaranteed Interest Segment(s) on a “last established-first withdrawn” basis, regardless of the interest rate being applied to the Segment; and
•Finally, from the Indexed Segment(s) on a “last established-first withdrawn” basis, regardless of the Crediting Method and Downside Protection associated with the Segment(s).
If we receive your withdrawal request on a Start Date before 4 pm Eastern Time, the request may prevent us from processing any prior instruction from you to establish a new Segment(s) on that Start Date. If the Contract Value in the Declared Rate Account and any available Maturity Value is not sufficient to fulfill both instructions, we will process the withdrawal request. We will treat the instruction to establish a new Segment(s) as not in good order due to insufficient funds and will not process the request. If this occurs, we will notify you and provide the opportunity to modify the instruction. When your instruction to establish new Segment(s) is in good order, we will execute the instruction on that, or the next available Start Date.
A withdrawal during the Term will not change the Crediting Method or Downside Protection applicable to the Segment Investment remaining in an Indexed Segment.
Surrenders
On or before the Annuity Date, you may request a surrender of your Contract and receive its Surrender Value. If your Contract Value is $50,000 or less, you may request a surrender by telephone if you have previously provided (and we accepted) your written Telephone Authorization form. Unless you instruct us otherwise, we will pay the Surrender Value in a lump sum.
Signature Guarantees
Signature guarantees are required for withdrawals or surrenders of more than $50,000.
Signature guarantees are relied upon as a means of preventing the perpetuation of fraud in financial transactions, including the disbursement of funds or assets from a victim’s account with a financial institution or a provider of financial services. They provide protection to investors by, for example, making it more difficult for a person to take another person’s money by forging a signature on a written request for the disbursement of funds.
An investor can obtain a signature guarantee from more than 7,000 financial institutions across the United States and Canada that participate in a Medallion signature guarantee program. The best source of a signature guarantee is a bank, savings and loan association, brokerage firm, or credit union with which you do business. Guarantor firms may, but frequently do not, charge a fee for their services.

A notary public cannot provide a signature guarantee. Notarization will not substitute for a signature guarantee.
Withdrawal Value
The withdrawal value of any surrender or withdrawal request is calculated by adding the values of the Declared Rate Account, Guaranteed Interest Segments and the Indexed Segments (Interim Value or Maturity Value, as applicable). We then apply any applicable Market Value Adjustment, and subtract any applicable withdrawal charge, premium tax, and any required or requested tax withholding. The amount we will pay you if you request a withdrawal depends on whether you request a “gross” withdrawal or a “net” withdrawal. For a “gross” withdrawal, you instruct us to withdraw a specified amount of Contract Value from your Contract and that amount less the Free Withdrawal Amount will be increased or decreased by the application of any applicable MVA, and then reduced by the applicable withdrawal charge and any required or requested tax withholding, if any. You may receive more or less than the amount of Contract Value you instructed us to withdraw. If an MVA applies to the Contract Value withdrawn less the Free Withdrawal Amount and the MVA is positive and increases that amount, the amount of the withdrawal charge you pay will be higher since the withdrawal charge would apply to both the Contract Value withdrawn less the Free Withdrawal Amount and the increase resulting from application of the MVA. Conversely, if the MVA applied to the Contract Value withdrawn less the Free Withdrawal Amount is negative and lowers that amount, the amount of the withdrawal charge you pay will be lower since the withdrawal charge would apply to an amount that is less than the Contract Value withdrawn less the Free Withdrawal Amount.
For a “net” withdrawal, you instruct us to withdraw a specified amount of Contract Value from your Contract and we will pay you that amount less any required or requested tax withholding. We will apply any applicable MVA and then any applicable withdrawal charge against the Contract Value remaining in your Contract after we process the withdrawal. The MVA would be based on the Contract Value Withdrawn less the Free Withdrawal Amount. If the MVA applied to the Contract Value remaining in your Contract is positive and increases that amount, the amount of the withdrawal charge you pay will be higher since the withdrawal charge would apply to both the Contract Value withdrawn less the Free Withdrawal Amount and the increase resulting from application of the MVA. Conversely, if the MVA applied to the Contract Value remaining in the Contract is negative and lowers that amount, the amount of the withdrawal charge you pay will be lower since the withdrawal charge would apply to an amount less than the Contract Value withdrawn less the Free Withdrawal Amount. See CHARGES AND DEDUCTIONS. For examples of how the MVA can affect the amount you receive for a full surrender or withdrawal requested during the withdrawal charge period, see Appendix A to this Prospectus.
If you make a withdrawal from a Segment or surrender the Contract before the Segment Maturity Date, the Interim Value may be less than the Segment Investment and may be less than the amount you would receive had you held the investment until the Segment Maturity Date. Application of the Interim Value calculation may result in a reduction of the Segment Investment that is significantly larger than the withdrawal amount requested and could result in loss of principal and previously credited interest. In addition, the Interim Value calculation reflects negative Index Performance between the Start Date and the calculation date but does not take into account positive Index Performance.
We will determine the withdrawal value as of the end of the Business Day on during which we receive your request in good order at our Administrative Office. A transaction request will be deemed in good order if the transaction service form is fully and accurately completed and signed by the Owner(s) and received by us at our Administrative Office. A Business Day ends at the close of regular trading on the New York Stock Exchange, which is generally at 4:00 p.m. Eastern Time. We will process any request received at our Administrative Office after the end of a Business Day on the next Business Day.
Surrender and Withdrawal Restrictions
The Owner’s right to make surrenders and withdrawals is subject to any restrictions imposed by applicable law or by the Qualified Contract.

In the case of certain Qualified Plans, federal tax law imposes restrictions on the form and manner in which benefits may be paid. For example, spousal consent may be needed in certain instances before a distribution may be made.
Suspension or Delay in Payments
Payments of a withdrawal or surrender of the Contract Value or death benefit are usually made within seven (7) calendar days. However, we may delay such payment of a withdrawal or surrender of the Contract Value or death benefit if a reference Index is not published or your Purchase Payment check has not cleared your bank.
We may delay payment of a withdrawal or surrender for up to six months where permitted.

DEATH BENEFIT
If any Owner dies before the Annuity Date and while the Contract is in force, we will pay a death benefit, less any applicable premium tax, to the Beneficiary. The death benefit terminates on the Annuity Date.
We calculate the death benefit as of the date we receive proof of death. The death benefit is the greater of (A) or (B), as described below.
(a)The Declared Rate Account value plus the Segment Value(s) of all the Guaranteed Interest Segments plus the Segment Investment(s) of all the Indexed Segments (does not include Interim Value); or
(b)The Contract Value plus the Market Value Adjustment, but only if the Market Value Adjustment increases the death benefit.
Only one death benefit is payable under this Contract, even though the Contract may, in some circumstances, continue beyond an Owner’s death.
We will determine the death benefit as of the end of the Business Day on which we receive at our Administrative Office Due Proof of Death of the Owner, either by certified death certificate or by judicial order from a court of competent jurisdiction or similar tribunal. If we receive Due Proof of Death after the end of the Business Day, we will determine the death benefit on the next Business Day.
If any Owner is not a natural person, the death of the Annuitant is treated as the death of an Owner.
The death benefit provisions of the Contract will be interpreted to comply with the requirements of Section 72(s) of the Code. We reserve the right to endorse the Contract, as necessary, to conform with regulatory requirements. We will send you a copy of any endorsement containing such Contract modifications. In the case of certain Qualified Contracts, Treasury Department regulations prescribe certain limitations on the designation of a Beneficiary. The following discussion generally applies to Qualified Contracts and non-Qualified Contracts, except where noted otherwise. In that regard, the post-death distribution requirements for Qualified Contracts and non-Qualified Contracts are similar, but there are some significant differences. For a discussion of the post-death distribution requirements for Qualified Contracts, see “QUALIFIED RETIREMENT PLANS, Required Minimum Distributions Upon Your Death.”
The death benefit provisions of this Contract shall be interpreted to comply with the requirements of Section 72(s) of the Code in the case of a non-Qualified Contract, and Section 401(a)(9) of the Code in the case of a Qualified Contract. We reserve the right to endorse the Contract, as necessary, to conform with regulatory requirements. We will send you a copy of any endorsement containing such Contact modifications.
Payment of the Death Benefit
The Beneficiary may take the death benefit in one sum immediately, in which event the Contract will terminate. If the death benefit is not taken in one sum immediately, the death benefit will become the new Contract Value as of the end of the Business Day on which we receive Due Proof of Death of the Owner, and the entire interest in the Contract will be transferred to the Declared Rate Account and must be distributed under one of the following options:
(1)The entire interest must be distributed over the life of the Beneficiary, or over a period not extending beyond the life expectancy of the Beneficiary, with distributions beginning within one year of the Owner’s death and subject to certain further limits in the case of a Qualified Contract; or,
(2)The entire interest must be distributed within (i) 5 years of the Owner’s death if the Contract is a Non-Qualified Contract or, in some cases, a Qualified Contract, or (ii) within 10 years of the Owner’s death if the Contract is a Qualified Contract and the 5-year requirement does not apply under applicable federal tax rules.

The tax rules for Qualified Contracts differ in some material respects from the tax rules for Non-Qualified Contracts, including by limiting the types of beneficiaries who can elect option (1) above and the circumstances in which a 5-year or 10-year distribution requirement will apply. See “QUALIFIED RETIREMENT PLANS, Temporary Rules under the CARES Act and Required Minimum Distributions Upon Your Death.”
If there is more than one Beneficiary, the foregoing provisions apply to each Beneficiary individually.
Continuation of the Contract by a Surviving Spouse
In the case of non-Qualified Contracts and Contracts that are individual retirement annuities within the meaning of Code Section 408(b), if the deceased Owner’s spouse is the sole Beneficiary, the surviving spouse may elect, in lieu of receiving a death benefit, to continue the Contract and become the new Owner. This election is only available, however, if the deceased Owner’s spouse’s 86th birthday is after the Issue Date.
If the surviving spouse elects to continue the Contract, no death benefit is paid at that time and the Contract continues in force from the claim date with the surviving spouse as the new Owner. The surviving spouse may select a new Beneficiary to whom the death benefit will be paid upon the surviving spouse’s death. At that time, the Beneficiary may take the death benefit in a lump sum immediately or may elect to have it distributed by one of the two options described in the “Payment of the Death Benefit” section, above.
A Contract may be continued by a surviving spouse only once. This benefit will not be available to any subsequent surviving spouse under the continued Contract.
The rights of a Beneficiary under an annuity contract depend in part upon whether the Beneficiary is recognized as a “spouse” under federal tax law. A Beneficiary who is recognized as a spouse is treated more favorably than a Beneficiary who is not a spouse for federal tax purposes. Specifically, a Beneficiary who is the spouse of the deceased Owner may continue the Contract and become the new Owner, as described above. In contrast, a Beneficiary who is not recognized as a spouse of the deceased Owner generally must surrender the Contract within 5 or 10 years of the Owner’s death, or take distributions from the Contract over the Beneficiary’s life or life expectancy, beginning within one year of the deceased Owner’s death, with the applicable rules different depending on whether the Contract is a Non-Qualified Contract or a Qualified Contract.
U.S. Treasury Department regulations provide that for federal tax purposes, the term “spouse” does not include individuals (whether of the opposite sex or the same sex) who have entered into a registered domestic partnership, civil union, or other similar formal relationship that is not denominated as a marriage under the laws of the state where the relationship was entered into, regardless of domicile. In addition, if the Owner and the Beneficiary are no longer married as of the date of death, such individuals are no longer treated as spouses for federal tax law purposes. As a result, if a Beneficiary of a deceased Owner and the Owner were parties to a civil union or domestic partnership, or if the Beneficiary and the deceased Owner were no longer married as of the date of death, the Beneficiary will be required by federal tax law to take distributions from the Contract in the manner applicable to non-spouse Beneficiaries and will not be able to continue the Contract.
If you have questions concerning your status as a spouse for federal tax purposes and how that status might affect your rights under the Contract, you should consult your legal adviser.
Escheatment of Death Benefit
Every state has unclaimed property laws which generally declare annuity contracts to be abandoned after a period of inactivity of 3 to 5 years from the Contract’s Annuity Date or date the death benefit is due and payable. For example, if the payment of a death benefit has been triggered, but, if after a thorough search, we are still unable to locate the beneficiary of the death benefit, or the beneficiary does not come forward to claim the death benefit in a timely manner, the death benefit will be paid to the abandoned property division or unclaimed property office of the state in which the beneficiary or the Owner last resided, as shown on our books and records, or to our state of domicile. Once the death benefit has been paid or “escheated” to the state, however, your designated beneficiary may submit a claim to the state for payment of those funds. The state is obligated to pay the death benefit (without interest) if your beneficiary steps forward to claim the death benefit with the proper documentation. To prevent such escheatment, it is important that you update your beneficiary designations, including addresses, if and as they change. Such updates should be communicated in writing, by telephone, or other approved electronic means to our Administrative Office.

CHARGES AND DEDUCTIONS
Market Value Adjustment
During the first six (6) Contract Years (the withdrawal charge period), we will apply a “market value adjustment” or “MVA” to any withdrawal or surrender that exceeds the Free Withdrawal Amount. The MVA is based, in part, on the change in market interest rates between the Issue Date and the withdrawal date. We use MVA Rates to measure this change. Application of the MVA to a withdrawal or surrender request that exceeds the Free Withdrawal Amount could reduce the Contract Value or Surrender Value, as applicable to less than the amount protected by the Floor(s). We will only apply the MVA to the death benefit if it would increase the amount of the death benefit. We will not apply the MVA to amounts applied to an Annuity Option on the Annuity Date.
An MVA Rate is a proprietary measure of market interest rates. We use them in the MVA formula, below.
An MVA Rate is identified on each Business Day during the withdrawal charge period. It is the sum of the prior Business Day’s closing values of:
a)the Constant Maturity Treasury Rate for a duration equal to the Contract’s withdrawal charge period; plus,
b)Barclay’s US Long Credit Option Adjusted Spread (“OAS”).
The Constant Maturity Treasury Rate is the yield on actively traded U.S. Treasury securities based on their time to maturity, as obtained by the Federal Reserve Bank of New York. The Barclay’s US Long Credit Option Adjusted Spread is a measure of the average difference between the yield of USD-denominated corporate bonds and U.S. Treasury issues for a similar duration.
Market Value Adjustment Formula
We use the MVA formula in determining the MVA. During the withdrawal charge period, the MVA is an amount by which we adjust either (1) the amount you will receive from a withdrawal or surrender, or (2) the Contract Value remaining in your Contract after we process the withdrawal. For an explanation on how we calculate a “gross” withdrawals and “net” withdrawals, see “Withdrawal Value” in the “ACCESSING YOUR MONEY” section.
Market Value Adjustment = ( I — C ) x ( N/12 ), where
I = the initial MVA Rate (the MVA Rate on the Issue Date)
C = the current MVA Rate as of the withdrawal date
N = the number of complete months remaining in the withdrawal charge period
The result of the MVA formula is a percentage (negative, positive, or zero). That percentage is multiplied by the amount the requested withdrawal or surrender exceeds the available Free Withdrawal Amount to determine the dollar amount of the MVA. Therefore, a negative result from the MVA formula decreases the amount you will receive from a withdrawal or surrender or decreases the Contract Value remaining in your Contract from a withdrawal. Conversely, a positive result from the MVA formula increases the amount you will receive from a withdrawal or surrender or increases the Contract Value remaining in your Contract from a withdrawal. If the MVA is $0, it has no effect on the amount you will receive from a withdrawal or surrender or the Contract Value remaining in your Contract from a withdrawal.
In general, if the Constant Maturity Treasury Rate and Barclay’s US Long Credit Option Adjusted Spread (“OAS”) have increased as of the withdrawal date over their levels on the Issue Date, the MVA will be negative and will decrease the amount you receive from a withdrawal or surrender or the Contract Value remaining in your Contract from a withdrawal. Similarly, if the Constant Maturity Treasury Rate and OAS have decreased as of the withdrawal date from their levels on the Issue Date, the MVA will be positive and will increase the amount you receive from a withdrawal or surrender or the Contract Value remaining in your Contract from a withdrawal.

For examples of how the MVA can affect the amount you receive for a full surrender or withdrawal requested during the withdrawal charge period, see Appendix A to this Prospectus.
Discontinuation of or Substantial Change Elements Used to Determine the MVA Rates: If the Constant Maturity Treasury Rates or Barclay’s US Long Credit OAS are no longer available to us, or if the manner in which they are determined is substantially changed, we will substitute equivalent rates or indices, subject to prior approval by the insurance regulatory authority of the state in which this Contract is delivered. We will send you an endorsement describing the substitution prior to the date it becomes effective.
Withdrawal Charge
We do not deduct any charge for sales expenses from Purchase Payments at the time you make them. However, within certain time limits described below, we deduct a withdrawal charge when you make a surrender or withdrawal before the Annuity Date during the withdrawal charge period. We do not apply the withdrawal charge to the payment of a death benefit or when we apply your Contract Value to an Annuity Option.
Determining the Withdrawal Charge
For surrenders and withdrawals made in the first six (6) Contract Years, we calculate the withdrawal charge in the following manner:
1.We deduct any available Free Withdrawal Amount from the requested withdrawal amount or surrender;
2.We deduct any withdrawal amount in excess of the Free Withdrawal Amount from the Declared Rate Account; and
3.If there are insufficient funds in the Declared Rate Account to satisfy your withdrawal request, we will deduct all or a portion of the remaining amount of the withdrawal according to your instructions, or if you did not provide us with instructions, then from your Contract Value in the Guaranteed Interest Segments. If your Contract Value in the Declared Rate Account and Guaranteed Interest Segments is not sufficient to pay the withdrawal request, we will deduct the balance from your Contract Value in the Indexed Segments. See “How Withdrawals are Taken from Your Contract Value.”
We multiply the sum of amounts in 2. and 3. above by the applicable withdrawal charge percentage identified in the table below to determine the amount of the withdrawal charge. The withdrawal charge is assessed after we apply the MVA. A positive result from the MVA formula increases the amount of the withdrawal charge and a negative result from the MVA formula decreases the amount of the withdrawal charge. If the MVA is $0, it has no effect on the amount of the withdrawal charge.

Number of Full Years Elapsed Between the Contract Issue Date and the Date of Withdrawal		Withdrawal Charge Percentage
0		9%
1		8%
2		7%
3		6%
4		5%
5		4%
6	+	0%
Effect of a Withdrawal During the Withdrawal Charge Period
The amount you receive from a withdrawal is the amount requested, minus any required or requested tax withholding and, if a net withdrawal is requested, minus the withdrawal charge and MVA. During the withdrawal charge period, we will adjust the Contract Value or the amount you receive from a withdrawal depending upon the result of the Market Value Adjustment formula and then assess the withdrawal charge. A negative result from the Market Value Adjustment formula reduces the amount you receive or your Contract Value, while a positive result from the Market Value Adjustment formula increases the amount you receive or your Contract Value. During the withdrawal charge period, application of the Market Value Adjustment to a withdrawal request or a surrender that exceeds the Free Withdrawal Amount could reduce the amount you receive or, for a withdrawal request, reduce your Contract Value to less than the amount protected by any applicable Floor(s).
The amount we will pay you if you request a withdrawal depends on whether you request a “gross” withdrawal or a “net” withdrawal. For an explanation on how we calculate a “gross” withdrawals and “net” withdrawals, see “Withdrawal Value” in the “ACCESSING YOUR MONEY” section. For examples of how the MVA can affect the amount you receive for a full surrender or withdrawal requested during the withdrawal charge period, see Appendix A to this Prospectus. For an explanation on how we calculate Interim Value, see “Interim Value of an Indexed Segment”.
The amount we deduct for withdrawals requested during the withdrawal charge period may be significantly greater than the amount you request and/or receive.
For an example of how we calculate the amount you receive or your remaining Contract Value when you make a withdrawal or surrender your Contract during a Segment, see Appendix A to this Prospectus.
Waiver of Withdrawal Charge and Market Value Adjustment
Terminal Condition and Nursing Facility Confinement
We will waive any applicable withdrawal charge and MVA if, at any time after the first Contract Year:
(1)you or your spouse are first diagnosed as having a terminal illness by a physician who is not related to you or the Annuitant; or,
(2)you or your spouse enter, for a period of at least ninety (90) days, a facility which is both
(a)licensed by the state or operated pursuant to state law; and
(b)qualified as a skilled nursing home facility under Medicare or Medicaid.
The term “terminal illness” means that you or your spouse are diagnosed as having a non-correctable medical condition that, with a reasonable degree of medical certainty, will result in you or your spouse’s death in 12 months or less. A “physician” is a medical doctor licensed by a state’s Board of Medical Examiners, or similar authority in the United States, acting within the scope of his or her license. You must submit written proof satisfactory to us of a terminal illness or nursing home confinement. We reserve the right to require an examination by a physician of our choice at our expense.
Once we have granted the waiver of withdrawal charge and MVA, no withdrawal charge or MVA will apply to the Contract in the future. If any Owner is not an individual, this waiver of withdrawal charge and MVA provision will apply to the Annuitant or the Annuitant’s spouse. For a period of one year after any change of ownership involving a natural person, we will not waive the withdrawal charge or MVA under this provision.
The waiver of withdrawal charge and MVA for terminal illness or nursing facility confinement may not be available in all states and may not be available with new contracts in the future. Please check with your financial advisor to determine availability.
Unemployment
We will waive any applicable withdrawal charge and MVA if, at any time after the Issue Date, you or your spouse meet the following conditions when you request a withdrawal (“unemployment conditions”):
(1)you or your spouse were employed full-time on the Issue Date;

(2)have been unemployed for at least 60 consecutive calendar days prior to claiming the waiver; and
(3)remain unemployed on the date the withdrawal is requested.
Once we have granted the waiver of withdrawal charge and MVA, no withdrawal charge or MVA will apply to the Contract in the future as long as the unemployment conditions described above continue, unless you submit and we accept a Purchase Payment and apply it to the Contract.
If this occurs, you may request a subsequent waiver, provided the unemployment conditions are met at the time you submit your withdrawal request.
If any Owner is not an individual, this waiver of withdrawal charge and MVA provision will apply to the Annuitant or the Annuitant’s spouse. For a period of one year after any change of ownership involving a natural person, we will not waive the withdrawal charge or MVA under this provision.
Waiver of Withdrawal Charge
We may decrease or waive the withdrawal charge on Contracts issued to a trustee, employer or similar entity pursuant to a retirement plan or when sales are made in a similar arrangement where offering the Contracts to a group of individuals under such a program lowers our sales expenses. We determine the amount of any decrease or waiver of the withdrawal charge based on our cost savings.
We also will waive withdrawal charge for Contracts issued to employees and registered representatives of any member of the selling group, or to officers, directors, trustees or bona-fide full time employees of Protective Life or their affiliated companies (based upon the Owner’s status at the time the Contract is purchased). In either case, no marketing expenses or sales commissions are associated with such Contracts.
Premium Taxes
Some states impose premium taxes at rates currently ranging up to 3.5%. If premium taxes apply to your Contract, we will deduct them from the Purchase Payment(s) when accepted or from the Contract Value upon a withdrawal or surrender, death or amounts applied to an Annuity Option.
Other Information
We sell the Contracts through registered representatives of broker-dealers. These registered representatives are also appointed and licensed as insurance agents of Protective Life. We pay commissions and other compensation to the broker-dealers for selling the Contracts. You do not directly pay the commissions and other compensation, we do. We intend to recover commissions and other compensation, marketing, administrative and other expenses and costs of Contract benefits through the fees and charges imposed under the Contracts as well as any amounts we earn on investments. See “Distribution of the Contracts” for more information about payments we make to the broker-dealers.

ANNUITY PAYMENTS
Annuity Date
On the Issue Date, the Annuity Date is the oldest Owner’s or Annuitant’s 95th birthday. You may elect a different Annuity Date, provided that it is no later than the oldest Owner’s or Annuitant’s 95th birthday (the “Maximum Annuity Date”). You may not choose an Annuity Date that is earlier than (1) your first Contract Anniversary or (2) before the Maturity Date of any of your active Segments. Distributions from Qualified Contracts may be required before the Annuity Date.
Changing the Annuity Date
The Owner may change the Annuity Date by Written Notice. The new Annuity Date must be at least 30 days after the date we receive the written request and no later than the oldest Owner’s or Annuitant’s 95th birthday. You may not choose a new Annuity Date that is earlier than (1) your first Contract Anniversary or (2) before the Maturity Date of any of your active Segments.
PayStream Plus® Annuitization Benefit
(not available in New Hampshire or Utah)
If your Annuity Date is on or after your 10th Contract Anniversary and you select Annuity Option B (life income with or without a certain period) with a certain period of at least 10 years, the amount annuitized will be your Contract Value on the Annuity Date plus 2% of the Contract Value on that date, less any applicable premium tax.
Annuity Income Payments
On the Annuity Date, we will apply the Contract Value to the Annuity Option you have selected to determine your annuity income payment.
Annuity Options
You may select an Annuity Option, or change your selection by Written Notice that Protective Life receives no later than 30 days before the Annuity Date. You may not change your selection of an Annuity Option less than 30 days before the Annuity Date. We will send you a notice in advance of your Annuity Date which asks you to select your Annuity Option. Your choice of Annuity Options may be limited depending on your use of the Contract. If you have not selected an Annuity Option within 30 days of the Annuity Date, we will apply your Contract Value to Option B — Life Income with Payments for a 10 Year Certain Period.
Generally, you may select from among the Annuity Options described below. However, certain Annuity Options and/or certain period durations may not be available, depending on the age of the Annuitant and whether your Contract is a Qualified Contract that is subject to limitations under the Required Minimum Distribution rules of Section 401(a)(9) of the Code. In addition, once annuity payments start under an Annuity Option, it may be necessary to modify those payments following the Annuitant’s death in order to comply with the Required Minimum Distribution rules, if your Contract is a Qualified Contract. For a discussion of the post-death distribution requirements for Qualified Contracts, see “QUALIFIED RETIREMENT PLANS, Required Minimum Distributions Upon Your Death.”
Option A — Payments For a Certain Period:
We will make payments for the period you select. No certain period may be shorter than 10 years or longer than 30 years, without our consent. Payments under this Annuity Option do not depend on the life of an Annuitant.
Option B — Life Income With Or Without A Certain Period:
Payments are based on the life of the named Annuitant(s). If you elect to include a certain period, we will make payments for the lifetime of the Annuitant(s), with payments guaranteed for the certain period you select. No certain period may be longer than 30 years without our consent. Payments stop at the end of the selected certain period or when the Annuitant(s) dies, whichever is later. We reserve the right to demand proof that the Annuitant(s) is living prior to making any payment under Option B. If no certain period is selected, no payments will be made after the death of the Annuitant(s), no matter how few or how many payments have been made. This means the Payee will receive no annuity payments if the Annuitant(s) dies before the first scheduled payment, will receive only one payment if death occurs before the second scheduled payment, and so on. However, if no certain period is selected and the Annuitant dies within one month of the Annuity Date but before the first income payment has been made, we will terminate this Contract and immediately pay the Beneficiary the amount applied to the Annuity Option in a lump sum.
Additional Option:
You may use the Contract Value to purchase any annuity contract that we offer on the date you elect this option.
When selecting an Annuity Option, you should bear in mind that the amount of each payment for a certain period compared to the amount of each payment for life (either with or without a certain period) depends on the length of the certain period chosen and the life expectancy of the Annuitant(s). The longer the life expectancy, the lower the payments. Generally, the shorter the certain period chosen, the higher the payments. You also should consider that, assuming Annuitants with the same life expectancy, choosing Option B — Life Income Without a Certain Period will result in larger annuity payments than Option B — Life Income with a Certain Period (although the Payee will receive more payments under Option B — Life Income with a Certain Period if the Annuitant dies before the end of the certain period). You should consult your financial advisor to discuss which Annuity Option would be most appropriate for your circumstances.
At this time Protective does not allow a “partial annuitization,” i.e., we do not allow you to apply a portion of your Contract Value to an annuity option while maintaining the remaining Contract Value available for withdrawals or a surrender. However, in the future we may allow a partial annuitization subject to our then applicable rules and procedures.
Minimum Amounts
If at any time your annuity income payments are less than $20, we reserve the right to change the frequency to an interval that will result in a payment at least equal to the minimum.
Death of Annuitant or Owner After Annuity Date
In the event of the death of any Owner on or after the Annuity Date, the Beneficiary will become the new Owner. If any Owner or Annuitant dies on or after the Annuity Date and before all benefits under the Annuity Option you selected have been paid, we generally will pay any remaining portion of such benefits at least as rapidly as under the Annuity Option in effect when the Owner or Annuitant died. However, in the case of a Qualified Contract, the Required Minimum Distribution rules of Code Section 401(a)(9) may require any remaining portion of such benefits to be paid more rapidly than originally scheduled. In that regard. it is important to understand that in the case of a Qualified Contract, once annuity payments start under an Annuity Option it may be necessary to modify those payments following the Annuitant’s death in order to comply with the Required Minimum Distribution rules. See “QUALIFIED RETIREMENT PLANS, Requires Minimum Distributions Upon Your Death.” After the death of the Annuitant, any remaining payments shall be payable to the Beneficiary unless you specified otherwise before the Annuitant’s death.

FEDERAL TAX MATTERS
Introduction
The following discussion of the federal income tax treatment of the Contracts is not exhaustive, does not purport to cover all situations, and is not intended as tax advice. The federal income tax treatment of the Contracts is unclear in certain circumstances, and a qualified tax adviser should always be consulted with regard to the application of law to individual circumstances. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Department regulations, and interpretations existing on the date of this Prospectus. These authorities, however, are subject to change by Congress, the Treasury Department, and judicial decisions.
This discussion does not address federal estate, gift, or generation skipping transfer taxes, or any state or local tax consequences associated with the purchase of the Contracts. In addition, the Company makes no guarantee regarding any tax treatment — federal, state or local — of any Contract or of any transaction involving a Contract.
Protective’s Tax Status
Protective is taxed as a life insurance company under the Code. The assets underlying the Contracts will be owned by Protective, and the income derived from such assets will be includible in Protective’s income for federal income tax purposes.

TAXATION OF ANNUITIES IN GENERAL
Tax Deferral During Accumulation Period
Under existing provisions of the Code (and except as described below), the Contracts should be treated as annuities and any increase in an Owner’s Contract Value is generally not taxable to the Owner or Annuitant until received, either in the form of annuity payments as contemplated by the Contracts, or in some other form of distribution.
As a general rule, Contracts held by “non-natural persons” such as a corporation, trust or other similar entity, as opposed to a natural person, are not treated as annuity contracts for federal tax purposes. The income on such Contracts (as defined in the tax law) is taxed as ordinary income that is received or accrued by the Owner during the taxable year. There are several exceptions to this general rule for Contracts held by non-natural persons. First, Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the Contract as an agent for a natural person.
In addition, exceptions to the general rule for non-natural Contract owners will apply with respect to (1) Contracts acquired by an estate of a decedent by reason of the death of the decedent, (2) Contracts issued in connection with certain Qualified Plans, (3) Contracts purchased by employers upon the termination of certain Qualified Plans, (4) certain Contracts used in connection with structured settlement agreements, and (5) Contracts purchased with a single premium when the annuity starting date is no later than a year from purchase of the Contract and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.
If the Contract’s Annuity Date occurs (or is scheduled to occur) at a time when the Annuitant has reached an advanced age, e.g., past age 95, it is possible that the Contract would not be treated as an annuity for federal income tax purposes. In that event, any increases in the Contract Value could be currently includable in the Owner’s income.
The remainder of this discussion assumes that the Contract will constitute an annuity for federal tax purposes.
Taxation of Withdrawals and Surrenders
In the case of withdrawal, amounts received generally are includible in income to the extent the Owner’s Contract Value before the withdrawal exceeds his or her “investment in the contract” (defined below). All amounts includible in income with respect to the Contract are taxed as ordinary income. No amounts are taxed at the special lower rates applicable to long-term capital gains and corporation dividends. In the case of a surrender, amounts received are includible in income to the extent they exceed the “investment in the contract.” For these purposes the “investment in the contract” at any time equals the premiums paid under the Contract (to the extent such premium payments were neither deductible when made nor excludable from income as, for example, in the case of certain contributions to Qualified Contracts) less any amounts previously received from the Contract which were not includible in income.
Other than in the case of Qualified Contracts (which generally cannot be assigned or pledged), any assignment or pledge of (or agreement to assign or pledge) any portion of the Contract Value is treated as a withdrawal of such amount or portion. If the entire Contract Value is assigned or pledged, subsequent increases in the Contract Value are also treated as withdrawals for as long as the assignment or pledge remains in place. The investment in the contract is increased by the amount included in income with respect to such assignment or pledge, though it is not affected by any other aspect of the assignment or pledge (including its release). If an Owner transfers a Contract without adequate consideration to a person other than the Owner’s spouse (or to a former spouse incident to divorce), the Owner will be taxed on the difference between the “cash surrender value” and the investment in the contract at the time of transfer. In such case, the transferee’s investment in the contract will be increased to reflect the increase in the transferor’s income. The exceptions for transfers to the Owner’s spouse (or to a former spouse) are limited to individuals that are treated as spouses under federal law.
There is some uncertainty regarding the treatment of the Market Value Adjustment for purposes of determining the amount includible in income as a result of any withdrawal, assignment or pledge or transfer without adequate consideration. Congress has given the Internal Revenue Service (“IRS”) regulatory authority to address this uncertainty.
However, as of the date of this Prospectus, the IRS has not issued any regulations addressing these determinations. At this time, the Company plans to determine for tax reporting purposes the amount includible in income as a result of any withdrawal, assignment or pledge or transfer without adequate consideration without regard to the Market Value Adjustment. The IRS could disagree with this treatment with the result that, depending on the circumstance, the Owner could have either more or less income than reported by the Company.
Withdrawals, surrenders and amounts includible in income as a result of an assignment, pledge, or transfer without adequate consideration may be subject to a 10% additional tax. (See “Additional Tax on Premature Distributions.”) Withdrawals and surrenders may be subject to federal income tax withholding. (See “Federal Income Tax Withholding.”)
Taxation of Annuity Payments
Normally, the portion of each annuity income payment equal to the excess of the payment over the excludable amount is the taxable amount. The excludable amount is the amount determined by multiplying (1) the payment by (2) the ratio of the investment in the contract, adjusted for any period certain or refund feature, to the total expected value of annuity payments for the term of the Contract (determined under Treasury Department regulations) which take into account the Annuitant’s life expectancy and the form of annuity benefit selected.
Once the total amount of the investment in the contract is excluded using this ratio, annuity income payments will be fully taxable. If annuity income payments cease because of the death of the Annuitant and before the total amount of the investment in the contract is recovered, the unrecovered amount generally will be allowed as a deduction.
There may be special income tax issues present in situations where the Owner and the Annuitant are not the same person and are not married to one another within the meaning of federal law. A tax advisor should be consulted in these situations.
Annuity income payments may be subject to a 10% additional tax. (See “Additional Tax on Premature Distributions.”) Annuity income payments also may be subject to federal income tax withholding. (See “Federal Income Tax Withholding.”)
Taxation of Death Benefit Proceeds
Prior to the Annuity Date, amounts may be distributed from a Contract because of the death of an Owner or, in certain circumstances, the death of the Annuitant. Such Death Benefit proceeds are includible in income as follows:
(1)if distributed in a lump sum, they are taxed in the same manner as a surrender, as described above, or
(2)if distributed under an Annuity Option, they are taxed in the same manner as annuity payments, as described above.
After the Annuity Date, if a guaranteed period exists under a life income Annuity Option and the Annuitant dies before the end of that period, payments made to the Beneficiary for the remainder of that period are includible in income as follows:
(1)if received in a lump sum, they are includible in income to the extent that they exceed the unrecovered investment in the contract at that time, or
(2)if distributed in accordance with the existing Annuity Option selected, they are fully excludable from income until the remaining investment in the contract is deemed to be recovered, and all annuity income payments thereafter are fully includible in income.

Proceeds payable on death may be subject to federal income tax withholding. (See “Federal Income Tax Withholding”.)
Additional Tax on Premature Distributions
Where a Contract has not been issued in connection with a Qualified Plan, there generally is a 10% additional tax on the taxable amount of any payment from the Contract (e.g., withdrawals, surrenders, annuity income payments, death benefits, assignments, pledges, and gratuitous transfers) that is includible in income unless the payment is:
(a)received on or after the Owner reaches age 59 1/2;
(b)attributable to the Owner becoming disabled (as defined in the tax law);
(c)made on or after the death of the Owner or, if an Owner is not an individual, on or after the death of the primary annuitant (as defined in the tax law);
(d)made as part of a series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the Owner or the joint lives (or joint life expectancies) of the Owner and a designated beneficiary (as defined in the tax law); or
(e)made under a Contract purchased with a single premium when the annuity starting date is no later than a year from purchase of the Contract and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.
Certain other exceptions to the 10% additional tax not described herein may also apply. (Similar rules, described below, generally apply in the case of Qualified Contracts.)
Aggregation of Contracts
In certain circumstances, the IRS may determine the amount of an annuity income payment, a withdrawal, or a surrender from a Contract that is includible in income by combining some or all of the annuity contracts owned by an individual that were not issued in connection with a Qualified Plan. For example, if a person purchases a Contract offered by this Prospectus and also purchases at approximately the same time an immediate annuity issued by Protective or its affiliates, the IRS may treat the two contracts as one contract. In addition, if a person purchases two or more deferred annuity contracts from the same insurance company (or its affiliates) during any calendar year, all such contracts will be treated as one contract for purposes of determining whether any payment not received as an annuity (including withdrawals and surrenders prior to the Annuity Date) is includible in income. The effects of such aggregation are not always clear; however, it could affect the amount of a withdrawal, a surrender, or an annuity income payment that is taxable and the amount which might be subject to the 10% additional tax described above.
Exchanges of Annuity Contracts
We may issue the Contract in exchange for all or part of another annuity contract that you own. Such an exchange will be tax free if certain requirements are satisfied. If you exchange all of another annuity contract and the exchange is tax free, your investment in the contract immediately after the exchange will generally be the same as that of the annuity contract exchanged, increased by any additional Purchase Payment made as part of the exchange. If you exchange part of another annuity contract and the exchange is tax free, your investment in the contract immediately after the exchange will generally be increased by a pro-rata portion of the investment in the contract exchanged. In either case, your Contract Value immediately after the exchange may exceed your investment in the contract. That excess may be includible in income should amounts subsequently be withdrawn or distributed from the Contract (e.g., as withdrawal, surrender, annuity income payment, or death benefit).
If you exchange part of an existing contract for the Contract, and within 180 days of the exchange you receive a payment other than certain annuity payments (e.g., you make a withdrawal) from either contract, the exchange may not be treated as a tax free exchange. Rather, some or all of the amount exchanged into the Contract could be includible in your income and subject to a 10% additional tax.

You should consult your tax advisor in connection with an exchange of all or part of an annuity contract for the Contract, especially if you may make a withdrawal from either contract within 180 days after the exchange.
Medicare Hospital Insurance Tax on Certain Distributions
A Medicare hospital insurance tax of 3.8% will apply to some types of investment income. This tax will apply to all taxable distributions from non-Qualified Contracts. This tax only applies to taxpayers with “modified adjusted gross income” above $250,000 in the case of married couples filing jointly or a qualifying widow(er) with dependent child, $125,000 in the case of married couples filing separately, and $200,000 for all others. For more information regarding this tax and whether it may apply to you, please consult your tax advisor.
Loss of Interest Deduction Where Contracts Are Held by or for the Benefit of Certain Non-natural Persons
In the case of Contracts issued after June 8, 1997 to a non-natural taxpayer (such as a corporation or a trust), or held for the benefit of such an entity, that entity’s general interest deduction under the Code may be limited. More specifically, a portion of its otherwise deductible interest may not be deductible by the entity, regardless of whether the interest relates to debt used to purchase or carry the Contract. However, this interest deduction disallowance does not affect Contracts where the income on such Contracts is treated as ordinary income that the Owner received or accrued during the taxable year. Entities that are considering purchasing the Contract, or entities that will be Beneficiaries under a Contract, should consult a tax advisor.

QUALIFIED RETIREMENT PLANS
In General
The Contracts are also offered for use in connection with certain types of retirement plans which receive favorable treatment under the Code. Those who are considering the purchase of a Contract for use in connection with a Qualified Plan should consider, in evaluating the suitability of the Contract, that the Contract requires a Purchase Payment of at least $25,000 and that no Purchase Payments may be made after the first year. Many Qualified Plans provide the same type of tax deferral as provided by the Contract. The Contract, however, provides benefits and features not provided by such retirement plans and employee benefit plans alone. Numerous special tax rules apply to participants in Qualified Plans and to Contracts used in connection with Qualified Plans. Therefore, no attempt is made in this prospectus to provide more than general information about the use of the Contracts with the various types of Qualified Plans. State income tax rules applicable to Qualified Plans and Qualified Contracts often differ from federal income rules, and this prospectus does not describe any of these differences. Those who intend to use the Contract in connection with Qualified Plans should seek competent advice.
The tax rules applicable to Qualified Plans vary according to the type of plan and the terms and conditions of the plan itself. For example, both the amount of the contribution that may be made, and the tax deduction or exclusion that you and/or your employee may claim for such contribution, are limited under Qualified Plans and vary with the type of plan. Also, in the case of withdrawals, surrenders, and annuity income payments under Qualified Contracts, there may be no “investment in the contract” and the total amount received may be taxable.
Temporary Rules under the CARES Act
On March 27, 2020, Congress passed and the President signed into law the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”). The CARES Act included temporary relief during 2020 from certain of the tax rules applicable to IRAs and qualified plans. For example, the CARES Act modified the required minimum distribution rules for 2020 and provided more favorable tax treatment for certain qualified “coronavirus-related distributions” in 2020. Some of this temporary relief may continue to impact federal income taxes for years after 2020. You should consult with a tax and/or legal adviser to determine if any CARES Act relief you may have received affects your taxes for years after 2020.
Required Minimum Distributions
In general. In the case of Qualified Contracts, rules imposed by Section 401(a)(9) of the Code determine the time at which distributions must commence to you or your beneficiary and the manner in which the minimum amount of the distribution is computed (the “RMD” rules). Legislation passed in 2019 (the “SECURE Act”) and in 2022 (the “SECURE 2.0 Act”) changed a number of the RMD rules applicable to distributions after the death of a Qualified Contact owner. The changes were generally effective for deaths occurring after 2019, and the changes made by the SECURE 2.0 Act are generally effective for deaths occurring after 2022. This discussion describes only the new RMD rules implemented by the SECURE and SECURE 2.0 Acts and not those of prior law, which remain applicable in certain circumstances. Failure to comply with the RMD rules may result in the imposition of an excise tax. This excise tax generally equals 25% of the amount by which the minimum required distribution exceeds the actual distribution from the Qualified Plan. The excise tax is reduced to 10% if a taxpayer receives a distribution, during the “correction window,” of the amount of the missed RMD from the same plan to which the excise tax relates and satisfies certain other conditions.
When distributions must begin. In general. In the case of Qualified Contracts, rules imposed by Section 401(a)(9) of the Code determine the time at which distributions must commence to you or your beneficiary and the manner in which the minimum amount of the distribution is computed (the “RMD” rules). Legislation passed in 2019 (the “SECURE Act”) and in 2022 (the “SECURE 2.0 Act”) changed a number of the RMD rules applicable to distributions after the death of a Qualified Contact owner. The changes were generally effective for deaths occurring after 2019, and the changes made by the SECURE 2.0 Act are generally effective for deaths occurring after 2022. This discussion describes only the new RMD rules implemented by the SECURE and SECURE 2.0 Acts and not those of prior law, which remain applicable in certain circumstances. Failure to comply with the RMD rules may result in the imposition of an excise tax. This excise tax generally equals 25% of the amount by which the minimum required distribution exceeds the actual distribution from the Qualified Plan. The excise tax is reduced to 10% if a taxpayer receives a distribution, during the “correction window,” of the amount of the missed RMD from the same plan to which the excise tax relates and satisfies certain other conditions.

If you were born…	Your “applicable age” is…
Before July 1, 1949	70½
After June 30, 1949 and before 1951	72
After 1950 and before 1960*	73*
After 1958*	75*
*If you were born in 1959, you should consult your tax adviser regarding your “applicable age,” because it is not clear whether your “applicable age” is age 73 or age 75.
Annual distribution amount. If you choose to take RMDs in the form of withdrawals, the annual amount to be distributed is determined by dividing your Contract’s account value by the applicable factor from IRS life expectancy tables. The death benefit under the Contract, the PayStream Plus Annuitization Benefit, the Waiver of Withdrawal Charge and Market Value Adjustment for Unemployment, the Waiver of Withdrawal Charge and Market Value Adjustment for Terminal Condition or Nursing Facility Confinement, and certain other benefits of your Contract may increase the amount of the minimum required distribution that must be taken from your Contract. If your Contract is an IRA, Protective Life will calculate your RMDs during your lifetime if you ask us to do so.
Death before your required beginning date. In general, if you die before your required beginning date, and you have a designated beneficiary, any remaining interest in your Contract must be distributed within 10 years after your death, unless the designated beneficiary is an “eligible designated beneficiary” (“EDB”). A designated beneficiary is any individual designated as a beneficiary by the IRA owner or an employee-annuitant. An EDB is any designated beneficiary who is (1) your surviving spouse, (2) your minor child, (3) disabled, (4) chronically ill, or (5) an individual not more than 10 years younger than you. An EDB (other than a minor child) can generally stretch distributions over their life or life expectancy if payments begin within a year of your death. Special rules apply to EDBs who are minors and beneficiaries that are not individuals.
Death on or after your required beginning date. In general, if you die on or after your required beginning date, and you have a designated beneficiary who is not an EDB, any remaining interest in your Contract must continue to be distributed over the longer of your remaining life expectancy and your beneficiary’s life expectancy (or more rapidly), but all amounts must be distributed within 10 years of your death. If your beneficiary is an EDB (other than a minor child), distributions must continue over the longer of your remaining life expectancy and the EDB’s life expectancy (or more rapidly), but all amounts must be distributed within 10 years of the EDB’s death. Special rules apply to EDBs who are minors, EDBs who are older than the Owner, and beneficiaries that are not individuals.
Spousal continuation. If your beneficiary is your spouse, your surviving spouse can delay the application of the post-death distribution requirements until after their death by transferring the remaining interest tax-free to your surviving spouse’s own IRA, or by treating your IRA as your surviving spouse’s own IRA.
Annuity payments. If you choose to take some or all of your RMDs in the form of annuity payments rather than withdrawals, the payments may be made over your life, your life and the life of your designated beneficiary, for a certain period, or for life with or without a period certain. If you commence taking distributions in the form of an annuity that can continue after your death, such as in the form of a joint and survivor annuity or an annuity with a guaranteed period of more than 10 years, any distributions after your death that are scheduled to be made beyond the applicable distribution period imposed under the new law might need to be accelerated at the end of that period (or otherwise modified after your death if permitted under federal tax law and by Protective Life) in order to comply with the post-death distribution requirements.
The minimum distribution requirements are complex and unclear in numerous respects. The manner in which these requirements will apply will depend on your particular facts and circumstances. You may wish to consult a professional tax adviser for tax advice as to your particular situation.

Additional Tax on Premature Distributions
There may be 10% additional tax on the taxable amount of payments from Qualified Contracts. In the case of an IRA, exceptions provide that the additional tax does not apply to a payment:
(a)received on or after the Owner reaches age 59 1/2;
(b)received on or after the Owner’s death or because of the Owner’s disability (as defined in the tax law); or
(c)made as part of a series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the Owner or for the joint lives (or joint life expectancies) of the Owner and the Owner’s designated beneficiary (as defined in the tax law).
These exceptions generally apply to taxable distributions from other Qualified Plans (although, in the case of plans qualified under sections 401 and 403, exception “c” above for substantially equal periodic payments applies only if the Owner has separated from service). Certain other exceptions to the 10% additional tax not described herein also may apply. Please consult your tax adviser.
Other Considerations
When issued in connection with a Qualified Plan, we will amend a Contract as generally necessary to conform to the requirements of the plan. However, Owners, Annuitants, and Beneficiaries are cautioned that the rights of any person to any benefits under Qualified Plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract. In addition, the Company shall not be bound by terms and conditions of Qualified Plans to the extent such terms and conditions contradict the Contract, unless the Company consents.
Following are brief descriptions of various types of Qualified Plans in connection with which the Company will generally issue a Contract.
Individual Retirement Accounts and Annuities
Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an IRA. If you use this Contract in connection with an IRA, the Owner and Annuitant generally must be the same individual and generally may not be changed. IRAs are subject to limits on the amounts that may be contributed and deducted, on the persons who may be eligible, and on the time when distributions may commence. Also, subject to the direct rollover and mandatory withholding requirements (discussed below), distributions from certain Qualified Plans may be “rolled over” on a tax-deferred basis into an IRA.
Special rules apply to conversions from IRAs to Roth IRAs, and recharacterizations from one type of IRA to another type of IRA. A tax advisor should be consulted in these situations.
The Contract may not, however, be used in connection with a “Coverdell Education Savings Account” (formerly known as an “Education IRA”) under Section 530 of the Code, a “Simplified Employee Pension” under Section 408(k) of the Code, or as a “SIMPLE IRA” under Section 408(p) of the Code.
Roth IRAs
Section 408A of the Code permits eligible individuals to contribute to a type of IRA known as a “Roth IRA.” Roth IRAs are generally subject to the same rules as non-Roth IRAs, but differ in several respects. Among the differences is that, although contributions to a Roth IRA are not deductible, “qualified distributions” from a Roth IRA will be excludable from income.
A qualified distribution is a distribution that satisfies two requirements:
•First, the distribution must be made in a taxable year that is at least five years after the first taxable year for which a contribution was made to any Roth IRA established for the Owner.

•Second, the distribution must be either:
1)made after the Owner reaches age 591/2;
2)made after the Owner’s death;
3)attributable to the Owner being disabled; or
4)a qualified first-time homebuyer distribution within the meaning of Section 72(t)(2)(F) of the Code.
In addition, distributions from Roth IRAs need not commence during the Owner’s lifetime. A Roth IRA may accept a “qualified rollover contribution” from (1) a non-Roth IRA, (2) a “designated Roth account” maintained under a Qualified Plan, and (3) Certain Qualified Plans of eligible individuals. Special rules apply to rollovers to Roth IRAs from Qualified Plans and designated Roth accounts under Qualified Plans. You should seek competent advice before making such a rollover.
A conversion of a traditional IRA to a Roth IRA, and a rollover from any other eligible retirement plan to a Roth IRA, made after December 31, 2017, cannot be recharacterized as having been made to a traditional IRA.
IRA to IRA Rollovers and Transfers
A rollover contribution is a tax-free movement of amounts from one IRA to another within 60 days after you receive the distribution. In particular, a distribution from a non-Roth IRA generally may be rolled over tax-free within 60 days to another non-Roth IRA, and a distribution from a Roth IRA generally may be rolled over tax-free within 60 days to another Roth IRA. A distribution from a Roth IRA may not be rolled over (or transferred) tax-free to a non-Roth IRA.
A rollover from any one of your IRAs (including IRAs you have with another company) to another IRA is allowed only once within a one-year period. This limitation applies on an aggregate basis and applies to all types of your IRAs, meaning that you cannot make an IRA to IRA rollover if you have made such a rollover involving any of your IRAs in the preceding one-year period. For example, a rollover between your Roth IRAs would preclude a separate rollover within the one-year period between your non-Roth IRAs, and vice versa. The one-year period begins on the date that you receive the IRA distribution, not the date it is rolled over into another IRA.
If the IRA distribution does not satisfy the rollover rules, it may be (1) taxable in the year distributed, (2) subject to a 10% tax on early distributions, and (3) treated as a regular contribution to the recipient IRA, which could result in an excess contribution, subject to an additional excise tax.
If you inherit an IRA from your spouse, you generally can roll it over into an IRA established for you, or you can choose to make the inherited IRA your own. If you inherit an IRA from someone other than your spouse, you cannot roll it over, make it your own, or allow it to receive rollover contributions.
A rollover from one IRA to another is different from a direct trustee-to-trustee transfer of your IRA assets from one IRA trustee to another IRA trustee. A “trustee-to-trustee” transfer is not considered a rollover and is not subject to the 60-day rollover requirement or the one rollover per year rule. In addition, a rollover between IRAs is different from a direct rollover from certain Qualified Plans to a non-Roth IRA and a “qualified rollover contribution” to a Roth IRA.
Pension and Profit-Sharing Plans
Section 401(a) of the Code permits employers to establish various types of tax-favored retirement plans for employees. The Self-Employed Individuals’ Tax Retirement Act of 1962, as amended, commonly referred to as “H.R. 10” or “Keogh,” permits self-employed individuals also to establish such tax-favored retirement plans for themselves and their employees. Such retirement plans may permit the purchase of the Contract in order to provide benefits under the plans. These types of plans may be subject to rules under Sections 401(a)(11) and 417 of the Code that provide rights to a spouse or former spouse of a participant. In such a case, the participant may need the consent of the spouse or former spouse to change annuity options or to make a withdrawal or surrender of the Contract.

Pension and profit sharing plans are also subject to nondiscrimination rules. The nondiscrimination rules generally require that benefits, rights or features of the plan not discriminate in favor of highly compensated employees. In evaluating whether the Contract is suitable for purchase in connection with such a plan, you should consider the extent to which certain aspects of the Contract, e.g., the $25,000 minimum initial Purchase Payment requirement, may affect the plan’s compliance with applicable nondiscrimination requirements. Violation of these rules can cause loss of the plan’s tax favored status under the Code. Employers intending to use the Contract in connection with such plans should seek competent advice.
Deferred Compensation Plans of State and Local Governments and Tax-Exempt Organizations
Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. Generally, a Contract purchased by a state or local government or a tax-exempt organization under a Section 457 plan will not be treated as an annuity contract for federal income tax purposes. The Contract will be issued in connection with a Section 457 deferred compensation plan sponsored by a state or local government only if the plan has established a trust to hold plan assets, including the Contract.
Direct Rollovers
If your Contract is used in connection with a pension or profit-sharing plan qualified under Section 401(a) of the Code, or is used with an eligible deferred compensation plan that has a government sponsor and that is qualified under Section 457(b) of the Code, any “eligible rollover distribution” from the Contract will be subject to direct rollover and mandatory withholding requirements. An eligible rollover distribution generally is any taxable distribution from a qualified pension plan under Section 401(a) of the Code, or an eligible Section 457(b) deferred compensation plan that has a government sponsor, excluding certain amounts (such as minimum distributions required under Section 401(a)(9) of the Code, distributions which are part of a “series of substantially equal periodic payments” made for life or a specified period of 10 years or more, or hardship distributions as defined in the tax law).
Under these requirements, federal income tax equal to 20% of the eligible rollover distribution will be withheld from the amount of the distribution. Unlike withholding on certain other amounts distributed from the Contract, discussed below, you cannot elect out of withholding with respect to an eligible rollover distribution. However, this 20% withholding will not apply if, instead of receiving the eligible rollover distribution, you elect to have it directly transferred to certain eligible retirement plans (such as an IRA). Prior to receiving an eligible rollover distribution, you will receive a notice (from the plan administrator or the Company) explaining generally the direct rollover and mandatory withholding requirements and how to avoid the 20% withholding by electing a direct transfer.

FEDERAL INCOME TAX WITHHOLDING
In General
Protective will withhold and remit to the U.S. government a part of the taxable portion of each distribution made under a Contract, including amounts that escheat to the state, unless the distributee notifies Protective at or before the time of the distribution that he or she elects not to have any amounts withheld. In certain circumstances, Protective may be required to withhold tax. The withholding rates applicable to the taxable portion of periodic annuity payments (other than the eligible rollover distributions) are the same as the withholding rates generally applicable to payments of wages. A 10% withholding rate is applicable to the taxable portion of non-periodic payments (including a surrender or withdrawal prior to the Annuity Date) and conversions of, or rollovers from, non-Roth IRAs and Qualified Plans to Roth IRAs. Regardless of whether you elect not to have federal income tax withheld, you are still liable for payment of federal income tax on the taxable portion of the payment. As described above, the withholding rate applicable to eligible rollover distributions is 20%.
Nonresident Aliens and Foreign Corporations
The discussion above provides general information regarding federal withholding tax consequences to annuity contract purchasers or beneficiaries that are U.S. citizens or residents. Purchasers or beneficiaries that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies. Prospective purchasers that are not U.S. citizens or residents are advised to consult with a tax advisor regarding federal tax withholding with respect to the distributions from a Contract.
FATCA Withholding
In order for the Company to comply with income tax withholding and information reporting rules which may apply to annuity contracts, the Company may request documentation of “status” for tax purposes. “Status” for tax purposes generally means whether a person is a “U.S. person” or a foreign person with respect to the United States; whether a person is an individual or an entity; and if an entity, the type of entity. Status for tax purposes is best documented on the appropriate IRS Form or substitute certification form (IRS Form W-9 for a U.S. person or the appropriate type of IRS Form W-8 for a foreign person). If the Company does not have appropriate certification or documentation of a person’s status for tax purposes on file, it could affect the rate at which the Company is required to withhold income tax. Information reporting rules could apply not only to specified transactions, but also to contract ownership. For example, under the Foreign Account Tax Compliance Act (“FATCA”), which applies to certain U.S.-source payments, and similar or related withholding and information reporting rules, the Company may be required to report contract values and other information for certain contractholders. For this reason the Company may require appropriate status documentation at purchase, change of ownership, and affected payment transactions, including death benefit payments. FATCA and its related guidance is extraordinarily complex and its effect varies considerably by type of payor,type of payee and type of distributee or recipient.

THE “NON-UNITIZED” SEPARATE ACCOUNT
We hold assets in a “non-unitized”separate account we have established under the Tennessee Insurance Law to support our obligations under the Indexed Strategies. We own the assets of the separate account, as well as any favorable investment performance on those assets. As owner of the Contract, you do not participate in the performance of assets held in the separate account and do not have any direct claim on them. The separate account is not registered under the Investment Company Act of 1940. We are obligated to pay all money we owe under the Contract. If the obligation exceeds the assets of the non-unitized separate account, funds will be transferred to the non-unitized separate account from the general account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account.
The assets in this separate account are subject to our general liabilities from business operations and are chargeable with those liabilities. The assets in the separate account are subject to claims by our creditors. It is important to note that there is no guarantee that we will always be able to meet our claims-paying obligations, and that there are risks to purchasing any insurance product. For this reason, you should consider our financial strength and claims-paying ability to meet our obligations under the Contract when purchasing a Contract and making investment decisions under the Contract. We encourage both existing and prospective Contract owners to read and understand our financial statements. We prepare our financial statements on a statutory basis, as required by state regulators.
Our current plans are to invest separate account assets in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues. We may also invest in interest rate swaps, options and futures. Although the above generally describes our plans for investing the assets supporting our obligations under the Indexed Strategy, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws.

LEGAL PROCEEDINGS
Worth Johnson v. Protective Life Insurance Company, Case No. 2:18-CV-01290 (previously styled as Advance Trust & Life Escrow Services, LTA, as Securities Intermediary of Life Partners Position Holder Trust v. Protective Life Insurance Company), is a putative class action that was filed on August 13, 2018 in the United States District Court for the Northern District of Alabama. Plaintiff seeks to represent all owners of universal life and variable universal life policies issued or administered by the Company or its predecessors that provide that cost of insurance (“COI”) rates are to be determined based on expectations of future mortality experience. Plaintiff’s complaint alleges the Company breached those policies by failing to periodically adjust its COI rates based on improved expectations of future mortality, and Plaintiff seeks class certification, compensatory damages, pre-judgment and post-judgment interest, costs, and other unspecified relief. On August 8, 2022, the District Court granted the Company’s Motion for Judgment on the Pleadings, concluding the Company has no contractual duty to lower COI rates if expectations as to future mortality improve. This favorable decision was appealed by Plaintiff to the Eleventh Circuit Court of Appeals on August 26, 2022. On March 1, 2024, the Eleventh Circuit ruled in favor of the Company on Plaintiff's primary claims- that the Company has a continuing duty to periodically reassess and redetermine COI rates and can reassess those rates based solely on its expectations of future mortality. The Eleventh Circuit remanded the case to the District Court for further proceedings on Plaintiff's alternative theory that the Company breached the contract if it has in fact redetermined COI rates within the limitations period and did so without taking into account its expectations of future mortality. On March 22, 2024, Plaintiff filed a Petition for Panel Rehearing, asking the three judge panel to reconsider its March 1st ruling. The Company will continue to vigorously defend this matter. However, the Company cannot predict the outcome of or reasonably estimate the possible loss or range of loss that might result from this litigation.
The Company is currently defending two putative class actions (Beverly Allen v. Protective Life Insurance Company, Civil Action No. 1:20-cv-00530-JLT (E.D. Cal. filed Apr. 14, 2020), and Janice Schmidt and Judy A. Vann-Eubanks v. Protective Life Insurance Company, et al., Civil Action No. 1:21-cv-01784-SAB (E.D. Cal. filed Dec. 17, 2021) in which the plaintiffs claim that defendants’ alleged failure to comply with certain California statutes which address contractual grace periods and lapse notice requirements for certain life insurance policies requires that these policies remain in force. The plaintiffs seek unspecified monetary damages and injunctive relief. No class has been certified in either putative class action. On December 12, 2023, the Court entered orders staying both matters in light of appeals involving other insurers pending with the Court of Appeals for the Ninth Circuit. The Company maintains various defenses to the merits of the plaintiffs’ claims and to class certification. However, the Company cannot predict the outcome of or reasonably estimate the possible loss or range of loss that might result from this litigation.
To the knowledge and in the opinion of management, there are no other material pending legal proceedings to which the Company or any of its subsidiaries is a party or of which any of our properties is the subject.

EXPERTS
The statutory financial statements and financial statement schedules of Protective Life Insurance Company as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report covering the December 31, 2023 statutory financial statements includes explanatory language that states that the financial statements are prepared by Protective Life Insurance Company using statutory accounting practices prescribed or permitted by the Department of Commerce and Insurance of the State of Tennessee, which is a basis of accounting other than U.S. generally accepted accounting principles. Accordingly, the audit report states that the financial statements are not intended to be and, therefore, are not presented fairly in accordance with U.S. generally accepted accounting principles and further states that those financial statements are presented fairly, in all material respects, in accordance with statutory accounting practices prescribed or permitted by the Department of Commerce and Insurance of the State of Tennessee.
The business address for KPMG LLP is 420 20th Street North, Suite 1800, Birmingham, Alabama 35203.
LEGAL MATTERS
Eversheds Sutherand (US) LLP of Washington, D.C. has provided advice on certain matters relating to the applicability of federal securities laws to the Contracts.
REGISTRATION STATEMENT
A Registration Statement has been filed with the United States Securities and Exchange Commission (the “SEC” under the Securities Act of 1933, as amended, with respect to the Contracts. This Prospectus does not contain all information set forth in the Registration Statement, its amendments and exhibits, to all of which reference is made for further information concerning Protective Life and the Contracts. Statements contained in this Prospectus as to the content of the Contracts and other legal instruments are summaries. For a complete statement of the terms thereof, reference is made to the instruments filed as exhibits to the Registration Statement.
The SEC maintains a web site that contains the complete Registration Statement, including the instruments filed as exhibits to the Registration Statement, and other information that we file electronically pursuant to EDGAR under CIK No. 0000310826. The address of the site is http://www.sec.gov.
You can also review and copy any materials filed with the SEC at its Public Reference Room at 100 F Street, NE., Washington D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.
GENERAL MATTERS
Reliability of Communications System
The internet and telephone systems may not always be available. Any computer or telephone system, whether it is yours, your service providers’, your registered representative’s, or ours, can experience unscheduled outages or slowdowns for a variety of reasons. Such outages or delays may delay or prevent our processing of your request. Although we have taken precautions to help our systems handle heavy use, we cannot promise complete reliability under all circumstances. If you experience problems, you can make your transaction request by writing to us.
Suspension of Contracts
If mandated under applicable law, we may be required to reject a Purchase Payment. We also may be required to provide additional information about your account to government regulators or law enforcement authorities. In addition, we may be required to block an Owner’s account and thereby refuse to process any request for transfers, withdrawals, surrenders, or death benefits until instructions are received from the appropriate regulator or law enforcement authorities.

Error in Age or Gender
When a benefit of the Contract is contingent upon any person’s age or gender, we may require proof of such. We may suspend payments until we receive proof. When we receive satisfactory proof, we will make the payments which were due during the period of suspension. Where the use of unisex mortality rates is required, we will not determine or adjust benefits based upon gender.
If after we receive proof of age and gender (where applicable), we determine that the information you furnished was not correct, we will adjust any benefit under this Contract to that which would be payable based upon the correct information. If we have underpaid a benefit because of the error, we will make up the underpayment in a lump sum. If the error resulted in an overpayment, we will deduct the amount of the overpayment from any current or future payment due under the Contract. We will deduct up to the full amount of any current or future payment until the overpayment has been fully repaid. Underpayments and overpayments will bear interest at an annual effective interest rate of 3% when permitted by the state of issue.
Incontestability
We will not contest the Contract.
Non-Participation
The Contract is not eligible for dividends and will not participate in Protective Life’s surplus or profits.
Assignment or Transfer of a Contract
You have the right to assign or transfer a Contract if it is permitted by law. Generally, you do not have the right to assign or transfer a Qualified Contract. We do not assume responsibility for any assignment or transfer. Any claim made under an assignment or transfer is subject to proof of the nature and extent of the assignee’s or transferee’s interest before we make a payment. Assignments and transfers have federal income tax consequences. An assignment or transfer may result in the Owner recognizing taxable income. (See “Taxation of Annuities in General, Assignments, Pledges and Gratuitous Transfers” in the prospectus.)
Notice
All instructions and requests to change or assign the Contract must be in writing in a form acceptable to us, signed by the Owner(s), and received at our Administrative Office. The instruction, change or assignment will relate back to and take effect on the date it was signed, except we will not be responsible for following any instruction or making any change or assignment before we receive it.
Modification
No one is authorized to modify or waive any term or provision of this Contract unless we agree to the modification or waiver in writing and it is signed by our President, Vice-President or Secretary. We reserve the right to change or modify the provisions of this Contract to conform to any applicable laws, rules or regulations issued by a government agency, or to assure continued qualification of the Contract as an annuity contract under the Code. We will send you a copy of the endorsement that modifies the Contract, and where required we will obtain all necessary approvals, including that of the Owner(s).
Reports
At least annually prior to the Annuity Date, we will send to you at the address contained in our records a report showing the current Contract Value and any other information required by law.
Settlement
Benefits due under this Contract are payable from our Administrative Office. You may apply the settlement proceeds to any payout option we offer for such payments at the time you make the election. Unless directed otherwise in writing, we will make payments according to the Owner’s instructions as contained in our records at the time we make the payment. We shall be discharged from all liability for payment to the extent of any payments we make.
Receipt of Payment
If any Owner, Annuitant, Beneficiary or Payee is incapable of giving a valid receipt for any payment, we may make such payment to whomever has legally assumed his or her care and principal support. Any such payment shall fully discharge us to the extent of that payment.
Protection of Proceeds
To the extent permitted by law and except as provided by an assignment, no benefits payable under this Contract will be subject to the claims of creditors.
Minimum Values
The values available under the Contract are at least equal to the minimum values required in the state where the Contract is delivered.
Application of Law
The provisions of the Contract are to be interpreted in accordance with the laws of the state where the Contract is delivered, with the Code and with applicable regulations.
No Default
The Contract will not be in default if subsequent Purchase Payments are not made.
DISTRIBUTION OF THE CONTRACTS
Distribution
We have entered into an agreement (the “Agreement”) with Investment Distributors, Inc. (“IDI”) under which IDI has agreed to distribute the Contracts on a “best efforts” basis. Under the agreement, IDI serves as principal underwriter (as defined under Federal securities laws and regulations) for the Contracts. Also under the Agreement, Protective Life agreed to indemnify IDI and its officers, directors, employees and agents, for certain losses and claims that result from an untrue statement of material fact or an omission of a material fact in the registration statement for the Contracts filed under the Securities Act of 1933 or in this prospectus or any document filed under the securities laws of a State in order to qualify the Contracts for sale in the State and for losses and claims that result from a material breach of the Agreement. IDI is a Tennessee corporation and was established in 1993. IDI, a wholly-owned subsidiary of our parent company, Protective Life Corporation (“PLC”), is an affiliate of and shares the same address as Protective Life. IDI is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the Financial Industry Regulatory Authority (“FINRA”).
IDI, together with Protective Life, enters into distribution agreements with other broker-dealers, including Concourse Financial Group Securities, Inc. (formerly ProEquities, Inc.), an affiliate of Protective Life and IDI, (collectively, “Selling Broker-Dealers”) for the sale of the Contracts. Registered representatives of the Selling Broker-Dealers sell the Contracts directly to individuals and groups who have established accounts with them. Registered representatives of the Selling Broker-Dealers must be licensed as insurance agents by applicable state insurance authorities and appointed as agents of Protective in order to sell the Contracts. IDI may also offer the Contracts directly to members of certain other eligible groups or other eligible individuals.
We pay commissions and may pay additional asset-based compensation to Selling Broker-Dealers through IDI. IDI does not retain any commission payment or other amounts as principal underwriter for the Contracts. We may pay some or all of IDI’s operating and other expenses, however.
We offer the Contract on a continuous basis. While we anticipate continuing to offer the Contracts, we reserve the right to discontinue the offering at any time.

Selling Broker-Dealers
We pay commissions and may provide some form of non-cash compensation to all Selling Broker-Dealers in connection with the promotion and sale of the Contracts. A portion of any payments made to Selling Broker-Dealers may be passed on to their registered representatives in accordance with their internal compensation programs. We may use any of our corporate assets to pay commissions and other costs of distributing the Contracts, including any profit from the fees and charges imposed under the Contracts. Commissions and other incentives or payments described below are not charged directly to Contract owners. We intend to recoup commissions and other sales expenses through fees and charges deducted under the Contracts or from our general account.
Compensation Paid to All Selling Broker-Dealers. We pay commissions as a percentage of each Purchase Payment. While the amount and timing of commissions may vary depending on the distribution agreement, we do not expect them to exceed 8% of any Purchase Payment. In the normal course of business, we may also provide non-cash compensation in connection with the promotion of the Contracts, including conferences and seminars (including travel, lodging, and meals in connection therewith), and items of relatively small value, such as promotional gifts, meals, or tickets to sporting or entertainment events.
The registered representative who sells you the Contract typically receives a portion of the compensation we pay to his or her Selling Broker-Dealer, depending on the agreement between the Selling Broker-Dealer and your registered representative and the Selling Broker-Dealer’s internal compensation program. These programs may include other types of cash and non-cash compensation and other benefits. If you would like information about what your registered representative and the Selling Broker-Dealer for whom he or she works may receive in connection with your purchase of a Contract, please ask your registered representative.
Additional Compensation Paid to Selected Selling Broker-Dealers. In addition to ordinary commissions and non-cash compensation, we may pay additional asset-based compensation to selected Selling Broker-Dealers. These payments are made through IDI. These payments may be (1) additional amounts as a percentage of Annuity Deposits we receive under the Contracts and other contracts we sell, such as our variable insurance products, (2) additional “trail” commissions, which are periodic payments as a percentage of the Contract Values of the Contracts and of the Contract and policy values or variable contract values of our variable insurance products; and/or (3) marketing allowances as a percentage of fixed annuity assets under management relating to the Contracts. Some or all of these additional asset-based compensation payments may be conditioned upon the Selling Broker-Dealer producing a specified amount of new Annuity Deposits (including Purchase Payments and/or premiums for our variable insurance products) and/or maintaining a specified amount of Contract Value (including contract and policy value for our variable insurance products) with us.
The Selling Broker-Dealers to whom we pay additional asset-based compensation may provide preferential treatment with respect to our products (including the Contracts) in their marketing programs. Preferential treatment of our products by a Selling Broker-Dealer may include any or all of the following: (1) enhanced marketing of our products over non-preferred products; (2) increased access to the Selling Broker-Dealer’s registered representatives; and (3) payment of higher compensation to registered representatives for selling our products (including the Contracts) than for selling non-preferred products.
These additional asset-based compensation arrangements are not offered to all Selling Broker-Dealers. These arrangements are designed to specially encourage the sale of our products (and/or our affiliates’ products) by such Selling Broker-Dealers. The prospect of receiving, or the receipt of, additional asset-based compensation may provide Selling Broker-Dealers and/or their registered representatives with an incentive to favor sales of our Contracts over other market value adjusted annuities or other investments (as well as favoring our variable insurance products over other variable insurance products) with respect to which a Selling Broker-Dealer does not receive additional compensation, or receives lower levels of additional compensation. You may wish to take such payment arrangements into account when considering and evaluating any recommendation relating to the Contracts. If you would like information about what your registered representative and the Selling Broker-Dealer for whom he or she works may receive in connection with your purchase of a Contract, please ask your registered representative.

We may also pay to selected Selling Broker-Dealers, including those listed above as well as others, additional compensation in the form of (1) payments for participation in meetings and conferences that include presentations about our products (including the Contracts), and (2) payments to help defray the costs of sales conferences and educational seminars for the Selling Broker-Dealers’ registered representatives.
Arrangements with Affiliated Selling Broker-Dealer. In addition to the ordinary commissions and non-cash compensation that we pay to all Selling Broker-Dealers, including Concourse Financial Group, Inc., we or our parent company, PLC, pay some of the operating and other expenses of Concourse Financial Group, Inc., such as paid-in-capital and certain overhead expenses. Additionally, employees of Concourse Financial Group, Inc. may be eligible to participate in various employee benefit plans offered by PLC.
Inquiries
You may make inquiries regarding a Contract by writing to Protective Life at its Administrative Office.
CEFLI
Protective Life Insurance Company is a member of The Compliance & Ethics Forum for Life Insurers (“CEFLI”), and as such may include the CEFLI logo and information about CEFLI membership in its advertisements. Companies that belong to CEFLI subscribe to a set of ethical standards covering the various aspects of sales and service for individually sold life insurance and annuities.
THE COMPANY
Protective Life Insurance Company (the “Company”), a stock life insurance company, was incorporated on July 24, 1907, and commenced business on September 1, 1907. The Company is a wholly owned subsidiary of Protective Life Corporation (“PLC”), an insurance holding company domiciled in the State of Delaware. PLC is a subsidiary of Dai-ichi Life Holdings, Inc., a kabushiki kaisha organized under the laws of Japan (“Dai-ichi Life”). On February 1, 2015, PLC was acquired by the Dai-ichi Life Insurance Company, Limited, a kabushiki kaisha organized under the laws of Japan (now known as Dai-ichi Life Holdings, Inc.). Effective January 1, 2023, PLC became a wholly owned subsidiary of Dai-ichi Life International Holding, LLC, a godo kaisha organized under the laws of Japan and subsidiary of Dai-ichi Life (“Dai-ichi Life International”), upon the transfer of all of the outstanding shares of PLC’s common stock from Dai-ichi Life to Dai-ichi Life International. Dai-ichi Life remains the ultimate controlling parent corporation of PLC. The Company is licensed in all states except New York, and is licensed in the District of Columbia, American Samoa, Guam, Puerto Rico, Commonwealth of the Northern Mariana Islands and the U.S. Virgin Islands.
The Company provides financial services primarily in the United States through the production, distribution, and administration of insurance and investment products. The Company is currently licensed to transact life insurance business in 49 states and the District of Columbia.
The Company’s home office is located at 2801 Highway 280 South, Birmingham, Alabama. The Company also leases administrative and marketing office space in various cities to support its operations. As of December 31, 2023, PLC and the Company had approximately 3,815 employees across our offices, of which 3,764 were full-time and 48 were part-time employees. The Company believes its people are a critical component for the Company’s long-term success. The Company has strong values and a culture that supports its ability to attract, engage, and retain key talent.
Protective Life relies on the exemption from the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), provided by Rule 12h-7 under the 1934 Act.
Our Business
The Company divides its business into several operating segments distinguished by products, channels of distribution, and other strategic distinctions. The Company's primary operating segments are Retail Life and Annuity, Acquisitions, Stable Value Products, and Asset Protection.

Retail Life and Annuity
The Retail Life and Annuity segment markets fixed universal life, indexed universal life, variable universal life, level premium term insurance, bank-owned life insurance, corporate-owned life insurance, fixed annuity, registered index linked annuity, and variable annuity products on a national basis primarily through networks of independent insurance agents and brokers, broker-dealers, financial institutions, independent distribution organizations, and affinity groups.
Acquisitions
The Acquisitions segment focuses on acquiring and servicing policies and contracts from other companies. Additionally, this segment recently increased its focus on identifying transactions which present ongoing retail opportunities. The segment’s primary focus is on life insurance policies and annuity products that were sold to individuals. The level of the segment’s acquisition activity is predicated upon many factors, including available capital, operating capacity, potential return on capital, and market dynamics. The Company expects acquisition opportunities to continue to be available. However, the Company believes it may face increased competition and evolving capital requirements that may affect the environment and the form of future acquisitions.
Policies acquired through the Acquisitions segment are typically blocks of business where no new policies are being marketed, however, some recent acquisitions have included ongoing new business activities. Ongoing new product sales written by the Company from these acquisitions are included in either the Retail Life and Annuity segment or the Asset Protection segment, depending on the transaction. As a result, earnings and account values are expected to decline as the result of lapses, deaths, and other terminations of coverage, unless new acquisitions are made. The segment’s revenues and earnings may fluctuate from year to year depending upon the level of acquisition activity. In transactions where some marketing activity was included, the Company may cease future marketing efforts, redirect those efforts to another segment of the Company, or elect to continue marketing new policies as a component of other segments.
On April 9, 2024, the Company entered into an agreement to acquire ShelterPoint Group, Inc., a leading provider of statutory disability, paid family and medical leave, as well as medical gap insurance products, among others. When consummated, the transaction will add a new business line for the Company. It is expected to close in the fourth quarter of 2024 or the first quarter of 2025, subject to the receipt of regulatory approvals and the satisfaction of customary closing conditions.
The Company believes that its focused and disciplined approach to the acquisition process and its experience in the assimilation, conservation, and servicing of acquired policies provides a significant competitive advantage.
Stable Value Products
The Stable Value Products segment sells fixed and floating rate funding agreements directly to the trustees of municipal bond proceeds, money market funds, bank trust departments, and other institutional investors. The segment also issues funding agreements to institutional investors and the Federal Home Loan Bank (“FHLB”) and markets guaranteed investment contracts to 401(k) and other qualified retirement savings plans. Guaranteed investment contracts are contracts which specify a return on funds for a specified period and often provide flexibility for withdrawals at book value in keeping with the benefits provided by the plan. The demand for guaranteed investment contracts is related to the relative attractiveness of the “fixed rate” investment option in a 401(k) plan compared to the equity-based investment options which may be available to plan participants. The Company also has an unregistered funding agreement-backed notes program which provides for offers of notes to both domestic and international institutional investors.
The segment’s products complement the Company’s overall asset/liability management in that the terms may be tailored to the needs of the Company as the seller of the contracts. The Company’s emphasis is on a consistent and disciplined approach to product pricing and asset/liability management, careful underwriting of early withdrawal risks, and maintaining low distribution and administration costs. Most guaranteed investment contracts and funding agreements the Company has written have maturities of one to twelve years.

Asset Protection
The Asset Protection segment markets extended service contracts, and other specialized ancillary products to protect consumers’ investments in automobiles, watercraft, powersports, and recreational vehicles. In addition, the segment markets a guaranteed asset protection product. Guaranteed asset protection products are designed to cover the difference between the scheduled loan pay-off amount and an asset’s actual cash value in the case of a total loss. Each type of specialized ancillary product protects against damage or other loss to a particular aspect of the underlying asset. The Company previously marketed a credit life and disability product but exited that market at the beginning of 2021. The segment’s products are primarily marketed through a national network of approximately 8,250 automobile, marine, powersports, financial institutions, and recreational vehicle dealers. A network of direct employee sales representatives and general agents distribute these products to the financial institution and dealer market.
Corporate/Other
The Corporate and Other segment primarily consists of net investment income on assets supporting our equity capital, unallocated corporate overhead, and expenses not attributable to the segments above (including interest on corporate debt). This segment includes earnings from several non-strategic or runoff lines of business, various financing and investment related transactions. The results of this segment fluctuate from year to year.
Underwriting
The underwriting policies of the Company and its insurance subsidiaries are established by management. With respect to individual insurance, the Company uses information from the application, and in some cases, third party medical information providers, inspection reports, credit reports, motor vehicle records, previous underwriting records, attending physician statements and/or the results of a medical exam, to determine whether a policy should be issued as applied for, other than applied for, or rejected. Substandard risks may be referred to reinsurers for evaluation. The Company does utilize a “simplified issue” approach for certain policies. In the case of “simplified issue” policies, coverage is rejected if the responses to certain health questions contained in the application, or the applicant’s inability to make an unqualified health certification, indicate adverse health of the applicant.
The Company and its insurance subsidiaries generally require blood samples to be drawn with individual insurance applications above certain face amounts based on the applicant’s age. Blood samples are tested for a wide range of chemical values and are screened for antibodies to certain viruses. Applications also contain questions permitted by law regarding certain viruses which must be answered by the proposed insureds.
The Company utilizes an advanced underwriting system, TeleLife®, for certain product lines in its life business. TeleLife® streamlines the application process through a telephonic interview of the applicant, schedules medical exams, and accelerates the underwriting process and the ultimate issuance of a policy mostly through electronic means. The Company also introduced a streamlined underwriting approach that utilizes the TeleLife® process and noninvasive risk selection tools to approve some applications without requiring a paramedical exam or lab testing.
The Company’s maximum retention limit on directly issued business is $5,000,000 for any one life on certain of its traditional life and universal life products.
Reinsurance Ceded
The Company and its insurance subsidiaries cede life insurance to other insurance companies. The ceding insurance company remains liable with respect to ceded insurance should any reinsurer fail to meet the obligations assumed by it.
For approximately 10 years prior to mid-2005, the Company entered into reinsurance contracts in which the Company ceded approximately 90% of its newly written traditional life insurance business on a first dollar quota share basis under coinsurance contracts. In mid-2005, the Company substantially discontinued coinsuring its newly written traditional life insurance and moved to yearly renewable term reinsurance. The amount of insurance retained by the Company on any one life on traditional life insurance was $500,000 in years prior to mid-2005. In 2005, this retention amount was increased to $1,000,000 for certain policies, and during 2008, was increased to $2,000,000 for certain policies. During 2016, the retention amount was increased to $5,000,000.
For approximately 15 years prior to 2012, the Company reinsured 90% of the mortality risk on the majority of its newly written universal life insurance on a yearly renewable term basis. During 2012, the Company moved to reinsure only amounts in excess of its $2,000,000 retention, which was increased to $5,000,000 during 2016, for the majority of its newly written universal life and level premium term insurance.
Risk Management
Risk management is a critical part of the Company’s business, and the Company has adopted risk management processes in multiple aspects of its operations, including product development and management, business acquisitions, underwriting, investment management, asset-liability management, hedging, and technology. The Company’s Enterprise Risk Management office, under the direction of the Chief Risk Officer, along with other departments, management groups and committees, have responsibilities for managing different risks throughout the Company. Risk management includes the assessment of risk, a decision process which includes determining which risks are acceptable and the monitoring and management of identified risks on an ongoing basis. The primary objectives of these risk management processes are to determine the acceptable level of variations the Company experiences from its expected results and to implement strategies designed to limit such variations to these levels.
Investments
As of December 31, 2023, the Company’s investment portfolio was $65.0 billion. The types of assets in which the Company may invest are influenced by various state insurance laws which prescribe qualified investment assets. Within the parameters of these laws, the Company invests in assets giving consideration to such factors as liquidity and capital needs, investment quality, investment return, matching of assets and liabilities, and the overall composition of the investment portfolio by asset type and credit exposure.
The Company invests a portion of its investment portfolio in commercial mortgage loans. As of December 31, 2023 and 2022 the Company’s commercial mortgage loans were $10.8 billion and $10.6 billion, respectively, net of an allowance for credit losses. The Company has specialized in making loans on credit-oriented commercial properties. The Company’s underwriting procedures relative to its commercial mortgage loan portfolio are based, in the Company’s view, on a conservative and disciplined approach. The Company concentrates on a small number of commercial real estate types associated with the necessities of life (grocery anchored and credit tenant retail, industrial, multi-family, senior living, and credit tenant and medical office). The Company believes that these asset types tend to weather economic downturns better than other commercial asset classes in which it has chosen not to participate. The Company believes this disciplined approach has helped to maintain a relatively low delinquency and foreclosure rate throughout its history. The majority of the Company’s commercial mortgage loan portfolio was underwritten by the Company. From time to time, the Company may acquire loans in conjunction with an acquisition.
See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for more information about our investment portfolio.
Ratings
Various Nationally Recognized Statistical Rating Organizations (“rating organizations”) review the financial performance and condition of insurers, including the Company and its insurance subsidiaries, and publish their financial strength ratings as indicators of an insurer’s ability to meet policyholder and contract holder obligations. These ratings are important to maintaining public confidence in an insurer’s products, its ability to market its products and its competitive position.
The Company’s ratings are subject to review and change by the rating organizations at any time and without notice. A downgrade or other negative action by a rating organization with respect to the financial strength ratings of the Company and its insurance subsidiaries could adversely affect sales, relationships with distributors, the level of policy surrenders and withdrawals, the Company’s acquisitions strategy or competitive position in the marketplace, and the cost or availability of reinsurance. The rating agencies may take various actions, positive or negative, with respect to the financial strength ratings of the Company and its insurance subsidiaries, including as a result of the Company’s status as an indirect subsidiary of Dai-ichi Life.
Rating organizations also publish credit ratings for the issuers of debt securities, including PLC. Credit ratings are indicators of a debt issuer’s ability to meet the terms of debt obligations in a timely manner. PLC is an important source of funding for the Company, so its credit ratings may affect the Company’s liquidity. These ratings are important in the debt issuer’s overall ability to access credit markets and other types of liquidity. Ratings are not recommendations to buy the PLC’s securities or products. A downgrade or other negative action by a rating organization with respect to PLC’s credit rating could limit PLC’s access to capital markets or increase the cost of issuing debt, and a downgrade of sufficient magnitude, combined with other negative factors, could require PLC to post collateral. The rating organizations may take various actions, positive or negative, with respect to PLC’s debt ratings, including as a result of PLC’s status as an indirect subsidiary of Dai-ichi Life.
See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for more information about our ratings.
Competition
Life and health insurance is a mature and highly competitive industry. In recent years, the industry’s life insurance sales have been relatively flat, though the aging population has increased the demand for retirement savings products. The Company encounters significant competition in all lines of business, including in the Acquisitions segment.
The Company encounters competition for sales of life insurance and retirement products from other insurance companies, many of which have greater financial resources than the Company and which may have a greater market share, offer a broader range of products, services or features, assume a greater level of risk, have lower operating or financing costs, or have lower profitability expectations. The Company also faces competition from other providers of financial services. Competition could result in, among other things, lower sales or higher lapses of existing products.
The Company’s ability to compete is dependent upon, among other things, its ability to attract and retain distributors to market its insurance and investment products, its ability to develop competitive and profitable products, its ability to maintain low unit costs, and its maintenance of adequate ratings from rating organizations.
As technology evolves, a comparison of a particular product of any company for a particular customer with competing products for that customer is more readily available, which could lead to increased competition as well as agent or customer behavior, including persistency, which differs from past behavior.
The Company encounters competition in its Acquisitions segment from other insurance companies as well as from other types of acquirers, including private equity investors. Many of these competitors may have greater financial resources than the Company and may be willing to assume a greater level of risk, have lower operating or financing costs, or have lower profitability expectations.
Regulation
The Company is subject to a wide variety of federal and state laws and regulations. This section provides an overview of the regulatory framework that governs our business.
State Regulation
The Company is subject to government regulation in each of the states in which it conducts business. In many instances, the regulatory models emanate from the National Association of Insurance Commissioners (“NAIC”). Such regulation is vested in state agencies having broad administrative and in some instances discretionary power dealing with many aspects of the Company’s business, which may include, among other things, premium and cost of insurance rates and increases thereto, interest crediting policy, underwriting practices, reserve requirements, marketing practices, advertising, privacy, data security, cybersecurity, policy forms, reinsurance reserve requirements, insurer use of captive reinsurance companies, acquisitions, mergers, capital adequacy, claims practices and the remittance of unclaimed property. In addition, some state insurance departments may enact rules or regulations with extra-territorial application, effectively extending their jurisdiction to areas such as permitted insurance company investments that are normally the province of an insurance company’s domiciliary state regulator.
The Company and its insurance subsidiaries are required to file periodic reports with the regulatory agencies in each of the jurisdictions in which they do business, and their business and accounts are subject to examination by such agencies at any time. Under the rules of the NAIC, insurance companies are examined periodically (generally every three to five years) by one or more of the regulatory agencies on behalf of the states in which they do business. At any given time, a number of financial and/or market conduct examinations of the Company and its subsidiaries may be ongoing. From time to time, regulators raise issues during examinations or audits for the Company and its subsidiaries that could, if determined adversely, have a material adverse impact on the Company. To date, no such insurance department examinations have produced any significant adverse findings regarding any of the Company and any of its insurance company subsidiaries.
Under the insurance guaranty fund laws in most states, insurance companies doing business in the state can be assessed up to prescribed limits for policyholder losses incurred by insolvent companies. From time to time, companies may be asked to contribute amounts beyond prescribed limits. It is possible that the Company could be assessed with respect to product lines not offered by the Company. In addition, legislation may be introduced in various states with respect to guaranty fund assessment laws related to insurance products, including long-term care insurance and other specialty products, that increases the cost of future assessments or alters future premium tax offsets received in connection with guaranty fund assessments. The Company cannot predict the amount, nature or timing of any future assessments or legislation, any of which could have a material and adverse impact on the Company’s financial condition or results of operations.
In addition, many states, including the states in which the Company and its insurance subsidiaries are domiciled, have enacted legislation or adopted regulations regarding insurance holding company systems. These laws require registration of and periodic reporting by insurance companies domiciled within the jurisdiction which control or are controlled by other corporations or persons so as to constitute an insurance holding company system. These laws also affect the acquisition of control of insurance companies as well as transactions between insurance companies and companies controlling them. Most states, including Tennessee, where the Company is domiciled, require administrative approval of the acquisition of control of an insurance company domiciled in the state or the acquisition of control of an insurance holding company whose insurance subsidiary is incorporated in the state. In Tennessee, the acquisition of 10% of the voting securities of an entity is deemed to be the acquisition of control for the purpose of the insurance holding company statute and requires not only the filing of detailed information concerning the acquiring parties and the plan of acquisition, but also administrative approval prior to the acquisition.
The states in which the Company and its insurance subsidiaries are domiciled also impose certain restrictions on the subsidiaries’ ability to pay dividends to the Company. These restrictions are based in part on the prior year’s statutory income and surplus. In general, dividends up to specified levels are considered ordinary and may be paid without prior approval. Dividends in larger amounts are considered extraordinary and are subject to affirmative prior approval by the insurance commissioner of the state of domicile. In addition, certain states may prohibit the payment of dividends from other than the insurance company’s earned surplus. The insurance subsidiaries may pay, without the approval of the Insurance Commissioners of the state of domicile, $531.6 million of distributions in 2024. No assurance can be given that more stringent restrictions will not be adopted from time to time by states in which the Company and its insurance subsidiaries are domiciled; such restrictions could have the effect, under certain circumstances, of significantly reducing dividends or other amounts payable to the Company by such subsidiaries without prior approval by state regulatory authorities.
State insurance regulators and the NAIC regularly re-examine existing laws and regulations applicable to insurance companies and their products. Changes in these laws and regulations, or in interpretations thereof, are often made for the benefit of the consumer and may lead to additional expense for the insurer. Furthermore, some NAIC pronouncements, particularly as they affect accounting issues, take effect automatically in various states without affirmative action by those states.

Sales of life insurance policies and annuity contracts offered by the Company are subject to a wide variety of state regulations relating to sales practices. The NAIC finalized revisions to the Suitability in Annuity Transactions Model Regulation which is intended to impose a higher standard of care on insurers who sell annuities. A majority of states have adopted amendments to their suitability rules based on the NAIC's revisions to the model regulation. Additionally, several states are considering or have adopted legislation or regulatory measures that would implement new requirements and standards applicable to the sale of annuities and, in some cases, life insurance products. These new and proposed requirements and standards, which vary in scope, applicability, and timing of implementation, include requiring insurers, investment advisers, broker-dealer, and/or agents to disclose conflicts of interest to clients or to meet standards that their advice and sales recommendations must be in the customer’s best interest. There remains significant uncertainty surrounding these new and proposed requirements and standards, and the impact they may have on our current distributors and sales of our life insurance policies and annuity contracts.
The insurance laws of U.S. jurisdictions govern the marketplace activities of insurers, affecting the form and content of disclosure to consumers, product illustrations, advertising, product replacement, sales and underwriting practices, and complaint and claims handling, and these provisions are generally enforced through periodic market conduct examinations. Most state insurance laws prohibit insurers from engaging in unfair trade practices. The kinds of practices addressed are (i) misrepresentation and false advertising, (ii) unfair discrimination in premiums and policy benefits, (iii) boycott, coercion and intimidation, (iv) discrimination based on race, color, creed or national origin, sex or marital status, and (v) rebating of premium. In January 2019, the New York Department of Financial Services (“DFS”) issued a circular letter that relates to use by life insurers of data or information sources that are not directly related to the medical condition of the applicant (with certain exclusions), for certain types of underwriting or rating purposes, including as a proxy for traditional medical underwriting. The circular letter generally prohibits life insurers from using such data or information, including algorithms or predictive models, in this fashion unless: (i) the insurer can establish that the data source does not use and is not based in any way on prohibited criteria, such as race, color, creed, etc.; and (ii) this use is not unfairly discriminatory and otherwise complies with the requirements of the New York insurance laws. In addition, the circular letter requires insurers using such data or information, including predictive models, to make certain additional disclosures to consumers.
Federal Regulation
At the federal level, the executive branch or federal agencies may issue orders or take other action with respect to financial services and life insurance matters, and bills are routinely introduced in both chambers of the United States Congress which could affect the Company’s business. In the past, Congress has considered legislation that would impact insurance companies in numerous ways, such as providing for an optional federal charter or a federal presence for insurance, preempting state law in certain respects regarding the regulation of reinsurance, increasing federal oversight in areas such as consumer protection and solvency regulation, setting tax rates, and other matters. The Company cannot predict whether or in what form legislation will be enacted and, if so, the impact of such legislation on the Company.
The Dodd-Frank Wall Street Reform and Consumer Protection Act (“the Dodd-Frank Act”) made sweeping changes to the regulation of financial services entities, products and markets. The Dodd-Frank Act directed existing and newly-created government agencies and bodies to perform studies and promulgate a multitude of regulations implementing the law, a process that has substantially advanced but is not yet complete.
Among other things, the Dodd-Frank Act imposed a comprehensive new regulatory regime on the over-the-counter (“OTC”) derivatives marketplace and granted new joint regulatory authority to the Securities and Exchange Commission (“SEC”) and the U.S. Commodity Futures Trading Commission (“CFTC”) over OTC derivatives. In collaboration with U.S. federal banking regulators, the CFTC has adopted regulations which categorize the Company as a “financial end-user” which is thereby required to post and collect margin in a variety of derivatives transactions. Recommendations and reports from entities created under the Dodd-Frank Act, such as the Federal Insurance Office and the Financial Stability Oversight Council, could also affect the manner in which insurance and reinsurance are regulated in the U.S. and, thereby, the Company’s business. The Dodd-Frank Act also created the Consumer Financial Protection Bureau (“CFPB”), an independent division of the Department of Treasury with jurisdiction over credit, savings, payment, and other consumer financial products and services, other than investment products already regulated by the SEC or the CFTC. The Company and certain of its subsidiaries sell products that may be regulated by the CFPB.
Sales of life insurance policies and annuity contracts offered by the Company are subject to regulations relating to sales practices adopted by a variety of federal regulatory authorities. Certain annuities and life insurance policies such as variable annuities and variable universal life insurance are regulated under the federal securities laws administered by the SEC. On June 30, 2020, the SEC’s Regulation Best Interest (“Regulation BI”) and Form CRS went into effect. Regulation BI relates to the standard of conduct applicable to broker-dealers, investment advisers, and their representatives when making certain recommendations to retail customers. Specifically, a broker-dealer is required to act in the best interest of a retail customer when recommending any securities transaction or investment strategy involving securities to the retail customer. Form CRS requires broker-dealers and investment advisers to provide each customer with a summary of the nature of the customer’s relationship with the investment professional. Regulation BI also restricts the use of the terms “adviser” and “advisor” by broker-dealers.
In addition, broker-dealers, insurance agencies and other financial institutions sell the Company’s annuities to employee benefit plans governed by provisions of the Employee Retirement Income Security Act (“ERISA”) and Individual Retirement Accounts (“IRAs”) that are governed by similar provisions under the Internal Revenue Code (the “Code”). Consequently, our activities and those of the firms that sell the Company’s products are subject to restrictions that require ERISA fiduciaries to perform their duties solely in the interests of ERISA plan participants and beneficiaries, and that prohibit ERISA fiduciaries from causing a covered plan or retirement account to engage in certain prohibited transactions absent an exemption. In December 2020, the U.S. Department of Labor (“DOL”) reinstated the traditional “five-part test” for determining fiduciary status and established a new prohibited transaction exemption that aligns with the SEC’s Regulation BI.
On October 31, 2023, the DOL proposed a fiduciary rule that broadly covers ERISA plan and IRA sales activities and amends related prohibited transaction exemptions to limit compensation eligible for exemptive relief. The proposal includes an expansive definition of “investment advice fiduciary” that would include nearly all recommendations of annuities. The proposal also includes significant limits on the prohibited transaction exemptions used by producers and insurers and would impose significant limits on the compensation that could be paid in connection with the sale of an annuity.
There remains significant uncertainty surrounding the final form that these regulations may take and the impact they may have on our current distributors and sales of our life insurance policies and annuity contracts. In addition, the Company continues to incur expenses in connection with initial and ongoing compliance obligations with respect to these regulations and in the aggregate these expenses may be significant.
The federal securities laws to which certain of our life insurance policies and annuity contracts are subject contain regulatory restrictions and criminal, administrative, and private remedial provisions. From time to time, the SEC and the Financial Industry Regulatory Authority (“FINRA”) examine or investigate the activities of insurance companies, broker-dealers and investment advisers, including the Company’s affiliated broker-dealers and investment advisers. These examinations or investigations often focus on the activities of the registered representatives and registered investment advisers doing business through such entities and the entities’ supervision of those persons.
The Company is also subject to various federal laws and regulations intended to promote financial transparency and to identify and prevent money laundering and other financial crimes. Under these laws and regulations, the Company is required to maintain certain internal compliance practices, procedures, and controls for verifying the identity of its customers, monitoring for and reporting suspicious transactions, and responding to requests for information from regulatory authorities and law enforcement agencies.
Cybersecurity and Privacy Regulations
In response to the growing threat of cyber attacks several jurisdictions enacted cybersecurity measures, including the adoption of cybersecurity regulations that, among other things, would require insurance companies to establish and maintain a cybersecurity program and implement and maintain cybersecurity policies and procedures. Many states have adopted a standard based on or identical to the 2017 NAIC Insurance Data Security Model Law,

which serves as model legislation for states to enact in order to govern cybersecurity and data protection practices of insurers, insurance agents, and other licensed entities registered under state insurance laws. Additionally, the DFS issued regulations governing cybersecurity requirements for financial services companies, which became effective in March 2017. The DFS regulations require insurance companies, among others, licensed in New York to assess their specific cyber risk profiles and design cybersecurity programs to address such risks. Further, in November 2023, the DFS adopted amendments to its cybersecurity regulation that move beyond administrative and technical safeguards and are focused on cybersecurity governance and risk management. The DFS and the NAIC Insurance Data Security Model Law also require certain insurers to file annually a certification pertaining to their compliance with those jurisdictions’ cybersecurity requirements. In addition to these state regulatory developments, the SEC has proposed new rules that would require the Company's registered separate accounts to adopt and implement comprehensive cybersecurity policies and procedures and disclose significant cybersecurity incidents in the prospectuses for variable contracts. The Company continues to monitor whether the other states in which it conducts business, as well as federal governmental agencies, adopt data security laws or regulations.
The Company has implemented information security policies that are designed to address the security of the Company’s information assets, which include personally identifiable information and protected health information, as well as other proprietary and confidential information about the Company, its employees, customers, agents, affiliates, and business partners. Additionally, the Company has an information risk management committee that, among other things, reviews emerging risks and monitors regulatory requirements and industry standards relating to the security of the Company’s information assets, monitors the Company’s cybersecurity initiatives, and approves the Company’s cyber incident response plans. This committee meets regularly, and the Board of Directors receives reports regarding cybersecurity matters. Furthermore, as part of the Company’s information security program, the Company has included security features in its systems that are intended to protect the privacy and integrity of the Company’s information assets, including personally identifiable information and protected health information. Notwithstanding these efforts, cyber threats and related legal and regulatory standards applicable to the insurance industry are rapidly evolving, and the Company’s and the Company’s business partners’ and service providers’ systems may continue to be vulnerable to security breaches, viruses, programming errors, and other similar disruptive problems or incidents.
In addition to laws and regulations relating to cyber security, states have proposed or adopted broad privacy laws and regulations that apply to all types of businesses. Since 2018, twelve states (California, Virginia, Colorado, Connecticut, Indiana, Tennessee, Delaware, Iowa, Texas, Montana, Oregon, and Utah) have passed consumer privacy laws which create new consumer rights and business responsibilities. The NAIC is also considering a new Consumer Privacy Protection Model Law that would include stronger provisions related to consumer rights, consent, and notification as well as third-party service agreements, data retention and deletion policies, and data sharing agreements. As part of the Company’s customer privacy programs, the Company included processes to respond to requests from consumers with respect to their rights under such privacy laws and regulations. The Company continues to monitor whether the other states in which it conducts business, as well as federal governmental agencies, adopt additional customer privacy laws or regulations.
Other Regulation
Other types of regulation that could affect the Company and its subsidiaries include insurance company investment laws and regulations, state statutory accounting practices, tax laws, antitrust laws, minimum solvency requirements, enterprise risk requirements, state securities laws, federal privacy laws, technology and data regulations, insurable interest laws, federal anti-money laundering and anti-terrorism laws, employment and immigration laws and, because the Company owns and operates real property, state, federal, and local environmental laws. The Company may also be subject to regulations influenced by or related to international regulatory authorities or initiatives. PLC’s ultimate controlling parent, Dai-ichi Life, is subject to regulation by the Japanese Financial Services Agency (“JFSA”). Under applicable laws and regulations, Dai-ichi Life is required to provide notice to or obtain the consent of the JFSA prior to taking certain actions or engaging in certain transactions, either directly or indirectly through its subsidiaries, including PLC, the Company, and their respective consolidated subsidiaries. Domestically, the NAIC may be influenced by the initiatives or regulatory structures or schemes of international regulatory bodies, and those initiatives or regulatory structures or schemes may not translate readily into the regulatory structures or schemes of the legal system (including the interpretation or application of standards by juries) under which U.S. insurers must operate. Changes in laws and regulations or in interpretations thereof, or to initiatives or regulatory structures or schemes of international regulatory bodies, which are applicable to the Company could have a significant adverse impact on the Company.
Intellectual Property
The Company relies on a combination of intellectual property laws, confidentiality procedures and policies, and contractual provisions to protect its brand and its intellectual property, which includes copyrights, trademarks, patents, domain names, and trade secrets. The success of the Company’s business depends on its continued ability to use and protect its intellectual property, including its trademark and service mark portfolio which is composed of both United States registered and common law trademarks and service marks, including the Company’s Protective name and logo. The Company’s intellectual property assets are valuable to the Company in maintaining its brand and marketing its products; thus, the Company maintains and protects its intellectual property assets from infringement and dilution.
RISK FACTORS
This Prospectus includes “forward-looking statements” that represent the Company’s beliefs concerning future operations. Forward-looking statements include any statement that may predict, forecast, indicate, or imply future results, performance, or achievements instead of historical facts and may contain words like “believe”, “expect”, “estimate”, “project”, “budget”, “forecast”, “anticipate”, “plan”, “will”, “shall”, “may”, and other words, phrases, or expressions with similar meaning. Forward-looking statements involve risks and uncertainties, which may cause actual results to differ materially from the results contained in the forward-looking statements, and we cannot give assurances that such statements will prove to be correct. Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.
The operating results of companies in the insurance industry have historically been subject to significant fluctuations. The factors which could affect the Company’s future results include, but are not limited to, general economic conditions and known trends and uncertainties which are discussed more fully below.
Risks Related to the COVID-19 Pandemic
The coronavirus (COVID-19) global pandemic could continue to have an adverse effect on the Company’s business.
The COVID-19 pandemic has had an economic impact on the Company’s business, results of operations, and the national economy generally. Ongoing impacts to the Company will depend on future developments which are uncertain and cannot be predicted, including the rate and long-term efficacy of vaccinations, the impact of new COVID-19 variants, long COVID, the mortality effects of the pandemic indirectly attributed to COVID-19, actions taken by governmental authorities and other third parties in response to the pandemic, changes in the insurance industry associated with the emergence of the pandemic, and other market disruptions. Any such developments could have a complex and negative effect on the Company’s business, including with respect to the prevailing economic environment, the Company’s insurance and annuity products, and the Company’s business operations.
The Company has implemented risk management and business continuity plans, performed stress testing, and taken other precautions with respect to the COVID-19 global pandemic. However, such measures may not adequately protect the Company’s business from the full impacts of the pandemic.
Risks Related to the Financial Environment
Interest rate fluctuations and sustained periods of low or high interest rates could negatively affect the Company’s interest earnings and spread income, or otherwise impact its business.
Significant changes in interest rates expose the Company to the risk of not earning anticipated interest on assets supporting products, or not realizing anticipated spreads between the interest rate earned on investments and the credited interest rates paid on in-force policies and contracts that have significant account balances. Both rising and declining interest rates as well as sustained periods of low interest rates could negatively affect the Company’s interest earnings and spread income.
Lower interest rates may also result in lower sales of certain of the Company’s life insurance and annuity products. Additionally, during periods of declining or low interest rates, certain previously-issued life insurance and annuity products may be relatively more attractive investments to consumers, resulting in increased premium payments on products with flexible premium features, repayment of policy loans, and increased persistency, or a higher percentage of insurance policies remaining in force from year to year during a period when the Company’s investments earn lower returns. Certain of the Company’s life insurance and annuity products guarantee a minimum credited interest rate, and the Company could become unable to earn its spread income or may earn less interest on its investments than it is required to credit to policyholders should interest rates decrease significantly and/or remain low for sustained periods. Additionally, the profitability of certain of the Company’s life insurance products that do not have significant account balances could be reduced should interest rates decrease significantly and/or remain low for sustained periods.
Lower interest rates may also result in increases to certain policyholder benefit reserves.
Higher interest rates may create a less favorable environment for the origination of commercial mortgage loans and decrease the investment income the Company receives in the form of prepayment fees, make-whole payments, and commercial mortgage loan participation income. Higher interest rates could also adversely affect the fair value of fixed-income securities within the Company’s investment portfolio and increase the cost of debt and other obligations of the Company having floating rate or rate reset provisions. During periods of increasing market interest rates, the Company may offer higher crediting rates on interest-sensitive products, such as universal life insurance and fixed annuities, and it may increase crediting rates on in-force products to keep these products competitive. In addition, rapidly-rising interest rates may cause increased policy surrenders, withdrawals from life insurance policies and annuity contracts, and requests for policy loans as policyholders and contract holders shift assets into higher yielding investments. Increases in crediting rates, as well as surrenders and withdrawals, could have an adverse effect on the Company’s financial condition and results of operations, including earnings, capital and surplus, and statutory risk-based capital ratios. Due to the recent increase in interest rates, the Company has experienced most of the impacts noted in this paragraph to varying degrees, and may experience material adverse impacts in the future.
Additionally, the Company’s asset/liability management programs and procedures incorporate assumptions about the relationship between short-term and long-term interest rates (i.e., the slope of the yield curve) and relationships between risk-adjusted and risk-free interest rates, market liquidity, and other factors. The effectiveness of the Company’s asset/liability management programs and procedures may be negatively affected whenever actual results differ from these assumptions.
The Company’s investments are subject to market and credit risks. These risks could be heightened during periods of extreme volatility or disruption in financial and credit markets.
Significant volatility or disruption in domestic or foreign credit, capital, and equity markets, including as a result of social or political unrest or instability domestically or abroad, could have an adverse impact in several ways on either the Company’s financial condition or results from operations. The Company’s invested assets and derivative financial instruments are subject to risks of credit defaults and changes in fair values which could be heightened by volatility or disruption. The factors affecting the financial and credit markets could lead to credit and other losses in the Company’s investment portfolio.
The Company’s exposure to these markets presents a number of risks including:
•The fair value of the Company’s invested assets, derivative financial instruments, and commercial mortgage loans may be affected by interest rate levels, financial market performance, general economic conditions, inflation, and conditions affecting certain sectors of the economy, as well as particular circumstances affecting the individual tenants, borrowers, issuers, and guarantors.

•Changes in interest rates and credit spreads could increase unrealized losses in the Company’s investment portfolio and could cause market price and cash flow variability in the Company’s fixed-income instruments.
•Significant volatility and lack of liquidity in the credit markets could cause issuers of the fixed-income securities in the Company’s investment portfolio to default on either principal or interest payments on these securities.
•The Company’s statutory surplus is impacted by widening credit spreads as a result of the accounting for the assets and liabilities on its fixed market value adjusted annuities (“MVAA”). Volatile credit markets could result in statutory separate account asset market value losses.
•Volatility or disruption in the credit markets could impact the Company’s ability to efficiently access financial solutions for purposes of issuing long-term debt for financing purposes, its ability to obtain financial solutions for purposes of supporting certain traditional and UL insurance products for capital management purposes, or result in an increase in the cost of existing securitization structures.
•When the credit and capital markets are disrupted and confidence is eroded the Company may not be able to borrow money, including through the issuance of debt securities, or the cost of borrowing or raising capital may be prohibitively high. If the Company’s internal sources of liquidity are inadequate during such periods, the Company could suffer negative effects from not being able to borrow money, or from having to do so on unfavorable terms. The negative effects could include being forced to sell assets at a loss, a lowering of the Company’s financial strength ratings and the financial strength ratings of its insurance subsidiaries, and the possibility that customers, lenders, ratings agencies, or regulators develop a negative perception of the Company and its financial prospects.
•Volatility in equity markets may deter prospective purchasers of variable life and annuity products and fixed annuity products that have returns linked to the performance of equity markets and may cause some existing customers to withdraw cash values or reduce investments in those products.
•Changes in interest rates, equity market movements and changes in the volatility of equity markets can impact the valuation of both the reserves relating to GMxB riders and the derivatives entered into in connection with these riders. Changes in the valuation of derivatives used to hedge GMxB riders may not fully offset changes in the valuation of statutory reserves. Such differences may have a material adverse effect on total statutory capital and surplus.
•Market volatility can make it difficult for the Company to value certain of its assets, especially if trading becomes less frequent. Additionally, valuations may include assumptions or estimates that may have significant period-to-period changes.
In addition, financial markets may be adversely affected by the current or anticipated impact of military conflict, including conflict in Europe and the Middle East, terrorism or other geopolitical events. Major central bank policy actions, inflation, possible recessionary conditions and political policy uncertainty also remain key challenges for markets and the Company’s business. Future actions or inactions of the United States government related to the “debt-ceiling” could increase the actual or perceived risk that the United States may not ultimately pay its obligations when due. This could result in downgrades to the credit rating of the United States and potential disruption to financial markets, including capital markets.
Moreover, adverse developments that affect banks and other financial institutions, such as events involving liquidity that are rumored or actual, have in the past and may in the future lead to market-wide and Company-specific liquidity problems and a decline in the value of investment portfolios. For example, in the first half of 2023, federal, state and foreign bank regulators placed several U.S. and European banks into receivership and took other precautionary measures to address instability in the banking sector. The Company suffered significant losses in its investment portfolio related to these developments. Future adverse conditions in the banking sector, including bank failures, adverse liquidity conditions or events otherwise affecting confidence in the financial or credit markets, could lead to disruptions in our ability to access our bank deposits in excess of FDIC limits, impair the ability of one or more of the banks participating in our credit facility from honoring their commitments to us, and have an adverse effect on the future availability of funding to the Company and the terms of such funding. Such adverse conditions could also lead to significant uncertainty in the valuation of investments we may have in financial institutions and in companies in other affected industries, which ultimately may result in further substantial decreases in the value of our investments on our balance sheet and material losses on our income statement.
The risks described above could have a material adverse impact on the Company’s results of operations, financial condition, statutory capital ratios, risk-based capital ratios, cash flows through realized losses, unrealized loss positions, and may cause increased demands on capital, including obligations to post additional capital and collateral.
Climate change and related legislative and regulatory initiatives may materially affect the Company’s business and may adversely affect our investment portfolio.
There are concerns that the increased frequency and severity of weather-related catastrophes and other losses, such as wildfires, incurred by the industry in recent years is indicative of changing weather patterns, whether as a result of global climate change caused by human activities or otherwise, which could cause such events to persist. The global business community has increased its political and social awareness surrounding the issue, and the United States has entered into international agreements in an attempt to reduce global temperatures, such as reentering the Paris Agreement. Further, the U.S. Congress, state legislatures and federal and state regulatory agencies continue to propose numerous initiatives to supplement the global effort to combat climate change.
The Company cannot predict how legal, regulatory and social responses to concerns about global climate change will impact its business or the value of our investments. Climate change regulation and market forces reacting to climate change may affect the prospects of companies and other entities whose securities we hold, or our willingness to continue to hold their securities. It may also impact other counterparties, including reinsurers, and affect the value of investments, including real estate investments we hold or manage for others. Although the Company has performed, and will continue to perform, climate change scenario analyses with respect to its investment portfolio, the Company cannot accurately predict the long-term impacts on us from climate change or related regulation or market impact.
The Company’s use of derivative financial instruments within its risk management strategy may not be effective or sufficient.
The Company uses derivative financial instruments within its risk management strategy to mitigate risks to which it is exposed, including risks related to credit and equity markets, interest rate levels, foreign exchange, and volatility on its fixed indexed annuity and variable annuity products and associated guaranteed benefit features. The Company may also use derivative financial instruments within its risk management strategy to mitigate risks arising from its exposure to investments in individual issuers or sectors of issuers and to mitigate the adverse effects of interest rate levels or volatility on its overall financial condition or results of operations.
These derivative financial instruments may not effectively offset the changes in the carrying value of the exposures due to, among other things, the time lag between changes in the value of such exposures and the changes in the value of the derivative financial instruments purchased by the Company, extreme credit and/or equity market and/or interest rate levels or volatility, contract holder behavior that differs from the Company’s expectations, and other basis risk.
The use of derivative financial instruments by the Company generally to hedge various risks that impact earnings may have an adverse impact on the level of statutory capital and risk-based capital. The Company may also choose not to hedge, in whole or in part, these or other risks that it has identified, due to, for example, the availability and/or cost of a suitable derivative financial instrument. In addition, the Company may fail to identify risks, or the magnitude of risks, to which it is exposed. The derivative financial instruments used by the Company in its risk management strategy may not be properly designed, may not be properly implemented as designed and/or may be insufficient to hedge the risks in relation to the Company’s obligations. The Company is subject to the risk that its derivative counterparties or clearinghouse may fail or refuse to meet their obligations to the Company, which may result in associated derivative financial instruments becoming ineffective or inefficient.

The above factors, either alone or in combination, may have a material adverse effect on the Company’s financial condition and results of operations.
The Company’s ability to grow depends in large part upon the continued availability of capital.
The Company deploys significant amounts of capital to support its sales and acquisitions efforts. Although the Company believes it has sufficient capital to fund its immediate capital needs, the amount of capital available can vary significantly from period to period due to a variety of circumstances, some of which are not predictable or within the Company’s control. Furthermore, our ultimate controlling parent is not obligated to provide us with additional capital. A lack of sufficient capital could have a material adverse impact on the Company’s financial condition and/or results of operations.
The Company could be forced to sell investments at a loss to cover policyholder withdrawals.
Many of the products offered by the Company allow policyholders and contract holders to withdraw their funds under defined circumstances. The Company manages its liabilities and configures its investment portfolios so as to provide and maintain sufficient liquidity to support expected withdrawal demands and contract benefits and maturities. While the Company owns a significant amount of liquid assets, a certain portion of its assets are relatively illiquid. If the Company experiences unexpected withdrawal or surrender activity, it could exhaust its liquid assets and be forced to liquidate other assets, perhaps at a loss or on other unfavorable terms. If the Company is forced to dispose of assets at a loss or on unfavorable terms, it could have an adverse effect on the Company’s financial condition, the degree of which would vary in relation to the magnitude of the unexpected surrender or withdrawal activity.
The Company could be adversely affected by an inability to access its credit facility or FHLB lending.
The Company relies on its credit facility as a potential source of liquidity. The availability of these funds could be critical to the Company’s credit and financial strength ratings and its ability to meet obligations, particularly when alternative sources of credit or liquidity are either difficult to access or costly. The availability of the Company’s credit facility is dependent in part on the ability of the lenders to provide funds under the facility. The Company’s credit facility contains various affirmative and negative covenants and events of default, including covenants requiring the Company to maintain a specified minimum consolidated net worth. The Company’s right to make borrowings under the facility is subject to the fulfillment of certain conditions, including its compliance with all covenants. The Company’s failure to comply with the covenants in the credit facility could restrict its ability to access this credit facility when needed. In addition, the Company and certain subsidiaries are members of FHLB Regional Banks. Membership provides these subsidiaries with access to FHLB financial services, including advances that provide an attractive funding source for short-term borrowing and for the sale of funding agreements. The ability of its subsidiaries to access liquidity from the FHLB is impacted by other factors that are dependent on market conditions or policies established by the FHLB. Fluctuations in the fair value of collateral can adversely impact available borrowing capacity. The extent to which membership or the FHLB services are available could be impacted by legislative or regulatory action at the state or federal level.
The Company’s inability to access some or all of the line of credit under the credit facility or its subsidiaries inability to access some or all of the FHLB financial services could lead to downgrades in our credit and financial strength ratings and have a material adverse effect on its liquidity and/or results of operations.
The Federal Housing Finance Agency (FHFA) recently concluded a 100-year review of the FHLB System to ensure it remains positioned to meet the needs of today and tomorrow. While insurance industry participation in FHLB was not the primary focus of the FHFA review, it is too soon to determine if the implementation of any of the review’s recommendations will have an impact on the Company.

The amount of statutory capital or risk-based capital that the Company has and the amount of statutory capital or risk-based capital that it must hold to maintain its financial strength and meet other requirements can vary significantly from time to time and such amounts are sensitive to a number of factors outside of the Company’s control.
Insurance regulators have established regulations that provide minimum capitalization requirements based on risk-based capital formulas for life and property and casualty companies. The risk-based capital formula for life insurance companies establishes capital requirements relating to insurance, business, asset, interest rate, and certain other risks. The risk-based capital formula for property and casualty companies establishes capital requirements relating to asset, credit, underwriting, and certain other risks.
In any particular year, statutory surplus amounts and risk-based capital ratios may increase or decrease depending on a variety of factors, including, but not limited to, the amount of statutory income or losses generated by the Company and its insurance subsidiaries, the amount of additional capital the Company and its insurance subsidiaries must hold to support business growth, changes in the Company’s statutory reserve requirements, the Company’s ability to secure capital market solutions to provide statutory reserve relief, changes in equity market levels, the value of certain fixed-income and equity securities in its investment portfolio, the credit ratings of investments held in its portfolio, including those issued by, or explicitly or implicitly guaranteed by, a government, the value of certain derivative instruments, changes in interest rates, foreign currency exchange rates or tax rates, credit market volatility, changes in consumer behavior, and changes to the NAIC risk-based capital formulas. Most of these factors are outside of the Company’s control.
The Company’s financial strength are significantly influenced by the statutory surplus amounts and risk-based capital ratios of its insurance company subsidiaries. Rating organizations may implement changes to their internal models that have the effect of increasing or decreasing the amount of statutory capital the Company must hold in order to maintain its current ratings. In addition, rating agencies may downgrade the investments held in the Company’s portfolio, which could result in a reduction of the Company’s capital and surplus and/or its risk-based capital ratio.
In scenarios of equity market declines, the amount of additional statutory reserves or risk-based capital the Company is required to hold for its variable product guarantees may increase at a rate greater than the rate of change of the markets. Increases in reserves or risk-based capital could result in a reduction to the Company’s capital, surplus, and/or risk-based capital ratio. In scenarios of interest rate increases, the losses on the Company’s hedge assets supporting the variable annuity block are typically larger than the reduction in statutory reserves. As such, rising interest rates commonly result in a reduction to the Company’s capital and risk-based capital ratio. Also, in environments where there is not a correlative relationship between interest rates and spreads, the Company’s market value adjusted annuity product can have a material adverse effect on the Company’s statutory surplus position.
A ratings downgrade or other negative action by a rating organization could adversely affect the Company.
Various rating organizations review the financial performance and condition of insurers, including the Company’s insurance subsidiaries, and publish their financial strength ratings as indicators of an insurer’s ability to meet policyholder and contract holder obligations. While financial strength ratings are not a recommendation to buy the Company’s securities or products, these ratings are important to maintaining public confidence in the Company, its products, its ability to market its products, and its competitive position. A downgrade or other negative action by a rating organization with respect to the financial strength ratings of the Company and its insurance subsidiaries could adversely affect the Company in many ways, including, but not limited to, reducing new sales of insurance and investment products, adversely affecting relationships with distributors and sales agents, increasing the number or amount of policy surrenders and withdrawals of funds, requiring a reduction in prices for the Company’s insurance products and services in order to remain competitive, negatively impacting the Company’s ability to execute its acquisition strategy, and adversely affecting the Company’s ability to obtain reinsurance at a reasonable price, on reasonable terms, or at all. A downgrade of sufficient magnitude could result in the Company, its insurance subsidiaries, or both being required to collateralize reserves, balances, or obligations under certain contractual obligations, including reinsurance, funding, swap, and securitization agreements. A downgrade of sufficient magnitude could also result in the termination of certain funding and swap agreements.

Rating organizations also publish credit ratings for issuers of debt securities, including the Company. Credit ratings are indicators of a debt issuer’s ability to meet the terms of debt obligations in a timely manner. These ratings are important to the Company’s overall ability to access credit markets and other types of liquidity. Credit ratings are not recommendations to buy our securities or products. Downgrades of PLC’s credit ratings, or an announced potential downgrade or other negative action, could have a material adverse effect on our financial conditions and results of operations in many ways, including, but not limited to, limiting PLC’s or the Company’s access to capital markets, increasing the cost of debt, impairing our ability to raise capital to refinance maturing debt obligations, limiting its capacity to support its growth and the growth of its insurance subsidiaries, requiring it to pay higher amounts in connection with certain existing or future financing arrangements or transactions, and making it more difficult to maintain or improve the current financial strength ratings of its insurance subsidiaries. A downgrade of sufficient magnitude, in combination with other factors, could require the Company to post collateral pursuant to certain contractual obligations.
Rating organizations assign ratings based upon several factors. While most of the factors relate to the rated company, some of the factors relate to the views of the rating organization, general economic conditions, ratings of parent companies, and other circumstances outside the rated company’s control. Changes to the models could impact the rating organizations’ judgment of the rating to be assigned to the rated company. Rating organizations may take various actions, positive or negative, with respect to the Company’s financial strength ratings and those of its insurance subsidiaries, including as a result of our status as a subsidiary of PLC, which is a subsidiary of Dai-ichi Life. Any negative action by a rating organization related to such affiliates could have a material adverse impact on the Company’s financial condition or results of operations.
The Company’s securities lending program may subject it to liquidity and other risks.
The Company maintains a securities lending program in which securities are loaned to third parties, including brokerage firms and commercial banks. The borrowers of the Company’s securities provide the Company with collateral, typically in cash, which it separately maintains. The Company invests the collateral in other securities, including primarily short-term government repo and money market funds. Securities loaned under the program may be returned to the Company by the borrower at any time, requiring the Company to return the related cash collateral. In some cases, the Company may use the cash collateral provided to purchase other securities to be held as invested collateral, and the maturity of such securities may exceed the term of the securities loaned under the program and/or the fair value of such securities may fall below the amount of cash collateral that the Company is obligated to return to the borrower of the Company’s loaned securities. If the Company is required to return significant amounts of cash collateral on short notice and is forced to sell the securities held as invested collateral to meet the obligation, the Company may have difficulty selling such securities in a timely manner and/or the Company may be forced to sell the securities in a volatile or illiquid market for less than it otherwise would have been able to realize under normal market conditions. In addition, the Company’s ability to sell securities held as invested collateral may be restricted under stressful market and economic conditions in which liquidity deteriorates.
The Company’s financial condition or results of operations could be adversely impacted if the Company’s assumptions regarding the fair value and future performance of its investments differ from actual experience.
The Company makes assumptions regarding the fair value and expected future performance of its investments. Expectations that the Company’s investments in mortgage-backed and asset-backed securities will continue to perform in accordance with their contractual terms are based on assumptions a market participant would use in determining the current fair value and consider the performance of the underlying assets. It is reasonably possible that the underlying collateral of these investments will perform worse than current market expectations and that such reduced performance may lead to adverse changes in the cash flows on the Company’s holdings of these types of securities. In addition, expectations that the Company’s investments in corporate securities and/or debt obligations will continue to perform in accordance with their contractual terms are based on evidence gathered through its normal credit surveillance process. It is possible that issuers of the Company’s investments in corporate securities and/or debt obligations will perform worse than current expectations.
Adverse developments that affect banks and other financial institutions, such as events involving liquidity that are rumored or actual, have in the past and may in the future lead to a decline in the value of investment portfolios and have an adverse effect on our results of operations. For example, in the first half of 2023, federal, state and foreign bank regulators placed several U.S. and European banks into receivership, and took other precautionary measures to address instability in the banking sector. The Company suffered significant losses in its investment portfolio in 2023 related to these developments, with the Company incurring $11.4 million of losses on sales of fixed maturity securities and $189.2 million of impairments on its holdings of preferred stock and fixed maturity investments. The level of impairments recorded was based on management’s assessment of the severity of the impacts of these events on the debt and equity markets. Future adverse conditions in the banking sector and the financial industry more broadly could result in further reduced valuations of our investment portfolio, impairment charges and additional losses that may have a material and adverse impact upon the Company, its financial condition, investment results and results of operations.
The occurrence of any of the foregoing events could lead the Company to recognize additional write-downs within its portfolio of mortgage and asset-backed securities or its portfolio of corporate securities and/or debt obligations. It is also possible that such unanticipated events would lead the Company to dispose of additional such investments and recognize the effects of any market movements in its financial statements. The Company also makes certain assumptions when utilizing internal models to value certain of its investments. It is possible that actual results will differ from the Company’s assumptions. Such events could result in a material change in the value of the Company’s investments.
Adverse actions of certain funds or their advisers could have a detrimental impact on the Company’s ability to sell its variable life and annuity products, or maintain current levels of assets in those products.
Certain of the Company’s insurance subsidiaries have arrangements with various open-end investment companies, or “mutual funds”, and the investment advisers to those mutual funds, to offer the mutual funds as investment options in the Company’s variable life and annuity products. It is possible that the termination of one or more of those arrangements by a mutual fund or its adviser could have a detrimental impact on the Company’s ability to sell its variable life and annuity products, or maintain current levels of assets in those products, which could have a material adverse effect on the Company’s financial condition and/or results of operations.
Industry and Regulatory Related Risks
The business of the Company is highly regulated and is subject to routine audits, examinations, and actions by regulators, law enforcement agencies, and self-regulatory organizations.
The Company and its insurance subsidiaries are subject to regulation by each of the states in which they conduct business. In many instances, the regulatory models emanate from the NAIC. Such regulation is vested in state agencies having broad administrative and, in some instances, discretionary power dealing with many aspects of the Company’s business, which may include, among other things, premium and cost of insurance rates and increases thereto, interest crediting policy, underwriting practices, reserve requirements, marketing practices, advertising, privacy, cybersecurity, policy forms, reinsurance reserve requirements, insurer use of captive reinsurance companies, acquisitions, mergers, capital adequacy, claims practices, and the remittance of unclaimed property. In addition, some state insurance regulators may enact rules or regulations with extra-territorial application, effectively extending their jurisdiction to areas such as permitted insurance company investments that are normally the province of an insurance company’s domiciliary state regulator. Actions by any of the state insurance regulators could have a material adverse effect on the Company’s business, financial condition and results of operations.
At any given time, a number of financial, market conduct, unclaimed property, or other examinations or audits of the Company’s subsidiaries, as well as certain other insurance companies from whom the Company has coinsured blocks of life insurance and annuity policies, may be ongoing. It is possible that any examination or audit may result in payments of fines and penalties, payments to customers, or both, as well as changes in systems or procedures, or restrictions on business activities, any of which could have a material adverse effect on the Company’s business, financial condition and results of operations.
The Company’s insurance subsidiaries are required to obtain state regulatory approval for rate increases for certain health insurance products. The Company’s financial condition and results of operations may be adversely affected if the requested rate increases are not approved in full by regulators in a timely fashion.

State insurance regulators and the NAIC regularly examine existing laws and regulations applicable to insurance companies and their products. Changes in state laws and regulations, or in interpretations thereof, could have a material adverse effect on the Company’s business, financial condition and results of operations. Additionally, legislators in some states have introduced or plan to introduce bills that could affect the Company’s ability to underwrite based on an applicant’s COVID-19 vaccination status. While the Company does not collect this data, strict restrictions could negatively impact our future underwriting practices.
PLC’s broker-dealer subsidiaries are also subject to regulation by state securities regulators. In many instances, the state regulatory models emanate from the North American Securities Administrators Association. State securities regulators may bring regulatory or other legal actions against PLC’s broker-dealer subsidiaries if, in their view, our practices, or those of our agents or employees, are improper. These actions can result in substantial fines or penalties, or prohibitions or restrictions on our business activities and could have a material adverse effect on our business, financial condition and results of operations.
At the federal level, certain of the Company’s insurance and broker-dealer affiliates are subject to regulation by the SEC and the FINRA. Federal laws and regulations generally grant the SEC and FINRA broad administrative powers, including the power to limit or restrict regulated entities from carrying on their businesses in the event that a regulated entity fails to comply with applicable federal laws and regulations. The SEC and FINRA, as well as the DOL and others, have the authority to review our products and business practices and those of our agents, registered representatives, associated persons, and employees. Adverse action by any of these regulatory bodies against the Company or any of its subsidiaries could have a material adverse effect on the Company’s business, financial condition and results of operations.
The executive branch of the federal government or federal agencies may issue orders or take other action with respect to financial services and life insurance matters, and bills are routinely introduced in both chambers of the United States Congress that could affect the Company and its business. In the past, Congress has considered legislation that would impact insurance companies in numerous ways, such as providing for an optional federal charter or a federal presence for insurance, preempting state law in certain respects regarding the regulation of reinsurance, increasing federal oversight in areas such as consumer protection and solvency regulation, setting tax rates, and other matters. The Company cannot predict whether or in what form administrative actions will take or legislation will be enacted. Such actions or legislation could, however, have a material adverse effect on the Company’s business, financial condition and results of operations.
Federal regulatory or governmental bodies may bring regulatory or other legal actions against us if, in their view, our practices, or those of our agents or employees, are improper. These actions can result in substantial fines or penalties, or prohibitions or restrictions on our business activities and could have a material adverse effect on our business, financial condition and results of operations.
The Company may be subject to regulations of, or regulations influenced by, international regulatory authorities or initiatives.
The NAIC and the Company’s state regulators may be influenced by the initiatives of international regulatory bodies, and those initiatives may not translate readily into the legal system under which U.S. insurers must operate. There is increasing pressure to conform to international standards due to the globalization of the business of insurance and the systemic nature of recent financial crises. In addition to developments at the NAIC and in the United States, the FSB, consisting of representatives of national financial authorities of the G20 nations, and the G20 have issued a series of proposals intended to produce significant changes in how financial companies, particularly companies that are members of large and complex financial groups, should be regulated.
The International Association of Insurance Supervisors (“IAIS”), developed a holistic framework for the assessment and mitigation of systemic risk in the insurance sector (the “Holistic Framework”). The Holistic Framework proposes enhanced supervisory and corrective measures and disclosures for any build-up of systemic risk in liquidity risk, macroeconomic exposure, counterparty exposure and substitutability. The FSB recently decided to discontinue the annual identification of G-SIIs. Going forward, the FSB will utilize assessments available through the Holistic Framework to inform its considerations of systemic risk in the insurance sector.

The IAIS has also developed ComFrame for the supervision of IAIGs. In June 2023, the IAIS launched a public consultation on the Insurance Capital Standard (ICS) as a prescribed capital requirement (PCR) for Internationally Active Insurance Groups (IAIGs). This is intended to be the final consultation in preparation for adoption of the ICS in 2024. As Dai-ichi Life has been designated an IAIG by JFSA, the Company may be subject to supervision requirements, capital measurement standards, and enhanced disclosures beyond those applicable to any competitors who are not designated as an IAIG.
The Company’s ultimate controlling parent, Dai-ichi Life, is also subject to regulation by the JFSA. Under applicable laws and regulations, Dai-ichi Life is required to provide notice to or obtain the consent of the JFSA prior to taking certain actions or engaging in certain transactions, either directly or indirectly through its subsidiaries, including the Company, and its consolidated subsidiaries, which could limit the ability of the Company to engage in certain transactions or business initiatives.
While it is not yet known how or the extent to which the Company will be impacted by these regulations, the Company may experience increased costs of compliance, increased disclosure, less flexibility in capital management, and more burdensome regulation and capital requirements for specific lines of business. In addition, such regulations could impact the business of the Company and its reserve and capital requirements, financial condition, or results of operations.
NAIC actions, pronouncements and initiatives may affect the Company’s product profitability, reserve and capital requirements, financial condition, or results of operations.
Although some NAIC pronouncements, particularly as they affect accounting, reserving and risk-based capital issues, may take effect automatically without affirmative action taken by the states, the NAIC is not a governmental entity and its processes and procedures do not comport with those to which governmental entities typically adhere. Therefore, it is possible that actions could be taken by the NAIC that become effective without the procedural safeguards that would be present if governmental action was required. In addition, with respect to some financial regulations and guidelines, states sometimes defer to the interpretation of the insurance department of a non-domiciliary state. Neither the action of the non-domiciliary state nor the action of the NAIC is binding on a domiciliary state. Accordingly, a state could choose to follow a different interpretation. The Company is also subject to the risk that compliance with any particular regulator’s interpretation of a legal, accounting, or actuarial issue may result in non-compliance with another regulator’s interpretation of the same issue, particularly when compliance is judged in hindsight. There is an additional risk that any particular regulator’s interpretation of a legal, accounting or actuarial issue may change over time to the Company’s detriment, or that changes to the overall legal or market environment may cause the Company to change its practices in ways that may, in some cases, limit its growth or profitability. Statutes, regulations, interpretations, and instructions may be applied with retroactive impact, particularly in areas such as accounting, reserve and risk-based capital requirements. Also, regulatory actions with prospective impact can potentially have a significant impact on currently sold products.
The NAIC is also considering changes to accounting and risk-based capital regulations, risk-based capital calculations, governance practices of insurers, and other items. Additionally, the NAIC has developed a group capital calculation that measures capital across U.S.-based insurance groups using an RBC aggregation method with adjustments for all entities within the insurance holding company system. The Company cannot currently estimate what impact these more focused inquiries or proposed changes, if they occur, will have on its product mix, product profitability, reserve and capital requirements, financial condition, or results of operations.
The Company is subject to insurance guaranty fund laws, rules and regulations that could adversely affect the Company’s financial condition or results of operations.
Under insurance guaranty fund laws in most states, insurance companies doing business therein can be assessed up to prescribed limits for policyholder losses incurred by insolvent companies. From time to time, companies may be asked to contribute amounts beyond prescribed limits. It is possible that the Company could be assessed with respect to product lines not offered by the Company. In 2017, the NAIC adopted revisions to the Life and Health Insurance Guaranty Association Model Act, which has been adopted by forty-one states as of December 2023 and more states are expected to follow suit. As adopted by the NAIC, the Model Act would result in an increase to the percentage of liabilities attributable to any future long term care provider insolvency that can be assessed to life insurers. Legislation may be introduced in various states with respect to guaranty fund assessment laws related to insurance products, including long term care insurance and other specialty products, that differs from the revised Model Act and which increases the cost of future assessments and/or alters future premium tax offsets received in connection with guaranty fund assessments. Additionally, judicial review may affect liquidation orders against insolvent companies, which could impact the guaranty fund system. The Company cannot predict the amount, nature or timing of any future assessments or legislation, any of which could have a material and adverse impact on the Company’s financial condition or results of operations.
Laws, rules, and regulations promulgated in connection with the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act may adversely affect the results of operations or financial condition of the Company.
The Dodd-Frank Act enacted in July 2010 made sweeping changes to the regulation of financial services entities, products and markets. The Dodd-Frank Act generally provides for enhanced federal supervision of financial institutions, including insurance companies in certain circumstances, and financial activities that represent a systemic risk to financial stability or the economy. Certain provisions of the Dodd-Frank Act are or may become applicable to us, our competitors or those entities with which we do business, including, but not limited to: the establishment of a comprehensive federal regulatory regime with respect to derivatives; the establishment of the Federal Insurance Office; changes to the regulation of broker-dealers and investment advisors; changes to the regulation of reinsurance; the imposition of additional regulation over credit rating agencies; the imposition of concentration limits on financial institutions that restrict the amount of credit that may be extended to a single person or entity; and mandatory on-facility execution and clearing of certain derivative contracts. We cannot predict with certainty how the Dodd-Frank Act will continue to affect the financial markets generally, or impact our business, ratings, results of operations, financial condition or liquidity.
Among other things, the Dodd-Frank Act imposed a comprehensive regulatory regime on the OTC derivatives marketplace and granted new joint regulatory authority to the SEC and the CFTC over OTC derivatives. Certain of the Company’s derivatives operations are subject to, among other things, new recordkeeping, reporting and documentation requirements and execution and clearing requirements for certain swap transactions ((currently, certain interest rate swaps and index-based credit default swaps; cleared swaps require the posting of margin to a clearinghouse via a futures commission merchant and, in some case, to the futures commission merchant as well). As a result of the transition to central clearing and the margin requirements for OTC derivatives, the Company will be required to hold more cash and highly liquid securities resulting in lower yields in order to satisfy the projected increase in margin required. In addition, increased capital charges imposed by regulators on non-cash collateral held by bank counterparties and central clearinghouses is expected to result in higher hedging costs, causing a reduction in income from investments.
The Dodd-Frank Act authorized the creation of the CFPB, which has supervisory authority over certain non-banks whose activities or products it determines pose risks to consumers. Certain of the Company’s subsidiaries sell products that may be regulated by the CFPB. The CFPB continues to bring enforcement actions involving a growing number of issues, including actions brought jointly with state Attorneys General, which could directly or indirectly affect the Company or any of its subsidiaries. The Company is unable at this time to predict the impact of these activities on the Company.
New and amended regulations regarding the standard of care or standard of conduct applicable to investment professionals, insurance agencies, and financial institutions that recommend or sell annuities or life insurance products may have a material adverse impact on our ability to sell annuities and other products and to retain in-force business and on our financial condition or results of operations.
Sales of life insurance policies and annuity contracts offered by the Company are subject to regulations relating to sales practices adopted by a variety of federal and state regulatory authorities. Certain annuities and life insurance policies such as variable annuities and variable universal life insurance are regulated under the federal securities laws administered by the SEC. On June 5, 2019, the SEC adopted a comprehensive package of rulemakings and interpretations relating to the standard of conduct applicable to broker-dealers, investment advisers, and their representatives when making certain recommendations to retail customers. Regulation Best Interest (“Regulation BI”), a new rule establishing a “best interest” standard of conduct for broker-dealers and their natural associated persons applies when making recommendations to retail customers of any securities transaction or investment strategy involving securities or regarding the opening of an account. In addition to Regulation BI, the SEC also adopted a new rule and amended existing rules to require broker-dealers and registered investment advisers to provide a brief relationship summary to retail investors (“Form CRS Rules”). The obligations under Regulation BI and Form CRS became effective on June 30, 2020. The rulemaking package also included two interpretations: (i) the investment adviser interpretation, which clarifies certain aspects of the standard of conduct applicable to registered investment advisers under section 206 of the Investment Advisers Act of 1940 (“Advisers Act”), and (ii) the “solely incidental” interpretation, which clarifies the broker-dealer exclusion from the definition of “investment adviser” under section 202 of the Advisers Act.
In addition, broker-dealers, insurance agencies and other financial institutions sell the Company’s annuities to employee benefit plans governed by provisions of ERISA and Individual Retirement Accounts that are governed by similar provisions under the Code. Consequently, our activities and those of the firms that sell the Company’s products are subject to restrictions that require ERISA fiduciaries to perform their duties solely in the interests of ERISA plan participants and beneficiaries, and that prohibit ERISA fiduciaries from causing a covered plan or retirement account to engage in certain prohibited transactions absent an exemption. The DOL issued its fiduciary rule package on June 29, 2020 and published in the Federal Register on July 7, 2020.
On October 31, 2023, the DOL proposed a fiduciary rule that broadly covers ERISA plan and IRA sales activities and amends related prohibited transaction exemptions to limit compensation eligible for exemptive relief. The proposal includes an expansive definition of “investment advice fiduciary” that would include nearly all recommendations of annuities. Contrary to the Fifth Circuit’s 2018 holding, it makes no distinction between the sale of an investment product and the provision of fiduciary investment advice. The proposal also includes significant limits on the prohibited transaction exemptions used by producers and insurers and would impose significant limits on the compensation that could be paid in connection with the sale of an annuity.
The NAIC passed revisions to the Suitability in Annuity Transactions Model Regulation which are intended to impose a higher standard of care on insurers who sell annuities. Likewise, several states are considering or have adopted legislation or regulatory measures that would implement new requirements and standards applicable to the sale of annuities and, in some cases, life insurance products. While many states are pursuing uniformity through NAIC’s model, these standards can vary widely in scope, applicability, and timing of implementation. The adoption and enactment of these or any revised standards as law or regulation could have a material adverse effect upon the manner in which the Company’s products are sold and impact the overall market for such products.
There remains significant uncertainty surrounding the final form that these regulations may take. Our current distributors may continue to move forward with their plans to limit the number of products they offer, including the types of products offered by the Company. The Company may find it necessary to change sales representative and/or broker compensation, to limit the assistance or advice it can provide to owners of the Company’s annuities, to replace or engage additional distributors, or otherwise change the manner in which it designs, supervises, and supports sales of its annuities and, where applicable, life insurance products. In addition, the Company continues to incur expenses in connection with initial and ongoing compliance obligations with respect to such rules, and in the aggregate these expenses may be significant. Any of the foregoing regulatory, legislative, or judicial measures or the reaction to such activity by consumers or other members of the insurance industry could have a material adverse impact on our ability to sell annuities and other products, to retain in-force business, and on our financial condition or results of operations.
The Company may be subject to regulation, investigations, enforcement actions, fines and penalties imposed by the SEC, FINRA and other federal and international regulators in connection with its business operations.
Certain life insurance policies, contracts, and annuities offered by the Company are subject to regulation under the federal securities laws administered by the SEC. The federal securities laws contain regulatory restrictions and criminal, administrative, and private remedial provisions. From time to time, the SEC and the FINRA examine or investigate the activities of broker-dealers, insurer’s separate accounts and investment advisors, including the

Company’s affiliated broker-dealers and investment advisers. These examinations or investigations often focus on the activities of the registered representatives and registered investment advisers doing business through such entities and the entities’ supervision of those persons. It is possible that any examination or investigation could lead to enforcement action by the regulator and/or may result in payments of fines and penalties, payments to customers, or both, as well as changes in systems or procedures of such entities, any of which could have a material adverse effect on the Company’s financial condition or results of operations.
The Company may also be subject to regulation by governments of the countries in which it currently does, or may in the future, do, business, as well as regulation by the U.S. Government with respect to its operations in foreign countries, such as the Foreign Corrupt Practices Act. Penalties for violating the various laws governing the Company’s business in other countries may include restrictions upon business operations, fines and imprisonment, both within the U.S. and abroad. U.S. enforcement of anti-corruption laws continues to increase in magnitude, and penalties may be substantial.
The Company is subject to conditions and requirements set forth in the TCPA, which places restrictions on the use of automated telephone and facsimile machines. Class action lawsuits alleging violations of the act have been filed against a number of companies, including life insurance carriers. These class action lawsuits contain allegations that defendant carriers were vicariously liable for the alleged wrongful conduct of agents who violated the TCPA. Some of the class actions have resulted in substantial settlements against other insurers. Any such actions against the Company could result in a material adverse effect upon our financial condition or results of operations.
Other types of regulation that could affect the Company and its subsidiaries include, but are not limited to, insurance company investment laws and regulations, state statutory accounting and reserving practices, antitrust laws, minimum solvency requirements, enterprise risk requirements, state securities laws, federal privacy laws, cybersecurity regulation, technology and data regulations, insurable interest laws, federal anti-money laundering and anti-terrorism laws, employment and immigration laws (including laws in Alabama where over half of the Company’s employees are located), and because the Company owns and operates real property, state, federal, and local environmental laws. Under some circumstances, severe penalties may be imposed for breach of these laws.
The Company cannot predict what form any future changes to laws and/or regulations affecting participants in the financial services sector and/or insurance industry, including the Company and its competitors or those entities with which it does business, may take, or what effect, if any, such changes may have.
The Company’s ability to enter into certain transactions is influenced by how such a transaction might affect Dai-ichi Life’s taxation in Japan.
Changes to tax law, or interpretations of existing tax law could adversely affect the Company and its ability to compete with non-insurance products or reduce the demand for certain insurance products.
In general, the tax law exempts policyholders from current taxation on the increase in value of their life insurance and annuity products during their accumulation phase. This favorable tax treatment provides most of the Company’s products with a competitive advantage over products offered by non-insurance companies. To the extent that the law is revised to either reduce the tax-favored status of life insurance and annuity products, or instead establishes the tax-favored status of competing products, then all life insurance companies (including the Company and its subsidiaries) would be adversely affected regarding the marketability of their products. Absent grandfathering, such changes would generally cause increased surrenders of existing life insurance and annuity products. For example, a change in law that further restricts the deductibility of interest expense when a business owns a life insurance product would result in increased surrenders of these products (if the legislation does not grandfather in-force products) and decrease their future sales.
The Company is subject to corporate income, excise, franchise, and premium taxes. The tax law provides certain benefits to the Company, such as the dividends-received deduction, the deferral of current taxation on the economic income of most bonds and derivatives, and the current deduction for future policy benefits and claims.

Financial services companies and their subsidiaries are frequently the targets of legal proceedings and increased regulatory scrutiny, including class action litigation which could result in substantial judgments, and law enforcement investigations.
A number of judgments have been returned against insurers, broker-dealers, and other providers of financial services involving, among other things, sales, underwriting practices, product design, product disclosure, product administration, denial or delay of benefits, benefit payment methods, charging excessive or impermissible fees, recommending unsuitable products to customers, breaching fiduciary or other duties to customers, refund or claims practices, alleged agent misconduct, failure to properly supervise representatives, relationships with agents or other persons with whom the company does business, employment-related matters, payment of sales or other contingent commissions, and other matters. Often these legal proceedings have resulted in the award of substantial judgments that are disproportionate to the actual damages, including material amounts of punitive non-economic compensatory damages. In some states, juries, judges, and arbitrators have substantial discretion in awarding punitive and non-economic compensatory damages, which creates the potential for unpredictable material adverse judgments or awards in any given legal proceeding. Arbitration awards are subject to very limited appellate review. In addition, in some legal proceedings, companies have made material settlement payments. In some instances, substantial judgments may be the result of a party’s perceived ability to satisfy such judgments as opposed to the facts and circumstances regarding the claims.
The financial services and insurance industries also are sometimes the target of law enforcement and regulatory investigations and actions relating to the numerous laws and regulations that govern such companies. Resulting publicity about one company may generate inquiries into or litigation against other financial service providers, even those who do not engage in the business lines or practices at issue in the original action. From time to time, the Company receives subpoenas, requests, or other inquiries and responds to them in the ordinary course of business.
Group health coverage issued through associations and credit insurance coverages have received some negative publicity in the media as well as increased regulatory consideration and review and litigation. The Company has a small closed block of group health insurance coverage that was issued to members of an association.
A number of lawsuits and investigations regarding the method of paying claims have been initiated against life insurers. The Company offers payment methods that may be similar to those that have been the subject of such lawsuits and investigations.
The Company, like other financial services companies in the ordinary course of business, and its subsidiaries, including the Company, are involved in legal proceedings and regulatory actions. The occurrence of such matters may become more frequent and/or severe when general economic conditions deteriorate. The Company may be unable to predict the outcome of such matters, whether they will expand into other areas not yet contemplated, whether they will result in changes in regulation, whether activities currently thought to be lawful will be characterized as unlawful, or the impact, if any, of such scrutiny on the financial services and insurance industry or the Company, and may be unable to provide a reasonable range of potential losses. Given the inherent difficulty in predicting the outcome of such matters, it is possible that an adverse outcome in certain such matters could be material to the Company’s results for any particular reporting period.
The use of reinsurance introduces variability in the Company’s statements of operations.
The timing of premium payments to and receipt of expense allowances from reinsurers differs from the Company’s receipt of customer premium payments and incurrence of expenses. These timing differences introduce variability in certain components of the Company’s statements of operations and may also introduce variability in the Company’s quarterly financial results.
The Company’s reinsurers could fail to meet assumed obligations, increase rates, terminate agreements or be subject to adverse developments that could affect the Company.
The Company and its insurance subsidiaries cede material amounts of insurance and transfer related assets to other insurance companies through reinsurance. However, notwithstanding the transfer of related assets or other issues, the Company remains liable with respect to ceded insurance should any reinsurer fail to meet the assumed obligations. Therefore, the failure, insolvency, or inability or unwillingness to pay under the terms of the reinsurance agreement with the Company of one or more of the Company’s reinsurers could negatively impact the Company’s earnings and financial position.
The Company’s results and its ability to compete are affected by the availability and cost of reinsurance. Premium rates charged by the Company are based, in part, on the assumption that reinsurance will be available at a certain cost. Certain reinsurers have attempted to or may attempt to increase the rates they charge the Company for reinsurance, including rates for new policies the Company is issuing and rates related to policies that the Company has already issued. The Company may not be able to increase the premium rates it charges for policies it has already issued, and for competitive reasons it may not be able to raise the premium rates it charges for new policies to offset any increase in rates charged by reinsurers. If the cost of reinsurance were to increase, if reinsurance were to become unavailable, if alternatives to reinsurance were not available to the Company, or if a reinsurer should fail to meet its obligations, the Company could be adversely affected.
The number of life reinsurers has remained relatively constant in recent years. If the reinsurance market contracts in the future, the Company’s ability to continue to offer its products on terms favorable to it could be adversely impacted.
In addition, reinsurers may face challenges regarding illiquid credit and/or capital markets, investment downgrades, rating agency downgrades, deterioration of general economic conditions, and other factors negatively impacting the financial services industry. If reinsurers, including those with significant exposure to international markets are unable to meet their obligations, the Company would be adversely impacted.
The Company has implemented a reinsurance program through the use of a captive reinsurer. Under this arrangement, the captive owned by the Company serves as the reinsurer, and results of ceding business to this captive reinsurer are reflected in accordance with Statutory accounting guidelines. The success of the Company’s captive reinsurance program is dependent on a number of factors outside the control of the Company, including, but not limited to, continued access to financial solutions, a favorable regulatory environment, and the overall tax position of the Company. If the captive reinsurance program is not successful, the Company’s financial condition could be adversely impacted.
The Company’s policy claims fluctuate from period to period resulting in earnings volatility.
The Company’s results may fluctuate from period to period due to fluctuations in the amount of policy claims received. In addition, certain of the Company’s lines of business may experience higher claims if the economy is growing slowly or in recession, or if equity markets decline. Also, insofar as the Company continues to retain a larger percentage of the risk of newly written life insurance products, its financial results may have greater variability due to fluctuations in mortality results. As a result of COVID-19, the Company has experienced, and it may continue to experience, an elevated incidence and level of life insurance claims.
The Company operates in a mature, highly competitive industry, which could limit our ability to gain or maintain its position in the industry and negatively affect profitability.
The insurance industry is a mature and highly competitive industry. The Company encounters significant competition in all lines of business from other insurance companies, many of which have greater financial resources and higher ratings than the Company and which may have a greater market share, offer a broader range of products, services or features, assume a greater level of risk, have lower operating or financing costs, or have different profitability expectations than the Company. The Company also faces competition from other providers of financial services. Competition could result in, among other things, lower sales or higher lapses of existing products. Consolidation and expansion among banks, insurance companies, distributors, and other financial service companies with which the Company does business could also have an adverse effect on the Company’s financial condition and results of operations if such companies require more favorable terms than previously offered to the Company or if such companies elect not to continue to do business with the Company following consolidation or expansion.
The Company’s ability to compete is dependent upon, among other things, its ability to attract and retain distribution channels to market its insurance and investment products, its ability to develop competitive and profitable products, its ability to maintain competitive unit costs, and its maintenance of adequate ratings from rating agencies. As technology evolves, comparison of a particular product of any company for a particular customer with competing products for that customer is more readily available, which could lead to increased competition as well as agent or customer behavior, including persistency that differs from past behavior.
Developments in technology may impact our business.
Technological developments and unforeseen changes in technology may impact our business. Technology changes are increasing customer choices about how to interact with companies generally. Evolving customer preferences may drive a need to redesign our products, and our distribution channels and customer service areas may need to change to become more automated and available at the place and time of the customer’s choosing. Additionally, changes in technology may impact our operational effectiveness and could have an adverse effect on our unit cost competitiveness. Such changes have the potential to disrupt our business model.
Technology may also have a significant impact on the companies in which we invest. For example, consumers may change their purchasing behavior to favor online shopping activity, which may adversely affect the value of retail properties in which we invest.
Advancements in medical technologies may also impact our business. For example, genetic testing and the availability of that information unequally to consumers and insurers can result in anti-selection risks if data from genetic testing gives our prospective customers a clearer view into their future health and longevity expectations, allowing them to select products protecting them against likelihoods of mortality or longevity with more precision based on information that is not available to us. Also, advancements in medical technologies that extend lives may challenge our actuarial assumptions, especially in the annuity business.
The Company’s ability to maintain competitive unit costs is dependent upon the level of new sales and persistency of existing business.
The Company’s ability to maintain competitive unit costs is dependent upon a number of factors, such as the level of new sales, persistency of existing business, the impact of inflation, and expense management. A decrease in sales or persistency without a corresponding reduction in expenses may result in higher unit costs. Additionally, a decrease in persistency of existing business may result in lower reported earnings. Some of the Company’s products do not contain surrender charge features and such products can be surrendered or exchanged without penalty. A decrease in persistency may also result in higher claims.
Risks Related to Privacy and Cyber Security
A disruption affecting the technologies upon which the Company relies (including electronic, communication and information technology systems) could adversely affect the Company’s business, financial condition, and results of operations.
In conducting its business, the Company relies extensively on various technologies (its own and those associated with its business partners), including communication systems, computer systems, networks, and data processing and administrative systems. Likewise, the Company’s business partners rely on the Company’s technologies, as do securities exchanges and financial markets. These technologies are vulnerable to disruption from fire, flood, power loss, telecommunications failure, human error, malicious acts, break-ins, and other intentional or unintentional events. Technology disruption could render the Company or others unable to conduct business for an extended period of time and could result in significant expenditures to replace, repair, or reinstate functionality, which could materially adversely impact the Company’s financial condition and results of operations.
The Company and others on whom it depends identify threats and implement security measures to protect their technologies. However, those security measures may be inadequate. Although the Company maintains a robust security strategy, the Company could suffer a technology disruption caused by a malicious act, such as ransomware, malware, viruses, phishing, or social engineering that could have a material adverse effect on Company business operations, finances, and reputation and may subject the Company to civil litigation, regulatory action, fines, or penalties.

Globally, the number and frequency of technology disruptions caused by malicious acts increases during times of geopolitical tension or instability between countries, including, for example, the ongoing conflicts in Europe and the Middle East. As malicious acts continue to evolve, the Company may be required to expend significant capital and other resources to protect against those threats or to mitigate and alleviate problems caused by technology disruptions. To date, no technology disruption has had a material impact on the Company’s business and financial condition; nevertheless, the threat remains. The Company maintains cyber liability insurance that provides both first and third-party liability coverages, but its insurance may not be sufficient to protect against all losses.
Confidential information maintained in the systems of the Company or other parties upon which the Company relies could be compromised or misappropriated as a result of security breaches or other related lapses or incidents, damaging the Company’s business and reputation and adversely affecting its financial condition and results of operations.
In the course of conducting its business, the Company retains confidential information, including information about its customers and proprietary business and financial information. The Company retains confidential information in various electronic systems, including computer systems, networks, data processing and administrative systems, and communication systems. The Company maintains physical, administrative, and technical safeguards to protect such information and it relies on commercial technologies to maintain the security of its systems and the transmission of such information to other parties, including its business partners, counterparties and service providers. The Company’s business partners, counterparties and service providers likewise maintain confidential information, including, in some cases, customer information, on behalf of the Company. An intentional breach or unintentional compromise of the security measures of the Company or such other parties could result in the disclosure, misappropriation, misuse, alteration, or destruction of the confidential information retained by or on behalf of the Company, or the inability of the Company to conduct business for an indeterminate amount of time. Any of these events or circumstances could damage the Company’s business and adversely affect its financial condition and results of operations by, among other things, causing harm to the Company’s business operations, reputation and customers, deterring customers and others from doing business with the Company, subjecting the Company to significant regulatory, civil, and criminal liability, and requiring the Company to incur significant legal and other expenses.
Despite the Company’s efforts to ensure the integrity of its systems, it is possible that the Company may not be able to anticipate and implement effective preventative or detective measures against security breaches of all types because the techniques used to attack technologies and data systems change frequently or are not recognized until launched and because cyberattacks can originate from a wide variety of sources or parties. Those parties may also attempt to fraudulently induce employees, customers, or other users of the Company’s system, through phishing, phone calls, or other efforts, to deliberately or inadvertently disclose sensitive information in order to gain access to our data or that of the Company’s customers or clients.
Additionally, cyber threats and related legal and regulatory standards applicable to our business are rapidly evolving and may subject the Company to heightened legal standards, new theories of liability, and material claims and penalties that the Company cannot currently predict or anticipate. As cyber threats and applicable legal standards continue to evolve, the Company may be required to expend significant additional resources to continue to modify or enhance its protective measures and computer systems, and to investigate and remediate any information security vulnerabilities. If the Company experiences cyberattacks or other data security events or other technological failures or lapses, including unauthorized access to, loss of, or acquisition of information collected or maintained by the Company or its business partners or vendors, the Company may be subject to regulatory inquiries or proceedings, litigation or reputational damage, or be required to pay claims, fines, or penalties. Depending on the nature of the information compromised, in the event of a data breach or other unauthorized access to the Company’s customer data, the Company may also have obligations to notify customers about the incident, and the Company may need to provide some form of remedy, such as a subscription to a credit monitoring service, for the individuals affected by the incident. The Company has experienced cyber and data security events in the past, both directly and indirectly through a third-party relationship. None of those events caused the Company material harm or loss, but there can be no assurance that the Company will not suffer such harm or loss in the future.

Compliance with existing and emerging privacy regulations could result in increased compliance costs and/or lead to changes in business practices and policies, and any failure to protect the confidentiality of consumer information could adversely affect our reputation and have a material adverse effect on our business, financial condition and results of operations.
The collection and maintenance of personal data from customers, beneficiaries, agents, employees, and other consumers, including personally identifiable non-public financial and health information, subjects the Company to regulation under various federal and state privacy laws. These laws require that the Company institute certain policies and procedures in its business to safeguard its consumers’ personal data against improper use or disclosure. The requirements vary by jurisdiction, and it is expected that additional laws and regulations will continue to be enacted. Since 2018 twelve states (California, Virginia, Colorado, Connecticut, Indiana, Tennessee, Delaware, Iowa, Texas, Montana, Oregon, and Utah) passed consumer privacy laws which create new consumer rights and business responsibilities. Complying with these and other existing, emerging and changing privacy requirements could cause the Company to incur substantial costs or require it to change its business practices and policies. Non-compliance could result in monetary penalties or significant legal liability.
Many of the associates who conduct our business have access to, and routinely process, personal information of consumers through a variety of media, including information technology systems. The Company relies on various internal processes and controls to protect the confidentiality of consumer information that is accessible to, or in the possession of, its associates. It is possible that an associate could, intentionally or unintentionally, disclose or misappropriate confidential consumer information or our data could be the subject of a cybersecurity attack. If the Company fails to maintain adequate internal controls or if its associates fail to comply with its policies and procedures, misappropriation or intentional or unintentional inappropriate disclosure or misuse of consumer information could occur. Such internal control inadequacies or non-compliance could materially damage the Company’s reputation or lead to regulatory, civil or criminal investigations and penalties.
In addition, the Company analyzes customer data to better manage our business. The Company’s use of artificial intelligence in the analysis of customer data is subject to increasing oversight by state and federal regulators. Policymakers at the federal, state, and NAIC are exploring and advancing rules on the use of artificial intelligence. The Company's use of artificial intelligence technologies or the use of artificial intelligence by our third-party service providers may be inhibited by the emergence of industry-wide standards, a changing legislative and regulatory environment, and other factors. In addition, the adoption of new artificial intelligence technologies may expose the Company to increased compliance costs and heightened regulatory risks, especially given the variation in and degree of oversight from the various regulators and legislators. The NAIC is also exploring model regulations on the use of artificial intelligence, which may result in additional state regulation on this topic. The Company cannot predict what, if any, further actions may be taken with regard to the artificial intelligence regulation, but such regulations could have a material impact on our business, financial condition and results of operations.
Risk Related to Acquisitions, Dispositions or Other Corporate Structural Matters
The Company may not realize its anticipated financial results from its acquisitions strategy.
The Company’s Acquisitions segment focuses on the acquisitions of companies and business operations, and the coinsurance of blocks of insurance business, which have increased the Company’s earnings. However, there can be no assurance that the Company will have future suitable opportunities for, or sufficient capital available to fund, such transactions. The Acquisitions segment faces significant competition, and if our competitors have access to capital on more favorable terms or at a lower cost, lower investment return requirements, advantageous tax treatment, or lower risk tolerances, then our ability to compete for acquisitions may be diminished. In addition, there can be no assurance that the Company will be able to realize any projected operating efficiencies or achieve the anticipated financial results from such transactions.
The Company may be unable to complete an acquisition transaction. Completion of an acquisition transaction may be more costly or take longer than expected, or may have a different or more costly financing structure than initially contemplated. In addition, the Company may not be able to complete or manage multiple acquisition transactions at the same time, or the completion of such transactions may be delayed or be more costly than initially contemplated. The Company, its affiliates, or other parties to the transaction may be unable to obtain in a timely manner regulatory approvals required to complete an acquisition transaction. If the Company identifies and completes suitable acquisitions, it may not be able to successfully integrate the business in a timely or cost-effective manner, or retain key personnel and business relationships necessary to achieve anticipated financial results. In addition, a number of risks may arise in connection with businesses or blocks of insurance business that the Company acquires or reinsures, including unforeseen liabilities or asset impairments; rating agency reactions; and regulatory requirements that could impact our operations or capital requirements. Additionally, in connection with its acquisition transactions that involve reinsurance, the Company assumes, or otherwise becomes responsible for, the obligations of policies and other liabilities of other insurers. Any regulatory, legal, financial, or other adverse development affecting the other insurer could also have an adverse effect on the Company.
The Company depends on the ability of its subsidiaries to transfer funds to it to meet its obligations.
The Company owns insurance companies. A portion of the Company’s funding comes from dividends from its operating subsidiaries, revenues from investment, data processing, legal, and management services rendered to subsidiaries, investment income, and external financing. These funding sources support the Company’s general corporate needs including its debt service. If the funding the Company receives from its subsidiaries is insufficient for it to fund its debt service and other obligations, it may be required to raise funds through the incurrence of debt, or the sale of assets.
The states in which the Company’s subsidiaries are domiciled impose certain restrictions on the subsidiaries’ ability to pay dividends and make other payments to the Company. State insurance regulators may prohibit the payment of dividends or other payments to the Company by its subsidiaries if they determine that the payments could be adverse to the insurance subsidiary or its policyholders or contract holders. In addition, the amount of surplus that the Company’s subsidiaries could pay as dividends is constrained by the amount of surplus they hold to maintain their financial strength ratings, to provide an additional layer of margin for risk protection and for future investment in our businesses.
The Company’s use of affiliate and captive reinsurance companies to finance statutory reserves related to its fixed annuity and term and universal life products and to reduce volatility affecting its variable annuity products may be limited or adversely affected by regulatory action, pronouncements, and interpretations.
The Company currently uses a captive reinsurance company to finance certain statutory reserves based on a regulation entitled “Valuation of Life Insurance Policies Model Regulation,” commonly known as “Regulation XXX,” and a supporting guideline entitled “The Application of the Valuation of Life Insurance Policies Model Regulation,” commonly known as “Guideline AXXX,” which are associated with term life insurance and universal life insurance with secondary guarantees, respectively. NAIC and state adoption of Actuarial Guideline XLVIII and the Term and Universal Life Insurance Reserve Financing Model Regulation may make the use of new captive structures in the future less capital efficient and/or lead to lower product returns and could impact the Company’s ability to engage in certain reinsurance transactions with non-affiliates.
The NAIC adopted revisions to the Preamble of the NAIC Financial Regulation Standards and Accreditation Program that includes within the definition of “multi-state insurer” certain insurer-owned captives and special purpose vehicles that are single-state licensed but assume reinsurance from cedants operating in multiple states. The revised definition subjects certain captives, including XXX/AXXX captives, variable annuity and long-term care captives, to all of the accreditation standards applicable to other traditional multi-state insurers, including standards related to capital and surplus requirements, risk-based capital requirements, investment laws, and credit for reinsurance laws. We do not expect the revised definition to affect our existing life insurance captives (or our ability to engage in life insurance captive transactions in the future).
The Company uses an affiliated Bermuda domiciled reinsurance company, Protective Life Reinsurance Bermuda Ltd. (“PL Re”) to reinsure certain fixed annuity business. PL Re is licensed as a Class C entity for affiliate reinsurance and holds reserves based on Bermuda insurance regulations. During the first quarter of 2023, the Bermuda Monetary Authority (the “BMA”) issued a consultation paper outlining proposed reforms to the regulatory and supervisory regime applicable to commercial insurers and reinsurers operating in Bermuda. A second consultation paper was issued in the third quarter which further revises the proposed reforms. The Company is currently assessing the proposed changes to understand potential financial, governance and/or operational impacts to PL Re that may result from any ultimate implementation by the BMA of changes to the regulatory and supervisory regime, which are targeted to take effect March 31, 2024, according to the consultation paper.
Any regulatory action or change in interpretation that materially adversely affects the Company’s use or materially increases the Company’s cost of using captives or reinsurers for the affected business, either retroactively or prospectively, could have a material adverse impact on the Company’s financial condition or results of operations. If the Company were required to discontinue its use of captives or affiliate reinsurers for intercompany reinsurance transactions on a retroactive basis, adverse impacts would include early termination fees payable to third party finance providers with respect to certain structures, diminished capital position, and higher cost of capital. Additionally, finding alternative means to support policy liabilities efficiently is an unknown factor that would be dependent, in part, on future market conditions and the Company’s ability to obtain required regulatory approvals. On a prospective basis, discontinuation of the use of captives or affiliate reinsurers could impact the types, amounts and pricing of products offered by the Company’s subsidiaries.
General Risks
The Company is exposed to risks related to natural and man-made disasters and catastrophes, such as diseases, epidemics, pandemics (including the coronavirus, COVID-19), malicious acts, cyberattacks, terrorist acts, and climate change, which could adversely affect the Company’s operations and results.
While the Company has obtained insurance, implemented risk management and contingency plans, and taken preventive measures and other precautions, no predictions of specific scenarios can be made and such measures may not adequately predict the impact on the Company from such events. A natural or man-made disaster or catastrophe, including a severe weather or geological event such as a storm, tornado, fire, flood, earthquake, disease, epidemic, pandemic (e.g. the novel coronavirus COVID-19), malicious act, cyberattack, terrorist act, or the effects of climate change, could cause the Company’s workforce to be unable to engage in operations at one or more of its facilities or result in short- or long-term interruptions in the Company’s business operations, any of which could be material to the Company’s operating results for a particular period. Certain of these events could also adversely affect the mortality, morbidity, or other experience of the Company or its reinsurers and have a significant negative impact on the Company. In addition, claims arising from the occurrence of such events or conditions could have a material adverse effect on the Company’s financial condition and results of operations. Such events or conditions could also have an adverse effect on lapses and surrenders of existing policies, as well as sales of new policies. In addition, such events or conditions could result in a decrease or halt in economic activity in large geographic areas, as well as additional regulation or restrictions on the Company in the conduct of its business. The possible macroeconomic effects of such events or conditions could also adversely affect the Company’s asset portfolio, as well as many other aspects of the Company’s business, financial condition, and results of operations.
The Company’s results and financial condition may be negatively affected should actual experience differ from management’s models, assumptions, or estimates.
In the conduct of business, the Company makes certain assumptions and utilizes certain internal models regarding mortality, morbidity, persistency, expenses, interest rates, equity markets, taxes, business mix, casualty losses, contingent liabilities, investment performance, and other factors appropriate to the type of business it expects to experience in future periods. These assumptions and models are used to calculate statutory liabilities for some products, accruals, future earnings, and various other components of the Company’s statements of admitted assets, liabilities, and capital and surplus. These assumptions and models are also used in the operation of the Company’s business in making decisions crucial to the success of the Company, including the pricing of acquisitions and products. The Company’s actual experience along with estimates of future cash flows are used to prepare the Company’s financial statements. To the extent the Company’s actual experience or estimates of future cash flows differ from original estimates, the Company’s financial condition may be adversely affected.

Mortality, morbidity, and casualty assumptions incorporate underlying assumptions about many factors. Such factors may include, for example, how a product is distributed, for what purpose the product is purchased, the mix of customers purchasing the products, persistency and lapses, future progress in the fields of health and medicine, and the projected level of used vehicle values. Actual mortality, morbidity, and/or casualty experience may differ from expectations derived from the Company’s models. In addition, continued activity in the viatical, stranger-owned, and/or life settlement industry could cause the Company’s level of lapses to differ from its assumptions about premium persistency and lapses, which could negatively impact the Company’s performance.
Additionally, the calculations the Company uses to estimate various components of its statement of admitted assets, liabilities, and capital and surplus, and statement of operations are necessarily complex and involve analyzing and interpreting large quantities of data. The systems and procedures that the Company develops and the Company’s reliance upon third parties could result in errors in the calculations that impact our financial statements or affect our financial condition.
Models, assumptions and estimates involve judgment, and by their nature are imprecise and subject to changes and revisions over time. Accordingly, the Company’s results may be affected, positively or negatively, from time to time, by errors in the design, implementation, or use of its models, actual results differing from assumptions, by changes in estimates, and by changes resulting from implementing more sophisticated administrative systems and procedures that facilitate the calculation of more precise estimates.
The Company is dependent on the performance of others.
The Company’s results may be affected by the performance of others because the Company has entered into various arrangements involving other parties. For example, variable life and annuity deposits are invested in funds managed by third parties, certain modified coinsurance assets are managed by third parties, and the Company enters into derivative transactions with various counterparties and clearinghouses. The Company may rely upon third parties to administer certain portions of its business or business that it reinsures. Any of the other parties upon which the Company depends may default on their obligations to the Company due to bankruptcy, insolvency, lack of liquidity, adverse economic conditions, operational failure, fraud, or other reasons. Such defaults could have a material adverse effect on the Company’s financial condition and results of operations.
Certain of these other parties may act on behalf of the Company or represent the Company in various capacities. Consequently, the Company may be held responsible for obligations that arise from the acts or omissions of these other parties.
Most of the Company’s products are sold through independent third-party distribution channels. There can be no assurance that the terms of these relationships will remain acceptable to us or the distributors, as they are subject to change as a result of business combinations, mergers, consolidation, or changes in business models, compensation arrangements, or new distribution channels. If one or more key distributors terminated their relationship with us, increased the costs of selling our products, or reduced the amount of sales they produce for us, our results of operations could be adversely affected. If we are unsuccessful in attracting and retaining key associates who conduct our business, sales of our products could decline and our results of operations and financial condition could be materially adversely affected.
Because our products are distributed through unaffiliated third-party distributors, we may not be able to fully monitor or control the manner of their distribution despite our training and compliance programs. If our products are distributed by such firms in an inappropriate manner, or to customers for whom they are unsuitable, we may suffer reputational and other harm to our business. In addition, our distributors may also sell our competitors’ products. If our competitors offer products that are more attractive than ours, or pay higher compensation than we do, these distributors may concentrate their efforts on selling our competitors’ products instead of ours.

The Company’s risk management policies, practices, and procedures could leave it exposed to unidentified or unanticipated risks, which could negatively affect its business or result in losses.
The Company has developed risk management policies and procedures and expects to continue enhancing them in the future. Nonetheless, the Company’s policies and procedures to identify, monitor, and manage both internal and external risks may not predict future exposures, which could be different or significantly greater than expected.
These identified risks may not be the only risks facing the Company. Additional risks and uncertainties not currently known to the Company may adversely affect its business, financial condition and/or results of operations.
The Company’s strategies for mitigating risks arising from its day-to-day operations may prove ineffective resulting in a material adverse effect on its results of operations and financial condition.
The Company’s performance is highly dependent on its ability to manage risks that arise from a large number of its day-to-day business activities, including, but not limited to, policy pricing, reserving and valuation, underwriting, claims processing, policy administration and servicing, administration of reinsurance, execution of its investment and hedging strategy, financial and tax reporting, and other activities, many of which are very complex. The Company also may rely on third parties for such activities. The Company seeks to monitor and control its exposure to risks arising out of or related to these activities through a variety of internal controls, management review processes, and other mechanisms. However, the occurrence of unanticipated risks, or the occurrence of risks of a greater magnitude than expected, including those arising from a failure in processes, procedures or systems implemented by the Company or a failure on the part of employees or third parties upon which the Company relies in this regard, may have a material adverse effect on the Company’s financial condition or results of operations.
Events that damage our reputation or the reputation of our industry could adversely impact our business, results of operations, or financial condition.
There are events which could harm our reputation, including, but not limited to, regulatory investigations, adverse media commentary, legal proceedings, and cyber or other information security events. Depending on the severity of damage to the Company’s reputation, our sales of new business, and/or retention of existing business could be negatively impacted, and our ability to compete for acquisition transactions or engage in financial transactions may be diminished, all of which could adversely affect our results of operations or financial condition.
As with all financial services companies, the Company’s ability to conduct business is dependent upon consumer confidence in the industry and its products. Actions of competitors and financial difficulties of other companies in the industry could undermine consumer confidence and adversely affect retention of existing business and future sales of the Company’s insurance and investment products.
The Company may not be able to protect its intellectual property and may be subject to infringement claims.
The Company relies on a combination of contractual rights and copyright, trademark, patent, and trade secret laws to establish and protect its intellectual property. Although the Company uses a broad range of measures to protect its intellectual property rights, third parties may infringe or misappropriate its intellectual property. The Company may have to litigate to enforce and protect its copyrights, trademarks, patents, trade secrets, and know-how or to determine their scope, validity, or enforceability, which represents a diversion of resources that may be significant in amount and may not prove successful. The loss of intellectual property protection or the inability to secure or enforce the protection of the Company’s intellectual property assets could have a material adverse effect on its business and ability to compete.
The Company also may be subject to costly litigation in the event that another party alleges its operations or activities infringe upon that party’s intellectual property rights. Any such claims and any resulting litigation could result in significant liability for damages. If the Company were found to have infringed third party patent or other intellectual property rights, it could incur substantial liability, and in some circumstances could be enjoined from providing certain products or services to its customers or utilizing and benefiting from certain methods, processes, copyrights, trademarks, trade secrets, or licenses, or alternatively could be required to enter into costly licensing arrangements with third parties, all of which could have a material adverse effect on the Company’s business, results of operations, and financial condition.
The Company may be required to establish a valuation allowance against its deferred tax assets, which could have a material adverse effect on the Company’s results of operations, financial condition, and capital position.
Deferred tax assets are attributable to certain differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets represent future savings of taxes which would otherwise be paid in cash. The realization of deferred tax assets is dependent upon the future generation of a sufficient amount of taxable income to ensure that the future tax deductions underlying such assets will result in a tax benefit. Realization may also be limited for other reasons, including but not limited to changes in tax rules or regulations. If it is determined that a certain deferred tax asset cannot be realized, then a deferred tax valuation allowance is established, with a corresponding charge to either adjusted operating income or other comprehensive income (depending on the nature of the deferred tax asset).
Based on the Company’s current assessment of its estimated future taxable income (including available tax planning opportunities) it is more likely than not that the Company will generate sufficient taxable income to realize its material deferred tax assets.. If future events differ from the Company’s current forecasts, a valuation allowance could be established, which could have a material adverse effect on the Company’s results of operations, financial condition, or capital position.
New accounting rules, changes to existing accounting rules, or the granting of permitted accounting practices to competitors could negatively impact the Company.
The Company and its insurance subsidiaries are required to comply with SAP. SAP and various components of SAP (such as actuarial reserving methodology) are subject to constant review by the NAIC and its task forces and committees as well as state insurance departments in an effort to address emerging issues and otherwise improve or alter financial reporting. Certain NAIC pronouncements related to accounting and reporting matters take effect automatically without affirmative action by the states, and various proposals either are currently or have previously been pending before committees and task forces of the NAIC, some of which, if enacted, would negatively affect the Company. The NAIC is also currently working to reform model regulation in various areas. The Company cannot predict whether or in what form reforms will be enacted by state legislatures and, if so, whether the enacted reforms will positively or negatively affect the Company. In addition, the NAIC Accounting Practices and Procedures manual provides that state insurance departments may permit insurance companies domiciled in the state to depart from SAP by granting them permitted accounting practices. The Company cannot predict whether or when the insurance departments of the states of domicile of its competitors may permit them to utilize advantageous accounting practices that depart from SAP, the use of which is not permitted by the insurance departments of the states of domicile of the Company’s insurance subsidiaries. With respect to regulations and guidelines, states sometimes defer to the interpretation of the insurance department of the state of domicile. Neither the action of the domiciliary state nor action of the NAIC is binding on a state. Accordingly, a state could choose to follow a different interpretation. The Company can give no assurance that future changes to SAP or components of SAP or the granting of permitted accounting practices to its competitors will not have a negative impact on the Company.

Directors and Executive Officers
The following table contains information regarding our current directors and executive officers. All of our executive officers and directors are elected annually and serve at the pleasure of our Board of Directors (the “Company Board”). No immediate family relationship exists between any directors of the Company or PLC or executive officers and any other directors or executive officers. Certain of our executive officers also serve as executive officers and/or directors of various of the Company’s subsidiaries. Our directors, Mr. Bielen, Mr. Walker and Mr. Wells, are officers of the Company and officers and employees of PLC. Accordingly, none of our directors qualifies as an independent director under the independence standards of the NYSE.

Name	Age (as of 3/31/2024)	Title
Richard J. Bielen	63	President, Chief Executive Officer, Director and Chairman of the Board
D. Scott Adams	60	Executive Vice President and Chief Transformation and Strategy Officer
Lance Black	53	Executive Vice President, Acquisitions and Corporate Development
Kathryn Cox	55	Senior Vice President and President, Protection Division
Mark L. Drew	62	Executive Vice President and Chief Legal Officer
Wendy Evesque	55	Executive Vice President and Chief Human Resources Officer
Wade Harrison	52	Executive Vice President and Chief Retail Officer
Scott Karchunas	57	Senior Vice President and President, Asset Protection Division
Philip Passafiume	56	Executive Vice President and Chief Investment Officer
Aaron Seurkamp	44	Senior Vice President and President, Retirement Division
Steven G. Walker	64	Vice Chairman, Finance and Risk, and Director
Paul R. Wells	50	Executive Vice President and Chief Financial Officer, and Director
Mr. Bielen has been Chairman of the Board of the Company since July 2017, Chief Executive Officer of the Company and PLC since July 2017, President of the Company since February 2016, and President of PLC since January 2016. Mr. Bielen also served as Chief Operating Officer of the Company and PLC from February 2016 (Company) and January 2016 (PLC) to July 2017. From June 2007 to January 2016, Mr. Bielen served as Vice Chairman and Chief Financial Officer of PLC. Mr. Bielen became a director of the Company on September 11, 2006, and a director of PLC on February 1, 2015. Mr. Bielen has been employed by PLC and its subsidiaries since 1991. Before joining Protective, Mr. Bielen was Senior Vice President of Oppenheimer & Company. Prior to joining Oppenheimer, Mr. Bielen was a Senior Accountant with Arthur Andersen and Company. Mr. Bielen serves on the Board of Directors of the United Way of Central Alabama and as a trustee of Children’s of Alabama. Mr. Bielen is a former Director of the McWane Science Center and previously served on the Board of Directors of Infinity Property and Casualty Corporation until July 2018. Mr. Bielen received his undergraduate degree and Masters of Business Administration from New York University. Mr. Bielen has served on the Board of Directors of the US Chamber of Commerce since March 2020 and the Board of Directors of the American Council of Life Insurers since October 2020. We believe that Mr. Bielen’s background in business; his skills and experience as a senior executive of PLC and Oppenheimer and as a leader in other business, civic, educational and charitable organizations; his knowledge and experience as a leader in the life insurance industry, along with his long-standing knowledge of PLC and his seasoned business judgment, are valuable to us and the Board.
Mr. Adams has been Executive Vice President and the Chief Transformation and Strategy Officer of the Company and PLC since November 2023. From March 2020 to November 2023, he served as the Executive Vice President, Corporate Responsibility, Strategy, and Innovation of the Company and PLC. From March 2018 to February 2020, he served as Executive Vice President and Chief Digital and Innovation Officer of the Company and PLC. From February 2016 to March 2018, Mr. Adams served as Executive Vice President of the Company, and from January 2016 to March 2018, Mr. Adams served as Executive Vice President and Chief Administrative Officer of PLC. Mr. Adams served as Senior Vice President and Chief Human Resources Officer of the Company and PLC

from April 2006 to February 2016 (Company) or January 2016 (PLC). Mr. Adams has been employed by the Company and its subsidiaries since April 2006.
Mr. Black has been Executive Vice President, Acquisitions and Corporate Development of the Company and PLC since March 2022. From June 2021 to March 2022, Mr. Black served as Senior Vice President, Acquisitions and Corporate Development of the Company and PLC. Prior to that, Mr. Black served as Treasurer of the Company and PLC from June 2007 to June 2021. Additionally, Mr. Black served as Senior Vice President of the Company from May 2008 to June 2021, and he served as Senior Vice President of PLC from June 2008 to June 2021. Mr. Black has been employed by the Company and its subsidiaries since February 2003.
Ms. Cox has been Senior Vice President and President, Protection Division of the Company and PLC since July 2022. From September 2014 to June 2022, Ms. Cox served as the Senior Vice President and Head of Business Development of the Reinsurance Group of America. Additionally, Ms. Cox served as Vice President, Business Development from January 2007 to August 2014, and she served as Vice President, Retrocession Management from September 2002 to December 2006. Ms. Cox has been employed by the Company and its subsidiaries since July 2022.
Mr. Drew has been Executive Vice President and the Chief Legal Officer of the Company and PLC, as well as the Secretary of PLC, since March 2020. From August 2018 to March 2020, Mr. Drew served as Executive Vice President and General Counsel of the Company and PLC and Secretary of PLC. From August 2016 to August 2018, Mr. Drew served as Executive Vice President and General Counsel of the Company and PLC. From 2006 to August 2016, Mr. Drew served as Managing Shareholder of Maynard, Cooper & Gale, P.C., a Birmingham, Alabama based law firm, where Mr. Drew worked from 1988 until July 2016. Mr. Drew has been employed by the Company and its subsidiaries since July 2016.
Ms. Evesque has been an Executive Vice President of the Company since June 2020 and Chief Human Resources Officer of the Company since February 2016. From February 2016 to June 2020, she served as a Senior Vice President of the Company. From July 2015 to February 2016, she served as Vice President, Senior Human Resources Partner of the Company. Additionally, Ms. Evesque has been an Executive Vice President of PLC since March 2020 and Chief Human Resources Officer of PLC since January 2016. From January 2016 to March 2020, she served as a Senior Vice President of PLC. From May 2008 to January 2016, she served as Vice President, Senior Human Resources Partner of PLC. Ms. Evesque has been employed by the Company and its subsidiaries since February 2005.
Mr. Harrison has been an Executive Vice President and the Chief Retail Officer of the Company since June 2022. Prior to that, Mr. Harrison was a Senior Vice President of the Company since June 2014 and of PLC since February 2020. From February 2020 to June 2022, Mr. Harrison served as President, Protection Division of the Company and PLC. From June 2014 to February 2020, Mr. Harrison served as Chief Product Actuary of the Company. Mr. Harrison has been employed by the Company and its subsidiaries since June 2014.
Mr. Karchunas has been a Senior Vice President of the Company since June 2009 and President, Asset Protection Division of the Company since February 2020. From January 2013 to February 2020, Mr. Karchunas served as the Senior Vice President, Asset Protection Division of the Company. Additionally, Mr. Karchunas has been a Senior Vice President of PLC since May 2010 and President, Asset Protection Division of PLC since February 2020. From January 2013 to February 2020, he served as Senior Vice President, Asset Protection Division of PLC. Mr. Karchunas has been employed by the Company and its subsidiaries since 1988.
Mr. Passafiume has been an Executive Vice President of the Company since March 2022 and Chief Investment Officer of the Company since June 2020. From June 2008 to March 2022, he served as Senior Vice President of the Company. Prior to that, Mr. Passafiume served as Director of Fixed Income of the Company from June 2008 to June 2020. Additionally, Mr. Passafiume has served as Senior Vice President and Chief Investment Officer of PLC since June 2020. From May 2008 to June 2020, Mr. Passafiume served as Senior Vice President, Director of Fixed Income of PLC. Mr. Passafiume has been employed by the Company and its subsidiaries since January 2003.
Mr. Seurkamp has been a Senior Vice President of the Company since July 2013, and President, Retirement Division of the Company since February 2020. From March 2018 to February 2020, Mr. Seurkamp was Senior Vice

President, Life and Annuity Executive of the Company. From August 2016 to March 2018, Mr. Seurkamp was Senior Vice President and Chief Distribution Officer of the Company, and from August 2016 to August 2017, he was also Chief Sales Officer of the Company. Additionally, Mr. Seurkamp has been a Senior Vice President of PLC since March 2018, and he has been President, Retirement Division of PLC since February 2020. From March 2018 to February 2020, Mr. Seurkamp was Senior Vice President, Life and Annuity Executive of PLC. Mr. Seurkamp has been employed by the Company and its subsidiaries since 2004.
Mr. Walker has been the Vice Chairman, Finance and Risk and a Director of the Company since June 2022. From February 2016 to June 2022, Mr. Walker served as Executive Vice President and Chief Financial Officer of the Company. From September 2003 to March 2017, Mr. Walker also served as Controller of the Company. From May 2004 to February 2016, Mr. Walker served as Senior Vice President of the Company, and from September 2003 to February 2016, Mr. Walker served as Chief Accounting Officer. Mr. Walker has been Executive Vice President and Chief Financial Officer of PLC since January 2016. From September 2003 to March 2017, Mr. Walker also served as Controller of PLC. From March 2004 to January 2016, Mr. Walker served as Senior Vice President of PLC, and from September 2003 to March 2017, Mr. Walker served as Chief Accounting Officer of PLC. Mr. Walker has been employed by PLC and its subsidiaries since 2002. Mr. Walker became a director of the Company on June 12, 2020. Mr. Walker brings to the Board industry and risk management experience, financial and accounting experience, as well as an in-depth knowledge of our business.
Mr. Wells has been the Chief Financial Officer and an Executive Vice President of the Company and a Director of the Company since June 2022. Prior to that, Mr. Wells had served as a Senior Vice President of the Company since June 2014 and Chief Accounting Officer of the Company since March 2017. Mr. Wells served as Controller of the Company from March 2017 to April 2020, and he served as a Vice President of the Company from July 2007 to June 2014. From July 2007 to March 2017, Mr. Wells served as Chief Financial Officer of the Life and Annuity Division of the Company. Additionally, Mr. Wells has been the Chief Financial Officer and an Executive Vice President of PLC since June 2022. Prior to that, he had served as a Senior Vice President and Chief Accounting Officer of PLC from March 2017 to June 2022. Mr. Wells served as Controller of PLC from March 2017 to April 2020, and he served a Senior Vice President and the Chief Financial Officer of the Life and Annuity Division of PLC from May 2014 to March 2017. Mr. Wells has been employed by the Company and its subsidiaries since 2007. Mr. Wells brings to the Board significant financial and accounting expertise, detailed knowledge of the Company’s business, and over 15 years of experience working at the Company.
Executive Compensation
The Company does not have a separately designated compensation committee or other board committee which performs equivalent functions. All compensation and related decisions for the named executive officers of Protective Life are made by the Board of Directors of PLC (the “PLC Board”) upon the recommendation of the Compensation and Management Succession Committee of the PLC Board (the “PLC Compensation Committee”), which consists of four independent PLC directors. The PLC Compensation Committee retained Meridian Compensation Partners, LLC, as an independent compensation consultant for its 2023 compensation cycle, to review, assess and provide input with respect to certain aspects of the compensation program for our executive officers. The compensation consultant recommends a compensation package for our CEO. Our CEO, with advice from the compensation consultant, recommends compensation packages for our executive officers; however, he does not provide recommendations about his own compensation.
In this section, we describe the material components of PLC’s executive compensation program in 2023 for our named executive officers, whose compensation is set forth in the Summary Compensation Table and other compensation tables contained herein:
Named Executive Officers
•Richard J. Bielen, President and Chief Executive Officer
•Paul R. Wells, Executive Vice President and Chief Financial Officer
•Steven G. Walker, Vice Chairman, Finance and Risk

•Mark L. Drew, Executive Vice President and Chief Legal Officer
•Aaron Seurkamp, Senior Vice President and President, Retirement Division
Compensation Committee Interlocks and Insider Participation. None of our executive officers has served as a member of the compensation committee (or other committee serving an equivalent function) or board of directors of any other entity whose executive officers served as a director of the Company Board or members of the PLC Board or the PLC Compensation Committee.
Compensation Philosophy
The objectives of PLC’s executive compensation program are to: 1) attract and retain the most qualified executives; 2) reward them for achieving high levels of performance; 3) align the interests of our executives with the interests of Dai-ichi Life, which is the ultimate controlling parent corporation of our parent, PLC; 4) reinforce our values, mission, and culture; 5) manage risk by encouraging prudent decision-making; and 6) reflect regulatory guidance in compensation programs. To meet PLC’s executive compensation objectives, PLC designs the compensation program with the following guiding principles: 1) reflect market practice and deliver rewards targeting the competitive market; 2) align compensation with business goals and results that reinforce pay for performance culture and drive overall business performance; 3) consistently apply programs to support internal equity with flexibility to reflect geography and critical skills/capabilities; and 4) support and reinforce behaviors consistent with culture, mission, values, and prudent decision-making.
The key components of PLC’s executive compensation program for our executive officers are: 1) base salaries; 2) annual cash incentive awards; 3) long-term cash incentives; and 4) retirement and deferred compensation plans. The PLC Board has adopted the Protective Life Corporation Annual Incentive Plan (as amended and restated, the “AIP”) and the Protective Life Corporation Long-Term Incentive Plan (as amended and restated, the “LTIP”), under which annual and long-term cash incentives have been made available to our named executive officers.
The PLC Compensation Committee considers each component (separately and with the others) for our executive officers. The PLC Compensation Committee targets the total annual compensation package to be within a market competitive range of median pay levels for a peer group of life insurance and financial services companies that are similar to us in size and business mix. As part of this review, the PLC Compensation Committee considers the total “mix” of the base salary, annual cash incentive and long-term compensation delivered to our executive officers, and compares that compensation mix to the compensation mix of comparable officers at other companies. The annual incentive and long-term incentive components of the program are designed so above-average company performance will result in above-median total compensation, and below-average company performance will result in below-median total compensation. The PLC Compensation Committee does not have formal policies regarding these factors, but tries to make PLC’s practices generally consistent with the practices of the peer group.
To evaluate its implementation of this pay for performance philosophy, the PLC Compensation Committee members consider a wide range of information (including information they receive both as PLC Compensation Committee members and as PLC Board members), including: 1) PLC’s deployment of capital for acquisitions and products; 2) PLC’s adjusted operating earnings, the rate of growth of PLC’s adjusted operating earnings, and the degree of difficulty in achieving PLC’s earnings goals; 3) PLC’s financial strength (as measured by PLC’s statutory capital, RBC, and rating agency ratings); 4) PLC’s budgets, expense management, and budget variances; and 5) pay for performance analyses prepared by the compensation consultant. The PLC Compensation Committee does not place a particular weighting on any of these factors, but instead considers the information as a whole. PLC’s financial statements, including its adjusted operating earnings, are prepared in accordance with Generally Accepted Accounting Principles (“GAAP”).
Base Salaries
Base salary is the primary fixed portion of executive pay. It compensates individuals for performing their day-to-day duties and responsibilities and provides them with a level of income certainty. Salary adjustments have historically been made in late February/early March and have been effective March 1 of that year. In making its base salary recommendations to the PLC Board, the PLC Compensation Committee considers the responsibilities of the job, individual performance, the relative value of a position, experience, comparisons to salaries for similar positions in other companies, and internal pay equity. For the CEO, the PLC Compensation Committee also considers PLC performance. No particular weighting is given to any of these factors.
The PLC Compensation Committee reviewed the performance and base salaries of our named executive officers at its February 2023 meeting. At the recommendation of the PLC Compensation Committee, the PLC Board approved the following annual base salaries (and the related percentage increases from the previously-effective base salaries) for our named executive officers, effective March 1, 2023: 1) Mr. Bielen, $1,040,000 (4%); 2) Mr. Walker, $625,000 (4.2%); 3) Mr. Wells, $550,000 (15.8%); 4) Mr. Drew, $600,000 (3.5%); and 5) Mr. Seurkamp, $505,000 (3.1%).
Annual Incentive Plan Awards
Our executive officers are eligible for annual cash incentive opportunities under the AIP. The AIP’s purpose is to attract, retain, motivate, and reward qualified officers and key employees by providing them with the opportunity to earn competitive compensation directly linked to PLC’s performance.
The PLC Compensation Committee recommends to the PLC Board for its approval the target annual incentive opportunities and performance objectives for our executive officers for the current year. Historically, in recommending these target opportunities, the PLC Compensation Committee has considered the responsibilities of the job, individual performance, the relative value of a position, comparisons to annual incentive opportunities for similar positions in other companies, and internal pay equity. No particular weight has been given to any of these factors. There are no guaranteed minimum payments for any officer under the AIP.
Payment of annual incentives is based on achievement of one or more performance goals. The performance objectives established under the AIP shall be related to one of the following criteria, which may be determined solely by reference to the performance of PLC or a subsidiary or a division or business unit or based on comparative performance relative to other companies: net income; operating income; book value; embedded value or economic value added; return on equity, assets or invested capital; assets, sales or revenues or growth in assets, sales or revenues; efficiency or expense management; capital adequacy (including RBC); investment returns or asset quality; completion of acquisitions, financings, or similar transactions; customer service metrics; the value of new business or sales; or such other reasonable criteria as the PLC Compensation Committee may recommend and the PLC Board may approve. With respect to any executive officer, the PLC Compensation Committee may establish multiple performance objectives.
The PLC Compensation Committee will establish a target amount for each participant in the AIP and that participant’s targeted amounts may be aggregated to create a pool to be allocated in the discretion of the PLC Compensation Committee. The PLC Compensation Committee may establish the pool in respect of any performance objective based on the extent to which the objective is met or exceeded, or the extent to which objectives are only partially achieved. The PLC Compensation Committee may provide that amounts below or in excess of the aggregate of all targets for such performance objective will be funded for performance in excess of, or at stated levels below, targeted performance. The PLC Compensation Committee may also establish a threshold level of achievement for any performance objective below which no amount shall be funded in respect of such performance objective. Additionally, the PLC Compensation Committee may, in its discretion, allocate the pool among divisions or business units, in which case the authorized manager of each division or business unit will then (i) make individual determinations regarding the contribution of each participant in his or her respective division or business unit to the achievement of the overall stated performance objectives, and (ii) recommend, for approval by the PLC Compensation Committee, the amount payable, if any, from such division or business unit allocation to each such participant.
Any other provision of the AIP to the contrary notwithstanding, (i) the PLC Compensation Committee has the right, in its sole discretion, to pay to any executive officer an annual incentive payment for such year in an amount based on individual performance or any other criteria or the occurrence of any such event that the PLC Compensation Committee deems appropriate, and (ii) the PLC Compensation Committee may, in its sole discretion, provide for a minimum incentive payment to any or all executive officers in respect of any calendar year, regardless of whether any applicable performance objectives are attained. In connection with its determination as to the extent to which any performance objective or criteria has been satisfied, the PLC Compensation Committee has full discretion to adjust the calculation of any performance objective or criteria or otherwise adjust the objectives or criteria applicable to an annual incentive payment, including, without limitation, to recognize special or nonrecurring situations or circumstances for PLC or any other subsidiary, corporation or entity (including, without limitation, changes in accounting principles) for the applicable year or any portion thereof.
Termination or Change in Control. Unless the PLC Compensation Committee otherwise determines to pay the executive officer a greater amount, if an officer’s employment terminates due to death, disability or, if after at least five months of employment service to PLC during such year, due to normal or early retirement under the terms of PLC’s tax-qualified pension plan (the “Qualified Pension Plan”), the executive officer will receive an annual incentive payment equal to the amount the executive officer would have received if the named officer had remained employed through the end of the year, pro-rated based on the number of days that elapsed during the year in which the termination occurs; provided, however, no such officer will be eligible to receive an annual incentive payment for such year if such officer is subject to a reduction in force or the recipient of severance. Except as provided in the prior sentence, unless the PLC Compensation Committee determines to authorize a payment, no amount will be payable to an executive officer as an annual incentive award unless the officer is still an employee of PLC or one of its subsidiaries on the date payment is made or such earlier date as the PLC Compensation Committee may specify.
2023 AIP Performance Goals. For 2023, the PLC Board established, at the recommendation of the PLC Compensation Committee, the following performance goals (weighted as shown in the table) for our named executive officers:

Goal (in millions, except percentages)	Threshold	Target	Maximum
	(25% payout)	(100% payout)	(200% payout)
After-tax Adjusted Operating Income (60%)	$260	$400	$500

	(50% payout)	(100% payout)	(200% payout)
Value of New Business (30%)	$114	$176	$238
Expense Management (10%)(1)	$748	$726	$704
RBC below 350% (Negative modifier (20%))	350%	350%	350%
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(1)Subject to expense modifiers for costs that vary based on actual sales volumes, expenses related to new acquisitions are excluded from the expense goal.
After-tax adjusted operating income (loss), measured from January 1 through December 31, 2023, is derived from pre-tax adjusted operating income with the inclusion of income tax expense or benefits associated with pre-tax adjusted operating income. Pre-tax adjusted operating income (loss) is calculated by adjusting “income (loss) before income tax” by excluding the following items:
•realized gains and losses on investments and derivatives,
•losses from the impairment of intangible assets,
•changes in the guaranteed living withdrawal benefits (“GLWB”) embedded derivatives exclusive of the portion attributable to the economic cost of the GLWB,
•actual GLWB incurred claims,
•immediate impacts from changes in current market conditions on estimates of future profitability on variable annuity and variable universal life products, including impacts on deferred acquisition costs (“DAC”), value of business acquired (“VOBA”), reserves and other items,
•the amortization of DAC, VOBA, and certain policy liabilities that is impacted by the exclusion of these items, and

•changes in the cash surrender value of company-owned life insurance (“COLI”), exclusive of the long-term expected return of the underlying assets.
Any lost income due to dividends paid in excess of planned amounts will be added back to determine after tax operating income. Income tax expense or benefits is allocated to the items excluded from pre-tax adjusted operating income at the statutory federal income tax rate of twenty-one percent. Income tax expense or benefits allocated to after-tax adjusted operating income can vary period to period based on changes in PLC’s effective income tax rate.
Value of new business is measured as the expected value of new policies written from January 1 through December 31, 2023. The value of new business includes income expected to be realized in both the current year and future years. For purposes of the value of new business goal, the variable annuity business measurement is based on a market consistent embedded value analysis. All other business is measured as present value of expected future earnings from new sales above the assumed cost of capital.
The expense management performance goal provides management with an incentive to prudently manage operating expenses and to maintain efficient operations. The expense management performance goal is measured from January 1 through December 31, 2023 and is defined as other operating expenses before the effect of policy acquisition cost deferrals, excluding interest expense, the effects of reinsurance, certain performance incentives, agent commissions, certain selling costs, certain expenses associated with acquisition-related activity (or similar strategic relationships), expenses incurred as part of long-term expense reduction initiatives, certain legal costs, certain regulatory fees or other expenses imposed on PLC, and management fees paid to Dai-ichi Life. In addition, certain expense items are considered variable and are therefore adjusted based on variations in new business volumes.
RBC is the company action level “risk based capital” percentage of the Company as of December 31, 2023, determined as set forth in the applicable instructions established by the NAIC and filed with the state of Tennessee, and based on SAP. RBC is intended to be a limit on the amount of risk PLC can take, and it requires a company with a higher amount of risk to hold a higher amount of capital. The PLC Board determined that the overall results achieved in adjusted operating earnings, expense management, and capital deployment goals would be reduced by 20% if RBC was less than 350% on December 31, 2023.
The amount payable is based on each of the above-described performance objectives. At the target level of performance, 100% of the allocable portion of the target award will be payable. For achievement between the stated performance levels (i.e., between threshold and target, and between target and maximum), the amount payable will be determined by mathematical interpolation. No amount is payable below the threshold levels of performance. The PLC Compensation Committee recommends to the PLC Board for its determination the achievement of the performance objectives for the incentive opportunities granted to certain of our officers, including our named executive officers in the previous year.
At its February 2024 meeting, the PLC Board determined that, in respect to 2023 performance: 1) PLC’s after-tax adjusted operating income was $403 million; 2) PLC’s value of new business was $244 million; 3) PLC’s expense management amount was $699 million (given that actual expenses were increased to include $4 million of expense modifiers); and 4) PLC’s RBC was approximately 425%.
The Grants of Plan-Based Awards Table contains additional information about annual incentive payments under the AIP.
Long-Term Incentive Awards
The PLC Board adopted a long-term incentive plan that established a formula equity value for PLC under which our executive officers receive awards, payable in cash, that will increase or decrease in value as the value determined under this formula changes based on the operation of PLC’s business.

Under the LTIP, our executive officers are eligible to receive three types of incentive awards (collectively, “Awards”):
1.“Performance Unit”, an Award which becomes vested and non-forfeitable upon the attainment, in whole or in part, of performance objectives, determined by the PLC Compensation Committee, during an award period, and which is payable in cash based amounts set by the PLC Compensation Committee.
2.“Restricted Unit”, an Award which becomes vested and non-forfeitable, in whole or in part, upon the satisfaction of such conditions as shall be determined by the PLC Compensation Committee, and which is payable in cash based on PLC’s “Tangible Book Value Per Unit”, as defined in the LTIP.
3.“Parent-Based Award”, a cash-denominated Award based on the value of the common stock of PLC’s ultimate controlling parent, Dai-ichi Life or its successor over the life of the Award.
In determining the total target value of long-term incentive awards in a given year, the PLC Compensation Committee considers an executive officer’s responsibilities, performance, previous long-term incentive awards, the amount of long-term cash incentives provided to officers in similar positions at PLC’s peer companies, and internal compensation equity. No particular weight is given to any of these factors.
The PLC Compensation Committee selects the number of Awards each executive officer will be granted and the performance criteria (if any) for each Award. In the case of Performance Units, the performance objectives shall be related to at least one of the following criteria, which may be determined solely by reference to the performance of PLC or a division or subsidiary or based on comparative performance relative to other companies: (i) pre-tax and/or after-tax adjusted operating income, operating earnings, net income, operating income, book value, embedded value or economic value added of PLC or a subsidiary, division or business unit (including measures on a per share basis) or the accumulated earnings of any of the foregoing, (ii) return on equity, assets or invested capital, (iii) assets, sales or revenues, or growth in assets, sales or revenues, of PLC or a subsidiary, division or business unit, iv) efficiency or expense management (such as unit cost), (v) risk management or third-party ratings, (vi) capital adequacy (including RBC), (vii) investment returns or asset quality, (viii) premium income or earned premium, (ix) value of new business or sales, (x) negotiation or completion of acquisitions, financings or similar transactions, (xi) customer service metrics, and (xii) such other reasonable criteria as the PLC Compensation Committee may determine. In January and February 2024, the PLC Compensation Committee and the Board (respectively) approved a new modifier tied to key performance indicators that will be used, where applicable, to adjust Performance Unit payouts for participants with a title of Senior Vice President and above for awards granted in 2024 and beyond. See “Plan Design Considerations” for additional details regarding the modifier.
The PLC Compensation Committee may change the performance objectives applicable with respect to any Performance Units to reflect such factors, including changes in an executive officer’s duties or responsibilities or changes in business objectives, as the PLC Compensation Committee deems necessary or appropriate.
Termination or Change in Control. Upon termination of an executive officer’s employment, awards under the LTIP provide for different vesting and payment terms depending on the type of termination. Unless otherwise noted, any Restricted Unit Awards or Parent-Based Awards that become vested as a result of a termination of employment will be payable in accordance with the normal vesting schedule as if the officer had remained employed through the last vesting date, and any Performance Unit Awards that are earned as a result of a termination of employment will be payable as if the officer had remained employed for the duration of the award period.
•In the case of a termination of an executive officer’s employment due to death, disability, or normal retirement, all Restricted Units and Parent-Based Awards will become fully vested and, unless the PLC Compensation Committee determines to provide for treatment that is more favorable, all Performance Units will vest pro rata based on the officer’s period of employment during the award period relative to the total length of the award period and subject to performance achieved through the end of the award period applied against the applicable performance schedules.
•In the case of an early retirement of an executive officer under the terms of the Qualified Pension Plan, unless the PLC Compensation Committee determines to provide for more favorable treatment, all

Performance Units, Restricted Units and Parent-Based Awards will vest pro rata based on the officer’s period of employment during the award period relative to the total length of the award period and in the case of Performance Units, subject to performance achieved through the end of the award period applied against the applicable performance schedules.
•In the case of a special termination of an executive officer, which consists of a termination of employment due to (i) a divestiture of a business segment or a significant portion of the assets of PLC or (ii) a significant reduction by PLC of its work force, the PLC Compensation Committee determines to what extent, and on what terms, any unvested Restricted Unit Awards, Parent-Based Awards, and any outstanding and unpaid Performance Unit Awards will be paid.
•In the case of a termination “for cause” (as defined in the LTIP), all vested and unvested awards are forfeited.
•Otherwise, unvested amounts generally are forfeited upon termination of employment.
Termination with Advance Written Notice. Employees in Executive Vice President or above roles who accept an Award of any type under the LTIP on or after November 2, 2022 is eligible for special vesting treatment of his or her Awards, as described below, if such officer: (i) provides written notice to the Company of his or her intention to terminate employment at least six months in advance (the “notice period”), (ii) assists the Company with transition plans as needed during the notice period, and (iii) remains in good standing.
•In the case of a termination due to normal retirement under the terms of PLC’s Qualified Pension Plan, all Performance Units will vest in full, subject to performance achieved through the end of the award period applied against the applicable performance schedules.
•In the case of a termination due to early retirement under the terms of PLC’s Qualified Pension Plan, (i) all Restricted Units and Parent-Based Awards will vest in full, and (ii) all Performance Units will also vest in full, subject to performance achieved through the end of the award period applied against the applicable performance schedules.
The LTIP provides for special payouts of awards upon certain change of control transactions of PLC as defined in the LTIP. In the case of a change in control of PLC:
•Our executive officers will be deemed to have earned the greater of (i) 100% of the Performance Units and (ii) the percentage of such Performance Units that would derive from applying the usual schedules through the date of the change in control event, and will be settled in cash within 45 days following the date of the change in control event, based upon PLC Change in Control Book Value Per Unit, (as defined in the LTIP), if available within 10 days before such payment date; or, if PLC Change in Control Book Value Per Unit is not then available, then 90% of the value of such Performance Units, based on the PL Tangible Book Value Per Unit, (as defined in the LTIP), determined as of the most recently reported quarterly balance sheet preceding such change in control shall be paid within 45 days of the change in control, followed by an additional payment in respect of such Performance Units within 75 days of such change in control equal to the excess, if any, of (i) the Change in Control Book Value Per Unit over (ii) 90% of the PL Tangible Book Value Per Unit determined as of the most recently reported quarterly balance sheet preceding such Company change in control;
•The Restricted Units will immediately vest in full and be settled in cash, within 45 days following the date of the change in control event, based upon PLC Change in Control Book Value Per Unit, if available within 10 days before such payment date; or, if PLC Change in Control Book Value Per Unit is not then available, then 90% of the value of such Restricted Units, based on the PL Tangible Book Value Per Unit determined as of the most recently reported quarterly balance sheet preceding such Company change in control shall be paid within 45 days of PLC change in control, followed by an additional payment in respect of such Restricted Units within 75 days of such Company change in control equal to the excess, if any, of (i) PLC Change in Control Book Value Per Unit over (ii) 90% of the PL Tangible Book Value Per Unit determined as of the most recently reported quarterly balance sheet preceding such Company change in control; and

•The Parent-Based Awards will vest immediately and be settled in cash within 60 days following the date of the change in control event, based on the Parent Stock Percentage (as defined in the LTIP) but the Final Parent Stock Value (as defined in the LTIP) shall be determined based on the average of the closing prices of Dai-ichi Life common stock on all trading days during the 30-calendar day period ended on the date on which the change in control occurs.
In addition, upon a change of control of Dai-ichi Life that results in the common stock of Dai-ichi Life no longer being actively traded on a public securities exchange (“Parent Change in Control”), the Parent-Based Awards will be converted to Restricted Units as follows: First, the dollar value of the Parent-Based Awards will be determined as of the Parent Change in Control, with the Final Parent Stock Value, (as defined in the LTIP), used to determine the Parent Stock Percentage determined using the average of the closing prices of the Parent common stock on all trading days during the 30-calendar day period ended on the date on which the Parent Change in Control occurs. The resulting dollar value of the Parent-Based Awards shall then be converted into Restricted Units by dividing such dollar value by the PL Tangible Book Value Per Unit determined as of the most recently reported quarterly balance sheet preceding the Parent Change in Control. After such conversion, the converted units will continue to be subject to the terms of the Parent-Based Award Agreement, including but not limited to, the vesting schedule and timing provisions of such agreement.
2023 LTIP Awards. In February 2023, the PLC Compensation Committee and the PLC Board determined a total target value of the long-term incentive awards to be granted to each named executive officer in 2023. Such awards again consisted of Performance Unit Awards, Restricted Unit Awards, and Parent-Based Awards, which will vest and may be earned in 2025. In 2023, none of our named executive officers had a guaranteed minimum target amount for awards to be granted under the LTIP.
In February 2023, the PLC Compensation Committee exercised its authority under the LTIP to adjust the calculation of any performance objective or criteria to recognize special or nonrecurring situations or circumstances for PLC to exclude changes in the fair value of company-owned life insurance, exclusive of the long-term expected return of the underlying assets from the calculation of after-tax adjusted operating income.
The PLC Compensation Committee considered a number of factors when it granted long-term incentive awards in 2023, including the desire to maintain the appropriate balance between performance-based and retention-based incentives and information provided by the compensation consultant comparing the value of PLC’s long-term incentive awards granted to named executive officers to the value provided by PLC’s compensation peer group.
The long-term incentive opportunities for our named executive officers are comprised of four separate awards:
1.Performance Unit Awards: Performance Units are generally designed to vest based on the achievement of two objectives - cumulative after-tax adjusted operating income (“Operating Income Objective”) and average return on equity (“ROE Objective”) - over the period from January 1, 2023 to December 31, 2025 and generally subject to the named executive officer’s continued employment until the applicable payment date of the earned award (the “Performance Unit Awards”);
2.Restricted Unit Awards: Restricted Units are generally designed to vest on December 31, 2025, are valued based on the tangible book value of PLC on the vesting date and are generally subject to the named executive officer’s continued employment until such respective dates (the “Restricted Unit Awards”);
3.Parent-Based Awards: A dollar denominated award that is generally designed to vest on December 31, 2025 based on the named executive officer’s continued employment, the value of which will be adjusted to reflect the change in the value of Dai-ichi Life’s common stock over the three-year measurement period from February 1, 2023 to December 31, 2025 (the “Parent-Based Awards”); and
4. 35% Enhanced 2021 Performance Unit Awards: For 2021, the named executive officers also received a 35% Enhanced 2021 Performance Unit Award (“Enhanced PU”) pursuant to the same provisions for vesting and performance applicable to Performance Unit Awards. The 2021 Enhanced PU is discussed herein as a Performance Unit Award unless otherwise noted. The 2021 Enhanced PU was a one-time award equal to 35% of the named executive officer’s 2021 Performance Unit Awards, Restricted Unit Awards,

and Parent-Based Awards to address the lack of retention value of outstanding long-term incentive opportunities, and it vested on December 31, 2023.
Performance Unit Awards Granted in 2023. The purpose of the Performance Unit Awards is to encourage our named executive officers to focus on earnings growth and returns on equity. The number of units subject to each Performance Unit Award granted in 2023 is determined by dividing 50% of each named executive officer’s target long-term incentive opportunity by an amount equal to 90% of PLC’s applicable tangible book value per unit as of January 1, 2023. One-half of the units subject to each Performance Unit Award will be subject to achieving the ROE Objective and one-half will be subject to achieving the Operating Income Objective. The amount payable in respect of each unit can range from 0% (for performance against the applicable objective below the threshold level) to 200% (for performance at or above maximum). One hundred percent (100%) of the award will be payable for performance at target. For achievement between the stated performance levels (i.e., between threshold and target, and between target and maximum), the amount will be determined by mathematical interpolation.
Specifically, payment with respect to the ROE Objective will be based on the following schedule:

Average Return on Equity	Percentage of Performance Units Earned Attributable to ROE Objective
Less than 3.34%	0%
3.34%	25%
4.95%	100%
6.04%	200%
There will be straight-line interpolation between each level of average return on equity to determine the exact percentage of Performance Units earned.
Payment with respect to the Operating Income Objective will be based on the following schedule:

Cumulative After-Tax Adjusted Operating Income (Dollars In Millions)	Percentage of Performance Units Earned Attributable to Operating Income Objective
Less than $829	0%
$829	25%
$1,275	100%
$1,594	200%
There will be straight-line interpolation between each level of cumulative after-tax adjusted operating income to determine the exact percentage of Performance Units earned.
Restricted Unit Awards Granted in 2023. The purpose of the Restricted Unit Awards is to encourage our named executive officers to focus on retention and value creation. The number of Restricted Units subject to each Restricted Unit Award granted in 2023 was determined by dividing 40% of each named executive officer’s target long-term incentive opportunity by an amount equal to PLC’s applicable tangible book value per unit as of January 1, 2023. The Restricted Unit Awards vest on December 31, 2025 and are valued at payout based on the tangible book value of PLC on the applicable vesting date.
Parent-Based Awards Granted in 2023. The purpose of the Parent-Based Awards is to align PLC’s and the Company’s values with our parent company. The initial cash value of the Parent-Based Awards is equal to 10% of the target long-term incentive award opportunity for each named executive officer. At vesting, the amount payable in respect of such Parent-Based Awards shall be such initial value multiplied by the percentage change in the value of the common stock of Dai-ichi Life, whether such value has increased or decreased, over the period from January 1, 2023 to December 31, 2025, as measured based on the average value of such common stock in January 2023 and December 2025, respectively.
The Grants of Plan-Based Awards Table contains additional information about Awards under the LTIP.

Long-Term Incentive Awards Vested in 2023. The following long-term incentive awards were earned in 2023: (i) the second tranche of the Restricted Unit Awards that were granted in 2020 (with a four-year vesting period); (ii) the Restricted Unit Awards that were granted in 2021 (with a three-year vesting period); (iii) the Parent-Based Awards that were granted in 2021 (with a three-year vesting period); (iv) the Performance Unit Awards that were granted in 2021 (with a three-year performance period that ended December 31, 2023); and the 35% Enhanced Performance Units that were granted in 2021 (with a three-year performance period that ended December 31, 2023) that are otherwise discussed herein without distinction as Performance Units. The performance measures related to such awards had the following levels of achievement.

Restricted Unit Awards
Award	Performance Measure	Beginning Tangible Book Value ($ in millions)	Ending Tangible Book Value ($ in millions)	Tangible Book Value Per Unit Performance
2020 Restricted Unit Awards (4-year vest)	Tangible Book Value per Unit	$6,713	$7,973	$118.78
2021 Restricted Unit Awards	Tangible Book Value per Unit	$6,737	$7,594	$112.72

Parent-Based Awards
Award	Performance Measure	Initial Dai-ichi Stock Value		Final Dai-ichi Stock Value		Percentage of Award Earned
2021 Parent-Based Awards	Dai-ichi stock performance	1,814	yen	3,043	yen	167.74%

Performance Unit Awards
Award	Performance Measure	Beginning Tangible Book Value ($ in millions)	Ending Tangible Book Value ($ in millions)	Tangible Book Value Per Unit Performance	Actual Result for ROE or COE Performance Measure	Percentage of Award Earned
2021 Performance Unit Awards	50% based on Tangible Book Value per Unit x ROE Performance (%)	$6,737	$7,594	$112.72	_4.98%	131%
	50% of awards based on Tangible Book Value per Unit x Cumulative Operating Earnings (“COE”) Performance ($)	$6,737	$7,594	$112.72	$1,276	124%
The amounts paid to our named executive officers based upon the applicable levels of achievement of these awards are set forth in the “Non-equity incentive plan compensation - 2023” column of the Summary Compensation Table and the applicable footnote thereto.
Retirement and Deferred Compensation Plans
PLC believes it is important to provide its employees, including our named executive officers, with the opportunity to accumulate retirement savings. All similarly-situated employees earn benefits under PLC’s tax-qualified pension plan (“Qualified Pension Plan”) using the same formula. Benefits under the Qualified Pension Plan are limited by the Internal Revenue Code. PLC believes that it should provide retirement savings without imposing the restrictions on benefits contained in the Internal Revenue Code that would otherwise limit PLC’s employees’ retirement security. Therefore, like many large companies, PLC has implemented a nonqualified excess benefit pension plan (“Nonqualified Excess Pension Plan”) that makes up the difference between: 1) the benefit determined under the Qualified Pension Plan formula, without applying these limits; and 2) the benefit actually payable under the Qualified Pension Plan, taking these limits into account. All of our named executive officers participate in the Nonqualified Excess Pension Plan.
In addition, PLC provides a nonqualified deferred compensation plan (“DCP”) for our named executive officers and other key officers. Through December 31, 2023, eligible officers could defer: 1) up to 75% of their base salary;

2) up to 85% of any annual incentive award; and/or 3) up to 85% of the amounts payable when Performance Unit Awards, Restricted Unit Awards, or Parent-Based Awards are earned (for deferral elections applicable to Restricted Unit Awards and Parent-Based Awards made prior to November 2023, a reduction to the percentages applied if the employee was or would become eligible for early or normal retirement during an award cycle). Prior to the amendment to the DCP effective on January 1, 2019, certain senior officers were allowed a maximum deferral up to 94% for Performance Unit Awards, Restricted Unit Awards, and Parent-Based Awards (for the Restricted Unit Awards and Parent-Based Awards, percentages were subject to reduction if the employee was or would become eligible for early or normal retirement during the award cycle).
Employees that contribute a portion of their salary, overtime, cash incentives, and other eligible compensation to PLC’s tax-qualified 401(k) plan (“401(k) Plan”) receive a dollar-for-dollar company matching contribution, which may be at the maximum 4% of the employee’s eligible pay (which is subject to limits imposed by the Internal Revenue Code).
The Pension Benefits Table and Nonqualified Deferred Compensation Arrangements Table contain additional information about our retirement and deferred compensation plans.
Perquisites and Other Benefits
PLC has other programs that help us attract and retain key talent and enhance productivity. In 2023, PLC provided certain perquisites to our named executive officers, including a financial and tax planning program for certain senior officers. PLC also reimburses officers for business-related meals in accordance with our standard business policies. Officers pay for all personal meals. From time to time, our named executive officers may also use PLC sponsored tickets for sporting, cultural and/or other events for personal use. PLC also provides tax gross up payments, if applicable, related to sporting events, sporting club memberships, corporate jet usage, gifts, and guest travel. In October and November 2022, respectively, the PLC Compensation Committee and Board approved the provision of perquisites by the Company to senior officers, subject in each case to an annual cap of $30,000 for 2023; provided, however, that the cost of the CEO’s personal use of the Company aircraft is subject to the separately established policy described below and does not count towards the annual cap. The PLC Compensation Committee and Board also delegated the authority (subject to the annual cap) to the CEO to approve, or pre-approve pursuant to a policy or procedures established by the CEO, the types, categories, and amounts of perquisites to be provided to non-CEO senior officers, including more restrictive caps for certain perquisites per senior officer.
The Summary Compensation Table contains additional information about perquisites and other benefits.
Company Aircraft Policy. PLC does business in every state in the United States and has offices in several states. Our named executive officers routinely use commercial air service for business travel, and PLC generally reimburses them only for the coach fare for domestic air travel. PLC also maintains a company aircraft program in order to provide for timely and cost-effective travel to these wide-spread locations.
Under this program, PLC does not operate any aircraft, own a hangar, or employ pilots. Instead, PLC has purchased a fractional interest in two aircrafts. PLC pays a fixed annual fee per aircraft, plus a variable charge for hours actually flown, in exchange for the right to use the two aircraft for an aggregate of approximately 225 hours per year. Our directors, officers, and employees use these aircraft for selected business trips, and, in certain circumstances, a spouse or guest of a director or officer may accompany him or her on business-related travel. All travel under the program must be approved by the Chief Executive Officer or his designee. Whether a particular trip will be made on a Company aircraft or on a commercial flight depends, in general, upon the availability of commercial air service at the destination, the schedule and cost of the commercial air travel, the number of employees who are making the trip, the expected travel time, and the need for flexible travel arrangements.
The PLC Compensation Committee has adopted a policy that allows the CEO (and the CEO’s guests) to use PLC aircraft for personal trips for up to 25 hours per year to reduce his personal travel time and thereby increase the time he can effectively conduct Company business. The hours of use under this policy are calculated based on the incremental hourly amount charged by the operating company to PLC, such that, where the operating company charges PLC for hours of use at less than a 1:1 ratio for a particular aircraft, such ratio is applied in determining the total number of hours deemed to be used by the CEO against the 25-hour limit. PLC does not provide tax reimbursement payments with respect to this air travel.
Guest Travel Policy. If an employee’s spouse or guest travels with the employee on Company business, and their presence is deemed necessary and appropriate for the purpose of the trip, PLC will reimburse the employee for the associated travel expenses. Guest travel is grossed up for tax purposes.
Compensation Policies and Practices as Related to Risk Management
The PLC Compensation Committee meets at least once a year with PLC’s Chief Risk Officer or the Vice Chairman, Finance and Risk, as the acting Chief Risk Officer, to review incentive compensation arrangements across PLC in order to identify any features that might encourage unnecessary or excessive risk taking. In conducting this review, PLC considered numerous factors pertaining to each such program, including the following: the purpose of the program; the design of the plan, including risk adjustments; the number of participants, as well as key employees or employee groups; the total amount that could be paid under the program; the ability of the participants to take actions that could influence the calculation of the compensation payable; the scope of the risks that could be created by actions taken; alignment with PLC’s risk appetite; and the manner in which PLC’s risk management policies and practices serve to reduce these risks. Based on this review, PLC has concluded that none of PLC’s compensation programs create risks that are reasonably likely to have a material adverse effect on PLC.
Plan Design Considerations
In January and February 2024, the Compensation Committee and the Board (respectively) approved a new modifier tied to key performance indicators that will be used, where applicable, to adjust Performance Unit payouts for participants with a title of Senior Vice President and above for awards granted in 2024 and beyond. The modifier is designed to measure economic investment gains/losses compared to an anticipated economic investment loss set at nine basis points, specifically including: realized gains and losses from fixed maturity securities; impairments of fixed maturity securities; individually assessed current expected credit loss reserve changes and any other realized gain/loss on mortgage loans and real estate; realized gains and losses (including any credit losses) on equity and modified coinsurance (modco) securities (excluding in each case, the change in mark-to-market); and realized gains and losses from any other investments. The modifier has a minimum and maximum performance variance of +/-100% and does not apply where the performance variance is between +/-50%. Additionally, the modifier cannot increase the performance score above 200% or reduce it below 25%, and it does not apply if the performance score is otherwise at 0.

Summary Compensation Table
The following table sets forth the total compensation earned by each of the Company’s named executive officers for the fiscal years ended December 31, 2023, 2022 and 2021.

Summary Compensation Table
Name and principal position with the Company(a)	Year(b)	Salary ($)(c)	Non-equity incentive plan compensation(1) ($)(g)	Change in pension value & nonqualified deferred compensation earnings ($)(h)	All other compensation ($)(i)	Total Compensation ($)(j)
Richard J. Bielen	2023	$1,033,333	$10,584,969	$3,628,548	$262,432	$15,509,282
President and Chief Executive Officer (principal executive officer)	2022	$987,500	$6,282,138	$(1,058,375)	$197,867	$6,409,130
	2021	$916,667	$3,707,993	$1,063,005	$152,956	$5,840,621
Paul R. Wells(2)	2023	$537,500	$1,303,046	$199,989	$49,592	$2,090,127
Executive Vice President and Chief Financial Officer (principal financial officer)	2022	$450,000	$1,033,560	$(31,618)	$37,959	$1,489,901
Steven G. Walker	2023	$620,833	$3,234,139	$240,514	$73,234	$4,168,720
Vice Chairman, Finance and Risk	2022	$589,167	$2,249,687	$(749)	$56,527	$2,894,632
	2021	$527,500	$1,104,119	$81,518	$47,458	$1,760,595
Mark L. Drew	2023	$596,667	$2,836,735	$113,430	$73,028	$3,619,860
Executive Vice President, Chief Legal Officer; Secretary of PLC	2022	$576,667	$1,890,987	$55,889	$61,804	$2,585,347
	2021	$557,000	$1,058,819	$55,971	$51,516	$1,723,306
Aaron Seurkamp	2023	$502,500	$1,853,081	$264,620	$42,160	$2,662,361
Senior Vice President and President, Retirement Division	2022	$487,500	$1,197,112	$(106,607)	$36,329	$1,614,334
	2021	$472,833	$738,337	$39,279	$29,963	$1,280,412
__________________
(1)For 2023, these numbers include: (i) the following amounts of cash incentives that were paid on or prior to March 15, 2024 for 2023 performance under PLC’s AIP: Mr. Bielen, $2,584,400; Mr. Walker, $1,153,800; Mr. Wells, $781,000; Mr. Drew, $852,000; Mr. Seurkamp, $593,900; (ii) the following amounts with respect to the Performance Unit Awards earned with respect to the 2021-2023 performance period (granted in 2021) that were paid in cash on or prior to March 15, 2024: Mr. Bielen, $5,010,728; Mr. Walker, $1,301,366; Mr. Wells, $325,521; Mr. Drew, $1,236,693; Mr. Seurkamp, $781,107; (iii) the following amounts with respect to the second installment of the Restricted Unit Awards that vested on December 31, 2023 (granted in 2020) that were paid in cash on or prior to March 15, 2024: Mr. Bielen, $608,154; Mr. Walker, $160,353; Mr. Wells, $41,870; Mr. Drew, $160,353; Mr. Seurkamp, $106,902; (iv) the following amounts with respect to the amount of the Restricted Unit Awards that vested on December 31, 2023 (granted in 2021) that were paid in cash on or prior to March 15, 2024: Mr. Bielen, $1,735,888; Mr. Walker, $450,880; Mr. Wells, $112,720; Mr. Drew, $428,336; Mr. Seurkamp, $270,528; and (v) the following amounts of Parent-Based Awards that vested on December 31, 2023 (granted in 2021), and that were paid in cash on or prior to March 15, 2024: Mr. Bielen, $645,799; Mr. Walker, $167,740; Mr. Wells, $41,935; Mr. Drew, $159,353; Mr. Seurkamp, $100,644.
(2)Mr. Wells was not a named executive officer in 2021.
Column (c)-Salary. These amounts include any portion of the named executive officer’s base salary for the applicable year that such officer contributed to PLC’s 401(k) Plan or deferred under PLC’s DCP. The Nonqualified Deferred Compensation Table has more information about our named executive officers’ participation in PLC’s DCP in 2023.
Column (g)-Non-equity incentive plan compensation. For 2023, these amounts reflect (i) the cash incentives paid on or prior to March 15, 2024 for 2023 performance under PLC’s AIP, (ii) the Performance Unit Awards earned with respect to the 2021-2023 performance period (granted in 2021, including the 35% Enhanced

Performance Unit Awards also granted in 2021), and that were paid on or prior to March 15, 2024, (iii) the second installment of the Restricted Unit Awards that vested on December 31, 2023 (granted in 2020) and that were paid on or before March 15, 2024, (iv) the Restricted Unit Awards that vested on December 31, 2023 (granted in 2021) and that were paid on or before March 15, 2024, and (v) the Parent-Based Awards that vested on December 31, 2023 (granted in 2021), and that were paid on or prior to March 15, 2024. For 2022, these amounts reflect (i) the cash incentives paid on or prior to March 15, 2023 for 2022 performance under PLC’s AIP, (ii) the Performance Unit Awards earned with respect to the 2020-2022 performance period (granted in 2020), and that were paid on or prior to March 15, 2023, (iii) the second installment of the Restricted Unit Awards that vested on December 31, 2022 (granted in 2019) and that were paid on or before March 15, 2023, (iv) the first installment of the Restricted Unit Awards that vested on December 31, 2022 (granted in 2020) and that were paid on or before March 15, 2023, and (v) the Parent-Based Awards that vested on December 31, 2022 (granted in 2020), and that were paid on or prior to March 15, 2023. For 2021, these amounts reflect (i) the cash incentives paid on or prior to March 15, 2022 for 2021 performance under PLC’s AIP, (ii) the second installment of the Restricted Unit Awards that vested on December 31, 2021 (granted in 2018) and that were paid on or before March 15, 2022, (iii) the first installment of the Restricted Unit Awards that vested on December 31, 2021 (granted in 2019) and that were paid on or before March 15, 2022, and (iv) the Parent-Based Awards that vested on December 31, 2021 (granted in 2019), and that were paid on or prior to March 15, 2022. These amounts are based on the achievement of performance goals under the AIP and the LTIP, as determined by the PLC Compensation Committee and the PLC Board. All amounts presented include any portion of the earned incentives that the named executive officer elected to contribute to PLC’s 401(k) Plan or defer under PLC’s DCP.
Performance Unit Awards, Restricted Unit Awards, and Parent-Based Awards granted in a particular year are not reflected in the Summary Compensation Table with respect to such year. These awards, which have multi-year performance periods, are instead reflected in the Summary Compensation Table in the year in which they are earned. The Grants of Plan-Based Awards Table and the narrative that accompanies such table provide information about the Performance Unit Awards, Restricted Unit Awards, and Parent-Based Awards that were granted in 2023.
Column (h)-Change in pension value and nonqualified deferred compensation earnings. These amounts represent the increase or decrease in the actuarial present value of the named executive officer’s benefits under PLC’s tax Qualified Pension Plan and PLC’s Nonqualified Excess Pension Plan. Changes in interest rates can significantly affect these numbers from year to year. For 2023, the total change in the present value of pension benefits for each named executive officer was divided between the plans as follows:

Name	Qualified Pension Plan	Nonqualified Excess Pension Plan	Total
Bielen	$120,451	$3,508,097	$3,628,548
Wells	$82,967	$117,022	$199,989
Walker	$49,550	$190,964	$240,514
Drew	$22,772	$90,658	$113,430
Seurkamp	$99,598	$165,022	$264,620
The Pension Benefits Table has more information about each officer’s participation in these plans.
All of our named executive officers have account balances in PLC’s DCP. The earnings on a named executive officer’s balance reflect the earnings of notional investments selected by that named executive officer. These earnings are the same as for any other investor in these investments, and PLC does not provide any above-market or preferential earnings rates.

Column (i)—All other compensation. For 2023, these amounts include the following:

All Other Compensation Table
Name	401(k) matching	Nonqualified deferred compensation plan contributions	Financial planning program	Tax Gross Up	Other Perquisites	Total
Bielen	$13,200	$121,836	$—	$12,135	$115,261	$262,432
Wells	$13,200	$17,188	$15,776	$839	$2,589	$49,592
Walker	$13,200	$42,611	$15,854	$514	$1,055	$73,234
Drew	$13,200	$40,299	$15,776	$303	$3,450	$73,028
Seurkamp	$13,200	$28,960	$—	$—	$—	$42,160
401(k) Matching. PLC’s employees can contribute a portion of their salary, overtime, cash incentives and other eligible compensation to PLC’s 401(k) Plan and receive a dollar-for-dollar company matching contribution. The maximum match is 4% of the employee’s eligible pay (which is subject to limits imposed by the Internal Revenue Code). The table shows the company match received by our named executive officers during 2023.
Nonqualified Deferred Compensation Plan Contributions. The table includes, with respect to each of the executives, supplemental matching contributions that PLC made under PLC’s DCP to each named executive officer’s account in 2023 with respect to the officer’s participation in PLC’s DCP during 2022 (“DCP Supplemental Matching Contribution”). The Nonqualified Deferred Compensation Table and accompanying narrative provide more information about the DCP.
Financial Planning Program. These amounts include fees paid for program services as well as business travel and related expenses of the financial and tax planning third-party provider.
Tax Gross-Ups. A tax gross up occurs when PLC pays the projected tax expense for certain perquisite items. The amounts paid as a tax gross up in 2023 relate to (i) a sporting club membership, sporting tickets and related entertainment for Mr. Drew, (ii) use of the Company aircraft by Mr. Bielen and his guests for personal trips ($8,712), and (iii) sporting tickets and related entertainment for Mr. Bielen, Mr. Wells, Mr. Walker, and Mr. Drew.
Other Perquisites. These amounts include: (i) the amount we paid for a sporting club membership for Mr. Drew ($1,200); (ii) the amount we paid for sporting, cultural or other events for personal use and related entertainment for Mr. Bielen ($3,568), Mr. Drew ($2,250), Mr. Wells ($2,465), and Mr. Walker ($931), (iii) the amount we paid for gifts for Mr. Wells ($124) and Mr. Walker ($124), and (iv) the estimated incremental cost that we incurred in 2023 for Mr. Bielen and his guests to use the Company aircraft for personal trips ($111,693).
With respect to personal use of the corporate aircraft, the estimated incremental cost is based on incremental hourly charges and fuel allocable to the personal travel time on the aircraft, as well as any international flat fees related to the flight. From time-to-time, friends or family members of our named executive officers are accommodated as additional passengers on flights on Company aircraft. There is no incremental cost to PLC for this perquisite.
Grants of Plan-Based Awards
The long-term incentive opportunities granted to our named executive officers in 2023 are comprised of three separate awards: 1) Performance Unit Awards; 2) Restricted Unit Awards; and 3) Parent-Based Awards.
PLC’s annual incentive awards for 2023 were granted pursuant to PLC’s AIP based on target amounts for (i) after-tax adjusted operating income, (ii) value of new business, (iii) expense management, and (iv) RBC. For Mr. Seurkamp, his payout is weighted 50% to the foregoing PLC metrics and 50% to PLC’s after-tax adjusted operating income, value of new business, expense management and sales for his business unit (Retirement Division).

This table presents information about: 1) the awards granted in 2023 pursuant to the LTIP which will vest in 2025 and 2) the awards granted in 2023 pursuant to the AIP, which were paid in March 2024. All awards earned under the AIP and LTIP are payable in cash.

Grants of Plan-Based Awards Table
						Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
Name(a)	Grant Date(b)	Compensation Committee Meeting Date	Type of Award	Number of Units		Threshold ($)(c)		Target ($)(d)		Maximum ($)(e)
Bielen		2/21/23	Annual Incentive Plan	n/a		$637,000	(1)	$1,820,000	(1)	$3,640,000	(1)
	3/15/23	2/21/23	Performance Units	32,640	(2)	816,000	(2)	3,264,000	(2)	6,528,000	(2)
	3/15/23	2/21/23	Restricted Units	23,500	(3)	n/a		2,350,000	(3)	n/a
	3/15/23	2/21/23	Parent Stock-Based	5,875	(4)	n/a		587,500	(4)	n/a
Wells		2/21/23	Annual Incentive Plan	n/a		$192,500	(1)	$550,000	(1)	$1,100,000	(1)
	3/15/23	2/21/23	Performance Units	4,445	(2)	111,125	(2)	444,500	(2)	889,000	(2)
	3/15/23	2/21/23	Restricted Units	3,200	(3)	n/a		320,000	(3)	n/a
	3/15/23	2/21/23	Parent Stock-Based	800	(4)	n/a		80,000	(4)	n/a
Walker		2/21/23	Annual Incentive Plan	n/a		$284,400	(1)	$812,500	(1)	$1,625,000	(1)
	3/15/23	2/21/23	Performance Units	7,220	(2)	180,500	(2)	722,000	(2)	1,444,000	(2)
	3/15/23	2/21/23	Restricted Units	5,200	(3)	n/a		520,000	(3)	n/a
	3/15/23	2/21/23	Parent Stock-Based	1,300	(4)	n/a		130,000	(4)	n/a
Drew		2/21/23	Annual Incentive Plan	n/a		$210,000	(1)	$600,000	(1)	$1,200,000	(1)
	3/15/23	2/21/23	Performance Units	6,665	(2)	166,625	(2)	666,500	(2)	1,333,000	(2)
	3/15/23	2/21/23	Restricted Units	4,800	(3)	n/a		480,000	(3)	n/a
	3/15/23	2/21/23	Parent Stock-Based	1,200	(4)	n/a		120,000	(4)	n/a
Seurkamp		2/21/23	Annual Incentive Plan	n/a		$146,500	(1)	$404,000	(1)	$808,000	(1)
	3/15/23	2/21/23	Performance Units	3,720	(2)	93,000	(2)	372,000	(2)	744,000	(2)
	3/15/23	2/21/23	Restricted Units	2,680	(3)	n/a		268,000	(3)	n/a
	3/15/23	2/21/23	Parent Stock-Based	670	(4)	n/a		67,000	(4)	n/a
__________________
(1)These amounts reflect threshold, target, and maximum payouts to our named executive officers under the AIP. The level of payout is tied to PLC’s after-tax adjusted operating income, value of new business, expense management, and RBC. For Mr. Seurkamp, the payout is weighted 50% to the foregoing PLC metrics and 50% to PLC’s after-tax adjusted operating income, and value of new business, expense management and sales for his business unit (Retirement Division). The amount in the “Threshold” column reflects the amount that would be payable to our named executive officers under the AIP if each performance goal were achieved at the threshold level. There is no minimum payout.
(2)These amounts reflect the Performance Unit Awards granted to each named executive officer under the LTIP, along with the estimated payouts at the threshold, target, and maximum amounts. The number of Performance Unit Awards determined to be granted reflect a discount to the book value to reflect the risk of forfeiture associated with performance conditions. The level of payout for the Performance Unit Awards is tied to PLC’s ROE and cumulative after-tax adjusted operating income. These values reflect a reasonable estimate based on a value of each unit at $100 at the date of grant using the grant-date tangible book value of PLC. The amount in the “Threshold” column reflects the amount that would be payable to our named executive officers under the LTIP if each performance goal were achieved at the threshold level. There is no minimum payout.
(3)These amounts reflect the Restricted Unit Awards and target value of Restricted Unit Awards granted to each named executive officer under the LTIP.
(4)These amounts reflect the Parent-Based Awards and target value of the Parent-Based Awards granted to each named executive officer under the LTIP.
Column (b) - Grant date. At its February 21, 2023 meeting, the PLC Compensation Committee granted long-term incentive awards valued in the amounts reflected in the table with a grant date of March 15, 2023.
Column - Number of units. These amounts reflect the number of each of the Performance Unit Awards, Restricted Unit Awards, and Parent-Based Awards granted to our named executive officers in 2023. The threshold, target, and maximum value of each award is reflected in columns (c), (d), and (e), respectively.
Columns (c), (d), and (e) - Estimated possible payouts under non-equity incentive plan awards.
See “Annual Incentive Plan Awards” and “Long-Term Incentive Awards” for information about performance targets and estimated possible payouts under non-equity incentive plan awards.

Pension Benefits
The following table contains information about benefits payable to our named executive officers upon their retirement under the terms of PLC’s “defined benefit” pension plans.

Pension Benefits Table
Name(a)	Plan Name(b)	Number of years credited service (#)(c)(1)	Present value of accumulated benefit ($)(d)(2)	Payments during last fiscal year ($)(e)
Bielen	Pension	33	$1,405,438	$—
	Excess Pension	33	15,739,334	—
	Total		$17,144,772	$—
Wells	Pension	18	$343,416	$—
	Excess Pension	18	242,618	—
	Total		$586,034	$—
Walker	Pension	22	$575,457	$—
	Excess Pension	22	955,764	—
	Total		$1,531,221	$—
Drew	Pension	7	$99,662	—
	Excess Pension	7	286,503	—
	Total		$386,165	$—
Seurkamp	Pension	19	$343,361	$—
	Excess Pension	19	441,669	—
	Total		$785,030	$—
__________________
(1)The number of years of service that are used to calculate the named executive officer’s benefit under each plan, as of December 31, 2023 or at the time of retirement or termination of employment.
(2)The actuarial present value of the named executive officer’s benefit under each plan as of December 31, 2023.
All of PLC’s eligible employees participate in the Qualified Pension Plan. Benefits under the Qualified Pension Plan are fully vested after three years of service. Upon termination of employment for any reason, employees are entitled to receive their vested benefits. Each named executive officer would be entitled to receive the amounts designated as pension benefits represented in the “Present Value of Accumulated Benefit” column of the Pension Benefits Table. The Pension Benefits Table also shows the amounts payable to each named executive officer upon separation from service under Section 409A of the Internal Revenue Code under the Nonqualified Excess Pension Plan.
Qualified Pension Plan
The Qualified Pension Plan provides different benefit formulas for three different groups: 1) the “grandfathered group” (any employee employed on December 31, 2007 whose age plus years of vesting service total 55 or more as of that date); 2) the “non-grandfathered group” (any employee employed on December 31, 2007 whose age plus years of vesting service was less than 55 as of that date); and 3) the “post-2007 group” (any employee first hired after December 31, 2007 or any former employee who is rehired after that date).
Mr. Bielen is in the grandfathered group; Mr. Walker, Mr. Wells, and Mr. Seurkamp are in the non-grandfathered group; and Mr. Drew is in the post-2007 group.
For employees in the grandfathered group and non-grandfathered group, the monthly life annuity benefit payable under the Qualified Pension Plan at normal retirement age (usually age 65) for credited service before 2008 equals:
•1.1% of the employee’s final average pay times years of credited service through 2007 (up to 35 years), plus

•0.5% of the employee’s final average pay in excess of the employee’s Social Security covered pay times years of credited service through 2007 (up to 35 years), plus
•0.55% of the employee’s final average pay times years of credited service through 2007 (in excess of 35 years).
For service after 2007, employees in the grandfathered group continue to earn a monthly life annuity benefit payable at normal retirement age (usually age 65), calculated as follows:
•1.0% of the employee’s final average pay times years of credited service after 2007 (up to 35 years minus credited service before 2008), plus
•0.45% of the employee’s final average pay over the employee’s Social Security covered pay times years of credited service after 2007 (up to 35 years minus credited service before 2008), plus
•0.50% of the employee’s final average pay times the lesser of years of credited service after 2007 and total years of credited service minus 35 years.
The total benefit payable to employees in the grandfathered group will not be less than the benefit the employee would have received had he been a non-grandfathered employee.
For credited service after 2007, employees in the non-grandfathered group and post-2007 group earn a hypothetical account balance that is credited with pay credits and interest credits. Interest is credited to a participant’s account effective on December 31 of each year (or a participant’s benefit commencement date in the year payments begin), based on the value of the participant’s account on January 1 of that year. The interest rate is based on the average daily rate during the month of the 30-year Treasuries’ constant maturities rate published by the IRS. The rate for a calendar year is the rate published for October of the previous year, but not less than 3.25%. Pay credits for a year are based on a percentage of eligible pay for that year, as follows:

Credited Service	% of Pay Credit
1 - 4 years	4%
5 - 8 years	5%
9 - 12 years	6%
13 - 16 years	7%
17 or more years	8%
Final average pay for grandfathered employees is the average of the employee’s eligible pay for the 60 consecutive months that produces the highest average. (However, if the employee’s average eligible pay for any 36 consecutive months as of December 31, 2007 is greater than the 60-consecutive month average, the 36-month average will be used.) For non-grandfathered employees, final average pay is the average of the employee’s eligible pay for the 36 consecutive months before January 1, 2008 that produces the highest average.
Eligible pay includes components of pay such as base salary, overtime, annual incentive awards and other eligible compensation. Pay does not include payment of certain commissions, performance shares, gains on SAR exercises, vesting of restricted stock units, severance pay, or other extraordinary items.
Social Security covered pay is one-twelfth of the average of the Social Security wage bases for the 35-year period ending when the employee reaches Social Security retirement age. For non-grandfathered participants, Social Security covered pay is determined as of December 31, 2007. The wage base is the maximum amount of pay for a year for which Social Security taxes are paid. Social Security retirement age is between ages 65 and 67, depending on the employee’s date of birth.
Unless special IRS rules apply, benefits are not paid before employment ends. An employee may elect to receive:
•a life annuity (monthly payments for the employee’s life only), or

•a 50%, 75%, or 100% joint and survivor annuity (the employee receives a smaller benefit for life, and the employee’s designated survivor receives a benefit of 50%, 75%, or 100% of the reduced amount for life), or
•a five, ten, or 15-year period certain and life annuity benefit (the employee receives a smaller benefit for life and, if the employee dies before the selected period, the employee’s designated survivor receives the reduced amount until the end of the period), or
•a lump sum benefit.
If an employee chooses one of these benefit options, the benefit may be adjusted using the interest rate assumptions and mortality tables specified in the Qualified Pension Plan, so it has the same actuarial value as the benefit determined by the Qualified Pension Plan formulas.
An employee whose employment ends before age 65 may begin benefit payments after termination of employment. The benefit for service before 2008 is reduced for commencement before age 65, so the benefit remains the actuarial equivalent of a benefit beginning at age 65.
If an employee retires on or after age 55 with at least 10 years of vesting service, the employee may take an “early retirement” benefit with respect to benefits earned through 2007, beginning immediately after employment ends. Mr. Bielen and Mr. Walker are eligible for early retirement. The early retirement benefit for pre-2008 service is based on the Qualified Pension Plan formula. The benefit is reduced below the level of the age 65 benefit; however, the reduction for an early retirement benefit is not as great as the reduction for early commencement of a vested benefit.
(For example, the early retirement reduction at age 55 is 50%; the actuarial reduction (using the Qualified Pension Plan interest rates and mortality tables) is 62%. At age 62, the early retirement reduction is 20%, and the actuarial reduction is 27%).
Nonqualified Excess Pension Plan
Benefits under PLC’s Qualified Pension Plan are limited by the Internal Revenue Code. PLC believes it should pay PLC’s employees the total pension benefit they have earned without imposing these Code limits. Therefore, like many large companies, PLC has a Nonqualified Excess Pension Plan that makes up the difference between: (1) the benefit determined under the Qualified Pension Plan formula, without applying these limits; and (2) the benefit actually payable under the Qualified Pension Plan, taking these limits into account. Payment of the excess pension benefit is made from PLC’s general assets (and is therefore subject to the claims of PLC’s creditors) and not from the assets of the Qualified Pension Plan. An employee’s post-2004 excess pension benefit is paid in the form elected by the employee (i.e., lump sum or annuity) in the third month following the employee’s termination date. If the employee is a “specified employee” under Section 409A of the Internal Revenue Code, the excess pension benefit is payable six months following termination of employment.
Pursuant to the Nonqualified Excess Pension Plan’s change of control provision, an employee will receive a lump sum/ payment of the pre-2005 excess pension benefit, if applicable, in January of the calendar year immediately following the employee’s date of termination.

Nonqualified Deferred Compensation Arrangements
This table presents certain information about our named executive officers’ participation in nonqualified deferred compensation arrangements in 2023.

Nonqualified Deferred Compensation Table
Name(a)	Executive contributions in last FY ($)(b)(1)	Registrant contributions in last FY ($)(c)(2)	Aggregate earnings in last FY ($)(d)	Aggregate withdrawals/ distributions ($)(e)	Aggregate balance at last FYE ($)(f)(3)
Bielen	$144,709	$121,836	$372,928	$3,042,587	$2,606,549
Wells	$134,297	$17,188	$338,807	$161,832	$2,126,886
Walker	$46,152	$42,611	$145,465	$32,086	$2,668,726
Drew	$100,000	$40,299	$185,242	$—	$1,120,601
Seurkamp	$59,390	$28,960	$221,662	$—	$1,524,487
______________
(1)These amounts include:
a.the following amounts that are also included in column (c) (Salary) of the Summary Compensation Table as compensation earned and deferred by the officer in 2023 under the DCP: Mr. Bielen, $41,333 and Mr. Wells, $26,875;
b.the following amounts that are also included in column (g) (Non-equity incentive plan compensation) of the Summary Compensation Table for 2023 as compensation earned under the AIP with respect to 2023 performance and deferred by the officer in 2024 under the DCP: Mr. Bielen, $103,376; Mr. Walker, $46,152; Mr. Drew, $100,000; and Mr. Seurkamp, $59,390; and
c.the following amount that is also included in column (g) (Non-equity incentive plan compensation) of the Summary Compensation Table for 2023 as compensation earned under the LTIP with respect to 2023 performance and deferred by the officer in 2024 under the DCP: Mr. Wells, $107,422.
(2)These amounts represent the DCP Supplemental Matching Contributions allocated to the officer’s account in 2023 with respect to the officer’s participation during 2022 in PLC’s DCP, the terms of which provide that the officer will not receive the matching contribution unless the officer is employed on the date of the allocation or terminated due to death, disability, or while eligible for normal or early retirement under PLC’s Qualified Pension Plan. PLC will incur the expense at the time of allocation. These DCP Supplemental Matching Contributions are reported in the Summary Compensation Table as compensation for 2023.
(3)These amounts reflect the following amounts that have been reported as compensation to the officer in previous proxy statements of PLC (with respect to periods prior to February 1, 2015), Annual Reports on Forms 10-K of PLC and the Company (for periods after February 1, 2015), and Registration Statements on Form S-1 of the Company (for periods after April 2023): Mr. Bielen, $13,459,089; Mr. Walker, $2,419,317; Mr. Drew, $841,210; and Mr. Seurkamp, $177,732.
In general, our named executive officers and other key officers can elect to participate in PLC’s unfunded, unsecured DCP. An officer who defers compensation under the DCP does not pay income taxes on the compensation at that time. Instead, the officer pays income taxes on the compensation (and any earnings on the compensation) only when the officer receives the compensation and earnings from the DCP.
Through December 31, 2023, eligible officers could defer: 1) up to 75% of their base salary; 2) up to 85% of any annual incentive award; and/or 3) up to 85% of the amounts payable when Performance Unit Awards, Restricted Unit Awards, and Parent-Based Awards are earned (for deferral elections made with respect to Restricted Unit Awards and Parent-Based Awards prior to November 2023, percentages were subject to reduction if the employee is eligible for early or normal retirement). Prior to the amendment to the DCP effective on January 1, 2019, certain senior officers were allowed a maximum deferral up to 94% for Performance Unit Awards, Restricted Unit Awards, and Parent-Based Awards (for the Restricted Unit Awards and Parent-Based Awards, percentages were subject to reduction if the employee was or would become eligible for early or normal retirement).
An election to defer base salary for a calendar year must be made by December 31 of the previous year. In November 2023, PLC consolidated its generally applicable enrollment windows for annual incentive awards, Restricted Units, Parent-Based Awards, and Performance Units, such that unless a special enrollment is allowed: 1) an election with respect to annual incentive awards, Restricted Units, and/or Parent-Based Awards must be made prior to December 31 of the year before the award period/performance period begins; and 2) an election with respect to Performance Units, must be made prior to December 31 of the year before the final year of the performance period (i.e., for a three-year performance period, before December 31 of the second year of the performance period). Prior to consolidation of the enrollment windows and subject to the then applicable enrollment windows, generally: 1) an election to defer any annual incentive payout for a calendar year must have been made by June 30 of that year;

and 2) an election to defer earned Performance Units must have been made by June 30 of the last year in the award’s performance period; and (c) an election to defer earned Restricted Unit Awards or Parent-Based Awards must have been made within 30 days after the date of the award. Deferred compensation accrues earnings based on the participant’s election among notional investment choices available under the DCP.
For 2023, the investment returns for each of the notional investment choices were:

Investment Choice	Return
Allspring Government Money Market Institutional	4.98%
BlackRock Total Return Fund	6.03%
DFA Emerging Markets I	13.08%
DFA US Small Cap	17.64%
Dodge & Cox International Stock	16.70%
Dodge and Cox Stock	17.48%
Fidelity 500 Index Fund	26.29%
Fidelity International Index	18.31%
Fidelity Mid Cap Index	17.21%
Fidelity US Bond Index	5.56%
JP Morgan Mid-Cap Growth R5	23.24%
Metropolitan West Low Duration Bond I	5.78%
PIMCO Real Return Institutional	3.74%
T. Rowe Price Growth Stock	45.27%
Templeton Foreign A	19.95%
Vanguard High-Yield Corporate Admiral	11.74%
Vanguard Real Estate Index Admiral	11.81%
William Blair International	13.09%
Protective Life Treasury Rate Fund	5.75%
An officer may elect to receive payments in a lump sum or in up to ten annual installments, which election can be changed under certain circumstances. An officer may elect to receive a deferred amount (and earnings) upon termination of employment and if such election is made, the officer may not change this election. An officer may instead elect to receive a deferred amount (and earnings) on a fixed date (which must be a February 15, and must begin no later than the officer’s 70th birthday), which election can be changed under certain circumstances. An officer may also request a distribution if the officer has an extreme and unexpected financial hardship, as determined under IRS rules.
Each named executive officer is currently fully vested in the amounts reported in the “Aggregate Balance at FYE” column of the Nonqualified Deferred Compensation Table, and, unless a specific date of payment has been selected by the named executive officer, these amounts would be payable to each named executive officer upon termination of employment for any reason. In addition, a named executive officer whose employment terminated due to normal or early retirement, death, or disability would receive the DCP Supplemental Matching Contribution that would have been allocated under PLC’s DCP to each named executive officer’s account with respect to the officer’s service during 2023.
Supplemental Matching. PLC makes supplemental matching contributions to the account of eligible officers under the DCP. These contributions provide matching that PLC would otherwise contribute to PLC’s 401(k) Plan, but which PLC cannot contribute because of Internal Revenue Code limits on 401(k) plan matching. For a calendar year, the supplemental match that an officer receives is:
•the lesser of
•4% of eligible compensation payable during the year, whether received in cash or deferred, and

•the total amount the officer deferred during the year under the 401(k) Plan and deferrals of base salary and cash bonuses under the DCP; minus
•the actual matching contribution the officer received under the 401(k) Plan for that year, as determined while applying the restrictions imposed by the Internal Revenue Code.
An officer’s supplemental matching contributions may be allocated in one percent increments among the same notional investment funds available for deferrals under the DCP. Supplemental matching is paid only after termination of employment. The officer can elect payment in a lump sum or in up to ten annual installments, and such election cannot be changed.
Other Provisions. Notional investment choices under the DCP must be in one percent increments. An officer may transfer money between the notional investment choices on any business day. PLC does not provide any above-market or preferential earnings rates and do not guarantee that an officer’s notional investments will make money.
Upon an officer’s death or disability, the officer’s plan balance is paid in a lump sum. Account balances are paid in cash.
Potential Payments upon Termination or Change of Control
The following tables and footnotes describe the potential payments to our named executive officers upon a termination of each named executive officer’s employment or a change-in-control of PLC on December 31, 2023. The tables do not include:
•compensation or benefits previously earned by our named executive officers or incentive awards that were already fully vested;
•the value of pension benefits that are disclosed in the 2023 Pension Benefits Table (including, if applicable, the lump sum payment of the pre-2005 excess pension benefit upon termination of employment, resulting from the Non-Qualified Excess Pension Plan’s change of control provision), except for any pension enhancement triggered by the event, if applicable;
•the amounts payable under the DCP that are disclosed in the 2023 Nonqualified Deferred Compensation Table; or
•the value of any benefits (such as retiree health coverage, life insurance and disability coverage) provided on the same basis to substantially all other employees.
The actual benefit to a named executive officer can only be determined at the time of the change-in-control event or such executive’s separation from PLC. None of our named executive officers are party to any written employment arrangements that provide for payments in the event of a change in control or termination of employment.
Change of Control
The table set forth below shows the cash payments and other benefits that would have been payable to each of our named executive officers had a change of control of PLC occurred on December 31, 2023.

Name	Performance Units(1)	Restricted Units(1)	Parent-Based Awards(1)	Total
Bielen	$11,407,651	$6,949,660	$1,853,497	$20,210,807
Wells	$1,148,029	$746,922	$196,723	$2,091,674
Walker	$2,745,129	$1,651,033	$440,717	$4,836,879
Drew	$2,565,005	$1,545,281	$410,437	$4,520,723
Seurkamp	$1,543,418	$926,543	$245,001	$2,714,962
__________________
(1)The amounts in these columns include (i) with respect to LTIP awards with performance periods that ended on December 31, 2023, the amounts that were actually earned and paid to the named executive officer based on actual performance under the terms of the applicable award (which amounts are also reflected in the Summary Compensation Table), and (ii) with respect to LTIP awards with performance periods ending after December 31, 2023, an amount that could be earned by the named executive officer under the terms of the applicable awards based on a projected level of achievement as of December 31, 2023. In the event of such a termination of employment on December 31, 2023, the actual amounts, if any, that may be earned and paid to our named executive officers with respect to an LTIP award with a performance period ending after December 31, 2023 is based on the actual performance for the applicable performance period and therefore cannot be determined until after completion of such performance period.
Death or Disability
The table set forth below shows the cash payments and other benefits that would have been payable to each of our named executive officers had his employment been terminated due to death or disability. Pursuant to the plans, upon normal retirement, a named executive officer would receive the same amount as he or she would receive due to death or disability. As of December 31, 2023, none of our named executive officers are eligible for normal retirement.

Name	Cash(1)	2023 DCP Supplemental Matching Contribution	Performance Units(2)	Restricted Units(2)	Parent-Based Awards(2)	Annual Incentive Payments(3)	Total(1)
Bielen	$50,000	$175,833	$8,715,148	$7,315,369	$1,853,497	$2,584,400	$20,694,246
Wells	$50,000	$42,376	$790,443	$795,049	$196,723	$781,000	$2,655,591
Walker	$50,000	$74,933	$2,144,175	$1,732,949	$440,717	$1,153,800	$5,596,574
Drew	$50,000	$59,619	$2,011,080	$1,620,741	$410,437	$852,000	$5,003,876
Seurkamp	$50,000	$9,300	$1,230,342	$969,396	$245,001	$593,900	$3,097,938
__________________
(1)Represents the amounts that would have been paid to our named executive officers under the Protective Life Corporation Pre-Retirement Death Benefit Plan had his employment been terminated due to death.
(2)The amounts in these columns include (i) with respect to LTIP awards with performance periods that ended on December 31, 2023, the amounts that were actually earned and paid to the named executive officer based on actual performance under the terms of the applicable award (which amounts are also reflected in the Summary Compensation Table), and (ii) with respect to LTIP awards with performance periods ending after December 31, 2023, an amount that could be earned by the named executive officer under the terms of the applicable awards based on a projected level of achievement as of December 31, 2023. In the event of such a termination of employment on December 31, 2023, the actual amounts, if any, that may be earned and paid to our named executive officers with respect to an LTIP award with a performance period ending after December 31, 2023 is based on the actual performance for the applicable performance period and therefore cannot be determined until after completion of such performance period.
(3)Represents the amounts that were earned and paid to the named executive officer based on actual performance under the terms of the applicable AIP award that was made in 2023 (which amounts are also reflected in the Summary Compensation Table).
Early Retirement
The table set forth below shows the cash payments and other benefits that would have been payable to each of our named executive officers had his employment been terminated due to early retirement on December 31, 2023.

Name	2023 DCP Supplemental Matching Contribution	Performance Units(2)	Restricted Units(2)	Parent-Based Awards(2)	Annual Incentive Payments(3)	Total
Bielen	$175,833	$12,438,950	$7,315,369	$1,853,497	$2,584,400	$24,368,049
Wells(1)	$—	$—	$—	$—	$—	$—
Walker	$74,933	$2,979,607	$1,732,949	$440,717	$1,153,800	$6,382,006
Drew(1)	$—	$—	$—	$—	$—	$—
Seurkamp(1)	$—	$—	$—	$—	$—	$—
_____________
(1)Mr. Wells, Mr. Drew, and Mr. Seurkamp would not be eligible for early retirement on December 31, 2023.
(2)The amounts in these columns include (i) with respect to LTIP awards with performance periods that ended on December 31, 2023, the amounts that were actually earned and paid to the named executive officer based on actual performance under the terms of the applicable award (which amounts are also reflected in the Summary Compensation Table), and (ii) with respect to LTIP awards with performance periods ending after December 31, 2023, an amount that could be earned by the named executive officer under the terms of the applicable awards based on a projected level of achievement as of December 31, 2023. In the event of such a termination of employment on December 31, 2023, the actual amounts, if any, that may be earned and paid to our named executive officers with respect to an LTIP award with a performance period ending after December 31, 2023 is based on the actual performance for the applicable performance period and therefore cannot be determined until after completion of such performance period.
(3)Represents the amounts that were earned and paid to the named executive officer based on actual performance under the terms of the applicable AIP award that was made in 2023 (which amounts are also reflected in the Summary Compensation Table).
Other Termination (other than for “cause”)
The table set forth below shows the cash payments and other benefits that would have been payable to Mr. Wells, Mr. Drew, or Mr. Seurkamp had their employment been terminated (other than for “cause” or for one of the reasons specified in the tables above) on December 31, 2023. Mr. Wells, Mr. Drew, and Mr. Seurkamp would not be eligible for normal or early retirement on December 31, 2023. For Mr. Bielen and Mr. Walker, for any termination other than “for cause”, the payments are reflected above in the “Early Retirement” table.

Name	Restricted Units(1)	Parent-Based Awards(1)	Total
Bielen	$—	$—	$—
Walker	$—	$—	$—
Wells	$154,590	$41,935	$196,525
Drew	$588,689	$159,353	$748,042
Seurkamp	$377,430	$100,644	$478,074
______________
(1)The amounts in these columns include the amounts that were actually earned and paid to the named executive officer based on actual performance under the terms of the second installment of the 2020 Restricted Units, the 2021 Restricted Units, and the 2021 Parent-Based Awards (which amounts are also reflected in the Summary Compensation Table).
CEO Pay Ratio
In accordance with SEC rules, we are providing the following comparison of the annual total compensation of the Company’s employees and the annual total compensation of Mr. Bielen, our CEO and President.
For 2023:
•the median of the annual total compensation of all employees of the Company (other than our CEO) was $85,916; and
•the annual total compensation of our CEO was $15,509,282.
Based on this information, for 2023 our estimate of the ratio of the total compensation of Mr. Bielen, our current CEO and President, to the median of the annual total compensation of all employees was 181 to 1.
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the Company’s median employee and our CEO, the Company took the following steps:
1.We identified the Company’s employee population, consisting of full-time, part-time, and temporary employees, as of December 31, 2023.
2.To identify the “median employee” from the Company’s employee population, we compared the amount of Box 5 earnings (Box 5 is Medicare taxable wages and includes all forms of compensation) of the Company’s employees as reflected in the Company’s payroll records as reported to the Internal Revenue Service on Form W-2 for 2023.
3.We identified a potential median employee using this compensation measure, which was consistently applied to all the Company’s employees included in the calculation.
4.Once we identified the Company’s median employee, we combined all of the elements of such employee’s compensation for 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $85,916.

5.With respect to the annual total compensation of our CEO, we included the amounts reported in the 2023 Summary Compensation Table included in this prospectus.
Given the different methodologies that various companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.
Director Compensation
The compensation of each of our directors, Mr. Bielen, Mr. Walker and Mr. Wells, is discussed above.
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
PLC owns 100% of the outstanding voting stock of the Company. The Company consequently does not grant equity incentive awards and does not have a policy in place regarding the granting of equity awards in relation to the release of material nonpublic information.
Security Ownership of Certain Beneficial Owners and Management
PLC owns 100% of the outstanding voting stock of the Company. Effective January 1, 2023, PLC became a wholly owned subsidiary Dai-ichi Life International Holding, LLC, a godo kaisha organized under the laws of Japan and subsidiary of Dai-ichi Life (“Dai-ichi Life International”), upon the transfer of all of the outstanding shares of PLC’s common stock from Dai-ichi Life to Dai-ichi Life International.  Dai-ichi Life remains the ultimate controlling parent corporation of PLC.
Transactions with Related Persons, Promoters and Certain Control Persons
We review all relationships and transactions in which we and “related parties” (our directors, director nominees, executive officers, their immediate family members, and certain affiliated entities) participate to determine if any related party has a direct or indirect material interest. PLC’s Chief Legal Officer’s Office is primarily responsible for developing and implementing processes to obtain the necessary information and for determining, based on the facts and circumstances, whether a direct or indirect material interest exists, and we have written policies in place regarding relationships and transactions with “related parties”.
Pursuant to PLC’s policies, if the Chief Legal Officer’s Office determines that a transaction may require disclosure under SEC rules, the Chief Legal Officer’s Office will notify:
•the PLC Corporate Governance and Nominating Committee, if the transaction involves one of our directors or director nominees; otherwise
•the PLC Audit Committee.
The relevant PLC Board committee will approve or ratify the transaction only if it determines that the transaction is in our best interests. In considering the transaction, the committee will consider all relevant factors, including (as applicable):
•our business rationale for entering into the transaction;
•the alternatives to entering into the transactions;
•whether the terms of the transaction are comparable to those that could be obtained in arms-length dealings with an unrelated third party;
•the potential for the transaction to lead to an actual or apparent conflict of interest, and any safeguards imposed to prevent actual or apparent conflicts; and
•the overall fairness of the transaction to us.

Based on the information available to PLC’s Chief Legal Officer’s Office and to the PLC Board, except as described below, there have been no transactions between the Company and any related party since January 1, 2023, nor are any currently proposed, for which disclosure is required under the SEC rules.
The Company provides furnished office space and computers to affiliates through an intercompany agreement. Revenues from this agreement were $9.8 million, $9.9 million, and $10.5 million, for the years ended December 31, 2023, 2022, and 2021, respectively. The Company purchases data processing, legal, investment, and management services from affiliates. The costs of such services were $318.1 million, $301.7 million, and $275.8 million for the years ended December 31, 2023, 2022, and 2021, respectively. In addition, the Company has an intercompany payable with affiliates as of December 31, 2023 and 2022 of $64.4 million and $39.5 million, respectively. There was a $25.2 million and $13.3 million intercompany receivable balance as of December 31, 2023 and 2022, respectively.
The Company has joint venture interests in real estate for which the Company holds the underlying real estate’s loan. During 2023, 2022, and 2021, the Company received $5 million, $20 million and $7 million, respectively, in mortgage loan payments corresponding to the joint venture interests.
During the periods ending December 31, 2023, 2022, and 2021, PLC paid a management fee to Dai-ichi Life of $14 million, $12 million and $13 million, respectively, for certain services provided to the Company.

FINANCIAL INFORMATION
Management’s Discussion and Analysis of Financial Conditions and Results of Operations
The following Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) should be read in conjunction with our audited statutory financial statements and related notes included herein. Please refer to the “Our Business” section of this Prospectus for information about the Company’s background and operations.
Our financial condition and results of operations are subject to certain risks and uncertainties. Please refer to the “Risk Factors” section of this Prospectus for more information about the risks, uncertainties and other factors that could affect our future results.
CRITICAL ACCOUNTING ESTIMATES
The preparation of our financial statements requires management to make judgments relating to a variety of assumptions and estimates that affect amounts reported in the financial statements and notes thereto. Because of the inherent uncertainty when using assumptions and estimates, the effect of certain accounting policies under different conditions or assumptions could be materially different from those reported in our financial statements. The most significant areas that require the use of management’s judgment relate to expectations of current and future mortality, morbidity, persistency, expenses, and interest rates, as well as expectations around the valuations of certain investments. Please refer to Note 1 of our financial statements for a summary of significant accounting policies.
RECENT EVENTS AND SIGNIFICANT TRANSACTIONS
The Company maintained a strong statutory capital position during 2023 driven by the Company’s core operating fundamentals and the continued impact of capital markets and reinsurance transactions that were entered into prior to 2023. Each of these factors is discussed in further detail below.
On September 30, 2023, the Company distributed all issued and outstanding shares of the Golden Gate Captive Insurance Company’s (“GGCIC”) common stock to PLC through a nontaxable distribution under Section 355 of the Internal Revenue Code of 1986, as amended, resulting in a change in GGCIC’s immediate parent from the Company to PLC. This resulted in a non-cash distribution of $358.8 million that was completely offset by a favorable change in non-admitted assets of $358.8 million. There was no net impact to capital and surplus as a result of this transaction since GGCIC was previously a fully non-admitted subsidiary of the Company.
On April 9, 2024, the Company entered into an agreement to acquire ShelterPoint Group, Inc., a leading provider of statutory disability, paid family and medical leave, as well as medical gap insurance products, among others. ShelterPoint Group, Inc., a New York corporation, is the holding company of ShelterPoint Life Insurance Company, a New York corporation, and its wholly owned subsidiary ShelterPoint Insurance Company, a Florida corporation (together “ShelterPoint”). The transaction is subject to the receipt of regulatory approvals and the satisfaction of customary closing conditions. It is expected to close in the fourth quarter of 2024 or first quarter of 2025.
Accounting Changes & Prior Period Adjustments
Accounting Changes
As of January 1, 2023, the Company implemented a future hedging strategy under the implicit method in the National Association of Insurance Commissioners’ (“NAIC”) Valuation Manual 21, “Requirements for Principle-Based Reserves for Variable Annuities” (“VM-21”). The cumulative net impact of this change was a $74.1 million decrease to reserves and was treated as a “Change in reserve on account of change in valuation basis”. The impact of this change was to decrease “Increase in aggregate reserves for life and accident and health contracts” and increase “Change in reserve on account of change in valuation basis”, by $74.1 million. In accordance with the provisions of Statement of Statutory Accounting Principles (“SSAP”) No. 3, “Accounting Changes and Corrections of Errors” (“SSAP No. 3”), the $74.1 million cumulative effect represents the January 1, 2023 impact of the change.

Effective January 1, 2023, the NAIC Statutory Accounting Principles Working Group adopted revisions to SSAP No. 86 “Derivatives”. These revisions provide for more consistency between Statutory Accounting Principles (“SAP”) and U.S. GAAP with respect to the assessment of effective hedge relationships and introduce additional guidance for the application of certain hedging methods. The revised guidance did not impact the Company’s financial position or results of operations.
Effective August 13, 2023, the NAIC Statutory Accounting Principles Working Group adopted INT 23-01 Net Negative (Disallowed) Interest Maintenance Reserve (“INT 23-01”). INT 23-01 provides a limited-time, optional exception to the existing guidance in SSAP No. 7 “Asset Valuation Reserve and Interest Maintenance Reserve” and the annual statement instructions that requires net negative (disallowed) interest maintenance reserve (“IMR”) in the general account to be nonadmitted. Companies who elect the optional exception are permitted to admit negative IMR up to 10% of adjusted capital and surplus, subject to certain disclosure requirements and other constraints. The revised guidance did not impact the Company, as it did not have a negative IMR balance at the end of the reporting period.
Prior Period Adjustments
During the December 31, 2022 statutory filing, the Company corrected an error in its accounting for a hedging transaction associated with a foreign-denominated funding agreement. The Company’s “Derivatives” liability was understated by $8.4 million. The effect of this correction was a decrease to “Unassigned funds – surplus” of $8.4 million as of January 1, 2022 which was reported as “Prior period adjustments” in accordance with the provisions of SSAP No. 3.
During the June 30, 2022 statutory filing, the Company identified an error in the process to identify post-level claims which had caused claims to be incorrectly ceded to Golden Gate Captive Insurance Company related to the December 31, 2021 statutory annual statement. The Company’s “Amounts recoverable from reinsurers” were overstated by $8.5 million and “Life contract claims” were understated by $3.9 million. The net effect of these changes was a decrease to “Unassigned funds - surplus” of $12.4 million which was reported as “Prior period adjustments”. In accordance with the provisions of SSAP No. 3, this amount represents the January 1, 2022 impact of the correction.
During the June 30, 2022 statutory filing, the Company identified a coding error concerning guaranteed credited rates related to the December 31, 2021 statutory annual statement. The Company’s “Aggregate reserves for life contracts” were understated by $6.2 million and “Transfers to separate accounts due or accrued” were understated by $9.9 million. The adjustments related to this correction resulted an increase to “Current federal income tax recoverable” of $2.1 million, in addition to an increase in “Deferred tax asset” of $1.3 million, with an offsetting increase in “Deferred tax asset” non-admitted of $1.3 million. The net effect of these changes resulted in a decrease to “Unassigned funds - surplus” of $14.0 million which was reported as “Prior period adjustments”. In accordance with the provisions of SSAP No. 3, this amount represents the January 1, 2022 impact of the correction.

Statements of Admitted Assets, Liabilities, and Capital and Surplus (Statutory Basis)

	December 31
	2023	2022
	($ in thousands, except share amounts)
Bonds (fair value: 2023 - $42,756,381; 2022 - $41,441,691)	$46,925,361	$47,180,219
Preferred stocks (fair value: 2023 - $474,899; 2022 - $465,457)	528,589	540,147
Common stocks-affiliated (cost: 2023 - $2,248,479; 2022 - $2,263,479)	1,844,079	1,796,429
Common stocks-unaffiliated (cost: 2023 - $208,830; 2022 - $173,730)	208,830	174,544
Mortgage loans on real estate	10,791,543	10,558,447
Real estate	109,767	117,968
Contract loans	826,491	830,400
Cash and cash equivalents	1,784,466	369,091
Short-term investments	13,554	—
Other invested assets	800,654	804,833
Receivable for securities	11,130	4,485
Securities lending reinvested collateral assets	90,974	162,119
Derivatives	1,016,572	366,106
Derivative collateral and receivables	57,977	60,639
Total cash and investments	65,009,987	62,965,427
Amounts recoverable from reinsurers	175,144	123,881
Deferred and uncollected premiums	29,169	1,096
Investment income due and accrued	529,590	525,295
Receivables from parent, subsidiaries, and affiliates	25,169	13,307
Current federal and foreign income tax recoverable	—	12,628
Deferred tax asset	208,457	185,709
Other assets	790,960	754,347
Assets held in Separate Accounts	15,828,999	14,111,642
Total admitted assets	$82,597,475	$78,693,332

Statements of Admitted Assets, Liabilities, and Capital and Surplus (Statutory Basis)
(continued)

	December 31
	2023	2022
	($ in thousands, except share amounts)
LIABILITIES AND CAPITAL AND SURPLUS
Aggregate reserves:
Life policies and contracts	$40,231,391	$39,751,133
Accident and health	334,726	345,393
Liability for deposit-type contracts	13,991,304	11,906,051
Policy and contract claims:
Life	473,745	464,809
Accident and health	18,762	20,249
Policyholders' dividends	20,210	20,688
Funds at interest and experience rated refunds	73,541	78,776
Interest maintenance reserve (IMR)	658,524	778,140
General expenses due or accrued	84,890	95,653
Transfers from Separate Accounts due or accrued, net	(510,725)	(50,739)
Current federal and foreign income taxes	8,552	—
Remittances and items not allocated	322,840	64,976
Borrowed money and interest thereon	—	925,223
Asset valuation reserve (AVR)	333,790	362,132
Payable to parent, subsidiaries, and affiliates	64,425	39,475
Derivatives	719,681	267,352
Derivative collateral and payables	183,090	62,269
Payable for securities lending	90,974	162,119
Funds held under reinsurance treaties	3,858,871	3,481,734
Other liabilities	493,220	471,541
Liabilities held in Separate Accounts	15,828,999	14,111,642
Total liabilities	77,280,810	73,358,616
Capital and surplus:
Common stock, $1.00 par value; 5,000,000 shares authorized,
issued and outstanding	5,000	5,000
Surplus notes	110,000	110,000
Gross paid-in and contributed surplus	3,240,393	3,240,393
Unassigned funds - surplus	1,961,272	1,979,323
Total capital and surplus	5,316,665	5,334,716
Total liabilities and capital and surplus	$82,597,475	$78,693,332

Statements of Operations (Statutory Basis)

	Years Ended December 31
	2023	2022	2021
	($ in thousands)
Revenue:
Premiums and annuity considerations	$5,816,567	$3,438,207	$5,098,113
Net investment income	2,539,274	2,475,360	2,385,384
Commissions and expense allowances on reinsurance ceded	433,639	408,185	462,914
Amortization of interest maintenance reserve	13,678	132,476	123,509
Net gain (loss) from operations from Separate Accounts	10,567	(112,311)	20,010
Reserve adjustments on reinsurance ceded	(248,321)	(167,198)	(157,219)
Other income	656,653	548,017	636,979
Total revenue	9,222,057	6,722,736	8,569,690
Benefits and expenses:
Death and annuity benefits	2,250,188	2,262,459	2,292,755
Accident and health benefits	58,160	56,856	59,175
Surrender benefits and other fund withdrawals	4,757,070	3,514,730	3,023,567
Other policy and contract benefits	540,856	419,381	217,876
Increase in aggregate reserves	543,674	(1,137,253)	1,054,549
Commissions and commission expense allowances	516,743	469,937	499,239
General expenses	587,346	574,343	541,211
Insurance taxes, licenses, and fees	103,765	110,307	100,202
Transfers from Separate Accounts, net	(612,314)	(151,823)	(27,834)
Change in assumed MODCO reserves	75	47	205
Other expenses	160,607	136,678	117,209
Total benefits and expenses	8,906,170	6,255,662	7,878,154
Net income (loss) from operations before dividends to policyholders and federal income taxes	315,887	467,074	691,536
Dividends to policyholders	20,437	18,929	29,487
Federal income tax expense	146,424	125,600	122,732
Net income (loss) from operations	149,026	322,545	539,317
Net realized capital gains (losses) (less $(41,703), $(96,944), and $11,883 of capital gains tax (benefit) in 2023, 2022, and 2021, respectively, and excluding $(107,002), $(358,987), and $44,123 transferred to (from) the IMR in 2023, 2022, and 2021, respectively)	(279,428)	(16,718)	(113,001)
Net income (loss)	$(130,402)	$305,827	$426,316
December 31, 2023 to December 31, 2022 Comparison

Results of Operations
Income
Premiums and annuity considerations - Direct premiums increased $1.5 billion primarily due to higher fixed annuity sales. Life insurance in-force increased 1.7% which was due primarily to an increase in new policy issues, partially offset by lapses.
Assumed premiums decreased $130.4 million primarily due to the run-off of closed blocks of assumed business.

Ceded premiums decreased $985.9 million primarily due to the cession of certain fixed annuity business to PL Re, which included premium transfers of $480.6 million during the second quarter of 2023 and $1.5 billion during the second quarter 2022.
Commission and expense allowances on reinsurance ceded increased $25.5 million, primarily due to the impact of recapturing previously reinsured business during the fourth quarter of 2022 and an increase in previously deferred gains being amortized into income during the twelve months ending December 31, 2023.
Amortization of interest maintenance reserve decreased $118.8 million, primarily due to lower net interest-related gains being amortized into income during 2023, due in part to interest-related losses on derivatives.
Net gain (loss) from operations from Separate Accounts changed by $122.9 million, primarily driven by favorable changes in mark to market on the MVAA Separate Account, offset in part by unfavorable impacts of credited interest and reserve changes on the Structured Annuity Separate Account.
Reserve adjustments on reinsurance ceded changed by $81.1 million, primarily due to an increase in modified coinsurance reserves on ceded business.
Other income increased $108.6 million primarily due to gains on the COLI asset, due to favorable market impacts, and an increase in Executive Benefits reinsured Separate Account fee revenue.
Benefits and Expenses
Surrender benefits and other fund withdrawals increased $1.2 billion primarily due to increased surrenders in the fixed annuity products, driven by the higher interest rates during 2023.
Other policy and contract benefits increased $121.5 million primarily due to an increase in interest credited to contract holders.
Increase in aggregate reserves changed by $1.7 billion primarily due to higher fixed annuity and Executive Benefit reserves due to higher sales and lower reserves ceded as a result of the 2023 cession to PL Re, when compared to the 2022 cession.
Commissions and commission expense allowance increased $46.8 million primarily driven by higher sales of fixed annuity products, in addition to Executive Benefit products during 2023.
Insurance, taxes, licenses, and fees decreased $6.5 million primarily due to lower premium tax and state income tax expense in 2023.
Transfers to Separate Accounts, net changed $460.5 million driven by net higher transfers for surrenders, partially offset by net higher transfers for premiums.
Other expenses increased $23.9 million primarily driven by an increase in interest expense on reinsurance treaties ceded.
Net Income (Loss)
Federal income tax expense increased $20.8 million primarily due to a relatively more unfavorable adjustment for policy benefit reserves, a relatively less favorable adjustment for IMR amortization, and an unfavorable adjustment for reserve changes booked through surplus, partially offset by lower pre-tax statutory income, a relatively more favorable adjustment for reinsurance gains booked through surplus and a favorable adjustment for COLI.
Net realized capital gains (losses) was a loss of $279.4 million for the year ending December 31, 2023 (net of federal income taxes and IMR transfers), which included net bond and unaffiliated stock losses of $47.4 million, $208.2 million of OTTI on bonds and stocks, derivative realized losses of $185.7 million, net realized losses on mortgage loans of $25.8 million, income tax benefit of $41.7 million, realized gain of $38.0 million due to the distribution of GGCIC to PLC, net realized gains on real estate of $1.0 million and favorable IMR transfers of

$107.0 million. Net realized capital gains (losses) was a loss of $16.7 million for the year ending December 31, 2022 (net of federal income taxes and IMR transfers), which included net bond and stock gains of $21.8 million, $10.0 million of OTTI on bonds and stocks, derivative realized losses of $474.1 million, net realized losses on mortgage loans of $10.3 million, income tax benefit of $96.9 million, and favorable IMR transfers of $359.0 million.
December 31, 2022 to December 31, 2021 Comparison
Results of Operations
Income
Premiums and annuity considerations - Direct premiums decreased $0.5 million primarily due to lower fixed annuity, FIA, and VA sales, offset in part by increases in UL sales. Additional premium decreases were attributable to continued run-off from closed blocks of previously-acquired business with direct premiums. Life insurance in-force increased 2.6% which was due primarily to an increase in new policy issues, partially offset by lapses.
Assumed premiums decreased $165.2 million primarily due to the run-off of closed blocks of assumed business.
Ceded premiums increased $1.5 billion primarily due to the cession of certain fixed annuity business to PL Re during 2022, which included premium transfers of $1.5 billion. This increase is partially offset by the run-off of closed blocks of ceded business.
Net investment income increased $90.0 million, which was primarily due to fixed maturity income, in addition to dividends from subsidiaries of $68.0 million during the twelve months ending December 31, 2022, compared $62.0 million during the twelve months ending December 31, 2021.
Commission and expense allowances on reinsurance ceded decreased $54.7 million, primarily due to a decrease in previously deferred gains being amortized into income during the twelve months ending December 31, 2022, partially offset by recognition of the $23.7 million initial gain related to the cession of certain fixed annuity business to PL Re on April 1, 2022.
Net gain (loss) from operations from Separate Accounts changed by $132.3 million primarily driven by the MVAA Separate Account due to unfavorable changes in mark to market on assets.
Other income decreased $89.0 million primarily due to losses related to COLI.
Benefits and Expenses
Surrender benefits and other fund withdrawals increased $491.2 million primarily due to increased surrenders in the fixed annuity products, driven by the higher interest rates during 2022.
Other policy and contract benefits increased $201.5 million primarily due to an increase in Stable Value reserves related to the higher interest rate environment during 2022, partially offset by lower benefit expense on acquired blocks in runoff.
Increase in aggregate reserves changed by $2.2 billion primarily due to decreases in FIA and SPDA reserves as a result of the cession to PL Re on April 1, 2022.
Transfers to Separate Accounts, net decreased $124.0 million due to decreases in fixed fund transfers, partially offset by increases in VA and VUL premium transfers and surrenders.
Net Income (Loss)
Net realized capital gains (losses) was a loss of $16.7 million for the year ending December 31, 2022 (net of federal income taxes and IMR transfers), which included net bond and stock gains of $21.8 million, $10.0 million of OTTI on bonds and stocks, derivative realized losses of $474.1 million, net realized losses on mortgage loans of $10.3 million, income tax benefit of $96.9 million, and favorable IMR transfers of $359.0 million. Net realized capital gains (losses) was a loss of $113.0 million for the year ending December 31, 2021 (net of federal income taxes and IMR transfers), which included net bond and stock gains of $49.0 million, $0.2 million of OTTI on bonds and stocks, derivative realized losses of $102.3 million, net realized losses on mortgage loans of $3.5 million, income tax expense of $11.9 million, and IMR transfers of $44.1 million.
Assets
As of December 31, 2023, the Company had total admitted assets of $82.6 billion, an increase of $3.9 billion from December 31, 2022. Assets, excluding separate accounts, increased $2.2 billion to $66.8 billion as of December 31, 2023, primarily due to growth in cash equivalents, derivatives, and mortgage loans, partially offset by a decrease in bonds.
Common stocks - unaffiliated increased $34.3 million as of December 31, 2023 as compared to December 31, 2022 primarily driven by increased common stock purchases from FHLB Cincinnati.
Real estate decreased $8.2 million as of December 31, 2023 as compared to December 31, 2022 primarily due to the sale of a rental property held for sale during the year.
Cash and cash equivalents increased $1.4 billion as of December 31, 2023 as compared to December 31, 2022 primarily driven by money market fund purchases during the year.
Short-term investments increased $13.6 million as of December 31, 2023 as compared to December 31, 2022 due to purchases during the year.
Receivable for securities increased $6.6 million as of December 31, 2023 as compared to December 31, 2022 due to the timing of accruals and settlements of sale transactions with brokers.
Securities lending reinvested collateral assets decreased $71.1 million as of December 31, 2023 as compared to December 31, 2022 due to a decrease in the fair value of securities loaned under security lending agreements.
Derivatives increased $650.5 million as of December 31, 2023 as compared to December 31, 2022 due to changes in the equity markets.
Amounts recoverable from reinsurers increased $51.3 million as of December 31, 2023 as compared to December 31, 2022, primarily due to the impact of the Scottish Re liquidation in which a receivable was fully admitted during 2023, partially offset by the timing of reinsurance claims and settlements during 2023, as compared to 2022. Please refer to the “Other Contingencies” section for more details on the current developments related to the SRUS liquidation.
Deferred and uncollected premiums changed $28.1 million from December 31, 2022 to December 31, 2023 primarily driven by an increase in renewal premiums on life products.
Receivable from parent, subsidiaries, and affiliates increased $11.9 million as of December 31, 2023 as compared to December 31, 2022. The increase is driven by the relationship between intercompany accruals and the timing of settlements in December of 2023 as compared to December of 2022.
Current federal income tax recoverable decreased $12.6 million as of December 31, 2023 as compared to December 31, 2022 driven by accrued taxes of $104.7 million, partially offset by the impact of estimated tax payments made in 2023 of $83.5 million.
Deferred tax asset increased $22.7 million as of December 31, 2023 as compared to December 31, 2022 primarily due to larger expected reversals of impaired corporate securities, tax deferred acquisition costs (“DAC”) and reserves, partially offset by smaller expected reversals of nonadmitted assets and deferred compensation.
Assets held in Separate Accounts were $15.8 billion and $14.1 billion as of December 31, 2023 and December 31, 2022, respectively. The increase from December 31, 2022 to December 31, 2023 was primarily driven by an increase in Executive Benefit sales and an increase in VA assets due to market performance and fund returns during 2023.

Liabilities
As of December 31, 2023, the Company had total liabilities of $77.3 billion, an increase of $3.9 billion from December 31, 2022.
Liability for deposit-type contracts increased $2.1 billion due to the growth in the Stable Value account balances, which was due to new sales and investment earnings credited exceeding maturities and withdrawals, in addition to an accretion of the statutory reserves during 2023.
IMR decreased $119.6 million at December 31, 2023 as compared to December 31, 2022. The decrease is primarily due to net interest-related losses (primarily on derivatives), amortization of previously deferred net interest-related gains, and runoff of assumed IMR during 2023.
General expenses due or accrued decreased $10.8 million at December 31, 2023 as compared to December 31, 2022, primarily due to lower incentive accruals.
Transfers from Separate Accounts due or accrued changed $460.0 million at December 31, 2023 as compared to December 31, 2022 primarily due to a decrease in net transfers on acquired blocks of VA and Executive Benefit products.
Remittances and items not allocated increased $257.9 million or at December 31, 2023, when compared to December 31, 2022. The increase is primarily due to volume of applications and other unprocessed items received related to fixed annuity sales during December of 2023, as compared to December of 2022.
Current federal and foreign income taxes increased $8.6 million as of December 31, 2023 as compared to December 31, 2022 due to the timing differences of estimated federal tax payments and accrued tax expense.
The Company had no borrowed money and interest thereon outstanding at December 31, 2023, as compared to $925.2 million outstanding at December 31, 2022, reflecting settlement of repurchase agreements during the year.
Payable to parent, subsidiaries, and affiliates increased $25.0 million as of December 31, 2023 as compared to December 31, 2022. The increase is driven by the relationship between intercompany accruals and the timing of settlements in December of 2023 as compared to December of 2022.
Derivatives increased $452.3 million as of December 31, 2023 as compared to December 31, 2022 due to changes in the equity markets.
Derivative collateral and payables increased $120.8 million as of December 31, 2023 as compared to December 31, 2022 primarily due to changes in the equity markets and an increase in the valuation of a swap hedge traded during 2023, both of which increased the fair value of collateral held.
Payable for securities lending decreased $71.1 million as of December 31, 2023 as compared to December 31, 2022 due to a decrease in the fair value of securities loaned under security lending agreements.
Funds held under reinsurance treaties increased $377.1 million primarily as a result of the cession to PL Re on April 1, 2023, in which the Company transferred assets backing economic reserves to a segregated funds withheld account owned by the Company for the benefit of PL Re.
Liabilities held in Separate Accounts were $15.8 billion and $14.1 billion as of December 31, 2023 and December 31, 2022, respectively. The increase from December 31, 2022 to December 31, 2023 was primarily driven by an increase in Executive Benefit sales and an increase in VA assets due to market performance and fund returns during 2023.
Asset Valuation Reserve
As of December 31, 2023, the Company had an AVR of $333.8 million, as compared to $362.1 million as of December 31, 2022. The decrease of $28.3 million was primarily driven by net credit related realized losses, driven by impairments, offset by net credit related unrealized gains, due in part to preferred stock mark to market impacts during 2023, and the impact of estimated expected annual credit-related losses.
Capital and Surplus
The Company’s capital and surplus was $5.3 billion as of December 31, 2023, a decrease of $18.1 million, compared to December 31, 2022. The drivers of the decrease include unfavorable change in surplus as a result of reinsurance of $165.4 million, net loss of $130.4 million, cash dividends of $70 million to PLC, and unrealized losses on reinsurance of $23.8 million. These decreases were partially offset by unrealized capital gains of $101.0 million, favorable net DTA change of $100.9 million, favorable change in reserve valuation basis of $74.1 million, a favorable change in non-admitted assets of $64.3 million and favorable change in AVR of $28.3 million.
The Company’s total adjusted capital (“TAC”) and company action level risk-based capital (“RBC”) were $5.8 billion and $1.4 billion, respectively, providing an RBC ratio, based on Company Action Level, of approximately 425% at December 31, 2023.
LIQUIDITY AND CAPITAL RESOURCES
Overview
Liquidity refers to a company’s ability to generate adequate amounts of cash to meet its needs. The Company meets its liquidity requirements primarily through positive cash flows from operating activities. Primary sources of cash are premiums, deposits for policyholder accounts, investment sales and maturities, and investment income. Primary uses of cash include benefit payments, withdrawals from policyholder accounts, investment purchases, policy acquisition costs, interest payments, and other operating expenses. The Company believes that it has sufficient liquidity to fund its cash needs under normal operating scenarios.
In the event of significant unanticipated cash requirements beyond its normal liquidity requirements, the Company has additional sources of liquidity available depending on market conditions and the amount and timing of the liquidity need. These additional sources of liquidity include the sale of liquid assets, accessing a credit facility, and other sources described herein. The Company’s decision to sell investment assets could be impacted by accounting rules, including rules relating to the likelihood of a requirement to sell securities before recovery of cost basis. Under stressful market and economic conditions, liquidity may broadly deteriorate, which could negatively impact the Company’s ability to sell investment assets. If the Company requires, on short notice, significant amounts of cash in excess of normal requirements, the Company may have difficulty selling investment assets in a timely manner, be forced to sell them for less than the Company otherwise would have been able to realize, or both.
Liquidity
While the Company anticipates that the cash flows of its operations will be sufficient to meet investment commitments and operating cash needs in a normal credit market environment, the Company recognizes that investment commitments scheduled to be funded may, from time to time, exceed the funds then available. Therefore, the Company has established repurchase agreement programs to provide liquidity when needed. The Company expects that the rate received on collateral posted will equal or exceed its borrowing rate. Under this program, the Company may, from time to time, sell an investment security at a specific price and agree to repurchase that security at another specified price at a later date. These borrowings are for a term less than ninety days. The fair value of securities to be repurchased is monitored and collateral levels are adjusted where appropriate to protect the counterparty against credit exposure. Cash received is invested in fixed maturity securities, and the agreements provide for net settlement in the event of default or on termination of the agreements. Due to the short tenor of the repurchase agreements the Company would not expect any stress on liquidity to be an issue. The Company had no repurchase agreements outstanding as of December 31, 2023. As of December 31, 2022, the statutory carrying value of securities and mortgage loans pledged under the repurchase program was $1.3 billion and the repurchase obligation of $925.0 million was included as “borrowed money” on the Company’s 2022 Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.

The Company participates in securities lending, primarily as an investment yield enhancement, whereby securities that are held as investments are loaned to third parties for short periods of time. The Company requires collateral at least equal to 102% of the fair value of the loaned securities to be separately maintained. The loaned securities’ fair value is monitored on a daily basis and collateral is adjusted accordingly. The Company maintains ownership of the securities at all times and is entitled to receive from the borrower any payments for interest received on such securities during the loan term. Securities lending transactions are accounted for as secured borrowings. As collateral for the loaned securities, the Company receives cash, which is primarily reinvested in short-term repurchase agreements, which are also collateralized by U.S. Government or U.S. Government Agency securities, and government money market funds. As of December 31, 2023, securities with a fair value of $87.3 million were loaned under these agreements. As of December 31, 2023, the fair value of the invested collateral related to these agreements was $91.0 million, and the Company has an obligation to return $91.0 million of collateral to the collateral investment counterparties. As of December 31, 2022, securities with a fair value of $156.5 million were loaned under these agreements. As of December 31, 2022, the fair value of the invested collateral related to these agreements was $162.1 million, and the Company had an obligation to return $162.1 million of collateral to the collateral investment counterparties.
Sources and Use of Cash
The Company’s primary sources of funding are from its insurance operations, which include external cash flows from insurance premiums, commissions and expense allowances on reinsurance ceded, investment income, reinsurance recoveries, and proceeds from sale or maturity of invested assets. The Company’s cash flows also include dividends and distributions from subsidiaries and capital contributions from its parent. The Company's operations primarily use funds for the payment of insurance benefits, operating expenses, commissions, the purchase of new investments, and payment of federal income taxes. The Company also may make capital contributions to subsidiaries and pay dividends to its stockholder, PLC.
The Company owns various insurance companies. Distributions may be paid without the approval of the Insurance Commissioner of the state of domicile as prescribed by law. Normally distributions may be paid up to an amount equal to the greater of 10% of the policyholders’ surplus as of the preceding December 31, or the company’s net gain from operations for the preceding year. The insurance subsidiaries may pay, without the approval of the Insurance Commissioners of the state of domicile, the following ordinary distributions in 2024:

Insurance Subsidiaries	(Dollars In Millions)
PP&C	$21.4
PLAIC	27.5
MONY	32.3
WCL	126.5
Total dividends that could be paid without approval	$207.7
The Company is a member of the FHLB of Cincinnati. FHLB advances provide an attractive funding source for short-term borrowing and for the sale of funding agreements. Membership in the FHLB requires that the Company purchase FHLB capital stock based on a minimum requirement and a percentage of the dollar amount of advances outstanding. The Company’s borrowing capacity is determined by criteria established by each respective bank. In addition, the Company’s obligations under the advances must be collateralized. The Company maintains control over any such pledged assets, including the right of substitution. Through its membership, the Company received cash advances in the amount of $3.6 billion as of December 31, 2023. These cash advances are the result of the Company issuing funding agreements.
The Company’s liquidity requirements primarily relate to the liabilities associated with its various insurance and investment products, operating expenses, and income taxes. Liabilities arising from insurance and investment products include the payment of policyholder benefits, as well as cash payments in connection with policy surrenders and withdrawals, policy loans, and obligations to redeem funding and repurchase agreements.

Approximately 88% of the Company’s annuity liabilities and deposit type contract liabilities are either not subject to withdrawal or subject to withdrawal with market value adjustments or at market. These features in the annuity and deposit type contract business enable the Company to better predict cash flow needs for these products which allows for better asset/liability matching.
The Company maintains investment strategies intended to provide adequate funds to pay benefits and expected surrenders, withdrawals, loans, and redemption obligations without forced sales of investments. In addition, the Company holds highly liquid, high-quality short-term investment securities and other liquid investment grade fixed maturity securities to fund its expected operating expenses, surrenders, and withdrawals. At December 31, 2023, the Company held cash and investments of $65.0 billion. The Company was committed as of December 31, 2023, to fund mortgage loans in the amount of $1.4 billion. The Company periodically enters into commitments to purchase investments in fixed income securities and other investments. The amounts of such commitments were $1.2 billion as of December 31, 2023. The Company did not have such commitments as of December 31, 2022.
The Company’s positive cash flows from operations are used to fund an investment portfolio that provides for future benefit payments. The Company employs a formal asset/liability program to manage the cash flows of its investment portfolio relative to its long-term benefit obligations.
Dividends are noncumulative and are paid as determined by the Board of Directors. Normally, dividends may be paid without approval of the Insurance Commissioner of the State of Tennessee up to an amount equal to the greater of 10% of policyholders’ surplus as of the preceding December 31 or the Company’s net gain from operations for the preceding year. During 2024, the Company may pay $531.6 million of ordinary dividends without the approval of the Insurance Commissioner of the State of Tennessee.
At December 31, 2023, the Company is restricted to 3% of its admitted assets or $2.5 billion which it could loan to PLC without approval by the Insurance Commissioner of the State of Tennessee.
Cash Flow Comparison
December 31, 2023 to December 31, 2022 Comparison
Net cash from operations - Net cash flow from operations was $372.7 million in 2023 and $612.5 million in 2022. The differences in cash flow from operations for the twelve months ending December 31, 2023, as compared to the twelve months ending December 31, 2022, included higher benefit payments, unfavorable Separate Account transfers, higher net federal tax paid, an increase in commission payments, higher general expenses paid, and higher interest payments on reinsurance assumed, which are offset by an increase in premium receipts, higher cash receipts from reinsurers, and higher investment income collected. The increase in benefits paid is attributable to increased surrenders and higher death benefits paid during 2023. The higher transfers to the Separate Account are primarily due to increased surrenders during 2023. The increase in premium receipts and commission paid is driven by higher fixed annuity sales during 2023. The increase in investment income is primarily due to growth in the average account balance in the Stable Value block of business and an increase in yield on the Stable Value block of business.
Net cash from investments - In 2023, net cash paid for investments was $282.1 million compared to net cash paid for investments of $1.6 billion in 2022. The change was primarily due to a decrease in mortgage loan originations, a decrease in stock purchases, lower net cash paid for derivative transactions during 2023, and an increase in bonds sold, partially offset by an increase in bond purchases, a decrease in mortgage loan prepayments, and a decrease in stocks sold.
Net cash from financing and miscellaneous sources - In 2023, net cash received from financing and miscellaneous sources was $1.3 billion, as compared to net cash received of $870.6 million in 2022. The change in net cash received during 2023 versus 2022 was driven by higher deposit-type contract receipts in excess of payouts, which was driven primarily by Stable Value contracts, and lower dividends to PLC during 2023. Additionally, net miscellaneous cash inflows increased driven by unprocessed receipts related to fixed annuity sales during December 2023, net derivative cash inflows during 2023, partially offset by lower unauthorized reinsurance treaty funds, lower securities lending collateral, and lower miscellaneous receivables collected.

December 31, 2022 to December 31, 2021 Comparison
Net cash from operations - Net cash flow from operations was $612.5 million in 2022 and $1.6 billion in 2021. The differences in cash flow from operations for the twelve months ending December 31, 2022, as compared to the twelve months ending December 31, 2021, included higher benefit payments, a decrease in premium receipts, and lower cash receipts from reinsurers, which are offset by lower transfers to the Separate Account, lower net federal tax paid, and higher investment income collected. The decrease in premiums receipts is attributable, in part, to the PL Re cession during 2022. The increase in investment income is attributable to an increase in invested asset balances held in 2022, as compared to 2021. The increase in benefits paid is attributable to unfavorable adjustments on GIC reserves and higher death benefits paid during 2022. The lower transfers to the Separate Account are primarily due to lower Executive Benefit new transfers during 2022.
Net cash from investments - In 2022, net cash paid for investments was $1.6 billion compared to net cash paid for investments of $4.5 billion in 2021. The decrease in cash outflow for investments in 2022 as compared to 2021 was mainly due to a decrease in bonds acquired. The amount of bonds acquired in any given year is a factor of operating and financing activities. As a result of lower premiums and annuity considerations, lower miscellaneous income, higher benefit and loss payments, lower borrowed funds and lower net deposits on deposit-type contracts, the Company had less cash that it needed to invest through the acquisition of bonds.
Net cash from financing and miscellaneous sources - In 2022, net cash received from financing and miscellaneous sources was $870.6 million, as compared to net cash received of $2.7 billion in 2021. The change in net cash received during 2022 versus 2021 was driven by lower deposit-type contract receipts in excess of payouts, which was driven primarily by Stable Value contracts. Additionally the Company had net repurchase agreement payments during 2022 compared to net repurchase agreement receipts during 2021 and paid dividends of $339.0 million to PLC during 2022 compared to no dividend payments during 2021. These cash flow decreases were offset, in part, by a $100.0 million contribution from PLC during 2022 with no contributions received during 2021 and the purchase of new a COLI policy during 2021.
Contributions and Distributions to/from Parent and Subsidiaries and Other Transactions with Subsidiaries
PLC made no cash capital contributions to the Company during the year ended December 31, 2023. During 2022, the Company received a capital contribution of $100.0 million from PLC. The Company paid cash dividends of $35.0 million to PLC during each of the second and third quarters of 2023. Additionally, during the third quarter of 2023, the Company distributed all issued and outstanding shares of GGCIC’s common stock to PLC. During 2022, the Company paid cash dividends of $239.0 million and $100.0 million to PLC.
The Company received dividends/distributions from the following subsidiaries. In accordance with SSAP No. 97, “Investments in Subsidiary, Controlled and Affiliated Entities” (“SSAP No. 97”), certain of these dividends were treated as a return of capital.

	For The
	Year Ended
	December 31,
	2023	2022	2021
West Coast Life Insurance Company	$	$ 40,00	$ 25,00
MONY Life Insurance Company	35,000	18,000	37,000
USWC Holding Company	10,150	2,000	10,000
Protective Property & Casualty Insurance Company	10,000	10,000	—
Protective Asset Protection, Inc.	850	—	1,725
Western Diversified Services, Inc.	4,000	—	4,000
Golden Gate Captive Insurance Company	47,000	91,000	25,000
A.U.L. Corp		30,000	—
Total distributions received	$107,000	$191,000	$102,725

The Company made the following capital contributions.

	For The
	Year Ended
	December 31,
	2023	2022	2021
Golden Gate Captive Insurance Company	$	$8,500	$9,600.00
Total contributions paid	$	$8,500	$9,600.00
These distributions and capital contributions were primarily in the form of cash, but some involved the exchange of securities and/or intangible assets.
Capital Resources
A life insurance company’s statutory capital is computed according to rules prescribed by the NAIC, as modified by state law. Generally speaking, other states in which a company does business defer to the interpretation of the domiciliary state with respect to NAIC rules, unless inconsistent with such other state’s regulations. Statutory accounting rules are different from GAAP and are intended to reflect a more conservative view, for example, requiring immediate expensing of policy acquisition costs. The NAIC’s risk-based capital requirements require insurance companies to calculate and report information under a risk-based capital formula. The achievement of long-term growth requires growth in the statutory capital of our insurance subsidiaries. The subsidiaries may secure additional statutory capital through various sources, including retained statutory earnings, dividends from subsidiaries, or our equity contributions. In general, dividends up to specified levels are considered ordinary and may be paid without prior approval of the insurance commissioner of the state of domicile. Dividends in larger amounts are considered extraordinary and are subject to affirmative prior approval by such commissioner. The maximum amount that would qualify as an ordinary dividend to us from our insurance subsidiaries in 2024 is $207.7 million.
State insurance regulators and the NAIC have adopted RBC requirements for life insurance companies to evaluate the adequacy of statutory capital and surplus in relation to investment and insurance risks. The requirements provide a means of measuring the minimum amount of statutory surplus appropriate for an insurance company to support its overall business operations based on its size and risk profile. A company’s risk-based statutory surplus is calculated by applying factors and performing calculations relating to various asset, premium, claim, expense, and reserve items. Regulators can then measure the adequacy of a company’s statutory surplus by comparing it to RBC. We manage our capital consumption by using the ratio of our total adjusted capital, as defined by the insurance regulators, to our company action level RBC (known as the RBC ratio), also as defined by insurance regulators. As of December 31, 2023, our total adjusted capital and company action level RBC were $5.8 billion and $1.4 billion, respectively, providing an RBC ratio of approximately 425%.
Statutory reserves established for VA contracts are sensitive to changes in the equity markets and are affected by the level of account values relative to the level of any guarantees and product design. As a result, the relationship between reserve changes and equity market performance may be non-linear during any given reporting period. Market conditions greatly influence the capital required due to their impact on the valuation of reserves and derivative investments mitigating the risk in these reserves. Risk mitigation activities may result in material and sometimes counterintuitive impacts on statutory surplus and RBC ratio. Notably, as changes in these market and non-market factors occur, both our potential obligation and the related statutory reserves and/or required capital can vary at a non-linear rate.
Our statutory surplus is impacted by credit spreads as a result of accounting for the assets and liabilities on our fixed market value adjusted (“MVA”) annuities. Statutory separate account assets supporting the fixed MVA annuities are recorded at fair value. In determining the statutory reserve for the fixed MVA annuities, we are required to use current crediting rates based on U.S. Treasuries. In many capital market scenarios, current crediting rates based on U.S. Treasuries are highly correlated with market rates implicit in the fair value of statutory separate account assets. As a result, the change in the statutory reserve from period to period will likely substantially offset the change in the fair value of the statutory separate account assets. However, in periods of volatile credit markets, actual credit spreads on investment assets may increase or decrease sharply for certain sub-sectors of the overall credit market, resulting in statutory separate account asset market value gains or losses. As actual credit spreads are not fully reflected in current crediting rates based on U.S. Treasuries, the calculation of statutory reserves will not substantially offset the change in fair value of the statutory separate account assets resulting in a change in statutory surplus. The result of this mismatch had a negative impact to our statutory surplus of $13 million on a pre-tax basis for the year ended December 31, 2023, as compared to a positive impact to our statutory surplus of $119 million on a pre-tax basis for the year ended December 31, 2022.
Golden Gate Captive Insurance Company
On January 15, 2016, GGCIC entered into a reinsurance agreement (the “2016 PLICO-GGC Reinsurance Agreement”) with the Company, its parent, whereby the Company ceded certain term life insurance policies to GGCIC. These policies were originally coinsured by the Company from Genworth Life and Annuity Insurance Company (“GLAIC”) (the “GLAIC Reinsurance Agreement”) and were then retroceded from the Company to GGCIC concurrent with this transaction.
On December 31, 2019, GGCIC amended and restated the 2016 PLICO-GGC Reinsurance Agreement whereby the Company ceded certain acquired term life insurance policies to GGCIC. These policies were originally coinsured by the Company from Liberty Life Assurance Company of Boston (the “LLAC Block”) and were then retroceded from the Company to GGCIC concurrent with this amendment. The cession from the Company to GGCIC included the initial estimated transfer of $76.6 million of policyholder liabilities. As a result of this amendment and restatement, GGCIC recorded an estimated initial ceding allowance payable to the Company of $76.4 million and initial premium transfers from GGCIC of $76.6 million There was no change to the reinsurance arrangement with respect to the policies originally ceded under the 2016 PLICO-GGC Reinsurance Agreement. These blocks of business are now reinsured under the 2020 PLICO-GGCIC agreement as discussed below.
Effective October 1, 2020, GGCIC entered into separate amended and restated indemnity reinsurance agreements with the Company (the “2020 PLICO-GGCIC Agreement”) and WCL (the “2020 WCL-GGCIC Agreement”).
On October 1, 2020, GGCIC entered into a transaction with a term of 20 years, that may be extended up to a maximum term of 25 years, to finance up to $5.0 billion of “XXX” and “AXXX” reserves related to the term life insurance business and universal life insurance with secondary guarantee business that is reinsured to GGCIC by the Company and WCL under the 2020 PLICO-GGCIC and 2020 WCL-GGCIC Agreements. This financing transaction is pursuant to an Excess of Loss Reinsurance Agreement (the “XOL Agreement”) with Hannover Life Reassurance Company of America (Bermuda) Ltd., The Canada Life Assurance Company (Barbados Branch) and RGA Reinsurance Company (Barbados) Ltd. (collectively, the “Retrocessionaires”). Pursuant to the XOL Agreement, in exchange for periodic fees, the Retrocessionaires assume, on an excess of loss basis, the obligation to pay (the “XOL Payments”) each quarter the lesser of (a) the greater of (i) statutory reserves in excess of economic reserves and (ii) the financed amount and (b) if total claims for such quarter exceed the available assets (as set forth in the XOL Agreement) of GGCIC, the amount of such excess. The transaction is “non-recourse” to PLC, WCL and the Company, meaning that none of these companies are liable to reimburse the Retrocessionaires for any XOL Payments required to be made.
The Company ceded to GGCIC premiums of $62.2 million, $88.6 million, and $115.5 million for the years ended December 31, 2023, 2022 and 2021, respectively, and ceded statutory reserves of $4.6 billion and $4.9 billion as of December 31, 2023 and 2022, respectively.
Protective Life Reinsurance Bermuda Ltd.
Effective April 1, 2020, the Company reinsured certain fixed annuity business under a coinsurance with funds withheld treaty to Protective Life Reinsurance Bermuda Ltd. (“PL Re”). PL Re, a wholly owned subsidiary of PLC, is domiciled in Bermuda and holds reserves based on Bermuda insurance regulations. The policies ceded under the agreement (the “PLICO-PL Re Reinsurance Agreement”) were in force on or before April 1, 2020. The cession to

PL Re included the initial estimated transfer of $485.2 million of annuity reserves. As a result of the transaction, the Company recorded an estimated initial ceding allowance of $28.6 million and estimated initial premium transfers of $485.2 million. Pursuant to SSAP No. 61R, “Life, Deposit Type and Accident and Health Reinsurance”, and Appendix A-791, the Company recognized $6.0 million, representing 21% of the initial net gain, in net income upon the cession to PL Re. $22.6 million, or 79% of the initial net gain, was included as a component of surplus which was deferred and will be amortized into income in future periods.
On April 1, 2022, the Company amended the PLICO-PL Re Reinsurance Agreement whereby the Company reinsures certain fixed annuity business under a coinsurance with funds withheld treaty to PL Re. The cession to PL Re included the initial estimated transfer of $1.5 billion of annuity reserves. As a result of the amendment, the Company recorded an estimated initial ceding allowance of $113.0 million and estimated initial premium transfers of $1.5 billion. Pursuant to SSAP No. 61R, “Life, Deposit Type and Accident and Health Reinsurance”, and Appendix A-791, the Company recognized $23.7 million, representing 21% of the initial net gain, in net income upon the cession to PL Re. $89.3 million, or 79% of the initial net gain, was included as a component of surplus which was deferred and will be amortized into income in future periods.
On April 1, 2023, the Company amended the PLICO-PL Re Reinsurance Agreement whereby the Company reinsures certain fixed annuity business under a coinsurance with funds withheld treaty to PL Re. The cession to PL Re included the initial estimated transfer of $480.6 million of annuity reserves. As a result of the amendment, the Company recorded an estimated initial ceding allowance of $49.0 million and estimated initial premium transfers of $480.6 million. Pursuant to SSAP No. 61R, “Life, Deposit Type and Accident and Health Reinsurance”, and Appendix A-791, the Company recognized $10.3 million, representing 21% of the initial net gain, in net income upon the cession to PL Re. $38.7 million, or 79% of the initial net gain, was included as a component of surplus which was deferred and will be amortized into income in future periods.
In connection with the agreement and amendment, the Company transferred assets backing economic reserves to a segregated funds withheld account owned by the Company for the benefit of PL Re. The balance in this account was $2.2 billion and $1.8 billion as of December 31, 2023 and 2022, respectively. The Company ceded premiums of $480.8 million, $1.5 billion, and $38 thousand for the years ended December 31, 2023, 2022, and 2021, respectively and ceded statutory reserves of $2.4 billion and $1.9 billion as of December 31, 2023 and 2022, respectively. For the years ended December 31, 2023, 2022, and 2021, $24.1 million, $1.1 million, and $0, respectively was amortized into income.
Debt and other capital resources
The Company may, from time to time, sell short-duration stable value products to complement its cash management practices.
The Company entered into an agreement with WCL in 2011, which was amended and restated in 2023, in which a loan can be given to or received from WCL subject to certain limitations as described in the agreement. The Company had no outstanding loaned or borrowed amounts as of December 31, 2023 or 2022, under this agreement.
The Company entered into an agreement with PLAIC in 2012, which was amended and restated in 2023, in which a loan can be given to or received from PLAIC subject to certain limitations as described in the agreement. The Company had no loaned or borrowed amounts as of December 31, 2023 or 2022, under this agreement.
The Company entered into an agreement with MONY in 2014, which was amended and restated in 2023, in which a loan can be given to or received from MONY subject to certain limitation as described in the agreement. The Company had no loaned or borrowed amounts as of December 31, 2023 and 2022, under this agreement.
Credit Facility
Under a revolving line of credit arrangement (the “2018 Credit Facility”), the Company and PLC had the ability to borrow on an unsecured basis up to an aggregate principal amount of $1.0 billion. Under certain circumstances the 2018 Credit Facility allowed for a request that the commitment be increased up to a maximum principal amount of $1.5 billion.

On April 5, 2022, the Company amended and restated the 2018 Credit Facility and entered into a Second Amended and Restated Credit Agreement (the “2022 Credit Facility”) among PLC, the Company, the several lenders from time to time party thereto, and Regions Bank, as administrative agent and swingline lender. Under the 2022 Credit Facility, the Company and PLC has the ability to borrow on an unsecured basis up to an aggregated principal amount of $1.5 billion. The Company and PLC also has the right in certain circumstances to request that the commitment under the 2022 Credit Facility be increased up to a maximum principal amount of $2.0 billion. Balances outstanding under the 2022 Credit Facility accrue interest at a rate equal to, at the option of PLC and the Company, (i) Adjusted Term SOFR Rate plus a spread based on the ratings of PLC’s Senior Debt, or (ii) the sum of (A) a rate equal to the highest of (x) the Administrative Agent’s Prime Rate, (y) 0.50% above the Federal Funds Rate, or (z) the one-month Adjusted Term SOFR Rate plus 1.00% and (B) a spread based on the ratings of the PLC’s Senior Debt subject to adjustments based upon the achievement of certain environmental, social and governance metrics (“ESG Metrics”) by PLC, the Company and their subsidiaries. The 2022 Credit Facility also provides for a facility fee at a rate that varies with the ratings of the PLC’s Senior Debt, subject to adjustments based upon the achievement of certain ESG Metrics by PLC, the Company and their subsidiaries. The facility fee is calculated based on the aggregate amount of commitments under the 2022 Credit Facility, whether used or unused. The maturity date of current borrowings under the 2022 Credit Facility is April 5, 2027, subject to certain extension options available to the Company. The Company is not aware of any non-compliance with the financial debt covenants of the 2022 Credit Facility as of December 31, 2023. The Company did not have an outstanding balance under the 2022 Credit Facility as of December 31, 2023. PLC had no outstanding balance as of December 31, 2023.
Reinsurance Ceded
The Company reinsures certain of its risks with (cedes), and assumes risks from, other insurers under yearly renewable term, coinsurance, and modified coinsurance agreements. Under yearly renewable term agreements, the Company reinsures only the mortality risk, while under coinsurance the Company reinsures a proportionate share of all risks arising under the reinsured policy. Under coinsurance, the reinsurer receives a proportionate share of the premiums less commissions and is liable for a corresponding share of all benefit payments. Modified coinsurance is accounted for in a manner similar to coinsurance except that the liability for future policy benefits is held by the ceding company, and settlements are made on a net basis between the companies.
The Company has reinsurance agreements with WCL, PL Re, and GGCIC. For further details on these reinsurance agreements, please see Note 7 (Information Concerning Parent and Subsidiaries) of the “Notes to Financial Statements” as published in the Company’s 2023 Audited Financial Statements.
Ratings
The Company has insurer financial strength ratings of A+ (Superior, 2nd highest of 15 ratings) from A.M. Best, AA- (Very Strong, 4th highest of 21 ratings) from S&P Global Ratings, AA- (Very High Quality, 4th highest of 22 ratings) from Fitch and A1 (5th highest of 21 ratings) from Moody’s Investor Services
Events Subsequent
On March 13, 2024, the Company declared an ordinary dividend in an amount not to exceed $50.0 million to be paid to its parent, PLC, on or after the later of: i) March 28, 2024; or ii) following the receipt of all regulatory approvals necessary to effectuate the transaction contemplated in the Form D submitted to the Tennessee Department of Commerce and Insurance on February 16, 2024.
During the first quarter of 2024, PPCIC, MONY and WCL declared dividends in amounts not to exceed $10.0 million, $20.0 million and $20.0 million, respectively, to be paid to the Company by March 31, 2024.
INVESTMENTS
As of December 31, 2023, our total cash and investments was $65.0 billion. The types of assets in which we may invest are influenced by various state insurance laws which prescribe qualified investment assets. Within the parameters of these laws, we invest in assets giving consideration to such factors as liquidity and capital needs, investment quality, investment return, matching of assets and liabilities, and the overall composition of the investment portfolio by asset type and credit exposure.
Net Investment Income
Net investment income consists of the following:

	For The Years Ended December 31,
	2023	2022	2021
	($ in thousands)
Bonds	$2,025,371	$1,972,029	$1,876,482
Common stocks (unaffiliated)	12,897	6,126	1,864
Common stocks (affiliated)	45,000	68,000	62,000
Preferred stocks	30,552	32,308	26,559
Mortgage loans	457,336	480,651	467,193
Income from real estate investments	14,695	18,545	15,536
Cash, cash equivalents, and short-term investments	27,282	5,771	(130)
Contract loans	43,655	43,029	44,317
Derivatives	45,416	33,219	49,782
Securities lending	1,415	798	333
Other invested assets	35,265	35,282	33,164
Total investment income	2,738,884	2,695,758	2,577,100
Investment expenses	199,610	220,398	191,716
Net investment income	$2,539,274	$2,475,360	$2,385,384
Due and accrued income is excluded from investment income on the following basis:

Mortgage loans -	Income is excluded on loans delinquent more than 90 days. For loans less than 90 days delinquent, interest is accrued unless it is determined that the accrued interest is not collectible.

Bonds -	When the Company determines collection of interest to be uncertain or interest is 90 days past due, the accrual of interest is discontinued.
The total amount excluded from investment income due and accrued as of December 31, 2023 and 2022 was $2.6 million and $0, respectively.

Unrealized Gains and Losses
The change in net unrealized capital gains and losses included in unassigned funds is as follows:

	For The Years Ended December 31,
	2023	2022	2021
	($ in thousands)
Bonds	$—	$280	$35
Preferred stocks	29,898	(124,747)	13,803
Common stocks (affiliated)	(5,601)	14,838	(33,489)
Common stocks (unaffiliated)	(814)	(490)	1,358
Mortgage loans	(24,528)	809	(4,327)
Derivative instruments	136,785	(108,999)	(259,376)
Other	(6,469)	6,550	660
Less:
Federal income tax expense (benefit)	28,323	(44,544)	(52,048)
Total change in net unrealized capital gains and losses	$100,948	$(167,215)	$(229,288)
As of December 31, 2023, gross unrealized gains pertaining to common stocks were $253.2 million and gross unrealized losses were $658.1 million. As of December 31, 2022, gross unrealized gains pertaining to common stocks were $241.1 million and gross unrealized losses were $639.6 million. $658.1 million and $639.6 million of unrealized losses for 2023 and 2022, respectively, and $253.2 million and $240.3 million of unrealized gains for 2023 and 2022, respectively, relate to the Company's investments in subsidiaries which are recorded at statutory book value or GAAP equity in accordance with NAIC SAP.

During 2023, the Company recorded $156.1 million in unrealized gains on derivative instruments due to changes in fair value. The gains included $69.9 million of gains related to interest rate forwards, offset by $1.8 million of losses related to interest rate swaps, $2.3 million of losses related to equity futures, $8.4 million of losses related to total return swaps, $2.8 million of losses related to foreign currency futures, $0.5 million of losses related to interest rate futures, $18.2 million of losses related to equity options, and $3.3 million of losses related to interest rate swaptions, which were used to mitigate risks associated with the Company’s variable annuity products. In addition, there were gains of $67.0 million related to equity options and $1.6 million related to equity futures, which were used to mitigate risks associated with the Company’s fixed indexed annuity products. There were gains of $19.4 million related to equity options, which were used to mitigate risks associated with the Company’s indexed universal life products. There were gains of $9.4 million related to equity options and $7.4 million related to equity futures, offset by $6.1 million of losses related to total return swaps, which were used to mitigate risks associated with the Company’s structured annuity products. Also, there were gains of $24.8 million related to derivatives qualifying for hedge accounting. Derivative instruments entered into in connection with the issuance of certain funding agreements are reported in accordance with Actuarial Guideline 33. Certain of these derivatives have a remaining cost basis of $1.0 million, and the corresponding $16.8 million of gains is the year-to-date foreign currency translation adjustment. Certain other of these derivatives have a remaining cost basis of $12.7 million, with a corresponding $8.4 million of gains that are the year-to-date interest rate adjustments. Derivative instruments entered into in connection with certain bond investments are reported in accordance with SSAP 23; for these derivative instruments, the Company recorded $0.4 million of losses related to year-to-date fluctuations in foreign currency exchange rates.

The statement value and estimated fair value of the Company's bond and preferred stock investments as of December 31 are as follows:

	Statement Value	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
2023	($ in thousands)
Bonds:
US Government	$320,344	$266	$(48,052)	$272,558
Other governments	91,418	442	(9,022)	82,838
US states, territories, and possessions	337,640	3,460	(15,989)	325,111
US political subdivision	147,841	735	(10,796)	137,780
US special revenue & special assessment	2,403,554	48,682	(261,760)	2,190,476
Industrial and miscellaneous	32,605,589	346,907	(2,929,228)	30,023,268
Hybrids	411,805	13,636	(16,771)	408,670
Bank Loans	182,340	2,670	(162)	184,848
Unaffiliated Certificates of Deposit	50	—	—	50
Total bonds, excluding loan-backed and structured securities	36,500,581	416,798	(3,291,780)	33,625,599
Loan-backed and structured securities:
Residential mortgage-backed securities	6,559,795	34,525	(1,143,299)	5,451,021
Commercial mortgage-backed securities	1,542,565	310	(162,371)	1,380,504
Asset-backed securities	2,322,420	14,940	(38,103)	2,299,257
Total loan-backed and structured securities	10,424,780	49,775	(1,343,773)	9,130,782
Total bonds	46,925,361	466,573	(4,635,553)	42,756,381
Preferred stocks	528,589	870	(54,560)	474,899
Total bonds and preferred stocks	$47,453,950	$467,443	$(4,690,113)	$43,231,280

	Statement Value	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
2022	($ in thousands)
Bonds:
US Government	$376,951	$261	$(52,723)	$324,489
Non-US Government	105,886	580	(10,577)	95,889
US states, territories, and possessions	379,985	2,654	(22,092)	360,547
US political subdivision	170,045	737	(14,726)	156,056
US special revenue & special assessment	2,554,735	37,872	(327,429)	2,265,178
Industrial and miscellaneous	34,373,809	197,714	(4,144,458)	30,427,065
Hybrids	450,086	12,091	(24,600)	437,577
Total bonds, excluding loan-backed and structured securities	38,411,497	251,909	(4,596,605)	34,066,801
Loan-backed and structured securities:
Residential mortgage-backed securities	5,379,517	4,933	(1,163,593)	4,220,857
Commercial mortgage-backed securities	1,501,642	299	(150,444)	1,351,497
Asset-backed securities	1,887,563	5,483	(90,510)	1,802,536
Total loan-backed and structured securities	8,768,722	10,715	(1,404,547)	7,374,890
Total bonds	47,180,219	262,624	(6,001,152)	41,441,691
Preferred stocks	540,147	486	(75,176)	465,457
Total bonds and preferred stocks	$47,720,366	$263,110	$(6,076,328)	$41,907,148

The statement value and estimated fair value of bonds as of December 31, 2023, by expected maturity, is shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay certain of these obligations.

	Statement Value	Estimated Fair Value
	($ in thousands)
Bonds, excluding loan-backed and structured securities:
Due in 1 year or less	$960,536	$950,709
Due after 1 year through 5 years	5,137,073	4,974,815
Due after 5 years through 10 years	8,128,875	7,519,060
Due after 10 years	22,274,097	20,181,015
Total bonds, excluding loan-backed and structured securities	36,500,581	33,625,599
Total loan-backed and structured securities	10,424,780	9,130,782
Total bonds	$46,925,361	$42,756,381
The statement value and estimated fair value of bonds as of December 31, 2022, by expected maturity, is shown below.

	Statement Value	Estimated Fair Value
	($ in thousands)
Bonds, excluding loan-backed and structured securities:
Due in 1 year or less	$869,336	$863,600
Due after 1 year through 5 years	6,459,151	6,146,139
Due after 5 years through 10 years	8,681,409	7,700,136
Due after 10 years	22,401,601	19,356,926
Total bonds, excluding loan-backed and structured securities	38,411,497	34,066,801
Total loan-backed and structured securities	8,768,722	7,374,890
Total bonds	$47,180,219	$41,441,691

The Company’s investment gross unrealized losses and estimated fair values, aggregated by investment category and length of time that individual securities have been in a continuous loss position as of December 31 are as follows:

	Less Than 12 Months		12 Months or More		Total
	Estimated Fair Value	Gross Unrealized Loss	Estimated Fair Value	Gross Unrealized Loss	Estimated Fair Value	Gross Unrealized Loss
2023	($ in thousands)
Bonds:
US Government	$12,270	$(25)	$245,422	$(48,027)	$257,692	$(48,052)
Other governments	—	—	71,715	(9,022)	71,715	(9,022)
US states, territories, and possessions	8,765	(29)	226,647	(15,960)	235,412	(15,989)
US political subdivision	470	(5)	103,820	(10,791)	104,290	(10,796)
US special revenue & special assessment	55,321	(1,072)	1,694,019	(260,688)	1,749,340	(261,760)
Industrial and miscellaneous	2,125,791	(46,625)	21,830,763	(2,882,603)	23,956,554	(2,929,228)
Hybrids	48,766	(1,942)	147,374	(14,829)	196,140	(16,771)
Bank Loans	50,710	(162)	—	—	50,710	(162)
Unaffiliated Certificates of Deposit	50	—	—	—	50	—
Total bonds, excluding loan-backed and structured securities	2,302,143	(49,860)	24,319,760	(3,241,920)	26,621,903	(3,291,780)
Loan-backed and structured securities:
Residential mortgage-backed securities	206,003	(3,602)	3,882,851	(1,139,697)	4,088,854	(1,143,299)
Commercial mortgage-backed securities	141,502	(1,075)	1,223,308	(161,296)	1,364,810	(162,371)
Asset-backed securities	195,188	(358)	1,083,828	(37,745)	1,279,016	(38,103)
Total loan-backed and structured securities	542,693	(5,035)	6,189,987	(1,338,738)	6,732,680	(1,343,773)
Total bonds	2,844,836	(54,895)	30,509,747	(4,580,658)	33,354,583	(4,635,553)
Preferred stocks	53,924	(73)	401,930	(54,487)	455,854	(54,560)
Total bonds and preferred stocks	$2,898,760	$(54,968)	$30,911,677	$(4,635,145)	$33,810,437	$(4,690,113)

	Less Than 12 Months		12 Months or More		Total
	Estimated Fair Value	Gross Unrealized Loss	Estimated Fair Value	Gross Unrealized Loss	Estimated Fair Value	Gross Unrealized Loss
2022	($ in thousands)
Bonds:
US Government	$180,025	$(7,350)	$133,234	$(45,373)	$313,259	$(52,723)
Non-US Government	89,941	(10,577)	—	—	89,941	(10,577)
US states, territories, and possessions	296,391	(22,092)	—	—	296,391	(22,092)
US political subdivision	119,338	(13,852)	1,534	(874)	120,872	(14,726)
US special revenue & special assessment	1,617,794	(226,299)	200,850	(101,130)	1,818,644	(327,429)
Industrial and miscellaneous	24,828,578	(3,431,952)	2,224,413	(712,506)	27,052,991	(4,144,458)
Hybrids	273,922	(22,529)	4,357	(2,071)	278,279	(24,600)
Total bonds, excluding loan-backed and structured securities	27,405,989	(3,734,651)	2,564,388	(861,954)	29,970,377	(4,596,605)
Loan-backed and structured securities:
Residential mortgage-backed securities	2,207,095	(507,504)	1,949,584	(656,089)	4,156,679	(1,163,593)
Commercial mortgage-backed securities	1,258,869	(136,353)	86,634	(14,091)	1,345,503	(150,444)
Asset-backed securities	1,221,071	(69,198)	456,757	(21,312)	1,677,828	(90,510)
Total loan-backed and structured securities	4,687,035	(713,055)	2,492,975	(691,492)	7,180,010	(1,404,547)
Total bonds	32,093,024	(4,447,706)	5,057,363	(1,553,446)	37,150,387	(6,001,152)
Preferred stocks	148,734	(66,930)	12,025	(8,246)	160,759	(75,176)
Total bonds and preferred stocks	$32,241,758	$(4,514,636)	$5,069,388	$(1,561,692)	$37,311,146	$(6,076,328)
For securities other than loan-backed securities, the Company generally considers a number of factors in determining whether an impairment is other-than-temporary (see the “Loan-backed and Structured Securities” section for information on loan-backed and structured security other-than-temporary-impairments (“OTTIs”)). These include, but are not limited to: 1) actions taken by rating agencies, 2) default by the issuer, 3) the significance of the decline, 4) an assessment of the Company’s intent to sell the security (including a more likely than not assessment of whether the Company will be required to sell the security) before recovering the security's amortized cost, 5) the duration of the decline, 6) an economic analysis of the issuer's industry, and 7) the financial strength, liquidity, and recoverability of the issuer. Management performs a security-by-security review each quarter in evaluating the need for any OTTIs. Although no set formula is used in this process, the investment performance, collateral position and continued viability of the issuer are significant measures considered. For securities in an unrealized loss position for which an OTTI was not recognized, the Company believes that it is probable that all amounts will be collected as due according to the contractual terms of the debt security in effect at the date of acquisition and has the intent and ability to hold these securities until recovery. The Company recognized $206.0 million, $8.6 million, and $0 of OTTIs on non-loan-backed securities during 2023, 2022, and 2021, respectively.
The Company had securities with a fair value of $30.9 billion in an unrealized loss position for greater than twelve months as of December 31, 2023, and the related unrealized loss of $4.6 billion pertains primarily to residential mortgage-backed, banking, industrial, and utility securities. The Company had securities with a fair value of $5.1 billion in an unrealized loss position for greater than twelve months as of December 31, 2022, and the related unrealized loss of $1.6 billion pertains primarily to residential mortgage-backed, banking, insurance, and communications securities. The aggregate decline in fair value of these securities was deemed temporary due to positive factors supporting the recoverability of the respective investments. Positive factors such as credit ratings, the financial health of the investee, the continued access of the investee to capital markets, the average life of the securities, and the performance of the underlying collateral support the recoverability of these investments.
As of December 31, 2023 and 2022, bonds and cash having a fair value of $15.1 million and $14.4 million, respectively, were on deposit with various governmental authorities as required by law.
There were no individual bonds that exceeded 10% of capital and surplus as of December 31, 2023 and 2022.
Commercial Mortgage Loans
We invest a portion of our investment portfolio in commercial mortgage loans. As of December 31, 2023 and December 31, 2022, our commercial mortgage loan holdings were $10.8 billion and $10.6 billion, respectively.
We specialize in making commercial mortgage loans on credit-oriented commercial properties. Our underwriting procedures relative to our commercial mortgage loan portfolio are based, in our view, on a conservative and disciplined approach. We concentrate on a small number of commercial real estate asset types associated with the necessities of life (grocery anchored and credit tenant retail, industrial, multi-family, senior living, and credit tenant and medical office). We believe that these asset types tend to weather economic downturns better than other commercial asset classes in which we have chosen not to participate. We believe this disciplined approach has helped to maintain a relatively low delinquency and foreclosure rate throughout our history. The majority of our commercial mortgage loan portfolio was underwritten by us. From time to time, we may acquire loans in conjunction with an acquisition.
Mortgage loans on real estate are stated at the aggregate unpaid principal balance. Book value adjustments are made for other-than-temporary declines. Temporary declines in value are reflected in “Change in net unrealized capital gains and losses” in unassigned funds.
The minimum and maximum lending rates for commercial mortgage loans originated by the Company during 2023 were 3.625% and 7.09%, respectively. The minimum and maximum lending rates for commercial mortgage loans originated by the Company during 2022 were 2.25% and 5.25%, respectively. The minimum and maximum lending rates for commercial mortgage loans originated by the Company during 2021 were 1.875% and 4.5%, respectively. The maximum percentage of any one loan to the value of security at the time of the loan was 88%. The target percentage of any one loan to the value of collateral at the time of the loan, exclusive of insured, guaranteed, or purchase money mortgages is generally 75%.
The Company also offers a commercial loan product under which the Company will permit a loan-to-value ratio of up to 85% in exchange for a participating interest in the cash flows from the underlying real estate. The Company uses this loan-to-value ratio as a credit quality indicator, which is a component of the Company’s ongoing monitoring of the credit risk of its mortgage loan portfolio. The Company also monitors borrower conditions such as payment practices, borrower credit, operating performance, and property conditions, as well as ensuring the timely payment of property taxes and insurance. Through this monitoring process, the Company assesses the risk of each loan. As of December 31, 2023, the Company had mortgage loans with outstanding principal totaling $405.9 million which exceeded a 75% loan-to-value ratio in the total amount of $30.4 million. For loans the Company held as of December 31, 2023, the maximum percentage of any one loan to the value of security as of the most recent appraisal was 81%. As of December 31, 2022, the Company had mortgage loans with outstanding principal totaling $392.1 million which exceeded a 75% loan-to-value ratio in the total amount of $32.1 million. For loans the Company held as of December 31, 2022, the maximum percentage of any one loan to the value of security as of the most recent appraisal was 83%.

The Company’s investment in impaired loans with or without allowance for credit losses as of December 31 is as follows:

	2023	2022
	($ in thousands)
With Allowance for Credit Losses	$57,928	$—
No Allowance for Credit Losses	—	—
Total	57,928	—
Subject to a participant or co-lender mortgage loan agreement for which the reporting entity is restricted from unilaterally foreclosing on the mortgage loan	$5,449	$—
The Company’s investment in impaired loans – average recorded investment, interest income recognized, and recorded investment on nonaccrual status as of December 31 is as follows:

	2023	2022
	($ in thousands)
Average Recorded Investment	$8,275	$—
Interest Income Recognized	1,733	—
Recorded Investments on Nonaccrual Status	37,821	—
The Company had the following allowances for credit losses:

	2023	2022
	($ in thousands)
Balance at beginning of period	$15,918	$16,727
Additions charged to operations	50,675	10,434
Less: Direct write-downs charged against the allowances	25,814	10,387
Less: Recoveries of amounts previously charged off	333	856
Balance at end of period	$40,446	$15,918
The Company had no mortgage loans held in the General Account derecognized as a result of foreclosure in 2023 and 2022.
As of December 31, 2023 and 2022, the Company had $37.8 million and $0 mortgages more than 90 days past due, respectively. During 2023 and 2022, $2.6 million of mortgage loans and $0 were excluded from investment income due and accrued, respectively.
It is our policy to cease to carry accrued interest on loans that are over 90 days delinquent. For loans less than 90 days delinquent, interest is accrued unless it is determined that the accrued interest is not collectible. If a loan becomes over 90 days delinquent, it is our general policy to initiate foreclosure proceedings unless a workout arrangement to bring the loan current is in place.
OFF-BALANCE SHEET ARRANGEMENTS
The Company enters into certain off balance sheet financial instruments in the course of business, including commitments to extend mortgage loans and office space leasing agreements.
The Company periodically enters into commitments to purchase investments in fixed income securities and other investments. The amounts of such commitments were $1.2 billion as of December 31, 2023. The Company did not have such commitments as of December 31, 2022.
Commitments to extend mortgage loans are agreements to lend to a borrower, provided there is no violation of any condition established in the contract. The Company enters into these agreements to commit to future loan fundings at a predetermined interest rate. Commitments generally have fixed expiration dates or other termination clauses. The Company had $1,381 million and $917.6 million in commitments to extend mortgage loans as of December 31, 2023 and 2022, respectively. These amounts do not represent amounts at risk if the counterparty defaults. The collateral held for commitments to extend mortgage loans is a cash commitment fee, which is forfeited if the counterparty fails to perform.
The Company leases administrative and marketing office space in 5 cities, with most leases being for periods of ten to twenty-five years. Rent expense for 2023, 2022, and 2021 was $2.2 million, $1.9 million, and $2.6 million, respectively. Although the Company is legally obligated for these leases, rent expense will be less than projected lease commitments due to rent paid by affiliates.
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
None.
MARKET RISK EXPOSURES
Our financial position and earnings are subject to various market risks including changes in interest rates, the yield curve, spreads between risk-adjusted and risk-free interest rates, foreign currency rates, used vehicle prices, equity price risks and issuer defaults. We analyze and manage the risks arising from market exposures of financial instruments, as well as other risks, through an integrated asset/liability management process. The primary focus of our asset/liability program is the management of interest rate risk within the insurance operations. Our asset/liability management programs and procedures involve the monitoring of asset and liability durations for various product lines; cash flow testing under various interest rate scenarios; and the continuous rebalancing of assets and liabilities with respect to yield, credit and market risk, and cash flow characteristics to maintain an appropriate balance between risk and profitability for each product category, and for us as a whole.
It is our policy to maintain asset and liability durations within one year of one another, although, from time to time, a broader interval may be allowed.
We are exposed to credit risk within our investment portfolio and through derivative counterparties. Credit risk relates to the uncertainty of an obligor's continued ability to make timely payments in accordance with the contractual terms of the instrument or contract. We manage credit risk through established investment policies which attempt to address quality of obligors and counterparties, credit concentration limits, diversification requirements, and acceptable risk levels under expected and stressed scenarios. Derivative counterparty credit risk is measured as the amount owed to us, net of collateral held, based upon current market conditions. In addition, we periodically assess exposure related to potential payment obligations between us and our counterparties. We minimize the credit risk in derivative financial instruments by entering into transactions with high quality counterparties (A-rated or higher at the time we enter into the contract), and we maintain credit support annexes with certain of those counterparties.
We utilize a risk management strategy that incorporates the use of derivative financial instruments to reduce exposure to certain risks, including but not limited to, interest rate risk, currency exchange risk, volatility risk, and equity market risk. These strategies are developed through our analysis of data from financial simulation models and other internal and industry sources, and are then incorporated into our risk management program.
Derivative instruments expose us to credit and market risk and could result in material changes from period to period. We attempt to minimize our credit risk by entering into transactions with highly rated counterparties. We manage the market risk by establishing and monitoring limits as to the types and degrees of risk that may be undertaken. We monitor our use of derivatives in connection with our overall asset/liability management programs and risk management strategies. In addition, all derivative programs are monitored by our risk management department.
Derivative instruments that are used as part of our interest rate risk management strategy include interest rate swaps, interest rate futures, interest rate caps, and interest rate swaptions.

Derivative instruments that are used as part of the Company's foreign currency exchange risk management strategy include foreign currency swaps, foreign currency futures, foreign currency options, foreign equity futures, and foreign equity options.
We may use the following types of derivative contracts to mitigate our exposure to certain guaranteed benefits related to VA contracts, fixed indexed annuities, and indexed universal life:
•Foreign Currency Futures
•Foreign Currency Options
•Variance Swaps
•Interest Rate Futures
•Equity Options
•Equity Futures
•Credit Derivatives
•Interest Rate Swaps
•Interest Rate Swaptions
•Volatility Futures
•Volatility Options
•Funds Withheld Agreement
•Total Return Swaps
Please refer to Note 11 of the audited financial statements for additional discussion of our exposure to derivative counterparties and financial instruments with off-balance sheet risk.
Impact of Current Interest Rate Environment
Significant changes in interest rates expose us to the risk of not realizing anticipated spreads between the interest rate earned on investments and the interest rate credited to in-force policies and contracts. In addition, certain of our insurance and investment products guarantee a minimum guaranteed interest rate ("MGIR"). In periods of volatile interest rate movements, the interest spread earned may be negatively impacted to the extent our ability to adjust crediting rates is limited or if the market to invest in invest in assets with sufficient yields is limited. Additionally, floating rate contracts may negatively impact the interest spread earned to the extent corresponding assets do not have similar adjustments to effective yields.
We are active in mitigating the impact of a volatile interest rate environment through product design, as well as adjusting crediting rates on current in-force policies and contracts. We also manage interest rate and reinvestment risks through our asset/liability management process. Our asset/liability management programs and procedures involve the monitoring of asset and liability durations; cash flow testing under various interest rate scenarios; and the regular rebalancing of assets and liabilities with respect to yield, credit and market risk, and cash flow characteristics. These programs also incorporate the use of derivative financial instruments primarily to reduce our exposure to interest rate risk, inflation risk, currency exchange risk, volatility risk, and equity market risk.
Certain of the Company’s products are subject to higher withdrawals in periods of prolonged higher interest rate environments. This risk is mitigated to some degree by market value adjustments and/or by surrender charge features. The following tables provide more details regarding contracts that potentially have an elevated risk of withdrawals under this type of interest rate environment.

Withdrawal characteristics of annuity actuarial reserves and deposit-type contract liabilities as of December 31, 2023 are as follows:
Individual Annuities:

	General Account	Separate Account with Guarantees	Separate Account Non-guaranteed	Total	% of Total
	($ in thousands)
(1) Subject to discretionary withdrawals
a. With market value adjustments	$8,144,101	$347,165	$—	$8,491,266	29.7%
b. At book value less current surrender charge of 5% or more	211,188	—	—	211,188	0.7
c. At fair value	—	—	11,255,076	11,255,076	39.5
d. Total with market value adjustment or at fair value (total of a through c)	8,355,289	347,165	11,255,076	19,957,530	69.9
e. At book value without adjustment (minimal or no charge or adj.)	4,246,639	6,047	—	4,252,686	14.9
(2) Not subject to discretionary withdrawal provision	4,343,336	—	8,985	4,352,321	15.2
(3) Total (gross: direct + assumed)	16,945,264	353,212	11,264,061	28,562,537	100.0%
(4) Reinsurance ceded	3,367,905	—	—	3,367,905
(5) Total (net) (3) - (4)	$13,577,359	$353,212	$11,264,061	$25,194,632
(6) Amount included in (1)b above that will move to (1)e in the year after the statement date	$84,330	$—	$—	$84,330
Group Annuities:

	General Account	Separate Account with Guarantees	Separate Account Non-guaranteed	Total	% of Total
	($ in thousands)
(1) Subject to discretionary withdrawals
a. With market value adjustments	$2,864	$223,544	$—	$226,408	44.7%
b. At book value less current surrender charge of 5% or more	—	—	—	—	—
c. At fair value	—	—	—	—	—
d. Total with market value adjustment or at fair value (total of a through c)	2,864	223,544	—	226,408	44.7
e. At book value without adjustment (minimal or no charge or adj.)	33,426	11,789	—	45,215	8.9
(2) Not subject to discretionary withdrawal provision	234,993	—	—	234,993	46.4
(3) Total (gross: direct + assumed)	271,283	235,333	—	506,616	100.0%
(4) Reinsurance ceded	1,208	—	—	1,208
(5) Total (net) (3) - (4)	$270,075	$235,333	$—	$505,408
(6) Amount included in (1)b above that will move to (1)e in the year after the statement date	$—	$—	$—	$—

Deposit-type Contracts (no life contingencies):

	General Account	Separate Account with Guarantees	Separate Account Non-guaranteed	Total	% of Total
	($ in thousands)
(1) Subject to discretionary withdrawals
a. With market value adjustments	$235,747	$—	$—	$235,747	1.7%
b. At book value less current surrender charge of 5% or more	138,992	—	—	138,992	1.0
c. At fair value	—	—	—	—	—
d. Total with market value adjustment or at fair value (total of a through c)	374,739	—	—	374,739	2.7
e. At book value without adjustment (minimal or no charge or adj.)	530,843	—	—	530,843	3.8
(2) Not subject to discretionary withdrawal provision	13,087,359	—	1,299	13,088,658	93.5
(3) Total (gross: direct + assumed)	13,992,941	—	1,299	13,994,240	100.0%
(4) Reinsurance ceded	1,638	—	—	1,638
(5) Total (net) (3) - (4)	$13,991,303	$—	$1,299	$13,992,602
(6) Amount included in (1)b above that will move to (1)e in the year after the statement date	$4,841	$—	$—	$4,841
Sensitivities
In accordance with Statutory Account Principles, the significant majority of the Company’s assets are carried at amortized cost and not at fair value. The elements of market risk that could potentially have a detrimental impact on investment fair values do not have a significant direct impact on the Company’s investments that are carried at amortized cost.
Impact of Inflation
Inflation increases the need for life insurance. Many policyholders who once had adequate insurance programs may increase their life insurance coverage to provide the same relative financial benefit and protection. Higher interest rates may result in higher sales of certain of our investment products.
The higher interest rates that have traditionally accompanied inflation could also affect our operations. Policy loans increase as policy loan interest rates become relatively more attractive. As interest rates increase, disintermediation of stable value and annuity account balances and individual life policy cash values may increase. The fair value of our fixed-rate, long-term investments may decrease, we may be unable to implement fully the interest rate reset and call provisions of our commercial mortgage loans, and our ability to make attractive commercial mortgage loans, including participating commercial mortgage loans, may decrease. In addition, participating mortgage loan income may decrease. The difference between the interest rate earned on investments and the interest rate credited to life insurance and investment products may also be adversely affected by rising interest rates.

FINANCIAL STATEMENTS
The audited statutory statements of admitted assets, liabilities, and capital and surplus of Protective Life Insurance Company as of December 31, 2023 and 2022, and the related statutory statements of operations, changes in capital and surplus, and cash flow for each of the years in the three-year period ended December 31, 2023, as well as the Independent Auditors’ Report are included on the pages that follow.

*68136202322000100*
Protective Life Insurance Company
Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus as of December 31, 2023 and 2022
Statutory Statements of Operations, Changes in Capital and Surplus, and Cash Flow for Each of the Years in the Three-Year Period Ended December 31, 2023
Supplemental Schedules as of and for the year ended December 31, 2023

KPMG LLP
Suite 1800
420 20th Street North
Birmingham, AL 35203-3207

Independent Auditors’ Report
The Board of Directors
Protective Life Insurance Company:
Opinions
We have audited the statutory financial statements of Protective Life Insurance Company (the Company), which comprise the statutory statements of admitted assets, liabilities, and capital and surplus as of December 31, 2023 and 2022, and the related statutory statements of operations, changes in capital and surplus, and cash flow for each of the years in the three-year period ended December 31, 2023, and the related notes to the statutory financial statements.
Unmodified Opinion on Statutory Basis of Accounting
In our opinion, the accompanying statutory financial statements present fairly, in all material respects, the admitted assets, liabilities, and capital and surplus of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flow for each of the years in the three-year period ended December 31, 2023 in accordance with accounting practices prescribed or permitted by the Department of Commerce and Insurance of the State of Tennessee described in Notes 1 and 2.
Adverse Opinion on U.S. Generally Accepted Accounting Principles
In our opinion, because of the significance of the matter discussed in the Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles section of our report, the statutory financial statements do not present fairly, in accordance with U.S. generally accepted accounting principles, the financial position of the Company as of December 31, 2023 and 2022, or the results of its operations or its cash flows for each of the years in the three-year period ended December 31, 2023.
Basis for Opinions
We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Statutory Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinions.
Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles
As described in Notes 1 and 2 to the statutory financial statements, the statutory financial statements are prepared by the Company using accounting practices prescribed or permitted by the Department of Commerce and Insurance of the State of Tennessee, which is a basis of accounting other than U.S. generally accepted accounting principles. Accordingly, the statutory financial statements are not intended to be presented in accordance with U.S. generally accepted accounting principles. The effects on the December 31, 2023 and 2022 statutory financial statements of the variances between the statutory accounting practices described in Note 2 and U.S. generally accepted accounting principles, although not reasonably determinable, are presumed to be material and pervasive. The effects on the December 31, 2021 statutory financial statements of the variances between the statutory accounting practices and U.S. generally accepted accounting principles are described in Note 2.
KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with
KPMG International Limited, a private English company limited by guarantee.

Responsibilities of Management for the Statutory Financial Statements
Management is responsible for the preparation and fair presentation of the statutory financial statements in accordance with accounting practices prescribed or permitted by the Department of Commerce and Insurance of the State of Tennessee. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of statutory financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the statutory financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the statutory financial statements are issued.
Auditors’ Responsibilities for the Audit of the Statutory Financial Statements
Our objectives are to obtain reasonable assurance about whether the statutory financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the statutory financial statements.
In performing an audit in accordance with GAAS, we:
•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the statutory financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the statutory financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the statutory financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.
We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.
Supplementary Information
Our audits were conducted for the purpose of forming an opinion on the statutory financial statements as a whole. The supplementary information included in the supplemental Schedule I Summary of Investments - Other Than Investments in Related Parties and Schedule IV Reinsurance is presented for purposes of additional analysis and is not a required part of the statutory financial statements but is supplementary information required by the Securities and Exchange Commission’s Regulation S-X. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the statutory financial statements. The information has been subjected to the auditing procedures applied in the audits of the statutory financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the statutory financial statements or to the statutory financial statements themselves, and other additional procedures in accordance with GAAS. In our opinion, the information is fairly stated in all material respects in relation to the statutory financial statements as a whole.
/s/ KPMG LLP
Birmingham, Alabama
March 28, 2024

PROTECTIVE LIFE INSURANCE COMPANY
STATEMENTS OF ADMITTED ASSETS, LIABILITIES, AND CAPITAL AND SURPLUS
(Statutory Basis)

	December 31
	2023	2022
	($ in thousands, except share amounts)
Bonds (fair value: 2023 - $42,756,381; 2022 - $41,441,691)	$46,925,361	$47,180,219
Preferred stocks (fair value: 2023 - $474,899; 2022 - $465,457)	528,589	540,147
Common stocks-affiliated (cost: 2023 - $2,248,479; 2022 - $2,263,479)	1,844,079	1,796,429
Common stocks-unaffiliated (cost: 2023 - $208,830; 2022 - $173,730)	208,830	174,544
Mortgage loans on real estate	10,791,543	10,558,447
Real estate	109,767	117,968
Contract loans	826,491	830,400
Cash and cash equivalents	1,784,466	369,091
Short-term investments	13,554	—
Other invested assets	800,654	804,833
Receivable for securities	11,130	4,485
Securities lending reinvested collateral assets	90,974	162,119
Derivatives	1,016,572	366,106
Derivative collateral and receivables	57,977	60,639
Total cash and investments	65,009,987	62,965,427
Amounts recoverable from reinsurers	175,144	123,881
Deferred and uncollected premiums	29,169	1,096
Investment income due and accrued	529,590	525,295
Receivables from parent, subsidiaries, and affiliates	25,169	13,307
Current federal and foreign income tax recoverable	—	12,628
Deferred tax asset	208,457	185,709
Other assets	790,960	754,347
Assets held in Separate Accounts	15,828,999	14,111,642
Total admitted assets	$82,597,475	$78,693,332
(continued)

PROTECTIVE LIFE INSURANCE COMPANY
STATEMENTS OF ADMITTED ASSETS, LIABILITIES, AND CAPITAL AND SURPLUS
(Statutory Basis)

	December 31
	2023	2022
	($ in thousands, except share amounts)
LIABILITIES AND CAPITAL AND SURPLUS
Aggregate reserves:
Life policies and contracts	$40,231,391	$39,751,133
Accident and health	334,726	345,393
Liability for deposit-type contracts	13,991,304	11,906,051
Policy and contract claims:
Life	473,745	464,809
Accident and health	18,762	20,249
Policyholders' dividends	20,210	20,688
Funds at interest and experience rated refunds	73,541	78,776
Interest maintenance reserve (IMR)	658,524	778,140
General expenses due or accrued	84,890	95,653
Transfers from Separate Accounts due or accrued, net	(510,725)	(50,739)
Current federal and foreign income taxes	8,552	—
Remittances and items not allocated	322,840	64,976
Borrowed money and interest thereon	—	925,223
Asset valuation reserve (AVR)	333,790	362,132
Payable to parent, subsidiaries, and affiliates	64,425	39,475
Derivatives	719,681	267,352
Derivative collateral and payables	183,090	62,269
Payable for securities lending	90,974	162,119
Funds held under reinsurance treaties	3,858,871	3,481,734
Other liabilities	493,220	471,541
Liabilities held in Separate Accounts	15,828,999	14,111,642
Total liabilities	77,280,810	73,358,616
Capital and surplus:
Common stock, $1.00 par value; 5,000,000 shares authorized,
issued and outstanding	5,000	5,000
Surplus notes	110,000	110,000
Gross paid-in and contributed surplus	3,240,393	3,240,393
Unassigned funds - surplus	1,961,272	1,979,323
Total capital and surplus	5,316,665	5,334,716
Total liabilities and capital and surplus	$82,597,475	$78,693,332
See Notes to the Financial Statements (Statutory Basis).

PROTECTIVE LIFE INSURANCE COMPANY
STATEMENTS OF OPERATIONS
(Statutory Basis)

	Years Ended December 31
	2023	2022	2021
	($ in thousands)
Revenue:
Premiums and annuity considerations	$5,816,567	$3,438,207	$5,098,113
Net investment income	2,539,274	2,475,360	2,385,384
Commissions and expense allowances on reinsurance ceded	433,639	408,185	462,914
Amortization of interest maintenance reserve	13,678	132,476	123,509
Net gain (loss) from operations from Separate Accounts	10,567	(112,311)	20,010
Reserve adjustments on reinsurance ceded	(248,321)	(167,198)	(157,219)
Other income	656,653	548,017	636,979
Total revenue	9,222,057	6,722,736	8,569,690
Benefits and expenses:
Death and annuity benefits	2,250,188	2,262,459	2,292,755
Accident and health benefits	58,160	56,856	59,175
Surrender benefits and other fund withdrawals	4,757,070	3,514,730	3,023,567
Other policy and contract benefits	540,856	419,381	217,876
Increase in aggregate reserves	543,674	(1,137,253)	1,054,549
Commissions and commission expense allowances	516,743	469,937	499,239
General expenses	587,346	574,343	541,211
Insurance taxes, licenses, and fees	103,765	110,307	100,202
Transfers from Separate Accounts, net	(612,314)	(151,823)	(27,834)
Change in assumed MODCO reserves	75	47	205
Other expenses	160,607	136,678	117,209
Total benefits and expenses	8,906,170	6,255,662	7,878,154
Net income (loss) from operations before dividends to policyholders and federal income taxes	315,887	467,074	691,536
Dividends to policyholders	20,437	18,929	29,487
Federal income tax expense	146,424	125,600	122,732
Net income (loss) from operations	149,026	322,545	539,317
Net realized capital gains (losses) (less $(41,703), $(96,944), and $11,883 of capital gains tax (benefit) in 2023, 2022, and 2021, respectively, and excluding $(107,002), $(358,987), and $44,123 transferred to (from) the IMR in 2023, 2022, and 2021, respectively)	(279,428)	(16,718)	(113,001)
Net income (loss)	$(130,402)	$305,827	$426,316

See Notes to the Financial Statements (Statutory Basis).

PROTECTIVE LIFE INSURANCE COMPANY
STATEMENTS OF CHANGES IN CAPITAL AND SURPLUS
(Statutory Basis)

($ in thousands)*
Capital and surplus, December 31, 2020	$5,420,122

Net income	426,316
Change in net unrealized capital gains and losses, less capital gains tax (benefit) of $(52,048)	(229,288)
Change in nonadmitted assets	(103,155)
Change in liability for reinsurance in unauthorized companies	(973)
Change in asset valuation reserve	(87,845)
Change in net deferred income tax	67,051
Change in surplus as a result of reinsurance	(219,242)
Funds withheld losses	7,557
Change in acquired unauthorized liability	(353)
Prior period adjustments	38,380
Capital and surplus, December 31, 2021	$5,318,570

Net income	305,827
Change in net unrealized capital gains and losses, less capital gains tax (benefit) of $(44,544)	(167,215)
Change in net unrealized foreign exchange capital gain	14,481
Change in nonadmitted assets	94,264
Change in liability for reinsurance in unauthorized companies	(1,364)
Change in asset valuation reserve	106,128
Change in net deferred income tax	3,373
Change in surplus as a result of reinsurance	(82,828)
Funds withheld gains	15,898
Prior period adjustments	(34,820)
Paid in capital	100,000
Change in acquired unauthorized liability	1,402
Dividends to parent	(339,000)
Capital and surplus, December 31, 2022	5,334,716

Net income	(130,402)
Change in net unrealized capital gains and losses, less capital gains tax (benefit) of $28,323	100,948
Change in nonadmitted assets	423,091
Change in liability for reinsurance in unauthorized companies	37
Change in reserve on account of change in valuation basis	74,084
Change in asset valuation reserve	28,342
Change in net unrealized foreign exchange capital gain (loss)	2,894
Change in net deferred income tax	100,871
Change in surplus as a result of reinsurance	(165,352)
Funds withheld gains	(23,811)
Dividends to parent	(428,753)
Capital and surplus, December 31, 2023	$5,316,665
*All 2020 amounts were restated in 2021 for Merger on January 1, 2021. See Notes 1 and 4.
See Notes to the Financial Statements (Statutory Basis).

PROTECTIVE LIFE INSURANCE COMPANY
STATEMENTS OF CASH FLOW
(Statutory Basis)

	Years Ended December 31
	2023	2022	2021
	($ in thousands)
Cash from operations
Premiums and annuity considerations	$6,267,613	$4,794,234	$5,151,370
Net investment income	2,541,302	2,475,883	2,436,005
Miscellaneous income	912,216	641,967	1,124,123
Benefit and loss payments	(7,999,550)	(6,463,941)	(5,597,022)
Net transfers from Separate Accounts	152,328	439,240	(49,817)
Commissions, expenses paid and miscellaneous	(1,396,790)	(1,225,127)	(1,223,184)
Dividends paid to policyholders	(20,915)	(27,143)	(29,733)
Federal income taxes	(83,542)	(22,624)	(234,752)
Net cash from operations	372,662	612,489	1,576,990
Cash from investments
Proceeds from investments sold, matured or repaid:
Bonds	6,572,288	3,277,837	5,635,863
Stocks	117,155	202,717	130,168
Mortgage loans	938,719	1,098,099	1,236,175
Real estate	6,250	—	—
Other invested assets	9,555	19,597	9,498
Net losses on cash, cash equivalents, and short-term investments	—	(56)	131
Derivatives and other miscellaneous proceeds	81,921	26,496	20,729
Total investment proceeds	7,725,888	4,624,690	7,032,564
Cost of investments acquired:
Bonds	(6,571,977)	(3,337,186)	(8,775,550)
Stocks	(101,370)	(414,015)	(441,653)
Mortgage loans	(1,225,098)	(2,111,300)	(1,935,519)
Real estate	(681)	(1,078)	(940)
Other invested assets	(7,424)	(12,718)	(95,241)
Derivatives and other miscellaneous applications	(107,685)	(329,123)	(327,742)
Total investments acquired	(8,014,235)	(6,205,420)	(11,576,645)
Net change in contract loans	6,287	14,988	24,607
Net cash from investments	(282,060)	(1,565,742)	(4,519,474)
Cash from financing and miscellaneous sources
Cash provided (applied):
Capital and paid in surplus	—	100,000	—
Borrowed funds	(925,223)	(383,106)	953,327
Net deposits on deposit-type contract funds	2,246,628	1,551,722	2,243,042
Dividends to parent	(70,000)	(339,000)	—
Securities lending liability	(71,145)	(16,964)	120,413
Other cash provided (applied), net	158,067	(42,062)	(645,559)
Net cash from financing and miscellaneous sources	1,338,327	870,590	2,671,223
Net change in cash, cash equivalents, and short-term investments	1,428,929	(82,663)	(271,261)
Cash, cash equivalents, and short-term investments, beginning of year	369,091	451,754	723,015
Cash, cash equivalents, and short-term investments, end of year	$1,798,020	$369,091	$451,754

(Continued)
10

PROTECTIVE LIFE INSURANCE COMPANY
STATEMENTS OF CASH FLOW
(Statutory Basis)

	Years Ended December 31
	2023	2022	2021
	($ in thousands)
Non-cash transactions
Protective Life Reinsurance Bermuda Ltd. reinsurance transaction initial impact (Operations)	$444,478	$1,357,675	$—
Protective Life Reinsurance Bermuda Ltd. reinsurance transaction initial impact (Financing and miscellaneous sources)	(444,478)	(1,357,675)	—
Non-cash exchange of securities (Investments)	223,327	428,799	523,872
Non-cash change in retained asset account (Operations and Financing and miscellaneous sources)	(161,375)	(19,004)	81,301
Non-cash change in reinsurance loss contingency reserve (Operations and Financing and miscellaneous sources)	33,799	21,866	(5,569)
Non-Cash Stock Distribution (Investments and Financing and miscellaneous sources)	(358,753)	—	—

See Notes to the Financial Statements (Statutory Basis).

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)

1.    General
Basis of Presentation – The statutory basis financial statements of Protective Life Insurance Company (the “Company”) have been prepared in conformity with accounting practices prescribed or permitted by the Department of Commerce and Insurance of the State of Tennessee (the “Department”). The Company is a stock, legal reserve, life and accident and health insurer domiciled in the State of Tennessee.
All outstanding shares of the Company’s common stock are owned by Protective Life Corporation (“PLC”), an insurance holding company domiciled in the State of Delaware. PLC is a subsidiary of Dai-ichi Life Holdings, Inc., a kabushiki kaisha organized under the laws of Japan (“Dai-ichi Life”). On February 1, 2015, The Dai-ichi Life Insurance Company, Limited, (now known as Dai-ichi Life Holdings, Inc.) acquired 100% of PLC’s outstanding shares of common stock through the merger of DL Investment (Delaware), Inc., a Delaware corporation and wholly owned subsidiary of Dai-ichi Life, with and into PLC, with PLC continuing as the surviving entity (the “Merger”). As a result of the Merger, PLC became a direct, wholly owned subsidiary of Dai-ichi Life. Effective January 1, 2023, PLC became a wholly owned subsidiary of Dai-ichi Life International Holding, LLC, a godo kaisha organized under the laws of Japan and subsidiary of Dai-ichi Life (“Dai-ichi Life International”), upon the transfer of all of the outstanding shares of PLC’s common stock from Dai-ichi Life to Dai-ichi Life International. Dai-ichi Life remains the ultimate controlling parent corporation of PLC. Wholly owned insurance subsidiaries of the Company as of December 31, 2023, include Protective Life and Annuity Insurance Company (“PLAIC”), MONY Life Insurance Company (“MONY”), West Coast Life Insurance Company (“WCL”), and Protective Property & Casualty Insurance Company (“PP&C”) (formerly Lyndon Property Insurance Company (“LPIC”)). The Company also owns two investment companies, Protective Finance Corporation (“PFC”) and Protective Finance Corporation II (“PFCII”), and three non-insurance and non-investment subsidiaries, Western Diversified Services, Inc. (“WDS”), Protective Asset Protection, Inc. (“PAPI”) (formerly Lyndon Insurance Group, Inc.) and USWC Holding Company (“USWC”) and one automotive finance and insurance provider A.U.L. Corp. (“AUL”). Both PFC and PFC II were dissolved as of December 31, 2023 at 11:59 p.m.
On September 30, 2023, the Company distributed all issued and outstanding shares of the Golden Gate Captive Insurance Company’s (“GGCIC”) common stock to PLC through a nontaxable distribution under Section 355 of the Internal Revenue Code of 1986, as amended, resulting in a change in GGCIC’s immediate parent from the Company to PLC. There was no net impact to capital and surplus as a result of this transaction since GGCIC was previously a fully non-admitted subsidiary of the Company.
As part of a statutory merger approved by the Department and the Vermont Department of Financial Regulation, the Company was merged with its affiliate, Shades Creek Captive Insurance Company (“Shades Creek”), effective January 1, 2021 (“the Merger”). After the Merger, the Company remained as the surviving legal entity, and Shades Creek ceased to exist effective January 1, 2021. Prior to the Merger, both the Company and Shades Creek were wholly owned subsidiaries of PLC. The Company did not pay or receive any consideration in connection with the Merger. As a result of the Merger, all issued and outstanding capital stock of Shades Creek was cancelled.
The Merger was accounted for using the statutory merger method pursuant to Statement of Statutory Accounting Principles (“SSAP”) No. 68, “Business Combinations and

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
Goodwill” (“SSAP No. 68”). In accordance with SSAP No. 68, the Company’s Statements of Operations, Statements of Changes in Capital and Surplus, Statements of Cash Flow and other prior year amounts included herein have been restated to reflect the merged results of the Company and Shades Creek in accordance with the provisions of SSAP No. 68 and SSAP No. 3, “Accounting Changes and Corrections of Errors” (“SSAP No. 3”).
The Department recognizes only statutory practices prescribed or permitted by the State of Tennessee for determining and reporting the financial condition and results of operations of an insurance company, and for determining its solvency under Tennessee Insurance Law. The National Association of Insurance Commissioners’ (“NAIC”) Accounting Practices and Procedures Manual, effective January 1, 2001 (“NAIC SAP”), has been adopted as a component of prescribed or permitted practices by the State of Tennessee. The Company had no permitted practices as of December 31, 2022, or for each of the years in the two-year period ended December 31, 2022. The State has adopted certain prescribed accounting practices that differ from those found in NAIC SAP. Specifically, Tennessee Insurance Law requires that goodwill arising from the purchase of a subsidiary, controlled or affiliated entity is charged directly to surplus in the year it originates. In NAIC SAP, goodwill in amounts not to exceed 10% of an insurer’s capital and surplus may be capitalized and all amounts of goodwill are amortized as a component of unrealized gains and losses on investments over periods not to exceed 10 years. The Department has approved a permitted practice, effective January 1, 2023, allowing the Company to calculate the policy reserves for funding agreements and guaranteed investment contracts utilizing a reference rate in the valuation interest rate calculation based on the day of the funding agreement issuance. This treatment may create differences between reserving requirements reflected herein and those in SSAP No. 52 Deposit-Type Contracts, and the reserving methodologies in Appendices A-820 and A-822 of NAIC SAP.
The following reconciles the Company's net income (loss) and capital and surplus as of and for the years ended December 31, prepared in accordance with NAIC SAP as compared to that prepared in accordance with practices prescribed and permitted by the Department.

		December 31
	SSAP #	2023	2022	2021
		($ in thousands)
NET INCOME (LOSS)
State basis	XXX	$(130,402)	$305,827	$426,316
State prescribed practices that are an increase/(decrease) from NAIC SAP:
None	XXX	—	—	—
State permitted practices that are an increase/(decrease) from NAIC SAP:
Policy Reserve Calculation	52	22,282	XXX	XXX
Net income (loss), NAIC SAP	XXX	$(152,684)	$305,827	$426,316
SURPLUS
State basis	XXX	$5,316,665	$5,334,716
State prescribed practices that are an increase/(decrease) from NAIC SAP:
Goodwill asset nonadmitted	68	—	(28,557)
State permitted practices that are an increase/(decrease) from NAIC SAP:
Policy Reserve Calculation	52	22,282	XXX
Statutory surplus, NAIC SAP	XXX	$5,294,383	$5,363,273

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
The preparation of financial statements in conformity with NAIC SAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities, as well as reported amounts of revenues and expenses. Actual results could differ from those estimates.
The Company elected to use rounding in reporting amounts throughout the statutory financial statements and in the accompanying notes to the statutory financial statements (collectively, the “statements”) and therefore summation of amounts and consistency between related amounts within the statements may be impacted by immaterial amounts.
Certain prior year amounts have been reclassified for consistency with the current year presentation. These reclassifications had no effect on the reported results.
Nature of Operations – The Company markets individual life insurance, credit life and disability insurance, guaranteed investment contracts, guaranteed funding agreements, and fixed and variable annuities. Its products are distributed nationally through various channels, including independent agents, insurance brokers, stockbrokers, financial institutions, company sales representatives, and automobile dealerships. The Company also seeks to acquire insurance policies from other insurers.
The operating results of companies in the insurance industry have historically been subject to significant fluctuations due to competition, economic conditions, interest rates, investment performance, maintenance of insurance ratings, inflation, and other factors.
Summary of Significant Accounting Policies - The Company uses the following significant accounting policies:
Cash and Investments
Investments are stated at values determined by methodologies prescribed by the NAIC. Bonds not backed by other loans are stated at amortized cost using the interest method, except for bonds with a NAIC designation of 6 which are carried at the lower of amortized cost or fair value. For bonds carried at fair value, the difference between cost and fair value is reflected in “Change in net unrealized capital gains and losses” in unassigned funds.
Loan-backed bonds and structured securities stated at amortized cost utilize anticipated prepayments to determine the effective yield at purchase. The majority of prepayment assumptions for loan-backed bonds and structured securities are obtained from Bloomberg; other sources are broker-dealer surveys, trustee information, and internal estimates. These assumptions are consistent with current interest rates and the economic environment. Changes in the timing of estimated future cash flows from the original purchase assumptions are accounted for using the retrospective method.
Bonds and preferred stock fair values are obtained from nationally-recognized pricing services. The Company uses quotes obtained from brokers and internally developed pricing models to price those bonds that are not priced by these services.
Redeemable preferred stocks are stated at amortized cost or fair value, depending on the assigned credit ratings. Perpetual preferred stocks are stated at fair value, not to exceed any currently effective call price. For preferred stocks carried at fair value, the difference between cost and fair value is reflected in “Change in net unrealized capital gains and losses” in unassigned funds.

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
Common stocks, other than of subsidiary, controlled and affiliated entities are generally stated at a fair value obtained from a nationally recognized pricing service.
The Company’s 100% ownership interest in the outstanding common stock of its life insurance company, PLAIC, is stated at statutory capital and surplus, less the $2.0 million redemption value of PLAIC’s preferred stock, which is held by PLC.
The Company’s 100% ownership interest in the outstanding common stock of its life insurance company, WCL, is stated at statutory capital and surplus, consistent with SSAP No. 97, “Investments in Subsidiary, Controlled and Affiliated Entities” (“SSAP No. 97”).
The Company’s 100% ownership interest in the outstanding common stock of its life insurance company, MONY, is stated at statutory capital and surplus, consistent with SSAP No. 97.
The Company’s 100% ownership interest in the outstanding common stock of its insurance company PP&C, is stated at statutory capital and surplus, consistent with SSAP No. 97.
As of December 31, 2022, the Company’s 100% ownership in the outstanding common stock of its wholly-owned Special Purpose Financial Insurer, GGCIC, was nonadmitted due to permitted practices received by GGCIC from its domiciliary state of Vermont. For GGCIC, Vermont allows the admission of the XOL Asset Value as an admitted asset. A similar permitted practice was not requested by the Company from the Department to include this XOL Asset Value in the Company’s carrying value of GGCIC. During 2023, the Company distributed all issued and outstanding shares of GGCIC’s common stock to PLC, resulting in a change in GGCIC’s immediate parent from the Company to PLC.
The Company’s 100% ownership interests in the outstanding common stock of its investment companies, PFC and PFCII, are carried at zero since no GAAP audit is completed.
The Company’s 100% ownership interests in the outstanding common stock of its non-insurance companies, WDS, PAPI, and USWC are carried at zero since no GAAP audit is completed.
The Company’s 100% ownership interests in the outstanding common stock of its automotive finance and insurance provider AUL is carried at $288.6 million at December 31, 2023 within “Common stocks-affiliated”. See Notes 4 and 7 for details of the Company’s May 2, 2022 acquisition of AUL.
Mortgage loans on real estate are stated at the aggregate unpaid principal balance. Book value adjustments are made for other-than-temporary declines. Temporary declines in value are reflected in “Change in net unrealized capital gains and losses” in unassigned funds.
Properties held for the production of income and home office real estate are stated at depreciated cost less encumbrances. Properties held for sale are stated at the lower of depreciated cost or fair value. Depreciation is computed on the straight-line method for all real estate holdings. Accumulated depreciation totaled $64.3 million and $61.5 million as of December 31, 2023 and 2022, respectively. There were no encumbrances as of December 31, 2023 or 2022.
Contract loans are carried at the unpaid principal balance. The excess of unpaid contract loan balances over the cash surrender value, if any, is nonadmitted and reflected as an adjustment to

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
unassigned funds. Interest is capitalized as additional loan amounts on the respective anniversary dates.
Cash includes all demand deposits reduced by the amount of outstanding checks. The Company has deposits with certain financial institutions which exceed federally-insured limits; however, total deposits are maintained within the bank-specific deposit level guidelines established by the Company’s Investments Policy Committee (IPC). The Company reviews the credit worthiness of these financial institutions and believes there is minimal risk of material loss.
Short-term investments are stated at amortized cost, which the Company believes approximates fair value. Short-term investments include those investments whose maturities at the time of acquisition were one year or less. Money market mutual funds are classified as cash equivalents with measurement at fair value.
The Company’s investments in surplus notes with an NAIC Credit Rating Provider (“NAIC CRP”) designation of NAIC 1 or NAIC 2, are reported at amortized cost. Surplus notes held with no NAIC CRP designation, or with a designation of NAIC 3, 4, 5, or 6, are carried at the lesser of amortized cost or fair value. Investments in surplus notes are reported as “Other invested assets”.
The Company owns majority and minority interests in several joint ventures. The Company carries these interests in accordance with SSAP No. 48, “Joint Ventures, Partnerships, and Limited Liability Companies”. The Company carries the majority owned interests based on the underlying statutory equity or audited (“GAAP”), accounting principles generally accepted in the United States of America, equity of the investee, depending on the nature of the business of the investee. The Company carries the minority owned interests based on the underlying audited GAAP equity of the investee. None of these investments exceeded 10% of the Company’s admitted assets at either December 31, 2023 or 2022.
Receivables and payables for securities represent balances outstanding with brokers related to purchase and sale transactions. These balances are cleared as amounts are received or paid.
Investment income is recorded when earned.
Realized gains and losses on the sale or maturity of investments are determined on the basis of specific identification and are included in the Statements of Operations on the trade date, net of the amount transferred to the Interest Maintenance Reserve (“IMR”) and net of applicable federal income taxes. The Company analyzes various factors to determine if any specific other-than-temporary impairment (“OTTI”) exists. Once a determination has been made that a specific OTTI exists, a realized loss is incurred and the cost basis of the impaired asset, other than loan-backed and structured securities, is adjusted to its fair value. Impaired loan-backed and structured securities are adjusted to the sum of their discounted future expected cash flows.
Derivatives
Derivative instruments expose the Company to credit and market risk. The Company minimizes its credit risk by entering into transactions with highly rated counterparties. The Company manages its market risk by establishing and monitoring limits as to the types and degrees of risk that may be undertaken. The Company monitors its use of derivatives in connection with its overall asset/liability management programs and risk management strategies. In addition, all derivative programs are monitored by the Company’s risk management department.

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
The Company uses various derivative instruments to manage risks related to certain life insurance and annuity products. The derivative instruments the Company may use include interest rate swaps, interest rate swaptions, interest rate forwards, interest rate futures, equity futures, equity options, foreign currency options, foreign currency futures, variance swaps, total return swaps, volatility futures, volatility options, and credit derivatives. The Company can use these derivatives as economic hedges against risks inherent in the products. These risks have a direct impact on the cost of these products and are correlated with the equity markets, interest rates, foreign currency levels, and overall volatility.
All derivative instruments qualifying for hedge accounting are valued consistently with the hedged item and are included in the Statements of Admitted Assets, Liabilities, and Capital and Surplus. The changes in carrying value for these derivatives, which qualify for hedge accounting, are recorded consistently with the hedged item. All derivative instruments used in hedging transactions that do not meet the criteria of an effective hedge are reported at fair value and are included in the Statements of Admitted Assets, Liabilities, and Capital and Surplus. The changes in the fair value of these derivatives are recognized immediately in “Change in net unrealized capital gains and losses, less capital gains tax” in unassigned funds.
The Company has an accounting hedge that is described more fully in Note 11. Derivative instruments were entered into in connection with the issuance of a certain funding agreements and are accounted for in a manner that is consistent with the accounting for the hedged items. The funding agreement is reported in accordance with Actuarial Guideline 33. Also, derivative instruments were entered into in connection with bond investments and are accounted for in accordance with SSAP No 23, “Foreign Currency Transactions and Translations” (“SSAP 23”).
In connection with the issuance of fixed rate funding agreements denominated in a foreign currency, the Company entered into fixed-to-fixed foreign currency swaps in order to hedge the foreign currency exchange risk associated with the funding agreements. The Company’s maximum length of exposure to the foreign exchange element of one of the Company’s funding agreements is until December 2028, and the Company’s maximum length of exposure to the foreign exchange element of the other funding agreement is until January 2028. The cash flows received on the swaps are identical to the cash flows paid on the funding agreements.
In connection with the issuance of floating rate funding agreements, the Company entered into float-to-fixed interest rate swaps in order to hedge the interest rate risk associated with the funding agreements. The Company’s maximum length of exposure to the interest rate element of each of the Company’s funding agreements is December 2024, March 2025, and February 2026. The cash flows received on the swaps are identical to the cash flows paid on the funding agreements.
In connection with certain foreign currency-denominated bond investments, the Company entered into fixed-to-fixed foreign currency swaps in order to hedge the foreign currency exchange risk associated with the bond income. The Company’s expected length of exposure to the foreign currency exchange element of one of the bond investments is until November 2027, and the Company’s expected length of exposure to the foreign currency exchange element of the other bond investment is until December 2028. For each hedging relationship, the swap and the bond investment have closely matching terms, and so are tested quantitatively for hedge effectiveness both prospectively and retrospectively no less frequently than quarterly.
All of the Company’s other derivatives are not effective accounting hedges. Therefore, they are reported in the Statements of Admitted Assets, Liabilities, and Capital and Surplus at their

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
respective fair values. Any posted collateral and any upfront fees received or paid are also reported at their face amount on the Statements of Admitted Assets, Liabilities, and Capital and Surplus. The change in these positions’ fair market values during the year is reported in “Change in net unrealized capital gains and losses, less capital gains tax” in unassigned funds.
Upon termination of a derivative that qualified for hedge accounting, the realized gain or loss shall adjust the basis of the hedged item and be recognized in income consistent with the hedged item.
Upon termination of a derivative that did not or no longer meets the criteria for hedge accounting, the realized gain or loss is recorded in “Net realized capital gains (losses)” in the Statements of Operations.
The Company had no derivatives contracts with financing premiums at December 31, 2023 and 2022.
Refer to Note 11 for further information regarding the Company’s derivative instruments.
Premium Revenue and Related Commissions
Annuity considerations are recognized as revenue when received. Premiums for flexible premium/universal life and single premium credit life policies are recognized as revenue when collected. Premiums for traditional life insurance products are recognized as revenue when due. Accident and health premiums are earned ratably over the terms of the related insurance contracts.
Considerations for deposit type contracts, which do not have any life contingencies, are recorded directly to the related liability.
Acquisition costs, such as commissions and other costs related to new or renewal business, are expensed as incurred.
The amount of dividends to be paid to policyholders is determined annually by the Company’s Board of Directors. The aggregate amount of policyholders’ dividends is related to actual interest, mortality, morbidity and expense experience for the year, and judgment as to the appropriate level of statutory surplus to be retained by the Company.
Aggregate Reserves for Policies and Contracts
Policy reserves for future life insurance policy benefits are actuarially computed using methods and assumptions in accordance with certain state statutes and administrative regulations including both net level and modified reserve bases. The mortality tables and interest assumptions currently being used on the majority of policies in force are the 1941, 1958, 1980, and 2001 Commissioner’s Standard Ordinary tables with 2.0% to 8.0% interest. These liabilities are computed using statutory actuarial tables, which do not allow for modification based on the Company’s experience, investment yields, mortality or withdrawals. Aggregate reserves are shown net of the credit taken for reinsurance ceded. Effective in 2017 the Company began calculating reserves for certain newly-issued policies in accordance with NAIC Valuation Manual 20, “Requirements for Principle-Based Reserves for Life Products” (“VM-20”), and effective in 2020, reserves for all new issues are in accordance with VM-20.
The Company waives deduction of deferred fractional premiums upon death of the insureds and returns any portion of the final premium beyond the month of death. The Company has certain

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
surrender values in excess of the legally computed reserves, which are included in “Aggregate reserves: Life policies and contracts” in the Statements of Admitted Assets, Liabilities, and Capital and Surplus.
The method used in the valuation of substandard policies is based on the normal tabular reserves plus a portion of the substandard extra premium. For policies with a Mean reserve method, the extra substandard reserve is one half of the annualized extra premium (less a deferred premium). For policies with a Mid-terminal reserve method, the extra substandard reserve is the unearned modal substandard extra premium. For certain acquired business, a substandard mortality table is used.
As of December 31, 2023 and 2022, the Company had $9.7 billion and $9.0 billion, respectively, of insurance in-force for which the gross premiums are less than the net premiums according to the standard valuation set by the State of Tennessee. Reserves to cover this insurance totaled $122.3 million and $114.9 million as of December 31, 2023 and 2022, respectively, and were reported in “Aggregate reserves: Life policies and contracts” in the Statements of Admitted Assets, Liabilities, and Capital and Surplus. Tabular interest, tabular less actual reserves released, and tabular cost are determined by formula.
For the determination of investment earnings on funds not involving life contingencies, for each valuation rate of interest, the tabular interest is calculated as one-hundredth of the product of such valuation rate of interest times the mean of the amounts of funds subject to such valuation rate of interest held at the beginning and the end of the year of valuation. The tabular interest on funds not involving life contingencies is generally the interest actually credited or paid on such funds.
The detail for other net changes in reserves is as follows:

2023			ORDINARY				GROUP
ITEM	Total	Industrial Life	Life Insurance	Individual Annuities	Supplementary Contracts	Credit Life Group and Individual	Life Insurance	Annuities
	($ in thousands)
Excess interest on universal life products	$109,391	$—	$108,111	$—	$—	$—	$1,280	$—
Total	$109,391	$—	$108,111	$—	$—	$—	$1,280	$—

2022			ORDINARY				GROUP
ITEM	Total	Industrial Life	Life Insurance	Individual Annuities	Supplementary Contracts	Credit Life Group and Individual	Life Insurance	Annuities
	($ in thousands)
Excess interest on universal life products	$104,170	$—	$102,812	$—	$—	$—	$1,358	$—
Total	$104,170	$—	$102,812	$—	$—	$—	$1,358	$—

2021			ORDINARY				GROUP
ITEM	Total	Industrial Life	Life Insurance	Individual Annuities	Supplementary Contracts	Credit Life Group and Individual	Life Insurance	Annuities
	($ in thousands)
Excess interest on universal life products	$100,099	$—	$98,661	$—	$—	$—	$1,438	$—
Total	$100,099	$—	$98,661	$—	$—	$—	$1,438	$—
The Company’s variable annuity (“VA”) contracts contain guaranteed minimum death benefit (“GMDB”), guaranteed minimum income benefit (“GMIB”) and guaranteed living

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
withdrawal benefit (“GLWB”). Some of the Company's variable universal life (“VUL”) contracts contain GMDB features.
The VA GMDB becomes payable upon death. The guaranteed amount varies by the particular contract and option elected, and may be based on amounts deposited, amounts deposited accumulated at guaranteed interest, maximum account value on prior anniversaries, or some combination. All guarantees are reduced for prior partial withdrawal activity. The charge for the GMDB can either be based on a percentage of account value, a percentage of the GMDB, or a percentage of net amount at risk (GMDB amount less account value).
The VA GMIB, which is only available in selected contracts, becomes payable only upon annuitization after a specific number of years have passed since the contract effective date. The guarantee is based on total amounts deposited less amounts previously withdrawn.
The VA GLWB is only available on more recent contracts and applies to amounts withdrawn. The charge is a percentage of the guaranteed benefit base, and the annual guaranteed withdrawal amount is equal to 3.0% to 10.0% depending on the contract owner's age.
Effective January 1, 2020, statutory reserves for variable annuities are calculated according to NAIC Valuation Manual 21, “Requirements for Principal-Based Reserves for Variable Annuities” (“VM-21”). This replaces the prior reserve calculations under Actuarial Guidelines 43 (“AG43”). There is not a standalone reserve for GMDB, GMIB, or GLWB. The base reserve incorporates the risk of all of these guarantees.
The VUL GMDB provides lapse protection by holding the policy in force during periods when the account value is less than or equal to zero. The charges, duration of the guarantee, and catch-up provisions depend on the terms of the underlying contract or rider. Reserves for GMDB are calculated in accordance with Actuarial Guideline 37, “Variable Life Insurance Reserves for Guaranteed Minimum Death Benefits". Reserves for the VUL GMDB were $40.5 million and $40.0 million as of December 31, 2023 and 2022, respectively.
In addition, the VA business acquired through the 2006 acquisition of the Chase Life Insurance Group (“Chase”) contains some GMDB and GMIB riders. This entire block is 100% ceded to Commonwealth Annuity and Life Insurance Company, so there are zero net reserves recorded by the Company for the Chase VA block.
Liabilities for policy reserves on fixed annuity contracts are calculated based on the Commissioner’s Annuity Reserve Valuation Method (“CARVM”). The reserve calculation considers the interest credited rates and guarantee periods specific to each policy as well as the appropriate mortality table depending on the contract issue date.
The Company’s fixed indexed annuity products (“FIA”) and single premium deferred annuity (“SPDA”) contracts contain an optional GLWB. The annual guaranteed withdrawal amount is applied to the benefit base and equals 3.55%-8.35% for FIA and 0.0%-10.0% for SPDA depending on the contract owner's age. The benefit is a part of the CARVM calculation under Actuarial Guideline 35. The base reserve incorporates the risk of this guarantee.
The Company sells Structured Annuities which are a fixed indexed annuity with floored downside equity risk. Due to the potential for negative equity performance and the presence of a death benefit, the reserves are also calculated under VM-21.

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
Reserves for deposit type funds are equal to deposits received and interest credited to contract holders less surrenders and withdrawals that represent a return to the contract holder. Interest rates credited ranged from 0.39% to 6.4% for guaranteed investment contracts and funding agreements and 0.0% to 11.25% for immediate annuities during 2023. Interest rates credited ranged from 0.23% to 5.5% for guaranteed investment contracts and funding agreements and 0.0% to 11.25% for immediate annuities during 2022. Interest rates credited ranged from 0.23% to 3.58% for guaranteed investment contracts and funding agreements and 0.0% to 11.25% for immediate annuities during 2021.
Certain of the Company's policy reserves relate to universal life policies with secondary guarantees (“ULSG”) which guarantee that insurance coverage will remain in force (subject to the payment of specified premiums). These products do not allow the Company to adjust policyholder premiums after a policy is issued, and most of these products do not have significant account values upon which interest is credited. Policy reserves for these products are actuarially computed using methods and assumptions in accordance with Actuarial Guideline 38 (“AG38”) for policies issued between 2003-2019, and in accordance with VM-20 for policies issued in 2020 and later. Total reserves for ULSG policies were $7.8 billion, including indexed universal life, and $7.0 billion as of December 31, 2023 and 2022, respectively.
Liabilities for accident and health policies include unearned premiums and additional reserves. The liability for future policy benefits and claims on life and health insurance products includes estimated unpaid claims that have been reported to the Company and claims incurred but not yet reported. Changes in estimates are reflected in operations during the period in which the change occurred.
Liabilities for losses and loss adjustment expenses for accident and health contracts are estimated by the Company’s valuation actuary using statistical claim development models to develop best estimates of liabilities for medical expense business and using tabular reserves employing mortality/morbidity tables and discount rates specified by regulatory authorities for disability income business.
The Company anticipates investment income as a factor in the premium deficiency calculation, in accordance with SSAP No. 54, "Individual and Group Accident and Health Contracts".
Policy and Contract Claims
Policy and contract claims include provisions for reported life, accident and health claims in process of settlement, valued in accordance with the terms of the related policies and contracts, as well as provisions for claims incurred but not reported based primarily on prior experience of the Company. As such amounts are necessarily estimates, the ultimate liability may differ from the amount recorded and will be reflected in the results of operations when additional information becomes known.
Asset Valuation Reserve (“AVR”) and Interest Maintenance Reserve (“IMR”)
The Company established certain reserves as required by NAIC SAP. The AVR is based upon a statutory formula as prescribed by the NAIC to provide a standardized reserve for realized and unrealized losses from default and/or equity risks associated with all invested assets, excluding cash, contract loans, premium notes, collateral loans, and investment receivables. Realized gains and losses related to fixed maturity investments resulting from changes in credit quality and capital gains and losses related to all other investments, net of applicable federal income

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
taxes, are reflected in the calculation of AVR. Unrealized gains and losses, net of applicable deferred federal income taxes, are also reflected in the calculation. Changes in AVR are charged or credited directly to unassigned funds.
The IMR captures realized gains and losses, net of applicable federal income taxes, from the sale of certain investments. The portion of these realized gains and losses resulting from changes in the general level of interest rates is not recognized currently but is amortized into income over the approximate remaining life of the investment sold.
Federal Income Taxes
The provision for federal income taxes is computed in accordance with those sections of the Internal Revenue Code applicable to life insurance companies. Deferred income taxes are provided based upon the expected future impact of differences between the financial statement and tax basis of assets and liabilities. The admission of gross deferred income tax assets is subject to various limitations as specified by NAIC SAP. Changes in deferred tax assets and liabilities are recognized as a separate component of unassigned funds.
Reinsurance
In the normal course of business, the Company seeks to limit aggregate and single exposure to losses on large risks by purchasing reinsurance from other reinsurers. Amounts recoverable from reinsurers related to paid policy claims are included in “Amounts recoverable from reinsurers” and insurance liabilities are reported net of reinsurance recoverables in the Statements of Admitted Assets, Liabilities, and Capital and Surplus. Receivables and payables from the same reinsurer, including funds withheld, are generally offset. For reserve credits taken related to reinsurers considered to be unauthorized by the Department, the Company must obtain letters of credit, funds withheld, or other forms of collateral in amounts at least equal to reserve credits. To the extent such collateral is not obtained, the Company must record a liability for reinsurance in unauthorized companies.
Reinsurance premiums ceded and reinsurance recoveries on policy claims and benefit reserves are netted against the respective “Premiums and annuity considerations” and “Death and annuity benefits” in the Statements of Operations. Revenues from commissions and expense allowances on reinsurance ceded are recognized in the period in which the transaction occurs and recorded in “Commissions and expense allowances on reinsurance ceded” in the Statements of Operations. The change in modified coinsurance (“MODCO”) reserves ceded and related expenses are included in “Reserve adjustments on reinsurance ceded” in the Statements of Operations.
The Company remains liable with respect to ceded insurance should any reinsurer fail to meet the obligations it assumed. The Company evaluates the financial condition of its reinsurers and monitors the associated concentration of credit risk.
Separate Accounts
The Company issues variable annuities, variable life contracts, market value adjusted annuities (“MVAA”), and fixed rate universal life contracts that are all Bank Owned Life Insurance (“BOLI”) contracts. Absent any contract guarantees of either a minimum return or account value upon death or annuitization, variable annuity and life contract holders bear the investment risk that the Separate Accounts’ funds may not meet their stated investment objectives. The assets and liabilities related to Separate Accounts are recorded at fair value and

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
reported separately as assets and liabilities held in Separate Accounts except for the BOLI contracts. The BOLI Separate Account assets and liabilities are stated at book value. Fees charged on Separate Account contract owner deposits are included in “Other income” in the Statements of Operations. In the event that the asset value of certain contract holder accounts is projected to be below the value guaranteed by the Company, a liability is established through a charge to operations.

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
2.     Statutory and Generally Accepted Accounting Principles Differences
Accounting practices prescribed or permitted by the Department vary in some respects from accounting principles generally accepted in the United States of America (“GAAP”). A summary of significant Statutory Accounting Principles (“SAP”) and their difference to GAAP, is as follows:
1.The costs related to acquiring business, principally commissions and certain policy issue expenses, are charged to operations in the year incurred and thus are not amortized over the period benefited, whereas premiums are taken into revenue over the premium paying period of the related policies. Under GAAP, acquisition costs on successful efforts are capitalized and charged to operations as the revenues or expected gross profits are recognized;
2.Deposits to universal life contracts, investment contracts and limited payment contracts are credited to revenue. Under GAAP, these items are accounted for as deposits on the balance sheet and do not flow through the income statement;
3.Under SAP rules that precede Principles Based Reserves (“PBR”), policy reserves for future policy benefits are actuarially computed in accordance with certain state statutes and administrative regulations including reserve bases appropriate for life, accident and health, and annuity products. These liabilities are computed using statutory actuarial tables which do not allow for modification based on the Company’s experience. Under PBR, company experience is utilized in setting certain assumptions for the scenario-based reserves for life and annuity products as defined under VM-20 and VM-21. Aggregate statutory reserves are shown net of the credit taken for reinsurance. Under GAAP, reserves for life-contingent annuity and traditional life insurance products are based on the present value of future benefits less the present value of future net premiums based on mortality, lapse, and other assumptions, which were appropriate at the time the policies were issued or acquired. Reserves for non-life-contingent annuity and universal life insurance products are recognized by establishing a liability equal to the current account value of the policyholders’ contracts, with an additional reserve for certain guaranteed benefits. Aggregate reserves are shown gross with an offsetting reinsurance recoverable;
4.Certain assets must be included in the statutory financial statements at “admitted asset value” and “nonadmitted assets” must be excluded through a charge against surplus. No such reduction of asset values is required under GAAP;
5.Bonds and redeemable preferred stocks are generally stated at amortized cost and perpetual preferred stocks are stated at fair value. For bonds and preferred stocks stated at fair value, the difference between cost and fair value is reflected in “Change in net unrealized capital gains and losses” in unassigned funds. Under GAAP, bonds and preferred stocks, other than those classified as held to maturity, are stated at fair value with changes recorded in accumulated other comprehensive income (loss) in the balance sheet if classified as available-for-sale securities or in the income statement if classified as trading securities;
6.Subsidiaries and affiliates are carried as investments at net statutory book value, their periodic net income or loss is recorded in “Change in net unrealized capital gains and losses” in unassigned funds, and dividends are recorded as investment income. GAAP

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
requires subsidiaries and certain variable interest entities to be consolidated and results of operations are included in net income (loss);
7.Certain assets and liabilities are reported net of ceded reinsurance balances, which is not permitted by GAAP;
8.Realized capital gains and losses are reflected net of transfers to IMR and federal income tax in the Statements of Operations. Under GAAP realized capital gains and losses are reflected on a gross basis in the Income Statement as the IMR concept does not exist in GAAP;
9.Deferred federal income tax is provided based upon the expected future impact of differences between the financial statement and tax basis of assets and liabilities. Gross deferred tax assets are reduced by a valuation allowance if it is more likely than not that some portion or all of the assets will not be realized. The admission of gross deferred income taxes, after any valuation allowance, is additionally subject to various limitations as specified by NAIC SAP. No such admissions test exists under GAAP. Changes in deferred tax assets and liabilities are recognized as a separate component of unassigned funds, while under GAAP, these changes are included in income tax expense or benefit in the Income Statement;
10.The AVR is reported as a liability rather than as a reduction in investments and is charged directly to surplus. No such reserve is required under GAAP;
11.The IMR is reported as a liability and the amortization of the IMR is reported in the revenue section of the Statements of Operations. No such reserve is required under GAAP;
12.The Statements of Cash Flow are presented in the required statutory format which differs in certain respects from the presentation required by GAAP, including the presentation of the changes in cash, cash equivalents and short-term investments instead of cash and cash equivalents. Short-term investments include securities with maturities of one year or less at the time of acquisition. SAP requires no reconciliation between net income and net cash provided by operating activities as required by GAAP;
13.The change in the unrealized gains or losses on certain investments is recorded as an increase or decrease in statutory surplus under SAP. Under GAAP, such unrealized gains and losses are recorded as a component of comprehensive income (loss);
14.Any premiums due that are not yet paid, and premiums paid on other than an annual basis, are included in premiums deferred and uncollected on the Statements of Admitted Assets, Liabilities, and Capital and Surplus. On a GAAP basis, deferred premiums are netted against policy reserves and are generally calculated as a component of gross premiums;
15.For reserve credits taken related to reinsurers considered “unauthorized” by the Department, the Company must obtain letters of credit, funds withheld or other forms of collateral in amounts at least equal to the reserve credits. To the extent such collateral is not obtained, the Company must record a liability for reinsurance in unauthorized companies with a charge to unassigned funds. No such liability is recorded for GAAP;

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
16.Market value adjusted annuities are included in the Company’s general account for GAAP purposes, but are included in Separate Accounts on a statutory basis;
17.Contracts that contain an embedded derivative are not bifurcated between components and are accounted for as part of the host contract, whereas under GAAP, the embedded derivative would be bifurcated from the host contract and accounted for separately;
18.Under SAP, surplus notes are reported as equity rather than as a liability for GAAP; and
19.Acquisitions and reinsurance transactions can be subject to different accounting treatments due to differences in risk transfer and business combination assessments. Certain acquisitions of inforce business are accounted for as reinsurance pursuant to Statutory guidelines but are subject to Purchase GAAP accounting (“PGAAP”) guidelines for GAAP reporting purposes due to their qualification as a business combination.
Beginning in 2022, the Company no longer prepares GAAP financial statements. Accordingly, the differences between NAIC SAP and GAAP have not been quantified as of December 31, 2023 and 2022 or for the years then ended; however, the differences are presumed to be material.
The Company’s consolidated net income reported in conformity with GAAP for the year ended December 31 are as follows:

Net Income
2021
($ in thousands)
GAAP-basis amounts	$284,656
3.    Accounting Changes and Prior Period Adjustments
Accounting Changes
As of January 1, 2023, the Company implemented a future hedging strategy under the implicit method in NAIC Valuation Manual 21, “Requirements for Principle-Based Reserves for Variable Annuities” (“VM-21”). The cumulative net impact of this change was a $74.1 million decrease to reserves and was treated as a “Change in reserve on account of change in valuation basis”. The impact of this change was to decrease “Increase in aggregate reserves”, and increase “Change in reserve on account of change in valuation basis”, by $74.1 million. In accordance with the provisions of SSAP No. 3, “Accounting Changes and Corrections of Errors” (“SSAP No. 3”), the $74.1 million cumulative effect represents the January 1, 2023 impact of the change.
Effective January 1, 2023, the NAIC Statutory Accounting Principles Working Group adopted revisions to SSAP No. 86 “Derivatives”. These revisions provide for more consistency between SAP and U.S. GAAP with respect to the assessment of effective hedge relationships and introduce additional guidance for the application of certain hedging methods. The revised guidance did not impact the Company’s financial position or results of operations.
Effective August 13, 2023, the NAIC Statutory Accounting Principles Working Group adopted INT 23-01 Net Negative (Disallowed) Interest Maintenance Reserve (“INT 23-01”). INT 23-01 provides a limited-time, optional exception to the existing guidance in SSAP No. 7 “Asset Valuation Reserve and Interest Maintenance Reserve” and the annual statement instructions that requires net negative (disallowed) IMR in the general account to be nonadmitted.

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
Companies who elect the optional exception are permitted to admit negative IMR up to 10% of adjusted capital and surplus, subject to certain disclosure requirements and other constraints. The revised guidance did not impact the Company, as it did not have a negative IMR balance at the end of the reporting period.
Effective January 1, 2021, the Company adopted revisions to SSAP No. 32, “Preferred Stock” (“SSAP No. 32R”), which refined definitions of preferred stock categories and updated accounting guidance for certain categories of preferred stock. Under the revised guidance in SSAP No. 32R, all perpetual preferred stocks shall be reported at fair value, not to exceed any currently effective call price. The Company recorded an unrealized gain of $21.4 million upon adoption of the revisions and an unrealized loss of $7.6 million for the year ended December 31, 2021.
Effective January 1, 2021, the Company adopted revisions to SSAP No.106, “Affordable Care Act Section 9010 Assessment” (“SSAP No. 106R”) which relate to the repeal by Congress of the Affordable Care Act Section 9010 Assessment, also known as the health insurer’s tax (HIT). The adoption of these revisions had no effect on the Company’s financial statements.
Prior Period Adjustments
During the December 31, 2022 statutory filing, the Company corrected an error in its accounting for a hedging transaction associated with a foreign-denominated funding agreement. The Company’s “Derivatives” liability was understated by $8.4 million. The effect of this correction was a decrease to “Unassigned funds – surplus” of $8.4 million as of January 1, 2022 which was reported as “Prior period adjustments” in accordance with the provisions of SSAP No. 3.
During the June 30, 2022 statutory filing, the Company identified an error in the process to identify post-level claims which had caused claims to be incorrectly ceded to Golden Gate Captive Insurance Company related to the December 31, 2021 statutory annual statement. The Company’s “Amounts recoverable from reinsurers” were overstated by $8.5 million and “Life contract claims” were understated by $3.9 million. The net effect of these changes was a decrease to “Unassigned funds - surplus” of $12.4 million which was reported as “Prior period adjustments”. In accordance with the provisions of SSAP No. 3, this amount represents the January 1, 2022 impact of the correction.
During the June 30, 2022 statutory filing, the Company identified a coding error concerning guaranteed credited rates related to the December 31, 2021 statutory annual statement. The Company’s “Aggregate reserves for life contracts” were understated by $6.2 million and “Transfers to separate accounts due or accrued” were understated by $9.9 million. The adjustments related to this correction resulted an increase to “Current federal income tax recoverable” of $2.1 million, in addition to an increase in “Deferred tax asset” of $1.3 million, with an offsetting increase in “Deferred tax asset” non-admitted of $1.3 million. The net effect of these changes resulted in a decrease to “Unassigned funds - surplus” of $14.0 million which was reported as “Prior period adjustments”. In accordance with the provisions of SSAP No. 3, this amount represents the January 1, 2022 impact of the correction.
During the September 30, 2021 statutory filing, the Company identified an error in its experience rating refund calculation related to the December 31, 2020 statutory annual statement. The error was due to an incorrect purchase price adjustment made to an acquired block of group life and accident and health policies. The adjustments related to this correction included an increase to “Funds at interest and experience rated refunds” of $14.1 million, and an increase to “Current

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
federal and foreign income tax recoverable” of $3.0 million. The net effect of these changes was a decrease to “Unassigned funds - surplus” of $11.2 million as of January 1, 2021 which was reported as a “Prior period adjustments” in accordance with the provisions of SSAP No. 3.
During the June 30, 2021 statutory filing, the Company identified an error in its policyholder reserve calculation related to the December 31, 2020 statutory annual statement. The error was due to the use of an incorrect rate in the policyholder reserve calculation for certain FIA and SPDA contracts. The adjustments related to this correction included a decrease to “Aggregate reserves: Life policies and contracts” of $18.6 million, a decrease in “Deferred tax asset” of $3.9 million, with an offsetting increase in “Deferred tax asset” non-admitted of $3.9 million. The net effect of these changes was an increase to “Unassigned funds - surplus” of $18.6 million as of January 1, 2021 which was reported as a “Prior period adjustments” in accordance with the provisions of SSAP No. 3.
During the June 30, 2021 statutory filing, the Company identified an error in its calculation of accrued premium ceded related to the December 31, 2020 statutory annual statement. The error was related to the Company’s December 31, 2020 recognition of premium in the fourth quarter of 2020 in conjunction with the amended and restated indemnity reinsurance agreement (the “2020 PLICO-GGCIC Agreement”) with GGCIC which was effective on October 1, 2020. The Company’s premium and annuity considerations, uncollected premiums and commissions and expense allowances on reinsurance ceded were understated in the Company’s 2020 Statutory annual statement due to the inadvertent accrual of initial premium ceded on certain policies under the amended reinsurance agreement, which had been previously paid under reinsurance agreements that were in effect prior to the October 1, 2020 amendments. These understatements also resulted in related impacts to reinsurance receivables, deferred tax asset, current federal income taxes payable, federal income taxes, and change in net deferred income tax as reported in the December 31, 2020 statutory annual statement. The adjustments related to this correction included an increase to “Deferred and uncollected premiums” of $23.3 million, a decrease to “Other assets” of $2.7 million, a decrease to “Deferred tax asset” of $4.9 million, an increase to “Current federal and foreign income taxes” of $0.4 million, a decrease to “Common stocks-affiliated” of $24.7 million and a decrease to “Common stocks” non-admitted of $40.3 million. The net effect of these changes was an increase to “Unassigned funds - surplus” of $30.9 million as of January 1, 2021 which was reported as a “Prior period adjustments” in accordance with the provisions of SSAP No. 3.
4.    Business Combinations and Goodwill
Statutory Purchase Method
On May 2, 2022, the Company completed the transaction to acquire leading automotive finance and insurance provider AUL. AUL offers a variety of finance and insurance products, including warranties, vehicle service contracts, and a suite of ancillary products. The transaction was announced on March 21, 2022. The Company accounted for this transaction under the statutory purchase method of accounting as required by SSAP No. 68. The aggregate purchase price was $347.0 million. AUL is carried at $288.6 million at December 31, 2023 within “Common stocks-affiliated”. No goodwill was recorded in the transaction. Please refer to Note 7 – Information Concerning Parent and Subsidiaries for further information regarding the Company’s acquisition of AUL.

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
Goodwill
On October 1, 2013, the Company completed the acquisition contemplated by the master agreement (the “Master Agreement”) dated April 11, 2013, with AXA Financial, Inc. (“AXA”) and AXA Equitable Financial Services, LLC (“AEFS”), pursuant to which the Company acquired the stock of MONY from AEFS. The Company accounted for this transaction under the statutory purchase method of accounting as required by SSAP No. 68. The aggregate purchase price for MONY was $688.6 million. As a result of this transaction, the Company recorded $380.8 million of goodwill. Goodwill amortization for the years ended December 31, 2023, 2022, and 2021, was $28.6 million, $38.1 million, and $38.1 million and was recorded in “Change in net unrealized gains and losses, less capital gains tax”, and total accumulated goodwill amortization was $380.8 million and $352.2 million as of December 31, 2023 and 2022, respectively. At December 31, 2023 and 2022, the Company had none and $28.6 million, respectively, of goodwill remaining. Under Tennessee statute, goodwill is inadmissible and accordingly has been non-admitted. Refer to Note 1 for further discussion of this prescribed practice under Tennessee statutes.
A summary of the transaction described above, which was accounted for as a statutory purchase, is as follows for the years ended December 31, 2023, 2022, and 2021:

	($ in thousands)
Purchased Entity	Acquisition Date	Cost of Acquired Entity	Original Amount Goodwill	Original Amount of Admitted Goodwill	Admitted Goodwill as of the Reporting Date	Amount of Goodwill Amortized During the Reporting Period	Book Value of SCA	Admitted Goodwill as a % of SCA BACV, Gross of Admitted Goodwill
MONY Life Insurance Company	10/1/2013	$688,560	$380,758	$—	$—	$28,557	$355,160	0%
Statutory Merger
As discussed in Note 1, Shades Creek merged with and into the Company on January 1, 2021, with the Company being the surviving entity. Shades Creek was a captive insurance company domiciled in Vermont. The transaction was accounted for as a statutory merger in accordance with SSAP No. 68. There was no goodwill recorded as a result of the merger of Shades Creek with and into the Company. No shares of stock were issued in the transaction. As the Merger was effective January 1, 2021, there are no prior period separate entity revenue, net income, or other surplus adjustments included in current period results. Both parties to the Merger previously filed statutory financial statements, so no adjustments were recorded to surplus.

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
5.    Investments
Net Investment Income
Net investment income consists of the following:

	For The Years Ended December 31,
	2023	2022	2021
	($ in thousands)
Bonds	$2,025,371	$1,972,029	$1,876,482
Common stocks (unaffiliated)	12,897	6,126	1,864
Common stocks (affiliated)	45,000	68,000	62,000
Preferred stocks	30,552	32,308	26,559
Mortgage loans	457,336	480,651	467,193
Income from real estate investments	14,695	18,545	15,536
Cash, cash equivalents, and short-term investments	27,282	5,771	(130)
Contract loans	43,655	43,029	44,317
Derivatives	45,416	33,219	49,782
Securities lending	1,415	798	333
Other invested assets	35,265	35,282	33,164
Total investment income	2,738,884	2,695,758	2,577,100
Investment expenses	199,610	220,398	191,716
Net investment income	$2,539,274	$2,475,360	$2,385,384
Due and accrued income is excluded from investment income on the following basis:

Mortgage loans -	Income is excluded on loans delinquent more than 90 days. For loans less than 90 days delinquent, interest is accrued unless it is determined that the accrued interest is not collectible.

Bonds -	When the Company determines collection of interest to be uncertain or interest is 90 days past due, the accrual of interest is discontinued.
The total amount excluded from investment income due and accrued as of December 31, 2023 and 2022 was $2.6 million and $0, respectively.
The Company had no amounts of deferred interest as of December 31, 2023 and 2022.
As of December 31, 2023, the cumulative amounts of mortgage loan and bond paid-in-kind (PIK) interest included in the current principal balance were $5.4 million and $0.4 million, respectively. As of December 31, 2022, the cumulative amounts of mortgage loan and bond paid-in-kind (PIK) interest included in the current principal balance were $7.9 million and $0.2 million, respectively.

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
Realized Gains and Losses
Realized investment gains (losses) are summarized as follows:

	For The Years Ended December 31,
	2023	2022	2021
	($ in thousands)
Bonds	$(46,846)	$15,159	$42,442
Preferred stocks	(3,758)	851	2,432
Common stocks (unaffiliated)	1,124	3,907	2,058
Common stocks (affiliated)	38,025	—	—
Cash, cash equivalents, and short-term investments	—	(56)	131
Mortgage loans	(25,814)	(10,387)	(3,465)
Real estate	1,027	—	—
Derivative instruments	(187,228)	(474,057)	(101,419)
Other investments	3,613	1,977	1,044
Other-than-temporary impairments	(208,276)	(10,043)	(218)
Less:
Amount transferred to interest maintenance reserve	(107,002)	(358,987)	44,123
Federal income tax expense (benefit)	(41,703)	(96,944)	11,883
Net realized investment gains (losses)	$(279,428)	$(16,718)	$(113,001)
Proceeds from the sales of investments in bonds and stocks during 2023, 2022, and 2021 were $5.5 billion, $1.4 billion and $1.8 billion, respectively. The Company realized gross gains of $130.9 million, $31.5 million, and $55.1 million on those sales for the years ended 2023, 2022, and 2021, respectively. Gross losses of $142.4 million, $11.6 million, and $8.1 million were realized on those sales for the years ended December 31, 2023, 2022, and 2021, respectively.
Unrealized Gains and Losses
The change in net unrealized capital gains and losses included in unassigned funds is as follows:

	For The Years Ended December 31,
	2023	2022	2021
	($ in thousands)
Bonds	$—	$280	$35
Preferred stocks	29,898	(124,747)	13,803
Common stocks (affiliated)	(5,601)	14,838	(33,489)
Common stocks (unaffiliated)	(814)	(490)	1,358
Mortgage loans	(24,528)	809	(4,327)
Derivative instruments	136,785	(108,999)	(259,376)
Other	(6,469)	6,550	660
Less:
Federal income tax expense (benefit)	28,323	(44,544)	(52,048)
Total change in net unrealized capital gains and losses	$100,948	$(167,215)	$(229,288)
As of December 31, 2023, gross unrealized gains pertaining to common stocks were $253.2 million and gross unrealized losses were $658.1 million. As of December 31, 2022, gross unrealized gains pertaining to common stocks were $241.1 million and gross unrealized losses

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
were $639.6 million. $658.1 million and $639.6 million of unrealized losses for 2023 and 2022, respectively, and $253.2 million and $240.3 million of unrealized gains for 2023 and 2022, respectively, relate to the Company's investments in subsidiaries which are recorded at statutory book value or GAAP equity in accordance with NAIC SAP.
During 2023, the Company recorded $156.1 million in unrealized gains on derivative instruments due to changes in fair value. The gains included $69.9 million of gains related to interest rate forwards, offset by $1.8 million of losses related to interest rate swaps, $2.3 million of losses related to equity futures, $8.4 million of losses related to total return swaps, $2.8 million of losses related to foreign currency futures, $0.5 million of losses related to interest rate futures, $18.2 million of losses related to equity options, and $3.3 million of losses related to interest rate swaptions, which were used to mitigate risks associated with the Company’s variable annuity products. In addition, there were gains of $67.0 million related to equity options and $1.6 million related to equity futures, which were used to mitigate risks associated with the Company’s fixed indexed annuity products. There were gains of $19.4 million related to equity options, which were used to mitigate risks associated with the Company’s indexed universal life products. There were gains of $9.4 million related to equity options and $7.4 million related to equity futures, offset by $6.1 million of losses related to total return swaps, which were used to mitigate risks associated with the Company’s structured annuity products. Also, there were gains of $24.8 million related to derivatives qualifying for hedge accounting. Derivative instruments entered into in connection with the issuance of certain funding agreements are reported in accordance with Actuarial Guideline 33. Certain of these derivatives have a remaining cost basis of $1.0 million, and the corresponding $16.8 million of gains is the year-to-date foreign currency translation adjustment. Certain other of these derivatives have a remaining cost basis of $12.7 million, with a corresponding $8.4 million of gains that are the year-to-date interest rate adjustments. Derivative instruments entered into in connection with certain bond investments are reported in accordance with SSAP 23; for these derivative instruments, the Company recorded $0.4 million of losses related to year-to-date fluctuations in foreign currency exchange rates.
During 2022, the Company recorded $109.0 million in unrealized losses on derivative instruments due to changes in fair value. The losses included $31.1 million of losses related to interest rate forwards, $29.4 million of losses related to interest rate swaps, and $5.2 million of losses related to equity futures, offset by $28.4 million of gains related to total return swaps, $1.2 million of gains related to foreign currency futures, $0.6 million of gains related to interest rate futures, and $46.2 million of gains related to equity options, which were used to mitigate risks associated with the Company’s variable annuity products. In addition, there were losses of $83.7 million related to equity options and $0.8 million of losses related to equity futures, which were used to mitigate risks associated with the Company’s fixed indexed annuity products. There were losses of $17.2 million related to equity options, which were used to mitigate risks associated with the Company’s indexed universal life products. There were losses of $3.2 million related to equity options and losses of $6.4 million related to equity futures, offset by $6.1 million of gains related to total return swaps, which were used to mitigate risks associated with the Company’s structured annuity products. Also, there were losses of $14.5 million related to a derivative qualifying for hedge accounting. The derivative instrument was entered into in connection with the issuance of a funding agreement reported in accordance with Actuarial Guideline 33; the derivative has a remaining cost basis of $4.4 million, and the $14.5 million of losses is the accumulated foreign currency translation adjustment.

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
During 2021, the Company recorded $259.4 million in unrealized losses on derivative instruments due to changes in fair value. The losses included $183.1 million of losses related to interest rate swaps, $18.2 million of losses related to total return swaps, $53.2 million of losses related to equity options, and $0.7 million of losses related to interest rate futures, offset by $1.8 million of gains related to foreign currency futures, and $5.4 million of gains related to equity futures, which were used to mitigate risks associated with the Company’s variable annuity products. In addition, there were losses of $11.6 million related to equity options, and $0.1 million of losses related to equity futures, which were used to mitigate risks associated with the Company’s fixed indexed annuity products. There were losses of $0.1 million related to equity options, which were used to mitigate risks associated with the Company’s indexed universal life products. Also, there were losses of $0.2 million related to total return swaps, offset by $0.6 million of gains related to equity futures, which were used to mitigate risks associated with the Company’s structured annuity products.
Bonds and Preferred Stocks
The statement value and estimated fair value of the Company's bond and preferred stock investments as of December 31 are as follows:

	Statement Value	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
2023	($ in thousands)
Bonds:
US Government	$320,344	$266	$(48,052)	$272,558
Other governments	91,418	442	(9,022)	82,838
US states, territories, and possessions	337,640	3,460	(15,989)	325,111
US political subdivision	147,841	735	(10,796)	137,780
US special revenue & special assessment	2,403,554	48,682	(261,760)	2,190,476
Industrial and miscellaneous	32,605,589	346,907	(2,929,228)	30,023,268
Hybrids	411,805	13,636	(16,771)	408,670
Bank Loans	182,340	2,670	(162)	184,848
Unaffiliated Certificates of Deposit	50	—	—	50
Total bonds, excluding loan-backed and structured securities	36,500,581	416,798	(3,291,780)	33,625,599
Loan-backed and structured securities:
Residential mortgage-backed securities	6,559,795	34,525	(1,143,299)	5,451,021
Commercial mortgage-backed securities	1,542,565	310	(162,371)	1,380,504
Asset-backed securities	2,322,420	14,940	(38,103)	2,299,257
Total loan-backed and structured securities	10,424,780	49,775	(1,343,773)	9,130,782
Total bonds	46,925,361	466,573	(4,635,553)	42,756,381
Preferred stocks	528,589	870	(54,560)	474,899
Total bonds and preferred stocks	$47,453,950	$467,443	$(4,690,113)	$43,231,280

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)

	Statement Value	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
2022	($ in thousands)
Bonds:
US Government	$376,951	$261	$(52,723)	$324,489
Non-US Government	105,886	580	(10,577)	95,889
US states, territories, and possessions	379,985	2,654	(22,092)	360,547
US political subdivision	170,045	737	(14,726)	156,056
US special revenue & special assessment	2,554,735	37,872	(327,429)	2,265,178
Industrial and miscellaneous	34,373,809	197,714	(4,144,458)	30,427,065
Hybrids	450,086	12,091	(24,600)	437,577
Total bonds, excluding loan-backed and structured securities	38,411,497	251,909	(4,596,605)	34,066,801
Loan-backed and structured securities:
Residential mortgage-backed securities	5,379,517	4,933	(1,163,593)	4,220,857
Commercial mortgage-backed securities	1,501,642	299	(150,444)	1,351,497
Asset-backed securities	1,887,563	5,483	(90,510)	1,802,536
Total loan-backed and structured securities	8,768,722	10,715	(1,404,547)	7,374,890
Total bonds	47,180,219	262,624	(6,001,152)	41,441,691
Preferred stocks	540,147	486	(75,176)	465,457
Total bonds and preferred stocks	$47,720,366	$263,110	$(6,076,328)	$41,907,148
The statement value and estimated fair value of bonds as of December 31, 2023, by expected maturity, is shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay certain of these obligations.

	Statement Value	Estimated Fair Value
	($ in thousands)
Bonds, excluding loan-backed and structured securities:
Due in 1 year or less	$960,536	$950,709
Due after 1 year through 5 years	5,137,073	4,974,815
Due after 5 years through 10 years	8,128,875	7,519,060
Due after 10 years	22,274,097	20,181,015
Total bonds, excluding loan-backed and structured securities	36,500,581	33,625,599
Total loan-backed and structured securities	10,424,780	9,130,782
Total bonds	$46,925,361	$42,756,381
The statement value and estimated fair value of bonds as of December 31, 2022, by expected maturity, is shown below.

	Statement Value	Estimated Fair Value
	($ in thousands)
Bonds, excluding loan-backed and structured securities:
Due in 1 year or less	$869,336	$863,600
Due after 1 year through 5 years	6,459,151	6,146,139
Due after 5 years through 10 years	8,681,409	7,700,136
Due after 10 years	22,401,601	19,356,926
Total bonds, excluding loan-backed and structured securities	38,411,497	34,066,801
Total loan-backed and structured securities	8,768,722	7,374,890
Total bonds	$47,180,219	$41,441,691

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
The Company’s investment gross unrealized losses and estimated fair values, aggregated by investment category and length of time that individual securities have been in a continuous loss position as of December 31 are as follows:

	Less Than 12 Months		12 Months or More		Total
	Estimated Fair Value	Gross Unrealized Loss	Estimated Fair Value	Gross Unrealized Loss	Estimated Fair Value	Gross Unrealized Loss
2023	($ in thousands)
Bonds:
US Government	$12,270	$(25)	$245,422	$(48,027)	$257,692	$(48,052)
Other governments	—	—	71,715	(9,022)	71,715	(9,022)
US states, territories, and possessions	8,765	(29)	226,647	(15,960)	235,412	(15,989)
US political subdivision	470	(5)	103,820	(10,791)	104,290	(10,796)
US special revenue & special assessment	55,321	(1,072)	1,694,019	(260,688)	1,749,340	(261,760)
Industrial and miscellaneous	2,125,791	(46,625)	21,830,763	(2,882,603)	23,956,554	(2,929,228)
Hybrids	48,766	(1,942)	147,374	(14,829)	196,140	(16,771)
Bank Loans	50,710	(162)	—	—	50,710	(162)
Unaffiliated Certificates of Deposit	50	—	—	—	50	—
Total bonds, excluding loan-backed and structured securities	2,302,143	(49,860)	24,319,760	(3,241,920)	26,621,903	(3,291,780)
Loan-backed and structured securities:
Residential mortgage-backed securities	206,003	(3,602)	3,882,851	(1,139,697)	4,088,854	(1,143,299)
Commercial mortgage-backed securities	141,502	(1,075)	1,223,308	(161,296)	1,364,810	(162,371)
Asset-backed securities	195,188	(358)	1,083,828	(37,745)	1,279,016	(38,103)
Total loan-backed and structured securities	542,693	(5,035)	6,189,987	(1,338,738)	6,732,680	(1,343,773)
Total bonds	2,844,836	(54,895)	30,509,747	(4,580,658)	33,354,583	(4,635,553)
Preferred stocks	53,924	(73)	401,930	(54,487)	455,854	(54,560)
Total bonds and preferred stocks	$2,898,760	$(54,968)	$30,911,677	$(4,635,145)	$33,810,437	$(4,690,113)

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)

	Less Than 12 Months		12 Months or More		Total
	Estimated Fair Value	Gross Unrealized Loss	Estimated Fair Value	Gross Unrealized Loss	Estimated Fair Value	Gross Unrealized Loss
2022	($ in thousands)
Bonds:
US Government	$180,025	$(7,350)	$133,234	$(45,373)	$313,259	$(52,723)
Non-US Government	89,941	(10,577)	—	—	89,941	(10,577)
US states, territories, and possessions	296,391	(22,092)	—	—	296,391	(22,092)
US political subdivision	119,338	(13,852)	1,534	(874)	120,872	(14,726)
US special revenue & special assessment	1,617,794	(226,299)	200,850	(101,130)	1,818,644	(327,429)
Industrial and miscellaneous	24,828,578	(3,431,952)	2,224,413	(712,506)	27,052,991	(4,144,458)
Hybrids	273,922	(22,529)	4,357	(2,071)	278,279	(24,600)
Total bonds, excluding loan-backed and structured securities	27,405,989	(3,734,651)	2,564,388	(861,954)	29,970,377	(4,596,605)
Loan-backed and structured securities:
Residential mortgage-backed securities	2,207,095	(507,504)	1,949,584	(656,089)	4,156,679	(1,163,593)
Commercial mortgage-backed securities	1,258,869	(136,353)	86,634	(14,091)	1,345,503	(150,444)
Asset-backed securities	1,221,071	(69,198)	456,757	(21,312)	1,677,828	(90,510)
Total loan-backed and structured securities	4,687,035	(713,055)	2,492,975	(691,492)	7,180,010	(1,404,547)
Total bonds	32,093,024	(4,447,706)	5,057,363	(1,553,446)	37,150,387	(6,001,152)
Preferred stocks	148,734	(66,930)	12,025	(8,246)	160,759	(75,176)
Total bonds and preferred stocks	$32,241,758	$(4,514,636)	$5,069,388	$(1,561,692)	$37,311,146	$(6,076,328)
For securities other than loan-backed securities, the Company generally considers a number of factors in determining whether an impairment is other-than-temporary (see the “Loan-backed and Structured Securities” section for information on loan-backed and structured security OTTIs). These include, but are not limited to: 1) actions taken by rating agencies, 2) default by the issuer, 3) the significance of the decline, 4) an assessment of the Company’s intent to sell the security (including a more likely than not assessment of whether the Company will be required to sell the security) before recovering the security's amortized cost, 5) the duration of the decline, 6) an economic analysis of the issuer's industry, and 7) the financial strength, liquidity, and recoverability of the issuer. Management performs a security-by-security review each quarter in evaluating the need for any OTTIs. Although no set formula is used in this process, the investment performance, collateral position and continued viability of the issuer are significant measures considered. For securities in an unrealized loss position for which an OTTI was not recognized, the Company believes that it is probable that all amounts will be collected as due according to the contractual terms of the debt security in effect at the date of acquisition and has the intent and ability to hold these securities until recovery. The Company recognized $206.0 million, $8.6 million, and $0 of OTTIs on non-loan-backed securities during 2023, 2022, and 2021, respectively.
The Company had securities with a fair value of $30.9 billion in an unrealized loss position for greater than twelve months as of December 31, 2023, and the related unrealized loss of $4.6 billion pertains primarily to residential mortgage-backed, banking, industrial, and utility securities. The Company had securities with a fair value of $5.1 billion in an unrealized loss position for greater than twelve months as of December 31, 2022, and the related unrealized loss of $1.6 billion pertains primarily to residential mortgage-backed, banking, insurance, and communications securities. The aggregate decline in fair value of these securities was deemed

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
temporary due to positive factors supporting the recoverability of the respective investments. Positive factors such as credit ratings, the financial health of the investee, the continued access of the investee to capital markets, the average life of the securities, and the performance of the underlying collateral support the recoverability of these investments.
As of December 31, 2023 and 2022, bonds and cash having a fair value of $15.1 million and $14.4 million, respectively, were on deposit with various governmental authorities as required by law.
There were no individual bonds that exceeded 10% of capital and surplus as of December 31, 2023 and 2022.
Loan-Backed and Structured Securities
For the impairment review of loan-backed and structured securities, the Company employed the retrospective method during the period, and based its prepayment assumptions regarding expected maturity dates on market interest rates and overall economic conditions. The information used for these assumptions was provided by a nationally recognized, real-time database.
For each of the years in the three-year period ended December 31, 2023, the Company recorded no OTTIs due to intent to sell these securities. Also, no such impairments were recorded due to an inability or lack of intent to retain those securities in a gross unrealized loss position for a period of time sufficient to recover their amortized cost.
During 2023, 2022 and 2021, the Company recognized $2.3 million, $1.4 million and $0.2 million, respectively, of OTTIs on loan-backed securities.
All impaired securities (fair value is less than cost or amortized cost) for which an OTTI has not been recognized in the Statements of Operations as a realized loss (including securities with a recognized OTTI for non-interest related declines when a non-recognized interest related impairment remains) are as follows as of December 31:

	2023	2022
	($ in thousands)
The aggregate amount of unrealized losses:
Less than 12 months	$5,035	$713,050
12 months or longer	$1,338,734	$691,486

The aggregate related fair value of securities with unrealized losses:
Less than 12 months	$424,435	$4,686,974
12 months or longer	$6,189,914	$2,492,935
In determining whether a loan-backed security had experienced an OTTI, the Company considers the delinquency (and foreclosure status, if applicable) of the underlying loans or mortgages, the expected recovery value of the underlying collateral in relation to the current amount of the investment, and the degree to which such losses, based upon the foregoing factors, will first be absorbed by tranches that are subordinate to the Company’s securities.
The Company's exposure to subprime mortgage related risk is limited to investments in residential mortgage-backed securities that are backed by loans to borrowers with lower credit ratings. These securities are classified as subprime at issuance. The Company has exposure to

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
Alt-A bonds which were made to borrowers with less than conventional documentation of their income and/or net assets. The Company has exposure to unrealized losses on these holdings from changes in fair values due to widening spreads in a difficult and illiquid market environment. In addition, the Company has exposure to realized losses if it is determined that the securities are other-than-temporarily impaired. These risks are mitigated somewhat by the Company's ability and intent to hold these securities to recovery, which may be at maturity. These securities are reviewed monthly to ensure they are performing as expected and to ensure sufficient credit support.
The Company has no direct exposure through investments in subprime mortgage loans. The Company has no underwriting exposure to subprime mortgage risk.
The following information relates to the Company’s other investments with subprime exposure at December 31:

	Actual Cost	Book/Adjusted Carrying Value (excluding interest)	Fair Value	Other Than Temporary Impairment Losses Recognized
2023	($ in thousands)
Residential mortgage-backed securities	$10,674	$12,639	$16,691	$—

2022
Residential mortgage-backed securities	$12,177	$14,269	$18,381	$—
Repurchase Agreements and Securities Lending Transactions
For repurchase agreements, the Company initiates short-term (typically less than 30 days) collateralized borrowings whereby cash is received, and securities or mortgage loans are posted as collateral. The Company reports the cash proceeds as a liability, and the difference between the cash proceeds and the amount at which the securities or mortgage loans are reacquired as interest expense. As of December 31, 2023, the Company had no balances outstanding under these agreements. As of December 31, 2022, the Company had borrowed money obligations of $925.0 million which represents the cash amounts to be paid at the repurchase agreement’s maturity on January 3, 2023.
As of December 31, 2023, the Company had no collateral posted.
As of December 31, 2022, the Company has posted $1,270.3 million (statutory carrying value) of its assets as repurchase agreement collateral, all of which was classified as “Bonds” as of December 31, 2022. In connection with the outstanding repurchase agreement, the Company has also recognized a liability of $925.0 million, which is classified as “Borrowed money and interest thereon” on the Company’s December 31, 2022 Statement of Admitted Assets, Liabilities, and Capital and Surplus.
The Company participates in securities lending, primarily as an investment yield enhancement, whereby securities that are held as investments are loaned to third parties for short periods of time. The Company requires collateral at least equal to 102% of the fair value of the loaned securities to be separately maintained. The loaned securities’ fair value is monitored on a daily basis and collateral is adjusted accordingly. The Company maintains ownership of the securities

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
at all times and is entitled to receive from the borrower any payments for interest received on such securities during the loan term. Securities lending transactions are accounted for as secured borrowings. As collateral for the loaned securities, the Company receives cash, which is primarily reinvested in short-term repurchase agreements, which are also collateralized by U.S. Government or U.S. Government Agency securities, and government money market funds. As of December 31, 2023, securities with a fair value of $87.3 million consisting of bonds and preferred stocks were loaned under these agreements. As of December 31, 2023, the fair value of the invested collateral related to these agreements was $91.0 million. The Company has an obligation to return $91.0 million of collateral to the collateral investment counterparties.
As of December 31, 2022, securities with a fair value of $156.5 million consisting of bonds and preferred stocks were loaned under these agreements. As of December 31, 2022, the fair value of the invested collateral related to these agreements was $162.1 million. The Company has an obligation to return $162.1 million of collateral to the collateral investment counterparties.
The collateral received related to the Company’s securities lending activities for 30 days or less was $91.0 million as of December 31, 2023. The fair value of that collateral and the portion of that collateral that was sold or repledged was also $91.0 million as of December 31, 2023. The collateral received related to the Company’s securities lending activities for 30 days or less was $162.1 million as of December 31, 2022. The fair value of that collateral and the portion of that collateral that was sold or repledged was also $162.1 million as of December 31, 2022.
The Company receives primarily cash collateral in an amount in excess of the fair value of the loaned securities. The Company reinvests the cash in overnight U.S. Government repurchase agreements.
The Company’s securities lending program is not administered by an affiliated agent.
The following details the collateral reinvested related to the Company’s securities lending as of December 31:

	2023		2022
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	($ in thousands)
30 Days or Less	$90,974	$90,974	$162,119	$162,119
The cash the Company receives is invested in short-term U.S. Government repurchase agreements, and therefore, matches the maturity date of the collateral to be returned.
The Company did not accept any collateral that was not permitted by contract or custom to sell or repledge during the period. The Company did not have any securities lending collateral transactions that extend beyond one year from the reporting date.
Repurchase Agreements Transactions Accounted for as Secured Borrowing
While the Company anticipates that the cash flows of its operations will be sufficient to meet its investment commitments and operating cash needs in a normal credit market environment, the Company recognizes that investment commitments scheduled to be funded may, from time to time, exceed the funds then available. Therefore, the Company has established repurchase agreement programs to provide liquidity when needed. The Company expects that the rate received on collateral posted will equal or exceed its borrowing rate. Under this program, the

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
Company may, from time to time, sell an investment security at a specific price and agree to repurchase that security at another specified price at a later date. These borrowings are typically for a term less than 90 days. The fair value of securities to be repurchased is monitored and collateral levels are adjusted where appropriate to protect the counterparty against credit exposure. Cash received is invested in fixed maturity securities, and the agreements provided for net settlement in the event of default or on termination of the agreements. Due to the short tenor of the repurchase agreements, the Company would not expect any stress on liquidity to be an issue.
If market deterioration is detected and/or additional sources of liquidity are needed to manage asset/liability mismatches, the Company would draw down short-term investment positions and conserve cash by ceasing new investment activity. The Company is also a member of the Federal Home Loan Bank of Cincinnati, also has a revolving line of credit which could be accessed, as well as intercompany loan agreements set up with PLAIC, WCL, and MONY, if needed.
The types of repurchase agreement trades used during 2023 are as follows:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Bilateral (Yes/No)	No	No	No	No
Tri-Party (Yes/No)	Yes	Yes	Yes	Yes
The types of repurchase agreement trades used during 2022 are as follows:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Bilateral (Yes/No)	Yes	Yes	Yes	Yes
Tri-Party (Yes/No)	Yes	Yes	Yes	Yes
The types of repurchase agreement trades used during 2021 are as follows:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Bilateral (Yes/No)	No	Yes	Yes	Yes
Tri-Party (Yes/No)	Yes	Yes	Yes	Yes
A summary of the maturity time frame and ending balance of repurchase agreement transactions during 2023 is as follows:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	($ in thousands)
Maximum Amount
Open - No Maturity	$—	$—	$—	$—
Overnight	925,000	465,000	35,000	685,000

Ending Balance
Open - No Maturity	$—	$—	$—	$—
Overnight	60,000	—	—	—

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
A summary of the maturity time frame and ending balance of repurchase agreement transactions during 2022 is as follows:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	($ in thousands)
Maximum Amount
Open - No Maturity	$164,685	$3,407	$—	$—
Overnight	1,450,000	1,600,000	1,425,000	1,250,000

Ending Balance
Open - No Maturity	$86,829	$—	$—	$—
Overnight	650,000	1,020,000	1,200,000	925,000
The Company had no securities sold and/or acquired that resulted in default during 2023 and 2022.
A summary of securities "sold" under repurchase agreement - secured borrowing during 2023 is as follows:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	($ in thousands)
Maximum Amount
BACV	XXX	XXX	XXX	$983,165
Fair Value	$973,815	$484,301	$36,322	740,530

Ending Balance
BACV	XXX	XXX	XXX	$—
Fair Value	$62,024	$—	$—	—
A summary of securities "sold" under repurchase agreement - secured borrowing during 2022 is as follows:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	($ in thousands)
Maximum Amount
BACV	XXX	XXX	XXX	$1,744,427
Fair Value	$1,762,332	$1,784,643	$1,508,899	1,326,989

Ending Balance
BACV	XXX	XXX	XXX	$1,270,342
Fair Value	$791,378	$1,115,916	$1,265,980	967,487

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
A summary of securities "sold" under repurchase agreement - secured borrowing during 2021 is as follows:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	($ in thousands)
Maximum Amount
BACV	XXX	XXX	XXX	$1,958,165
Fair Value	$1,073,514	$1,004,517	$1,246,148	1,933,591

Ending Balance
BACV	XXX	XXX	XXX	$1,441,341
Fair Value	$842,960	$1,004,517	$1,034,816	1,417,256
As of December 31, 2023, the Company held no securities “sold” under repurchase agreement – secured borrowing.
As of December 31, 2022, the Company held securities “sold” under repurchase agreement – secured borrowing consisting of NAIC 1 bonds with a carrying value of $1.3 billion and fair value of $1.0 billion.
Details of the collateral received - secured borrowing for the year ended December 31, 2023, is as follows:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	($ in thousands)
Maximum Amount
Cash	$925,000	$465,000	$35,000	$685,000

Ending Balance
Cash	$60,000	$—	$—	$—
Details of the collateral received - secured borrowing for the year ended December 31, 2022, is as follows:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	($ in thousands)
Maximum Amount
Cash	$1,614,685	$1,603,407	$1,425,000	$1,250,000

Ending Balance
Cash	$736,829	$1,020,000	$1,200,000	$925,000
The Company had cash collateral received - secured borrowing of $0 and $0.9 billion as of December 31, 2023 and 2022, respectively.

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
The allocation of aggregate collateral by remaining contractual maturity as of December 31 is as follows:

	Fair Value
	2023	2022
	($ in thousands)
Overnight and Continuous	$—	$925,000
The Company did not receive any cash collateral that was reinvested in 2023 and 2022.
The Company recognized the following liability to return cash collateral for 2023:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	($ in thousands)
Maximum Amount
Cash (Collateral-All)	$925,000	$465,000	$35,000	$685,000

Ending Balance
Cash (Collateral-All)	$60,000	$—	$—	$—
The Company recognized the following liability to return cash collateral for 2022:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	($ in thousands)
Maximum Amount
Cash (Collateral-All)	$1,614,685	$1,603,407	$1,425,000	$1,250,000

Ending Balance
Cash (Collateral-All)	$736,829	$1,020,000	$1,200,000	$925,000
For 2023 and 2022, the Company had no reverse repurchase agreements transactions accounted for as secured borrowing and no repurchase agreements or reverse repurchase agreement transactions accounted for as a sale.
Mortgage Loans
The Company's mortgage loan portfolio was characterized by the following as of December 31:

	Percent of Portfolio
	2023	2022
Retail	23.7%	25.6%
Other	21.5	22.5
Apartments	21.4	18.7
Industrial	20.9	19.6
Office	11.3	12.3
Lodging	1.1	1.2
Mixed use	0.1	0.1
Total	100.0%	100.0%
The Company specializes in making mortgage loans on either credit-oriented or credit-anchored commercial properties, most of which are strip shopping centers in smaller towns and cities. The

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
Company’s mortgage loan portfolio had the following concentrations by location greater than or equal to 5% as of December 31, 2023 and 2022:

	Percent of Portfolio		Percent of Portfolio
State	2023	State	2022
California	10.0%	California	10.7%
Florida	8.4	Florida	7.9
Texas	8.0	Texas	7.1
North Carolina	7.0	North Carolina	6.1
Alabama	5.8	Alabama	5.7
Michigan	5.8	Michigan	5.3
The minimum and maximum lending rates for commercial mortgage loans originated by the Company during 2023 were 3.625% and 7.09%, respectively. The minimum and maximum lending rates for commercial mortgage loans originated by the Company during 2022 were 2.25% and 5.25%, respectively. The minimum and maximum lending rates for commercial mortgage loans originated by the Company during 2021 were 1.875% and 4.5%, respectively.
The maximum percentage of any one loan to the value of security at the time of the loan was 88%. The target percentage of any one loan to the value of collateral at the time of the loan, exclusive of insured, guaranteed, or purchase money mortgages is generally 75%. The Company also offers a commercial loan product under which the Company will permit a loan-to-value ratio of up to 85% in exchange for a participating interest in the cash flows from the underlying real estate. The Company uses this loan-to-value ratio as a credit quality indicator, which is a component of the Company’s ongoing monitoring of the credit risk of its mortgage loan portfolio. The Company also monitors borrower conditions such as payment practices, borrower credit, operating performance, and property conditions, as well as ensuring the timely payment of property taxes and insurance. Through this monitoring process, the Company assesses the risk of each loan. As of December 31, 2023, the Company had mortgage loans with outstanding principal totaling $405.9 million which exceeded a 75% loan-to-value ratio in the total amount of $30.4 million. For loans the Company held as of December 31, 2023, the maximum percentage of any one loan to the value of security as of the most recent appraisal was 81%. As of December 31, 2022, the Company had mortgage loans with outstanding principal totaling $392.1 million which exceeded a 75% loan-to-value ratio in the total amount of $32.1 million. For loans the Company held as of December 31, 2022, the maximum percentage of any one loan to the value of security as of the most recent appraisal was 83%.
An aging analysis of the Company’s commercial mortgage loans as of December 31 is as follows:

	2023	2022
	($ in thousands)
Recorded Investment (All)
Current	$10,753,722	$10,558,447
90-179 Days Past Due	12,516	—
180+ Days Past Due	25,305	—

Participant or Co-lender in a Mortgage Loan Agreement
Recorded investment	$324,711	$329,782

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
The Company’s investment in impaired loans with or without allowance for credit losses as of December 31 is as follows:

	2023	2022
	($ in thousands)
With Allowance for Credit Losses	$57,928	$—
No Allowance for Credit Losses	—	—
Total	57,928	—
Subject to a participant or co-lender mortgage loan agreement for which the reporting entity is restricted from unilaterally foreclosing on the mortgage loan	$5,449	$—
The Company’s investment in impaired loans – average recorded investment, interest income recognized, and recorded investment on nonaccrual status as of December 31 is as follows:

	2023	2022
	($ in thousands)
Average Recorded Investment	$8,275	$—
Interest Income Recognized	1,733	—
Recorded Investments on Nonaccrual Status	37,821	—
The Company had the following allowances for credit losses:

	2023	2022
	($ in thousands)
Balance at beginning of period	$15,918	$16,727
Additions charged to operations	50,675	10,434
Less: Direct write-downs charged against the allowances	25,814	10,387
Less: Recoveries of amounts previously charged off	333	856
Balance at end of period	$40,446	$15,918
The Company had no mortgage loans held in the General Account derecognized as a result of foreclosure in 2023 and 2022.
As of December 31, 2023 and 2022, the Company had $37.8 million and $0 mortgages more than 90 days past due, respectively. During 2023 and 2022, $2.6 million of mortgage loans and $0 were excluded from investment income due and accrued, respectively.
Debt Restructuring
During the year ended December 31, 2023, the Company did not restructure any debt. During the year ended December 31, 2022, certain mortgage loan transactions occurred that were accounted for as troubled debt restructurings pursuant to SSAP No. 36, “Troubled Debt Restructuring”. Transactions accounted for as troubled debt restructurings during the year included the recognition of permanent impairments to principal and were the result of agreements between the creditor and debtor. During the year ended December 31, 2022, the Company identified two loans whose principal was permanently impaired. The loans with a carrying value of $17.3 million were settled with a discounted payoff. During the year ended December 31, 2021, the Company identified one loan whose principal was permanently impaired. The loan with a carrying value of $20.0 million was settled with a discounted payoff.

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
During the years ended December 31, 2023, 2022, and 2021, the realized loss reported by the Company for these transactions was $0, $7.4 million, and $1.7 million, respectively. These transactions did not adversely affect the Company’s liquidity or ability to maintain proper matching of assets and liabilities.
The Company had no investment in restructured loans as of December 31, 2023 and 2022.
The Company accrues interest income on impaired loans to the extent it is deemed collectible (delinquent less than 90 days) and the loan continues to perform under its original or restructured contractual terms. Interest income on non-performing loans is generally recognized on a cash basis.
Common Stocks-Affiliated
The Company’s 100% ownership interest in the outstanding common stock of its affiliates (admitted value) as of December 31 was as follows:

	2023	2022
	($ in thousands)
Protective Life and Annuity Ins. Co.	$557,646	$540,797
West Coast Life Insurance Co.	428,455	388,591
MONY Life Insurance Company	355,160	350,843
Protective Property & Casualty Insurance Co.	214,235	209,094
A.U.L. Corp.	288,583	307,104
Total common stocks-affiliated	$1,844,079	$1,796,429
Common Stock-Federal Home Loan Bank (“FHLB”) Agreements
The Company is a member of the FHLB of Cincinnati. Through its membership, the Company received cash advances in the amount of $3,550.0 million and $3,125.0 million as of December 31, 2023 and 2022, respectively. These cash advances are the result of the Company issuing funding agreements to and entering repurchase agreements with the FHLB of Cincinnati, for $3,550.0 million and $0.0 million, respectively for 2023, and $2,200.0 million and $925.0 million, respectively, for 2022.
The Company uses the funds obtained from the funding agreements in an investment spread strategy, consistent with its other investment spread operations. The Company applies SSAP No. 52, “Deposit-Type Contracts” accounting treatment to the funding agreements, consistent with its other deposit-type contracts. It is not part of the Company’s strategy to utilize these funds for operations, and any funds obtained from issuing funding agreements to the FHLB of Cincinnati for use in general operations would be accounted for consistently with SSAP No. 15, “Debt and Holding Company Obligations”.
Amounts received under repurchase agreements are accounted for pursuant to SSAP No. 103R, “Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”.

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
The Company’s aggregate totals of FHLB capital stock as of December 31 are as follows:

2023	1 Total 2+3	2 General Account	3 Separate Accounts
	($ in thousands)
Membership stock - Class A	$—	$—	$—
Membership stock - Class B	20,000	20,000	—
Activity stock	188,825	188,825	—
Excess stock	—	—	—
Aggregate total	$208,825	$208,825	$—

Actual or estimated borrowing capacity as determined by the insurer	$4,966,683	XXX	XXX

2022	1 Total 2+3	2 General Account	3 Separate Accounts
	($ in thousands)
Membership stock - Class A	$—	$—	$—
Membership stock - Class B	20,000	20,000	—
Activity stock	152,500	152,500	—
Excess stock	—	—	—
Aggregate total	$172,500	$172,500	$—

Actual or estimated borrowing capacity as determined by the insurer	$4,040,679	XXX	XXX
The Company’s Class B membership stock is not eligible for redemption.
The amounts pledged as of December 31 are as follows:

	Fair Value	Carrying Value	Aggregate Total Borrowing
	($ in thousands)
December 31, 2023 Total General and Separate Accounts Total Collateral Pledged	$4,035,120	$5,206,819	$3,550,000
December 31, 2023 General Account Total Collateral Pledged	$4,035,120	$5,206,819	$3,550,000
December 31, 2023 Separate Accounts Total Collateral Pledged	$—	$—	$—
December 31, 2022 Total General and Separate Accounts Total Collateral Pledged	$3,440,499	$4,358,606	$3,125,000
December 31, 2022 General Account Total Collateral Pledged	$3,440,499	$4,358,606	$3,125,000
December 31, 2022 Separate Accounts Total Collateral Pledged	$—	$—	$—

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
The maximum amount pledged during the reporting period is as follows:

	Fair Value	Carrying Value	Aggregate Total Borrowing
	($ in thousands)
2023 Total General and Separate Accounts Total Collateral Pledged	$4,812,329	$6,159,671	$4,235,000
2023 General Account Total Collateral Pledged	$4,812,329	$6,159,671	$4,235,000
2023 Separate Accounts Total Collateral Pledged	$—	$—	$—
2022 Total General and Separate Accounts Total Collateral Pledged	$3,810,133	$4,803,655	$3,450,000
2022 General Account Total Collateral Pledged	$3,810,133	$4,803,655	$3,450,000
2022 Separate Accounts Total Collateral Pledged	$—	$—	$—
2021 Total General and Separate Accounts Total Collateral Pledged	$3,292,287	$3,318,862	$2,950,000
2021 General Account Total Collateral Pledged	$3,292,287	$3,318,862	$2,950,000
2021 Separate Accounts Total Collateral Pledged	$—	$—	$—
Information regarding borrowings from the FHLB is as follows:

Amounts as of reporting date December 31, 2023	1 Total 2+3	2 General Account	3 Separate Accounts	4 Funding Agreements Reserves Established
	($ in thousands)
Debt	$—	$—	$—	XXX
Funding agreements	3,550,000	3,550,000	—	3,522,780
Other	—	—	—	XXX
Aggregate total	$3,550,000	$3,550,000	$—	$3,522,780

Amounts as of reporting date December 31, 2022	1 Total 2+3	2 General Account	3 Separate Accounts	4 Funding Agreements Reserves Established
	($ in thousands)
Debt	$925,000	$925,000	$—	XXX
Funding agreements	2,200,000	2,200,000	—	2,206,410
Other	—	—	—	XXX
Aggregate total	$3,125,000	$3,125,000	$—	$2,206,410

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)

Maximum amount: 2023	1 Total 2+3	2 General Account	3 Separate Accounts
	($ in thousands)
Debt	$685,000	$685,000	$—
Funding agreements	3,550,000	3,550,000	—
Other	—	—	—
Aggregate total	$4,235,000	$4,235,000	$—

Maximum amount: 2022	1 Total 2+3	2 General Account	3 Separate Accounts
	($ in thousands)
Debt	$1,250,000	$1,250,000	$—
Funding agreements	2,200,000	2,200,000	—
Other	—	—	—
Aggregate total	$3,450,000	$3,450,000	$—
FHLB - prepayment obligations for 2023, 2022 and 2021:

Does the company have prepayment obligations under the following arrangements (YES/NO)?
Debt	NO
Funding agreements	YES
Other	NO
Real Estate
The book values of the Company's investments in real estate, by category, as of December 31 are as follows:

	2023	2022
	($ in thousands)
Property occupied by the Company	$106,497	$109,754
Properties held for the production of income	3,270	3,331
Properties held for sale	—	4,883
Total real estate	$109,767	$117,968
The Company did not recognize any permanent impairment write-downs in real estate property held as of December 31, 2023 and 2022.

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
Restricted Assets
The Company had the following restricted assets, all within the General Account, as of December 31:

Restricted Asset Category	2023	2022	Increase/ (Decrease)	% of Admitted Assets
	($ in thousands)
Collateral held under security lending agreements	$90,974	$162,119	$(71,145)	0.110%
Federal Home Loan Bank capital stock	208,825	172,500	36,325	0.253%
On deposit with states	15,546	15,074	472	0.019%
Pledged as collateral to FHLB (including assets backing funding agreements)	5,206,819	4,358,606	848,213	6.304%
Collateral for derivative instruments	141,128	150,111	(8,983)	0.171%
Total restricted assets	$5,663,292	$4,858,410	$804,882	6.857%
The Company had no other restricted assets as of December 31, 2023 and 2022.
The Company had $175.5 million of cash collateral received and $91.0 million of reinvested collateral assets owned that are reflected as assets within the Company’s Statement of Admitted Assets, Liabilities and Capital and Surplus as of December 31, 2023, representing 0.263% and 0.136% of total admitted assets excluding Separate Accounts, respectively. The recognized obligation to return the collateral assets was $266.5 million, representing 0.434% of total liabilities excluding Separate Accounts as of December 31, 2023.
The Company had $62.2 million of cash collateral received and $162.1 million of reinvested collateral assets owned that are reflected as assets within the Company’s Statement of Admitted Assets, Liabilities, and Capital and Surplus as of December 31, 2022, representing 0.096% and 0.251% of total admitted assets excluding Separate Accounts, respectively. The recognized obligation to return the collateral assets was $224.3 million, representing 0.379% of total liabilities excluding Separate Accounts as of December 31, 2022.
There was no collateral received and reflected as assets within the Company’s Separate Accounts as of December 31, 2023 and 2022.
Joint Ventures, Partnerships, and Limited Liability Companies
The Company had no investments in joint ventures, partnerships, or limited liability companies that exceed 10% of its admitted assets as of December 31, 2023 or 2022. The Company did not recognize any impairment write-downs for its investments in joint ventures, partnerships, and limited liability companies as of December 31, 2023 and 2022.
Wash Sales
In the normal course of the Company’s investment management, securities can be sold and reacquired within 30 days. This practice is known as wash sales. The Company did not record any wash sales for the years ended December 31, 2023, 2022 or 2021.
6.    Income Taxes
The Company is included in the consolidated federal income tax return of PLC and its subsidiaries. The method of allocation of current income taxes between the affiliates is subject to a written agreement under which the Company incurs a liability to PLC to the extent that a

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
separate return calculation indicates that the Company has a federal income tax liability. If the Company has an income tax benefit, the benefit is recorded currently to the extent that it can be carried back against prior years’ separate company income tax expense. Any amount not carried back is carried forward on a separate company basis. Income taxes recoverable (payable) are recorded in the federal income taxes receivable (payable) account and are settled periodically, per the tax sharing agreement.
The components of the net deferred tax asset/(deferred tax liability) (“DTA”/(“DTL”)) as of December 31 are as follows:

	12/31/2023			12/31/2022			Change
1.	(1) Ordinary	(2) Capital	(3) (Col 1+2) Total	(4) Ordinary	(5) Capital	(6) (Col 4+5) Total	(7) Ordinary	(8) Capital	(9) (Col 7+8) Total
	($ in thousands)
(a) Gross Deferred Tax Assets	$734,888	$36,278	$771,166	$695,120	$5,798	$700,918	$39,768	$30,480	$70,248
(b) Statutory Valuation Allowance Adjustments	—	—	—	—	—	—	—	—	—
(c) Adjusted Gross Deferred Tax Assets (1a - 1b)	734,888	36,278	771,166	695,120	5,798	700,918	39,768	30,480	70,248
(d) Deferred Tax Assets Nonadmitted	472,168	3,452	475,620	425,820	—	425,820	46,348	3,452	49,800
(e) Subtotal Net Admitted Deferred Tax Asset) (1c-1d)	262,720	32,826	295,546	269,300	5,798	275,098	(6,580)	27,028	20,448
(f) Deferred Tax Liabilities	87,089	—	87,089	89,389	—	89,389	(2,300)	—	(2,300)
(g)Net Admitted Deferred Tax Asset/(Net Deferred Tax Liability) (1e-1f)	$175,631	$32,826	$208,457	$179,911	$5,798	$185,709	$(4,280)	$27,028	$22,748

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)

	12/31/2023			12/31/2022			Change
2.	(1) Ordinary	(2) Capital	(3) (Col 1+2) Total	(4) Ordinary	(5) Capital	(6) (Col 4+5) Total	(7) Ordinary	(8) Capital	(9) (Col 7+8) Total
	($ in thousands)
Admission Calculation Components - SSAP No. 101
(a) Federal Income Taxes Paid in Prior Years Recoverable Through Loss Carryback	$—	$15,405	$15,405	$—	$5,798	$5,798	$—	$9,607	$9,607
(b) Adjusted Gross Deferred Tax Assets Expected to be Realized (Excluding The Amount of Deferred Tax Assets from 2(a) above) After Application of the Threshold Limitation (The Lesser of 2(b)(1) and 2(b)2 Below)	175,631	17,421	193,052	179,911	—	179,911	(4,280)	17,421	13,141
1) Adjusted Gross Deferred Tax Assets Expected to be Realized Following the Balance Sheet Date	175,631	17,421	193,052	179,911	—	179,911	(4,280)	17,421	13,141
2) Adjusted Gross Deferred Tax Assets Allowed per Limitation Threshold	XXX	XXX	766,231	XXX	XXX	772,351	XXX	XXX	(6,120)
(c) Adjusted Gross Deferred Tax Assets (Excluding The Amount of Deferred Tax Assets From 2(a) and 2(b) above) Offset by Gross Deferred Tax Liabilities	87,089	—	87,089	89,389	—	89,389	(2,300)	—	(2,300)
(d) Deferred Tax Assets Admitted as the result of Application of SSAP No. 101. Total 2(a) +2(b) +2(c)	$262,720	$32,826	$295,546	$269,300	$5,798	$275,098	$(6,580)	$27,028	$20,448

	2023	2022
	($ in thousands)
(a) Ratio Percentage Used To Determine Recovery Period And Threshold Limitation Amount	819%	803%
(b) Amount Of Adjusted Capital And Surplus Used To Determine Recovery Period And Threshold Limitation In 2(b)2 Above.	$5,568,736	$5,670,263

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)

	12/31/2023		12/31/2022		Change
	(1) Ordinary	(2) Capital	(3) Ordinary	(4) Capital	(5) (Col 1-3) Ordinary	(6) (Col 2-4) Capital
	($ in thousands)
Impact of Tax Planning Strategies
(a) Determination of Adjusted Gross Deferred Tax Assets and Net Admitted Deferred Tax assets, By Tax Character as a Percentage
1. Adjusted Gross DTA Amount From 1(c)	$734,888	$36,278	$695,120	$5,798	$39,768	$30,480
2. Percentage of Adjusted Gross DTAs By Tax Character Attributable to the Impact of Tax Planning Strategies	—%	100%	—%	—%	—%	100%
3. Net Admitted Adjusted Gross DTA Amount From 1(e)	$262,720	$32,826	$269,300	$5,798	$(6,580)	$27,028
4. Percentage of Net Admitted Adjusted Gross DTAs by Tax Character Admitted Because of the Impact of Tax Planning Strategies	—%	100%	—%	—%	—%	100%
Does the Company’s tax-planning strategies include the use of reinsurance?			Yes		No	X
The Company has no DTLs that are not recognized.
Current income taxes incurred consist of the following major components:

1.	(1) 2023	(2) 2022	(3) (Col 1-2) Change
	($ in thousands)
(a) Federal	$146,424	$125,600	$20,824
(b) Foreign	—	—	—
(c) Subtotal (1a+1b)	146,424	125,600	20,824
(d) Federal income tax on capital gains	(41,703)	(96,944)	55,241
(e) Utilization of capital loss carryforwards	—	—	—
(f) Other	—	—	—
(g) Federal and foreign income taxes incurred (1c+1d+1e+1f)	$104,721	$28,656	$76,065

1.	(1) 2022	(2) 2021	(3) (Col 1-2) Change
	($ in thousands)
(a) Federal	$125,600	$122,732	$2,868
(b) Foreign	—	—	—
(c) Subtotal (1a+1b)	125,600	122,732	2,868
(d) Federal income tax on capital gains	(96,944)	11,883	(108,827)
(e) Utilization of capital loss carryforwards	—	—	—
(f) Other	—	—	—
(g) Federal and foreign income taxes incurred (1c+1d+1e+1f)	$28,656	$134,615	$(105,959)

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows:

2.
Deferred Tax Assets	(1) 12/31/2023	(2) 12/31/2022	(3) (Col 1-2) Change
	($ in thousands)
(a) Ordinary:
(1) Discounting of unpaid losses	$57	$56	$1
(2) Unearned premium reserve	—	—	—
(3) Policyholder reserves	235,359	171,790	63,569
(4) Investments	1	25,966	(25,965)
(5) Deferred acquisition costs	452,324	438,179	14,145
(6) Policyholder dividends accrual	4,244	4,344	(100)
(7) Fixed assets	—	—	—
(8) Compensation and benefits accrual	8,819	11,610	(2,791)
(9) Pension accrual	—	—	—
(10) Receivables - nonadmitted	6,662	15,273	(8,611)
(11 Net operating loss carryforward	—	—	—
(12) Tax credit carryforward	—	—	—
(13) Other	27,422	27,902	(480)
(99) Subtotal (sum of 2a1 through 2a13)	734,888	695,120	39,768

(b) Statutory valuation allowance adjustment	—	—	—
(c) Nonadmitted	472,168	425,820	46,348
(d) Admitted ordinary deferred tax assets (2a99-2b-2c)	262,720	269,300	(6,580)

(e) Capital:
(1) Investments	36,278	5,798	30,480
(2) Net capital loss carryforward	—	—	—
(3) Real estate	—	—	—
(4) Other	—	—	—
(99) Subtotal (2e1+2e2+2e3+2e4)	36,278	5,798	30,480

(f) Statutory valuation allowance adjustment	—	—	—
(g) Nonadmitted	3,452	—	3,452
(h) Admitted capital deferred tax assets (2e99-2f-2g)	32,826	5,798	27,028
(i) Admitted deferred tax assets (2d+2h)	$295,546	$275,098	$20,448

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)

3.
Deferred Tax Liabilities	(1) 12/31/2023	(2) 12/31/2022	(3) (Col 1-2) Change
	($ in thousands)
(a) Ordinary
(1) Investments	$49,181	$52,072	$(2,891)
(2) Fixed assets	1,385	2,026	(641)
(3) Deferred and uncollected premium	6,126	230	5,896
(4) Policyholder reserves	24,247	28,262	(4,015)
(5) Other	6,150	6,799	(649)
(99) Subtotal (3a1+3a2+3a3+3a4+3a5)	87,089	89,389	(2,300)

(b) Capital:
(1) Investments	—	—	—
(2) Real estate	—	—	—
(3) Other	—	—	—
(99) Subtotal (3b1+3b2+3b3)	—	—	—
(c) Deferred tax liabilities (3a99+3b99)	$87,089	$89,389	$(2,300)

4. Net deferred tax assets/liabilities (2i-3c)	$208,457	$185,709	$22,748

The change in net deferred income taxes as of December 31 is comprised of the following (this analysis is exclusive of nonadmitted assets as the change in nonadmitted assets is reported separately from the change in net deferred income tax in the Statements of Changes in Capital and Surplus):

	(1) 12/31/2023	(2) 12/31/2022	(3) (Col 1-2) Change
	($ in thousands)
Adjusted gross deferred tax assets	$771,166	$700,918	$70,248
Total deferred tax liabilities	87,089	89,389	(2,300)
Net deferred tax assets (liabilities)	$684,077	$611,529	72,548
Tax effect of unrealized gains/(losses)			(28,323)
Tax effect of prior period corrections through surplus			—
Change in net deferred income tax			$100,871

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)

	(1) 12/31/2022	(2) 12/31/2021	(3) (Col 1-2) Change
	($ in thousands)
Adjusted gross deferred tax assets	$700,918	$664,321	$36,597
Total deferred tax liabilities	89,389	103,773	(14,384)
Net deferred tax assets (liabilities)	$611,529	$560,548	50,981
Tax effect of unrealized gains/(losses)			44,544
Tax effect of prior period corrections through surplus			3,064
Change in net deferred income tax			$3,373
On August 16, 2022, H.R. 5376, the Inflation Reduction Act of 2022 (“IRA”) was signed into law which includes a Corporate Alternative Minimum Tax (“CAMT”) for taxable years beginning after December 31, 2022. The Company has determined, based on the adjusted financial statement income for 2023, the controlled group of corporations of which the insurer is a member will be an “applicable corporation” to determine if CAMT exceeds the regular federal income tax payable. The Company has determined, as of the reporting date, it will not be liable for the CAMT for the tax year ended December 31, 2023.
The provision for federal and foreign income taxes incurred is different from that which would be obtained by applying the statutory federal income tax rate to income before income taxes. The significant items causing this difference at December 31 are as follows:

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)

	2023	Effective Tax Rate (%)	2022	Effective Tax Rate (%)	2021	Effective Tax Rate (%)
	($ in thousands)
Provision computed at statutory rate	$62,045	21.0%	$94,111	21.0%	$139,030	21.0%

Tax on STAT capital gains (losses)	(89,908)	(30.4)	(99,256)	(22.1)	(11,969)	(1.8)
Amortization of IMR	(2,872)	(1.0)	(27,820)	(6.2)	(25,937)	(3.9)
Change in nonadmitted assets	7,738	2.6	6,813	1.5	(13,150)	(2.0)
Nondeductible expense	1,432	0.5	1,546	0.3	766	0.1
Tax-exempt income deduction	(9,129)	(3.1)	7,973	1.8	(7,828)	(1.1)
Dividends received deduction	(6,162)	(2.1)	(8,156)	(1.8)	(10,230)	(1.5)
Prior year deferred tax true-up	(68)	—	(2,483)	(0.6)	(12,631)	(1.9)
Prior year current tax true-up	1,784	0.6	4,857	1.1	18,650	2.8
Loss on reinsurance	(34,724)	(11.9)	(17,394)	(3.9)	(46,041)	(7.0)
Elimination of intercompany dividend	(9,450)	(3.2)	(14,280)	(3.2)	(13,020)	(2.0)
Intercompany operating loss carryforward	78,592	26.6	79,573	17.8	57,760	8.7
Intercompany capital loss carryforward	(112)	—	1,169	0.3	(5,112)	(0.8)
Foreign tax credit	(2,453)	(0.8)	(2,523)	(0.6)	(1,874)	(0.3)
Tax contingencies	—	—	—	—	(1,733)	(0.2)
Assets in support of IMR	(2,575)	(0.9)	2,353	0.5	2,010	0.3
Reserve change through surplus	15,557	5.3	—	—	—	—
Derivative URGL through surplus	1,639	0.6	(2,975)	(0.7)	(423)	(0.1)
Prior period adjustment through surplus	—	—	1,355	0.3	(954)	(0.1)
Capital gain/loss on affiliate stock	(7,985)	(2.7)	—	—	—	—
Section 162(m) limitation	501	0.2	420	0.1	250	—
Total	$3,850	1.3%	$25,283	5.6%	$67,564	10.2%

Federal and foreign income taxes incurred	$146,424	49.5%	$125,600	28.0%	$122,732	18.5%
Tax on capital gains/(losses)	(41,703)	(14.1)	(96,944)	(21.6)	11,883	1.8
Change in net deferred income taxes charge/(benefit)	(100,871)	(34.1)	(3,373)	(0.8)	(67,051)	(10.1)
Total statutory income taxes	$3,850	1.3%	$25,283	5.6%	$67,564	10.2%
As of December 31, 2023, the Company had no operating loss, no capital loss, and no foreign tax credit carryforwards available to offset future net income subject to federal income taxes.
The Company incurred the following income taxes in the current year and preceding years that would be available for recoupment in the event of future net losses:

	Ordinary	Capital	Total
	($ in thousands)
2021	$—	$5,840	$5,840
2022	—	9,483	9,483
2023	—	82	82
Total	$—	$15,405	$15,405
The Company had no deposits admitted under Section 6603 of the Internal Revenue Code as of December 31, 2023 and 2022 .

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
The Company had no state transferable tax credits at December 31, 2023 or 2022.
The Company's federal income tax return for 2023 will be a consolidated return that includes the following entities:

A.U.L. Corp.	PIPCO Reinsurance Company, Ltd.
Asset Protection Financial, Inc.	Protective Administrative Services, Inc.
Atlas Peak Insurance Company, Ltd.	Protective Asset Protection, Inc.
AUL Insurance Agency, Inc.	Protective Finance Corporation
Chesterfield International Reinsurance Limited	Protective Finance Corporation II
Concourse Financial Group Agency, Inc.	Protective Finance Corporation IV
Concourse Financial Group Securities, Inc.	Protective Life and Annuity Insurance Company
D.R.G., Inc.	Protective Life Insurance Company
Dealer Services Reinsurance, Ltd.	Protective Life Corporation
Empower Financial Resources, Inc.	Protective Property & Casualty Insurance Company
First Protection Company	Protective Real Estate Holdings, Inc.
First Protection Corporation	The Advantage Warranty Corporation
First Protection Corporation of Florida	United States Warranty Corp.
Golden Gate Captive Insurance Company	USWC Holding Company
Interstate Administrative Services, Inc.	USWC Installment Program, Inc.
Interstate National Corporation	Warranty Business Services Corporation
Interstate National Dealer Services of Florida, Inc.	Warranty Direct, Inc.
Interstate National Dealer Services, Inc.	Warranty Topco, Inc.
Investment Distributors, Inc.	West Coast Life Insurance Company
LASAS Technologies, Inc.	Western Diversified Services, Inc.
MONY Life Insurance Company	Western General Dealer Services, Inc.
National Warranty Corp.	Western General Warranty Corporation
New World Re	Wisconsin A.U.L., Inc.
New World Warranty Corp.
There are no unrecognized tax benefits for the years ended December 31, 2023 and 2022, respectively.
Any accrued interest related to the unrecognized tax benefits and other accrued income taxes have been included in income tax expense. There were no amounts included in the three-year period ended December 31, 2023, as the parent company maintains responsibility for the interest on unrecognized tax benefits. The Company has no accrued interest associated with unrecognized tax benefits as of December 31, 2023 or 2022.
In general, the Company is no longer subject to income tax examinations by taxing authorities for tax years that began before 2020.
The Company does not have any federal income tax loss contingencies for which it is reasonably possible that the total liability will significantly increase within twelve months of the reporting date.
7.    Information Concerning Parent and Subsidiaries
Subsidiary Acquisition
On May 2, 2022, the Company completed the acquisition of AUL (the “Acquisition”), as contemplated by an agreement reached in March 2022. The Company accounted for this

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
transaction under the statutory purchase method of accounting as required by SSAP No. 68. The aggregate purchase price was $347.0 million. AUL is carried at $288.6 million at December 31, 2023 within “Common stocks-affiliated”. No goodwill was recorded in the transaction. The Acquisition was subject to receipt of standard regulatory approvals and satisfaction of customary closing conditions. AUL offers a variety of finance and insurance products, including warranties, vehicle service contracts, and a suite of ancillary products.
Dividends and Capital Contributions
During the second quarter of 2023, the Company paid an ordinary dividend of $35.0 million to it’s parent, PLC. During the third quarter of 2023, the Company paid an ordinary dividend of $35.0 million to PLC. In the first quarter of 2022 the Company paid a $239.0 million ordinary dividend to PLC. In the second quarter of 2022, the Company paid a $100.0 million ordinary dividend to PLC. The Company paid no dividends to PLC during 2021.
PLC made no cash capital contribution to the Company during 2023. During 2022, the Company received a cash capital contribution of $100.0 million from PLC. PLC made no cash capital contribution to the Company during 2021.
On September 30, 2023, the Company distributed all issued and outstanding shares of GGCIC common stock to PLC through a nontaxable distribution under Section 355 of the Internal Revenue Code of 1986, as amended, resulting in a change in GGCIC’s immediate parent from the Company to PLC.
The Company received the following distributions from subsidiaries during the years ended December 31, certain of which were treated as a return of capital:

	2023	2022	2021
	($ in thousands)
West Coast Life Insurance Company	$—	$40,000	$25,000
MONY Life Insurance Company	35,000	18,000	37,000
USWC Holding Company	10,150	2,000	10,000
Protective Property & Casualty Insurance Company	10,000	10,000	—
Protective Asset Protection, Inc.	850	—	1,725
Western Diversified Services, Inc.	4,000	—	4,000
Golden Gate Captive Insurance Company	47,000	91,000	25,000
A.U.L. Corp.	—	30,000	—
Total distributions received	$107,000	$191,000	$102,725
The Company made the following capital contributions for the years ended December 31:

	2023	2022	2021
	($ in thousands)
Golden Gate Captive Insurance Company	$—	$8,500	$9,600
Total contributions paid	$—	$8,500	$9,600

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
These dividends, distributions and capital contributions were primarily in the form of cash, but some involved the exchange of subsidiary companies and/or intangible assets. The following provides further detail regarding certain of these contributions and distributions:
•During the fourth quarter of 2023, the Company’s wholly owned subsidiary, WDS, paid a cash distribution of $4.0 million to the Company. This distribution was treated as a return of capital distribution.
•During the fourth quarter of 2023, the Company’s wholly owned subsidiary, USWC Holding Company paid a cash distribution of $10.15 million to the Company. This distribution was treated as a return of capital distribution.
•During the fourth quarter of 2023, the Company’s wholly owned subsidiary, PAPI, paid a cash distribution of $850.0 thousand to the Company. This distribution was treated as a return of capital distribution.
•During the third quarter of 2023, the Company received a distribution of $15.0 million from GGCIC, consisting of cash of $9.8 million and a bond in the amount of $5.2 million (including accrued interest of $0.1 million).
•During the second quarter of 2023, the Company’s wholly owned subsidiary, MONY, paid an ordinary cash dividend in the amount of $35.0 million to the Company.
•During the second quarter of 2023, the Company received a cash distribution of $32.0 million from GGCIC. This distribution was treated as a return of capital distribution.
•During the first quarter of 2023, the Company’s wholly owned subsidiary, Protective Property & Casualty Insurance Company, paid an ordinary cash dividend of $10.0 million to the Company.
•During the first quarter of 2022, the Company’s wholly owned subsidiary, PP&C, paid an ordinary cash dividend of $10.0 million to the Company.
•During 2022, pursuant to its licensing agreement, GGCIC paid extraordinary cash distributions to the Company of $46.0 million and $45.0 million. These distributions were treated as return of capital distributions.
•During the fourth quarter of 2022, the Company made a scheduled cash capital contribution of $8.5 million to GGCIC.
•During the fourth quarter of 2022, the Company’s wholly owned subsidiary, AUL, paid a cash distribution of $30.0 million to the Company. This distribution was treated as a return of capital distribution.
•During the fourth quarter of 2022, the Company’s wholly owned subsidiary, USWC Holding Company paid a cash distribution of $2.0 million to the Company. This distribution was treated as a return of capital distribution.
•During the fourth quarter of 2022, the Company’s wholly owned subsidiary, MONY, paid an ordinary cash dividend in the amount of $18.0 million to the Company.

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
•During the fourth quarter of 2022, the Company’s wholly owned subsidiary, WCL, paid an ordinary cash dividend of $40.0 million to the Company.
•During the first quarter of 2021, pursuant to its licensing agreement, GGCIC paid extraordinary cash distributions to the Company in the amount of $25.0 million. This distribution was treated as a return of capital distribution.
•In the fourth quarter of 2021, the Company made a scheduled cash capital contribution of $9.6 million to GGCIC.
•During the fourth quarter of 2021, the Company’s wholly owned subsidiary, WDS, paid a cash distribution of $4.0 million to the Company. This distribution was treated as a return of capital distribution.
•During the fourth quarter of 2021, the Company’s wholly owned subsidiary, USWC Holding Company paid a cash distribution of $10.0 million to the Company. This distribution was treated as a return of capital distribution.
•During the fourth quarter of 2021, the Company’s wholly owned subsidiary, PAPI, paid a cash distribution of $1.7 million to the Company. This distribution was treated as a return of capital distribution.
•During the fourth quarter of 2021, the Company’s wholly owned subsidiary, MONY, paid an ordinary cash dividend in the amount of $37.0 million to the Company.
•During the fourth quarter of 2021, the Company’s wholly owned subsidiary, WCL, paid an ordinary cash dividend of $25.0 million to the Company.
Intercompany Agreements and Settlements
The Company routinely receives from, or pays to, affiliates under the control of PLC reimbursements for expenses incurred on one another’s behalf. Receivables and payables among affiliates are generally settled monthly. As of December 31, 2023, the Company had an intercompany receivable of $25.2 million and an intercompany payable of $64.4 million. As of December 31, 2022, the Company had an intercompany receivable of $13.3 million and an intercompany payable of $39.5 million.
The Company entered into an agreement with WCL in 2011, which was amended and restated in 2023, in which a loan can be given to or received from WCL subject to certain limitations as described in the agreement. The Company had no outstanding loaned or borrowed amounts as of December 31, 2023 or 2022, under this agreement. No interest expense was incurred under this agreement during the three-year period ended December 31, 2023.
The Company entered into an agreement with PLAIC in 2012, which was amended and restated in 2023, in which a loan can be given to or received from PLAIC subject to certain limitations as described in the agreement. The Company had no loaned or borrowed amounts as of December 31, 2023 or 2022, under this agreement. No interest expense was incurred under this agreement during the three-year period ended December 31, 2023.
The Company entered into an agreement with MONY in 2014, which was amended and restated in 2023, in which a loan can be given to or received from MONY subject to certain limitation as described in the agreement. The Company had no loaned or borrowed amounts as

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
of December 31, 2023 and 2022, under this agreement. No interest expense was incurred under this agreement during the three-year period ended December 31, 2023.
The Company, WCL, and PLC have contracts with certain affiliates to provide investment, legal, and data processing services on a fee basis and other managerial and administrative services on a shared cost basis. In addition, the affiliates have a joint contract relating to allocation of costs for services performed by employees of one affiliate for another. The Company paid $318.1 million, $301.7 million, and $275.8 million during the years ended December 31, 2023, 2022, and 2021, respectively, for these services. The Company also received $118.3 million, $111.4 million, and $96.1 million under these agreements in 2023, 2022, and 2021 respectively.
Certain affiliates lease office space, equipment and/or electronic data processing equipment from the Company based upon amounts that would be similar to those charged to an unrelated company in an arm’s length transaction. The Company received $9.8 million, $9.9 million, and $10.5 million for the years ended December 31, 2023, 2022, and 2021, respectively, for these items.
Intercompany Reinsurance
See Note 10 – Reinsurance for a discussion of the Company’s reinsurance transactions with affiliates.
Subsidiary Guarantees and Support Agreements
There are no guarantees or undertakings for the benefit of an affiliate which result in an actual contingent exposure of the Company’s or any affiliated insurer’s assets to liability, other than insurance contracts entered into in the ordinary course of business, except as follows:
The Company entered into a guaranty agreement on October 27, 1993, with PLAIC. The Company has guaranteed the payment of all insurance policy claims made by the holders or beneficiaries of any policies which were issued after the date of the guaranty agreement in accordance with the terms of said policies. Total liabilities for policies covered by this agreement were $1.7 billion as of December 31, 2023, and $1.8 billion as of December 31, 2022. No payments were made under this guaranty agreement during the three-year period ended December 31, 2023.
The Company entered into a guaranty agreement on December 31, 1995, whereby the Company guaranteed that PLAIC will perform all of the obligations of the Company pursuant to the terms and conditions of an indemnity coinsurance agreement between the Company and an unaffiliated life insurance company. Total liabilities related to this coinsurance agreement were $4.9 million as of December 31, 2023 and $5.4 million as of December 31, 2022. No payments were made under this guaranty agreement during the three-year period ended December 31, 2023.
The Company entered into a guaranty agreement, effective December 23, 1997, whereby the Company has agreed to guarantee that WCL will pay all insurance policy claims made on insurance policies or binders issued by WCL to SouthTrust Corporation (now Wells Fargo & Company) or its affiliated banks. Total liabilities for policies covered by this agreement were $65.4 million as of December 31, 2023 and $64.9 million as of December 31, 2022. No payments were made under this guaranty agreement during the three-year period ended December 31, 2023.

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
The Company entered into a guaranty agreement on January 12, 1998, whereby the Company guaranteed that the capital and surplus of WCL as of the end of any calendar quarter will be maintained at a level no less than 250% of the "Company Action Level RBC" as defined by the State of Nebraska. In the event that the capital and surplus of WCL is less than the "Company Action Level RBC" at the end of a calendar quarter, the Company will make a capital contribution to WCL in such amount necessary to cure the deficiency. However, in no event shall the cumulative capital contributions be more than 2% of the Company’s admitted assets as of the prior December 31 year end. As of December 31, 2023, 2022 and 2021 the Company had not been required to make capital contributions to WCL in connection with this agreement.
Effective October 1, 2020, GGCIC entered into separate amended and restated indemnity reinsurance agreements with the Company (the “2020 PLICO-GGCIC Agreement”) and WCL (the “2020 WCL-GGCIC Agreement”).
On October 1, 2020, GGCIC entered into a transaction with a term of 20 years, that may be extended up to a maximum term of 25 years, to finance up to $5.0 billion of “XXX” and “AXXX” reserves related to the term life insurance business and universal life insurance with secondary guarantee business that is reinsured to GGCIC by the Company and WCL under the 2020 PLICO-GGCIC and 2020 WCL-GGCIC Agreements. This financing transaction is pursuant to an Excess of Loss Reinsurance Agreement (the “XOL Agreement”) with Hannover Life Reassurance Company of America (Bermuda) Ltd., The Canada Life Assurance Company (Barbados Branch) and RGA Reinsurance Company (Barbados) Ltd. (collectively, the “Retrocessionaires”). Pursuant to the XOL Agreement, in exchange for periodic fees, the Retrocessionaires assume, on an excess of loss basis, the obligation to pay (the “XOL Payments”) each quarter the lesser of (a) the greater of (i) statutory reserves in excess of economic reserves and (ii) the financed amount and (b) if total claims for such quarter exceed the available assets (as set forth in the XOL Agreement) of GGCIC, the amount of such excess. The transaction is “non-recourse” to PLC, WCL and the Company, meaning that none of these companies are liable to reimburse the Retrocessionaires for any XOL Payments required to be made.
PLC entered into a guaranty dated as of October 1, 2020, pursuant to which PLC agreed to guarantee GGCIC’s payment of certain fees due to the Retrocessionaires under the XOL Agreement. This includes annual contributions to GGCIC to pre-fund estimated fees payable to the Retrocessionaires for the subsequent calendar year. Due to GGCIC’s change in ownership, as discussed above, the 2023 scheduled contribution was paid by PLC. A scheduled contribution of $8.5 million, paid by PLICO, occurred during the fourth quarter of 2022 with respect to estimated fees payable to the Retrocessionaires during 2023. A scheduled contribution of $9.6 million, paid by PLICO, occurred during the fourth quarter of 2021 with respect to estimated fees payable to the Retrocessionaires during 2022.
8.    Capital and Surplus, Shareholder’s Dividend Restrictions
Dividends are noncumulative and are paid as determined by the Board of Directors. A life insurance company may pay a dividend without prior approval of the Commissioner of the Department. (“the Commissioner”) in an amount, together with other dividends paid in the past twelve months, that does not exceed an amount equal to the greater of 10% of policyholders’ surplus as of the preceding December 31 or the Company’s net gain from operations, for the preceding year. During 2024, the Company may pay $531.6 million of dividends without the approval of the Commissioner.

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
On September 30, 2023, the Company distributed all issued and outstanding shares of GGCIC common stock to PLC through a nontaxable distribution under Section 355 of the Internal Revenue Code of 1986, as amended, resulting in a change in GGCIC’s immediate parent from the Company to PLC.
The NAIC's risk-based capital requirements require insurance companies to calculate and report information under a risk-based capital formula. These requirements are intended to allow insurance regulators to identify inadequately capitalized insurance companies based upon the types and mixtures of risk inherent in the insurer's operations. The formula includes components for asset risk, liability risk, interest rate exposure, and other factors. The Company was adequately capitalized under the formula as of December 31, 2023 and 2022.
The portion of unassigned funds represented or reduced for cumulative unrealized gains and losses was $(539.1) million and $(666.1) million as of December 31, 2023 and 2022, respectively.
The portion of unassigned funds reduced for nonadmitted assets was $0.6 billion and $1.1 billion as of December 31, 2023 and 2022, respectively.
As of December 31, 2023, the Company had issued the following surplus debentures or similar obligations:

Date Issued	Interest Rate	Original Issue Amount of Notes	Carrying Value of Note	Current Year Interest Expense Recognized	Life-To-Date Interest Expense Recognized	Date of Maturity
5/1/2018	3.550%	$55,000	55,000	1,953	11,065	5/1/2038
5/1/2018	3.550%	55,000	55,000	1,953	11,065	5/1/2038
Total		$110,000	$110,000	$3,906	$22,130

As of December 31, 2022, the Company had issued the following surplus debentures or similar obligations:

Date Issued	Interest Rate	Original Issue Amount of Notes	Carrying Value of Note	Current Year Interest Expense Recognized	Life-To-Date Interest Expense Recognized	Date of Maturity
5/1/2018	3.550%	$55,000	$55,000	$1,953	$9,112	5/1/2038
5/1/2018	3.550%	55,000	55,000	1,953	9,112	5/1/2038
Total		$110,000	$110,000	$3,906	$18,224
On May 1, 2018, the Company issued two fixed rate 20-year Surplus Notes (the “Notes”), each with a face amount of $55.0 million. The Company received cash for the Notes. The Notes were issued to Liberty Mutual Insurance Company and The Lincoln National Life Insurance Company (“Lincoln Life”), respectively (the “Note Holders”), in conjunction with the reinsurance transaction discussed in Note 10 “Reinsurance Assumed”. The Notes are direct financial obligations of the Company, and the Holders of the Notes cannot require repayment from PLC, or any affiliates and subsidiaries, other than the Company, the direct issuer of the Notes.
The Company pays interest on the principal amount of the Notes on a semi-annual basis subject to regulatory approval. The first payment was made on December 31, 2018. Any payment of principal, including by redemption, or interest on the Notes may only be made with the prior approval of the Commissioner. The Company has received approval from the Commissioner to

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
pay interest on the Notes through December 31, 2024. Except in certain instances that are considered “Events of Default”, the Note Holders have no rights to accelerate payment of principal on the Notes. “Events of Default” include a failure to pay interest or principal on the Notes when it becomes due and payable, or any state or federal agency obtaining an order or grant of approval for the rehabilitation, liquidation, conservation, or dissolution of the Company. The Company reserves the right to repay the Notes at any time, subject to the terms of the Notes and prior regulatory approval.
In the event that the Company is subject to liquidation, holders of Indebtedness, Policy Claims and Prior Claims would be afforded a greater priority under the Liquidation Act and accordingly, would have the right to be paid in full before any payments of interest or principal are made to Note Holders. The Note Holders would have the right to be paid before any payments are made to common stockholders. In addition, the Notes will rank pari passu with future surplus notes issued by the Company and with all other similarly subordinated claims.
9.    Liabilities, Contingencies and Assessments
Assessments
Under the insurance guaranty fund laws of most states, insurance companies doing business therein can be assessed up to prescribed limits for policyholder losses incurred by insolvent companies. From time to time, companies may be asked to contribute amounts beyond prescribed limits. It is possible that the Company could be assessed with respect to product lines not offered by the Company. In addition, legislation may be introduced in various states with respect to guaranty fund assessment laws related to insurance products, including long term care insurance and other specialty products, that alters future premium tax offsets received in connection with guaranty fund assessments. As of December 31, 2023 and 2022, the Company accrued liabilities of $8.3 million and $6.4 million, respectively, for future assessments. The Company accrued related assets for future premium tax credits of $7.1 million and $5.3 million as of December 31, 2023 and 2022, respectively. In addition, assets of $0.6 million and $0.9 million as of December 31, 2023 and 2022, respectively, relate to assessments already paid that will be taken as credits on future premium tax returns.
Other Commitments and Contingencies
A number of judgments have been returned against insurers, broker dealers and other providers of financial services involving, among other things, sales, underwriting practices, product design, product disclosure, administration, denial or delay of benefits, benefit payment methods, charging excessive or impermissible fees, recommending unsuitable products to customers, breaching fiduciary or other duties to customers, refund or claims practices, alleged agent misconduct, failure to properly supervise representatives, relationships with agents or persons with whom the insurer does business, payment of sales and other contingent commissions, and other matters. Often these legal proceedings have resulted in the award of substantial judgments that are disproportionate to actual damages, including material amounts of punitive and non-economic compensatory damages. In some states, juries, judges, and arbitrators have substantial discretion in awarding punitive non-economic compensatory damages which creates the potential for unpredictable material adverse judgments or awards in any given legal proceeding. Arbitration awards are subject to very limited appellate review. In addition, in some legal proceedings, companies have made material settlement payments. In some instances,

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
substantial judgments may be the result of a party’s perceived ability to satisfy such judgments as opposed to the facts and circumstances regarding the claims made.

At any given time, a number of financial, market conduct, or other examinations or audits of the Company’s subsidiaries, as well as other insurance companies from whom the Company has coinsured blocks of life insurance and annuity policies, may be ongoing. It is possible that any examination or audit may result in payments of fines and penalties, payments to customers, or both, as well as changes in systems or procedures, or restrictions on business activities, any of which could have a material adverse effect on the Company’s business, financial condition and results of operations. The Company monitors these matters for any developments that may make a loss contingency associated with any such audit or exam reasonably estimable.

The Company, like other insurance companies, in the ordinary course of business, is involved in legal proceedings. The Company cannot predict the outcome of any legal proceeding, nor can it provide an estimate of the possible loss, or range of loss, that may result from such legal proceeding. However, unless otherwise specifically disclosed herein, the Company does not expect that its ultimate liability, if any, will be material to its financial condition.

Worth Johnson v. Protective Life Insurance Company, Case No. 2:18-CV-01290 (previously styled as Advance Trust & Life Escrow Services, LTA, as Securities Intermediary of Life Partners Position Holder Trust v. Protective Life Insurance Company), is a putative class action that was filed on August 13, 2018 in the United States District Court for the Northern District of Alabama. Plaintiff seeks to represent all owners of universal life and variable universal life policies issued or administered by the Company or its predecessors that provide that cost of insurance rates are to be determined based on expectations of future mortality experience. Plaintiff’s complaint alleges the Company breached those policies by failing to periodically adjust its COI rates based on improved expectations of future mortality, and Plaintiff seeks class certification, compensatory damages, pre-judgment and post-judgment interest, costs, and other unspecified relief. On August 8, 2022, the US District Court granted the Company’s Motion for Judgment on the Pleadings, concluding the Company has no contractual duty to lower COI rates if expectations as to future mortality improve. This favorable decision was appealed by Plaintiff to the Eleventh Circuit Court of Appeals on August 26, 2022. The Company will continue to vigorously defend this matter and cannot predict the outcome of or reasonably estimate the possible loss or range of loss that might result from this litigation.

The Company is currently defending two putative class actions (Beverly Allen v. Protective Life Insurance Company, Civil Action No. 1:20-cv-00530-JLT (E.D. Cal. filed Apr. 14, 2020), and Janice Schmidt and Judy A. Vann-Eubanks v. Protective Life Insurance Company, et al., Civil Action No. 1:21-cv-01784-SAB (E.D. Cal. filed Dec. 17, 2021) in which the plaintiffs claim that defendants’ alleged failure to comply with certain California statutes which address contractual grace periods and lapse notice requirements for certain life insurance policies requires that these policies remain in force. The plaintiffs seek unspecified monetary damages and injunctive relief. No class has been certified in either putative class action. On December 12, 2023, the

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
Court entered orders staying both matters in light of appeals involving other insurers pending with the Court of Appeals for the Ninth Circuit. The Company maintains various defenses to the merits of the plaintiffs’ claims and to class certification. However, the Company cannot predict the outcome of or reasonably estimate the possible loss or range of loss that might result from this litigation.
The Company periodically enters into commitments to purchase investments in fixed income securities and other investments. The amounts of such commitments were $1.2 billion as of December 31, 2023. The Company did not have such commitments as of December 31, 2022.
The Company leases administrative and marketing office space in 5 cities, with most leases being for periods of ten to twenty-five years. Rent expense for 2023, 2022, and 2021 was $2.2 million, $1.9 million, and $2.6 million, respectively. Although the Company is legally obligated for these leases, rent expense will be less than projected lease commitments due to rent paid by affiliates.
The projected commitment under these leases for the next 5 years is as follows:

Years	($ in thousands)
2024	$3,967
2025	2,029
2026	1,206
2027	1,236
2028	1,267
Thereafter	4,920
Total	$14,625

Refer to Note 7 for a description of the contingent commitments and guarantees involving affiliates of the Company, and to Note 11 for commitments to extend mortgage loans.
10.    Reinsurance
The Company remains liable with respect to ceded reinsurance should any reinsurer fail to meet the obligations that it assumed. The Company evaluates the financial condition of its reinsurers and monitors the associated concentration of credit risk.

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
Reinsurance Ceded
The Company has ceded insurance contracts with its affiliates as of and for the years ended December 31 as follows:

	2023	2022
	($ in thousands)
Life:
Insurance in-force	$73,792,339	$88,690,638
Policy and claim reserves ceded	6,992,577	6,845,313
Policy and claim liabilities ceded	35,785	38,661
Premiums ceded	543,751	1,549,971

Accident and health:
Policy and claim reserves ceded	$104	$183
Policy and claim liabilities ceded	132	182
Premiums ceded	721	1,448
For the year ended December 31, 2021, the Company ceded life insurance premiums of $116.5 million and accident and health premiums of $1.0 million to its affiliates.
Effective October 1, 2020, GGCIC entered into separate amended and restated indemnity reinsurance agreements with the Company (the “2020 PLICO-GGCIC Agreement”) and WCL (the “2020 WCL-GGCIC Agreement”). The Company ceded to GGCIC premiums of $62.2 million, $88.6 million, and $115.5 million for the years ended December 31, 2023, 2022 and 2021, respectively, and ceded statutory reserves of $4.6 billion and $4.9 billion as of December 31, 2023 and 2022, respectively.
Effective April 1, 2020, the Company reinsured certain fixed annuity business under a coinsurance with funds withheld treaty to Protective Life Reinsurance Bermuda Ltd. (“PL Re”). PL Re, a wholly owned subsidiary of PLC, is domiciled in Bermuda and holds reserves based on Bermuda insurance regulations. The policies ceded under the agreement (the “PLICO-PL Re Reinsurance Agreement”) were in force on or before April 1, 2020. The cession to PL Re included the initial estimated transfer of $485.2 million of annuity reserves. As a result of the transaction, the Company recorded an estimated initial ceding allowance of $28.6 million and estimated initial premium transfers of $485.2 million. Pursuant to SSAP No. 61R, “Life, Deposit Type and Accident and Health Reinsurance”, and Appendix A-791, the Company recognized $6.0 million, representing 21% of the initial net gain, in net income upon the cession to PL Re. $22.6 million, or 79% of the initial net gain, was included as a component of surplus which was deferred and will be amortized into income in future periods.
On April 1, 2022, the Company amended the PLICO-PL Re Reinsurance Agreement whereby the Company reinsures certain fixed annuity business under a coinsurance with funds withheld treaty to PL Re. The cession to PL Re included the initial estimated transfer of $1.5 billion of annuity reserves. As a result of the amendment, the Company recorded an estimated initial ceding allowance of $113.0 million and estimated initial premium transfers of $1.5 billion. Pursuant to SSAP No. 61R, “Life, Deposit Type and Accident and Health Reinsurance”, and Appendix A-791, the Company recognized $23.7 million, representing 21% of the initial net gain, in net income upon the cession to PL Re. $89.3 million, or 79% of the initial net gain, was included as a component of surplus which was deferred and will be amortized into income in future periods.

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
On April 1, 2023, the Company amended the PLICO-PL Re Reinsurance Agreement whereby the Company reinsures certain fixed annuity business under a coinsurance with funds withheld treaty to PL Re. The cession to PL Re included the initial estimated transfer of $480.6 million of annuity reserves. As a result of the amendment, the Company recorded an estimated initial ceding allowance of approximately $49.0 million and estimated initial premium transfers of approximately $480.6 million. Pursuant to SSAP No. 61R, “Life, Deposit Type and Accident and Health Reinsurance”, and Appendix A-791, the Company recognized $10.3 million, representing 21% of the initial net gain, in net income upon the cession to PL Re. $38.7 million, or 79% of the initial net gain, was included as a component of surplus which was deferred and will be amortized into income in future periods.
In connection with the agreement and amendment, the Company transferred assets backing economic reserves to a segregated funds withheld account owned by the Company for the benefit of
PL Re. The balance in this account was $2.2 billion and $1.8 billion as of December 31, 2023 and 2022, respectively. The Company ceded premiums of $0.5 billion, $1.5 billion, and $38 thousand for the years ended December 31, 2023, 2022, and 2021, respectively and ceded statutory reserves of $2.4 billion and $1.9 billion as of December 31, 2023 and 2022, respectively. For the years ended December 31, 2023, 2022, and 2021, $24.1 million, $1.1 million, and $0, respectively was amortized into income.
The Company has ceded insurance contracts with non-affiliated insurers as of and for the years ended December 31 as follows:

	2023	2022
	($ in thousands)
Life:
Insurance in-force	$103,756,495	$125,166,957
Policy and claim reserves ceded	3,065,839	3,164,022
Policy and claim liabilities ceded	137,179	170,545
Premiums ceded	1,015,586	1,013,650

Accident and health:
Policy and claim reserves ceded	$10,727	$11,181
Policy and claim liabilities ceded	57	52
Premiums ceded	732	699
The Company ceded to non-affiliated insurers life premiums of $938.1 million and accident and health premiums of $2.1 million during the year ended December 31, 2021.
None of the Company’s non-affiliated reinsurers were owned in excess of 10% or controlled, either directly or indirectly, by the Company or by any representative, officer, trustee, or director of the Company. Certain policies issued by the Company have been reinsured with a company chartered in a country other than the United States (excluding U.S. branches of such companies) which is owned in excess of 10% or controlled directly or indirectly by an insured, a beneficiary, a creditor of an insured, or any other person not primarily engaged in the insurance business. Numerous reinsurers relate to auto dealerships or finance companies that established reinsurance companies to supplement their primary business.

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
The Company does not have any reinsurance agreements in effect under which the reinsurer may unilaterally cancel any reinsurance for reasons other than for nonpayment of premium or other similar credits. The Company does not have any reinsurance agreements in effect such that the amount of losses paid or accrued through the statement date may result in a payment to the reinsurer of amounts which, in aggregate and allowing for offset of mutual credits from other reinsurance agreements with the same reinsurer, exceed the total direct premium collected under the reinsured policies.
No new reinsurance agreements were entered into during 2023. As discussed above, the PL Re agreement was amended in 2022 and 2023.
The Company had previously ceded business to Scottish Re (U.S.), Inc. (“SRUS”) which was placed in rehabilitation on March 6, 2023 by the State of Delaware. Under the rehabilitation order, the Insurance Commissioner of the State of Delaware was appointed the receiver of SRUS (the “Receiver”) and provided with authority to conduct and continue the business of SRUS in the interest of its cedents, creditors, and stockholder.
On July 13, 2023, the Receiver filed a motion to convert the rehabilitation of SRUS into a liquidation. In that motion, the Receiver reiterated the causes of SRUS’s financial distress (listing Yearly Renewable Term underpricing as the primary cause) and indicated that SRUS is experiencing adverse mortality, attributable to factors such as COVID and lower lapse rates leading to worsened projected future losses. According to the Receiver, the 2022 Annual Financial Statement shows a negative capital and surplus, and implementing the Modified Plan will not return SRUS to solvency for another 10-15 years, at the earliest. Given this longer timeframe and other uncertainties, the Receiver recommended that SRUS be liquidated. The Board of SRUS unanimously consented to liquidation.
The Delaware Court of Chancery entered an order granting the Receiver’s motion to convert the rehabilitation to a liquidation on July 18, 2023 (the “Liquidation Order”). Under the Liquidation Order, all active ceding company agreements were terminated at 11:59 p.m. Eastern Time on September 30, 2023. The Liquidation Order requires the Receiver to file proposed policies and procedures that address, among other things, the process for cedents to submit claims for past and future losses. The Receiver recently indicated in a communication to cedents that he intends to file proposed policies and procedures in the near future.
Prior to 2023, the Company maintained a reinsurance loss contingency reserve in “Other liabilities” against the SRUS reinsurance receivable balances in “Amounts recoverable from reinsurers.” The net of SRUS reinsurance receivable balances, after considering the reinsurance loss contingency reserve, was nonadmitted.
As a result of the Liquidation Order, the Company recaptured the policies previously ceded to SRUS in accordance with SSAP No. 61R, “Life, Deposit-Type and Accident and Health Reinsurance”, by writing off balances through the accounts, exhibits, and schedules in which they were originally recorded. The net impact of the recapture of the SRUS policies as of September 30, 2023 was a loss of $12.2 million to net income and an increase of $26.9 million to surplus.
In accordance with the application of INT 23-04: “Scottish Re Life Reinsurance Liquidation Questions”, during the fourth quarter of 2023, the Company recognized impairments of $35.3 million of “Other Assets” and $11.0 million to the SRUS “Amounts recoverable from reinsurers” related to the SRUS receivables. The impairment of SRUS receivables was recorded against a

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
previously established reinsurance loss contingency reserve, resulting in no material impact to net income. The remaining reinsurance receivables balance as of December 31, 2023 of $54.6 million is fully admitted.
This impairment amount is based on Management’s judgment in consideration of the specific terms of its reinsurance agreements with SRUS, the uncertainty surrounding the sufficiency of assets at SRUS, the timing of expected payments under the Liquidation Order, and the level of estimation inherent in the individual components of the Company’s receivable from SRUS. The Company continues to monitor SRUS and the actions of the Receiver through discussions with legal counsel and review of publicly available information. As of the date of these financial statements, management does not believe that the ultimate outcome of the liquidation process will have a material impact on the Company’s financial position or results of operations. The Company will reassess this opinion as it learns more about the liquidation process the Receiver intends to pursue and its financial impact on the Company’s position.
The Company had no aggregate reductions to surplus for terminations of reinsurance agreements during 2023, 2022, and 2021.
Other than SRUS mentioned above, the Company did not write off any material reinsurance receivables during the three-year period ended December 31, 2023. The Company nonadmitted $14.7 million and $49.9 million of reinsurance receivables as of December 31, 2023 and 2022, respectively.
In addition to SRUS mentioned above, the Company had the following commutation of ceded reinsurance during the year ended December 31, 2023:

($ in thousands)
Claims incurred	$54
Premiums earned	$18,329
Company
Transamerica Life Insurance Company	$1,989
The Canada Life Assurance Company	$16,286
During the year ended December 31, 2022, commutation of ceded reinsurance with Transamerica Life Insurance Company had a net unfavorable $26.1 million effect on the Company’s operations.

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
As of December 31, 2023 and 2022, the Company had the following reinsurance recoverable balances relating to paid losses included in “Amounts recoverable from reinsurers” in the Statements of Admitted Assets, Liabilities, and Capital and Surplus:

	Amount Recoverable as of December 31, 2023	% of Total	Rating
	($ in thousands)
Scottish Re (U.S.) Inc.	$54,603	31.2%	In liquidation
Golden Gate Captive Insurance Company	52,990	30.3	Not rated
RGA Reinsurance Company	18,037	10.3	A.M. Best Company A+
Swiss Re Life & Health America Inc.	16,116	9.2	A.M. Best Company A+
Munich American Reassurance Company	5,756	3.3	A.M. Best Company A+
SCOR Global Life USA Reinsurance Company	5,348	3.1	A.M. Best Company A
SCOR Global Life Americas Reinsurance Company	4,949	2.8	A.M. Best Company A
All other	17,345	9.8
	$175,144	100.0%

	Amount Recoverable as of December 31, 2022	% of Total	Rating
	($ in thousands)
Golden Gate Captive Insurance Company	$59,347	47.9%	Not rated
Swiss Re Life & Health America Inc.	17,081	13.8	A.M. Best Company A+
Scottish Re (U.S.) Inc.	6,145	5.0	Not rated
Munich American Reassurance Company	5,944	4.8	A.M. Best Company A+
RGA Reinsurance Company	5,722	4.6	A.M. Best Company A+
SCOR Global Life Americas Reinsurance Company	5,042	4.1	A.M. Best Company A+
Security Life of Denver Insurance Company	4,328	3.5	Not rated
Transamerica Life Insurance Company	4,121	3.3	A.M. Best Company A
SCOR Global Life USA Reinsurance Company	4,052	3.3	A.M. Best Company A+
All other	12,099	9.7
	$123,881	100.0%
Reinsurance Assumed
During 2005, the Company executed a treaty with WCL to reinsure certain new annuity business. Under this agreement, the Company received $0, $0, and $68 thousand in premiums from WCL during 2023, 2022, and 2021, respectively. The Company assumed reserves of $40.9 million and $49.2 million as of December 31, 2023 and 2022, respectively.
Effective October 1, 2012, the Company reinsured certain universal life with secondary guarantee business from WCL, an affiliate, under a coinsurance treaty. The Company assumed $1.1 million, $6.8 million, and $11.6 million in premiums for the years ended December 31, 2023, 2022, and 2021, respectively, and assumed statutory reserves of $573.2 million and $562.3 million as of December 31, 2023 and 2022, respectively.

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
The Company has assumed from its subsidiaries and affiliates as of and for the years ended December 31 as follows:

	2023	2022
	($ in thousands)
Life:
Insurance in-force	$4,018,659	$4,106,092
Policy and claim reserves assumed	614,110	611,594
Policy and claim liabilities assumed	7,843	10,105
Premiums ceded	1,096	6,803
The Company assumed from affiliated insurers life premiums of $11.7 million during the year ended December 31, 2021.
The Company has assumed from non-affiliated insurers as of and for the years ended December 31 as follows:

	2023	2022
	($ in thousands)
Life:
Insurance in-force	$119,823,694	$132,972,941
Policy and claim reserves assumed	22,995,114	24,056,577
Policy and claim liabilities assumed	227,058	239,618
Premiums ceded	602,615	720,759

Accident and health:
Policy and claim reserves assumed	$262,378	$291,299
Policy and claim liabilities assumed	1,116	1,218
Premiums ceded	7,399	13,985
The Company assumed from non-affiliated insurers life premiums of $866.4 million and accident and health premiums of $28.7 million during the year ended December 31, 2021.
11.    Information about Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentrations of Credit Risk
Derivative Financial Instruments
The table below summarizes the notional amount of the Company's financial instruments with off-balance sheet risk as of December 31:

	Assets		Liabilities
	2023	2022	2023	2022
	($ in thousands)
Swaps	$1,452,105	$225,241	$964,229	$397,297
Futures	183,186	147,683	318,604	284,547
Options	8,105,494	7,681,876	6,045,106	6,624,706
Totals	$9,740,785	$8,054,800	$7,327,939	$7,306,550
Derivative instruments expose the Company to credit and market risk. The Company minimizes its credit risk by entering into transactions with highly rated counterparties. The Company manages market risk by establishing and monitoring limits as to the types and degrees of risk

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
that may be undertaken. The Company monitors its use of derivatives in connection with its overall asset / liability management programs and risk management strategies. In addition, all derivative programs are monitored by the Company’s risk management department.
All derivative instruments qualifying for hedge accounting are accounted for in a manner that is consistent with the accounting for the hedged item. The hedged items are the Company’s funding agreements which are reported in accordance with Actuarial Guideline 33, and certain of the Company’s investments which are reported in accordance with SSAP 23. The derivatives entered into in conjunction with the foreign currency-denominated funding agreements consist of a carry value asset and a carry value liability. The asset has a remaining cost basis of $2.7 million and accumulated foreign currency translation adjustments of $19.8 million; therefore, the derivative is reported in the Statement of Assets at a $22.5 million carrying value. The liability has a remaining cost basis of $3.7 million and accumulated foreign currency translation adjustments of $17.4 million; therefore, the derivative is reported in the Statement of Liabilities, Surplus and Other Funds at a $21.1 million carrying value. The derivatives entered into in conjunction with the floating rate funding agreements are carry value assets. The assets have a remaining cost basis of $12.7 million and accumulated interest rate movement adjustments of $8.4 million; therefore, the derivatives are reported in the Statement of Assets at a $21.1 million carrying value. The derivatives entered into in conjunction with certain foreign currency-denominated bond investments are carry value liabilities. The accounting for the derivative is consistent with the accounting for the bond investments, where changes in balance sheet asset and liability values due to fluctuations in foreign currency exchange rates are recorded as unrealized capital gains and losses. The derivatives are reported in the Statement of Liabilities, Surplus and Other Funds at a $0.4 million carrying value and with accumulated foreign currency translation adjustments of $0.4 million. All derivative instruments used in hedging transactions that do not meet the criteria of an effective hedge are reported at fair value and are included in the Statements of Admitted Assets, Liabilities, and Capital and Surplus. The changes in the fair value of these derivatives are recognized immediately as “Change in net unrealized capital gains and losses, less capital gains tax” in unassigned funds.
The Company did not exclude any component of the hedging derivative instrument’s gain or loss from the assessment of hedge effectiveness.
During the year ended December 31, 2023, the Company recognized $156.1 million of unrealized gains related to derivatives. Of this amount, $131.3 million of unrealized gains related to derivatives that did not qualify for hedge accounting. The Company recognized $8.4 million and $16.4 million of unrealized gains as a result of interest rate movement adjustments and foreign currency translation adjustments, respectively, for derivatives that did qualify for hedge accounting. During the year ended December 31, 2022, the Company recognized $109.0 million of unrealized losses related to derivatives. Of this amount, $94.5 million of unrealized losses related to derivatives that did not qualify for hedge accounting. The Company recognized $14.5 million of unrealized losses as a result of foreign currency translation adjustments for derivatives that did qualify for hedge accounting. During the year ended December 31, 2021, the Company had $259.4 million of unrealized losses related to derivatives that did not qualify for hedge accounting.
The following sections provide a description of the Company’s objectives for using derivatives.

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
Derivatives related to the management of certain risks within the Company’s funding agreement obligations
In connection with the issuance of fixed rate funding agreements denominated in a foreign currency, the Company entered into fixed-to-fixed foreign currency swaps in order to hedge the foreign currency exchange risk associated with the funding agreements. The cash flows received on the swaps are identical to the cash flows paid on the funding agreements. The swaps required an exchange of the notional amounts at inception and maturity.
In connection with the issuance of floating rate funding agreements, the Company entered into float-to-fixed interest rate swaps in order to hedge the interest rate risk associated with the funding agreements. The cash flows received on each swap are identical to the cash flow variability paid on the corresponding funding agreement.
Derivatives related to the management of certain risks within the Company’s investments
In connection with certain bond investments denominated in foreign currencies, the Company entered into fixed-to-fixed foreign currency swaps. These swaps hedge the foreign currency exchange risk associated with the bond income. For each hedging relationship, the swap and the bond investments have closely matching terms, and so are tested quantitatively for hedge effectiveness both prospectively and retrospectively no less frequently than quarterly. The Company has performed and documented the initial prospective effectiveness assessment for each hedging relationship and concluded that each relationship was highly effective at inception. Additionally, the Company performed and documented quantitative prospective and retrospective hedge effectiveness testing for the current year-end, and concluded that each hedging relationship is highly effective.
Derivatives related to the management of certain risks within the Company’s fixed indexed annuity products
The Company uses equity options to manage its equity risk in its fixed indexed annuity products. The Company may purchase and sell index call and put options which have underlyings based upon several equity indexes. As of December 31, 2023 and 2022, the Company had paid a net amount of $113.9 million and $101.5 million, respectively, for its open call options.
The Company uses US equity index futures and volatility futures transactions. These positions are traded on recognized exchanges, and they require the posting of margin through the broker. Because the counterparties also are required to post margin, these positions do not contain significant counterparty credit risk.
Derivatives related to the management of certain risks within the Company’s indexed universal life products
The Company uses equity options to manage its equity risk in its indexed universal life products. The Company may purchase and sell index call options which have underlyings based upon several equity indexes. As of December 31, 2023 and 2022, the Company had paid a net amount of $30.1 million and $21.3 million, respectively, for its open call options.
The Company uses US equity index futures transactions. These positions are traded on recognized exchanges, and they require the posting of margin through the broker. Because the counterparties also are required to post margin, these positions do not contain significant counterparty credit risk.

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
Derivatives related to the management of certain risks within the Company’s variable annuity products
The Company uses a combination of derivative instruments to mitigate volatility, interest rate, credit, and equity risk related to certain guaranteed minimum benefits, including GLWBs, within the Company’s variable annuity products.
The Company uses interest rate futures, US and foreign equity market index futures, and foreign currency futures transactions. These positions are traded on recognized exchanges, and they require the posting of margin through the broker. Because the counterparties also are required to post margin, these positions do not contain significant counterparty credit risk.
The Company uses total return swaps, where the Company primarily makes payments based on the return of the underlying equity index, while it receives a floating rate of interest based upon the federal funds rate, adjusted by stated basis points. The Company may also use total return swaps where the Company receives payments based on the return of the underlying equity index while it pays a fixed rate of interest. Certain positions may be cleared through a central clearing house and require the posting of margin through the clearing member. The Company also uses interest rate forwards, where primarily it agrees to purchase a treasury bond on a future date at a predetermined price.
The Company uses index put options which have underlyings based upon several equity indexes, both US and foreign. As of December 31, 2023 and 2022, the cost of the open options was $124.7 million and $123.0 million, respectively.
Derivatives related to the management of certain risks within the Company’s structured annuity products
The Company uses equity options to manage its equity risk in its structured annuity products. The Company may purchase and sell index options which have underlyings based upon several equity indexes. As of December 31, 2023 and 2022, the cost of the open options was $9.4 million and $6.4 million, respectively.
The Company uses US equity index futures transactions. These positions are traded on recognized exchanges, and they require the posting of margin through the broker. Because the counterparties also are required to post margin, these positions do not contain significant counterparty credit risk.
The Company also entered into a total return swap, where the Company makes payments based on the return of certain hedges associated with certain structured annuity products, while it receives a floating rate of interest based upon the daily Secured Overnight Financing Rate (“SOFR”) plus a spread adjustment.
As of December 31, 2023, the Company had posted cash and securities (at fair value) for its derivatives as collateral of approximately $46.5 million and $90.8 million, respectively. Of this amount, $10.8 million and $25.8 million of cash and securities, respectively, were posted as collateral related to futures, and $29.1 million and $65.0 million of cash and securities, respectively, were posted as collateral related to options, swaptions, and non-cleared swaps, and $6.6 million of cash was posted as collateral related to cleared swaps.
As of December 31, 2022, the Company had posted cash and securities (at fair value) for its derivatives as collateral of $60.3 million and $81.4 million, respectively. Of this amount, $13.1

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
million and $40.5 million of cash and securities, respectively, posted as collateral related to futures, and $47.2 million and $40.9 million of cash and securities, respectively, posted as collateral related to options and non-cleared swaps.
Collateral received may include both cash and non-cash collateral. Cash collateral received by the Company is reported in “Derivative collateral and receivables” in the Statements of Admitted Assets, Liabilities, and Capital and Surplus, with a corresponding amount recorded “Derivative collateral and payables” representing the Company’s obligation to return the collateral. Non-cash collateral received by the Company is not recognized in the Statements of Admitted Assets, Liabilities, and Capital and Surplus unless the Company exercises its right to sell or re-pledge the underlying asset. As of December 31, 2023, the Company received $175.5 million of cash as collateral, all of which related to options and non-cleared swaps. As of December 31, 2023, the fair value of non-cash collateral received was $65.4 million, which related to non-cleared swaps, options, and swaptions. As of December 31, 2022, the Company received $62.2 million of cash as collateral, all of which related to options and non-cleared swaps. As of December 31, 2022, the fair value of non-cash collateral received was $10.9 million, which related to non-cleared swaps.
The Company is exposed to credit-related losses in the event of nonperformance by counterparties to financial instruments, but it does not expect any counterparties to fail to meet their obligations given their high credit ratings. The credit exposure of swaps and over-the-counter options is represented by the fair value of contracts with a positive fair value at the reporting date. As of December 31, 2023, the Company had received $175.5 million of cash pledged as collateral, and non-cash collateral with a fair value of $65.4 million. As of December 31, 2022, the Company had received $62.2 million of cash pledged as collateral and non-cash collateral with a fair value of $10.9 million. Because exchange-traded futures and options are effected through a regulated exchange and positions are marked to market on a daily basis, the Company has little exposure to credit-related losses in the event of nonperformance by counterparties to such financial instruments.
The current credit exposure of the Company’s derivative contracts is limited to the fair value at the reporting date. Credit risk is managed by entering into transactions with creditworthy counterparties. The Company also attempts to minimize its exposure to credit risk through the use of multiple highly-rated counterparties.
Other Off-Balance Sheet Financial Instruments
The table below presents a summary of the contractual amounts of off-balance sheet financial instruments, other than derivative financial instruments, as of December 31:

	2023	2022
	($ in thousands)
Commitments to extend mortgage loans	$1,381,111	$917,633
Commitments to extend mortgage loans are agreements to lend to a borrower, provided there is no violation of any condition established in the contract. The Company enters into these agreements to commit to future loan fundings at a predetermined interest rate. Commitments generally have fixed expiration dates or other termination clauses.
For commitments to extend mortgage loans, the amounts presented above do not represent amounts at risk if the counterparty defaults.

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
The collateral held for commitments to extend mortgage loans is a cash commitment fee, which is forfeited if the counterparty fails to perform.
12.    Borrowed Money
Under a revolving line of credit arrangement (the “2018 Credit Facility”), the Company and PLC had the ability to borrow on an unsecured basis up to an aggregate principal amount of $1.0 billion. Under certain circumstances the 2018 Credit Facility allowed for a request that the commitment be increased up to a maximum principal amount of $1.5 billion.
On April 5, 2022, the Company amended and restated the 2018 Credit Facility and entered into a Second Amended and Restated Credit Agreement (the “2022 Credit Facility”) among PLC, the Company, the several lenders from time to time party thereto, and Regions Bank, as administrative agent and swingline lender. Under the 2022 Credit Facility, the Company and PLC has the ability to borrow on an unsecured basis up to an aggregated principal amount of $1.5 billion. The Company and PLC also has the right in certain circumstances to request that the commitment under the 2022 Credit Facility be increased up to a maximum principal amount of $2.0 billion. Balances outstanding under the 2022 Credit Facility accrue interest at a rate equal to, at the option of PLC and the Company, (i) Adjusted Term SOFR Rate plus a spread based on the ratings of PLC’s Senior Debt, or (ii) the sum of (A) a rate equal to the highest of (x) the Administrative Agent’s Prime Rate, (y) 0.50% above the Federal Funds Rate, or (z) the one-month Adjusted Term SOFR Rate plus 1.00% and (B) a spread based on the ratings of the PLC’s Senior Debt subject to adjustments based upon the achievement of certain environmental, social and governance metrics (“ESG Metrics”) by PLC, the Company and their subsidiaries. The 2022 Credit Facility also provides for a facility fee at a rate that varies with the ratings of the PLC’s Senior Debt, subject to adjustments based upon the achievement of certain ESG Metrics by PLC, the Company and their subsidiaries. The facility fee is calculated based on the aggregate amount of commitments under the 2022 Credit Facility, whether used or unused. The maturity date of current borrowings under the 2022 Credit Facility is April 5, 2027, subject to certain extension options available to the Company. The Company is not aware of any non-compliance with the financial debt covenants of the 2022 Credit Facility as of December 31, 2023. The Company did not have an outstanding balance under the 2022 Credit Facility as of December 31, 2023. PLC had no outstanding balance as of December 31, 2023. The Company did not have an outstanding balance under the Credit Facility as of December 31, 2022. PLC had no outstanding balance as of December 31, 2022.
Please refer to the Note 5 section “Repurchase Agreements and Securities Lending Transactions” for information regarding the Company’s repurchase agreements and the Note 7 section “Intercompany Agreements and Settlements” for a discussion of the Company’s intercompany loan agreements.

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
13.    Change in Incurred Losses and Loss Adjustment Expenses
Activity in the liability for accident and health policy and contract claims is summarized as follows:

	2023	2022
	($ in thousands)

Balance at January 1	$272,374	$257,725
Less reinsurance recoverables	—	—
Net balance at January 1	272,374	257,725
Incurred:
Related to current year	46,684	69,246
Related to prior years	(3,175)	(1,725)
Total incurred	43,509	67,521
Paid:
Related to current year	19,000	18,350
Related to prior years	34,302	34,522
Total paid	53,302	52,872
Net balance at December 31	262,581	272,374
Plus reinsurance recoverables	—	—
Balance at December 31	$262,581	$272,374

Reserves and liabilities as of January 1, 2023, were $272.4 million. As of December 31, 2023, $34.3 million had been paid for incurred claims attributable to insured events of prior years. Reserves remaining for prior years at December 31, 2023, were $234.9 million as a result of re-estimation of unpaid claims and claim adjustment expenses, principally on acquired business, as well as cancer and disability income lines of insurance. Therefore, there has been a $3.2 million favorable development from January 1, 2023 to December 31, 2023. Reserves and liabilities as of January 1, 2022, were $257.7 million. As of December 31, 2022, $34.5 million had been paid for incurred claims attributable to insured events of prior years. Reserves remaining for prior years at December 31, 2022, were $221.5 million as a result of re-estimation of unpaid claims and claim adjustment expenses, principally on acquired business, as well as cancer and credit lines of insurance. Therefore, there was a $1.7 million favorable development from January 1, 2022 to December 31, 2022. Original estimates are increased or decreased as additional information becomes known regarding individual claims. No additional premiums or return premiums have been accrued as a result of the prior year effects.
There have been no significant changes in methodologies or assumptions used in calculating the liability for unpaid losses.
14.    Participating Policies
Direct and assumed premiums under individual life participating policies were $43.9 million and 1.0%, $50.6 million and 1.2%, and $54.2 million and 1.5% for the years ended December 31, 2023, 2022, and 2021, respectively, of total direct and assumed individual life premium earned. The Company accrues dividends when declared by the Board of Directors in “Policyholders’ dividends”. Dividends to policyholders were $20.4 million, $18.9 million, and $29.5 million for the years ended December 31, 2023, 2022, and 2021, respectively. The Company has not allocated any additional income to participating policyholders.

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
15.    Analysis of Annuity Actuarial Reserves and Deposit Liabilities by Withdrawal Characteristics
Withdrawal characteristics of annuity actuarial reserves and deposit-type contract liabilities as of December 31, 2023 are as follows:
Individual Annuities:

	General Account	Separate Account with Guarantees	Separate Account Non-guaranteed	Total	% of Total
	($ in thousands)
(1) Subject to discretionary withdrawals
a. With market value adjustments	$8,144,101	$347,165	$—	$8,491,266	29.7%
b. At book value less current surrender charge of 5% or more	211,188	—	—	211,188	0.7
c. At fair value	—	—	11,255,076	11,255,076	39.5
d. Total with market value adjustment or at fair value (total of a through c)	8,355,289	347,165	11,255,076	19,957,530	69.9
e. At book value without adjustment (minimal or no charge or adj.)	4,246,639	6,047	—	4,252,686	14.9
(2) Not subject to discretionary withdrawal provision	4,343,336	—	8,985	4,352,321	15.2
(3) Total (gross: direct + assumed)	16,945,264	353,212	11,264,061	28,562,537	100.0%
(4) Reinsurance ceded	3,367,905	—	—	3,367,905
(5) Total (net) (3) - (4)	$13,577,359	$353,212	$11,264,061	$25,194,632
(6) Amount included in (1)b above that will move to (1)e in the year after the statement date	$84,330	$—	$—	$84,330

Group Annuities:

	General Account	Separate Account with Guarantees	Separate Account Non-guaranteed	Total	% of Total
	($ in thousands)
(1) Subject to discretionary withdrawals
a. With market value adjustments	$2,864	$223,544	$—	$226,408	44.7%
b. At book value less current surrender charge of 5% or more	—	—	—	—	—
c. At fair value	—	—	—	—	—
d. Total with market value adjustment or at fair value (total of a through c)	2,864	223,544	—	226,408	44.7
e. At book value without adjustment (minimal or no charge or adj.)	33,426	11,789	—	45,215	8.9
(2) Not subject to discretionary withdrawal provision	234,993	—	—	234,993	46.4
(3) Total (gross: direct + assumed)	271,283	235,333	—	506,616	100.0%
(4) Reinsurance ceded	1,208	—	—	1,208
(5) Total (net) (3) - (4)	$270,075	$235,333	$—	$505,408
(6) Amount included in (1)b above that will move to (1)e in the year after the statement date	$—	$—	$—	$—

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
Deposit-type Contracts (no life contingencies):

	General Account	Separate Account with Guarantees	Separate Account Non-guaranteed	Total	% of Total
	($ in thousands)
(1) Subject to discretionary withdrawals
a. With market value adjustments	$235,747	$—	$—	$235,747	1.7%
b. At book value less current surrender charge of 5% or more	138,992	—	—	138,992	1.0
c. At fair value	—	—	—	—	—
d. Total with market value adjustment or at fair value (total of a through c)	374,739	—	—	374,739	2.7
e. At book value without adjustment (minimal or no charge or adj.)	530,843	—	—	530,843	3.8
(2) Not subject to discretionary withdrawal provision	13,087,359	—	1,299	13,088,658	93.5
(3) Total (gross: direct + assumed)	13,992,941	—	1,299	13,994,240	100.0%
(4) Reinsurance ceded	1,638	—	—	1,638
(5) Total (net) (3) - (4)	$13,991,303	$—	$1,299	$13,992,602
(6) Amount included in (1)b above that will move to (1)e in the year after the statement date	$4,841	$—	$—	$4,841

Reconciliation of Total Annuity Actuarial Reserves and Deposit Fund Liabilities:

Life & Accident & Health Annual Statement:	($ in thousands)
Exhibit 5, Annuities Section, Total (net)	$13,736,911
Exhibit 5, Supplementary Contracts with Life Contingencies Section, Total (net)	110,523
Exhibit 7, Deposit-Type Contracts, Line 14, column 1	13,991,304
Subtotal	27,838,738
Separate Accounts Annual Statement:
Exhibit 3, Line 0299999, Column 2	11,853,903
Subtotal	11,853,903
Combined Total	$39,692,641

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
Withdrawal characteristics of annuity actuarial reserves and deposit-type contract liabilities as of December 31, 2022 are as follows:
Individual Annuities:

	General Account	Separate Account with Guarantees	Separate Account Non-guaranteed	Total	% of Total
	($ in thousands)
(1) Subject to discretionary withdrawals
a. With market value adjustments	$6,606,182	$433,845	$—	$7,040,027	25.1%
b. At book value less current surrender charge of 5% or more	360,459	—	—	360,459	1.3
c. At fair value	—	—	10,708,787	10,708,787	38.1
d. Total with market value adjustment or at fair value (total of a through c)	6,966,641	433,845	10,708,787	18,109,273	64.5
e. At book value without adjustment (minimal or no charge or adj.)	5,448,642	7,048	—	5,455,690	19.4
(2) Not subject to discretionary withdrawal provision	4,508,828	—	7,252	4,516,080	16.1
(3) Total (gross: direct + assumed)	16,924,111	440,893	10,716,039	28,081,043	100.0%
(4) Reinsurance ceded	2,632,151	—	—	2,632,151
(5) Total (net) (3) - (4)	$14,291,960	$440,893	$10,716,039	$25,448,892
(6) Amount included in (1)b above that will move to (1)e in the year after the statement date	$245,475	$—	$—	$245,475

Group Annuities:

	General Account	Separate Account with Guarantees	Separate Account Non-guaranteed	Total	% of Total
	($ in thousands)
(1) Subject to discretionary withdrawals
a. With market value adjustments	$4,999	$546,994	$—	$551,993	63.9%
b. At book value less current surrender charge of 5% or more	—	—	—	—	—
c. At fair value	—	—	—	—	—
d. Total with market value adjustment or at fair value (total of a through c)	4,999	546,994	—	551,993	63.9
e. At book value without adjustment (minimal or no charge or adj.)	40,425	16,294	—	56,719	6.6
(2) Not subject to discretionary withdrawal provision	254,941	—	—	254,941	29.5
(3) Total (gross: direct + assumed)	300,365	563,288	—	863,653	100.0%
(4) Reinsurance ceded	1,418	—	—	1,418
(5) Total (net) (3) - (4)	$298,947	$563,288	$—	$862,235
(6) Amount included in (1)b above that will move to (1)e in the year after the statement date	$—	$—	$—	$—

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
Deposit-type Contracts (no life contingencies):

	General Account	Separate Account with Guarantees	Separate Account Non-guaranteed	Total	% of Total
	($ in thousands)
(1) Subject to discretionary withdrawals
a. With market value adjustments	$322,581	$—	$—	$322,581	2.7%
b. At book value less current surrender charge of 5% or more	143,056	—	—	143,056	1.2
c. At fair value	—	—	—	—	—
d. Total with market value adjustment or at fair value (total of a through c)	465,637	—	—	465,637	3.9
e. At book value without adjustment (minimal or no charge or adj.)	758,380	—	—	758,380	6.4
(2) Not subject to discretionary withdrawal provision	10,684,092	—	1,518	10,685,610	89.7
(3) Total (gross: direct + assumed)	11,908,109	—	1,518	11,909,627	100.0%
(4) Reinsurance ceded	2,058	—	—	2,058
(5) Total (net) (3) - (4)	$11,906,051	$—	$1,518	$11,907,569
(6) Amount included in (1)b above that will move to (1)e in the year after the statement date	$4,031	$—	$—	$4,031

Reconciliation of Total Annuity Actuarial Reserves and Deposit Fund Liabilities:

Life & Accident & Health Annual Statement:	($ in thousands)
Exhibit 5, Annuities Section, Total (net)	$14,467,892
Exhibit 5, Supplementary Contracts with Life Contingencies Section, Total (net)	123,016
Exhibit 7, Deposit-Type Contracts, Line 14, column 1	11,906,051
Subtotal	26,496,959
Separate Accounts Annual Statement:
Exhibit 3, Line 0299999, Column 2	11,721,737
Subtotal	11,721,737
Combined total	$38,218,696

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
16.    Analysis of Life Actuarial Reserves by Withdrawal Characteristics
Withdrawal characteristics of the Company’s life actuarial reserves as of December 31, 2023, are as follows:
General Account

	Account Value	Cash Value	Reserve
	($ in thousands)
Subject to discretionary withdrawal, surrender values, or policy loans:
Term Policies with Cash Value	$—	$51,117	$540,139
Universal Life	15,207,041	15,906,830	16,325,576
Universal Life with Secondary Guarantees	1,897,665	1,618,526	7,221,977
Indexed Universal Life	628,976	383,873	527,024
Other Permanent Cash Value Life Insurance	—	2,898,680	3,118,788
Variable Universal Life	876,420	930,677	968,666

Not subject to discretionary withdrawal or no cash values
Term Policies without cash value	XXX	XXX	3,977,602
Accidental Death Benefits	XXX	XXX	4,704
Disability - Active Lives	XXX	XXX	130,955
Disability - Disabled Lives	XXX	XXX	81,163
Miscellaneous Reserves	XXX	XXX	175,029
Total (Gross: direct + assumed)	18,610,102	21,789,703	33,071,623
Reinsurance Ceded	371,043	362,413	6,687,665
Total (net)	$18,239,059	$21,427,290	$26,383,958

Separate Account with Guarantees

	Account Value	Cash Value	Reserve
	($ in thousands)
Subject to discretionary withdrawal, surrender values, or policy loans:
Universal Life	$15,841	$15,841	$15,841
Total (Gross: direct + assumed)	15,841	15,841	15,841
Reinsurance Ceded	—	—	—
Total (net)	$15,841	$15,841	$15,841

Separate Account Nonguaranteed

	Account Value	Cash Value	Reserve
	($ in thousands)
Subject to discretionary withdrawal, surrender values, or policy loans:
Variable Universal Life	$3,711,450	$3,570,438	$3,557,879
Total (Gross: direct + assumed)	3,711,450	3,570,438	3,557,879
Reinsurance Ceded	—	—	—
Total (net)	$3,711,450	$3,570,438	$3,557,879

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
Reconciliation of Total Life Reserves

Life & Accident & Health Annual Statement:	($ in thousands)
Exhibit 5, Life Insurance Section, Total (net)	$26,037,419
Exhibit 5, Accidental Death Benefits Section, Total (net)	4,024
Exhibit 5, Disability - Active Lives Section, Total (net)	35,135
Exhibit 5, Disability - Disabled Lives Section, Total (net)	161,130
Exhibit 5, Miscellaneous Reserves Section Total (net)	146,250
Subtotal	26,383,958
Separate Accounts Annual Statement:
Exhibit 3, Line 0199999, Column 2	3,573,720
Subtotal	3,573,720
Combined total	$29,957,678

Withdrawal characteristics of the Company’s life actuarial reserves as of December 31, 2022, are as follows:
General Account

	Account Value	Cash Value	Reserve
	($ in thousands)
Subject to discretionary withdrawal, surrender values, or policy loans:
Term Policies with Cash Value	$—	$46,081	$497,313
Universal Life	14,876,652	15,441,221	15,872,700
Universal Life with Secondary Guarantees	1,981,849	1,621,794	6,903,469
Indexed Universal Life	532,850	326,040	442,711
Other Permanent Cash Value Life Insurance	—	2,896,432	3,109,881
Variable Universal Life	633,535	663,550	694,114

Not subject to discretionary withdrawal or no cash values
Term Policies without cash value	XXX	XXX	4,615,099
Accidental Death Benefits	XXX	XXX	4,975
Disability - Active Lives	XXX	XXX	43,421
Disability - Disabled Lives	XXX	XXX	181,657
Miscellaneous Reserves	XXX	XXX	168,594
Total (Gross: direct + assumed)	18,024,886	20,995,118	32,533,934
Reinsurance Ceded	406,145	377,402	7,373,709
Total (net)	$17,618,741	$20,617,716	$25,160,225
Separate Account with Guarantees

	Account Value	Cash Value	Reserve
	($ in thousands)
Subject to discretionary withdrawal, surrender values, or policy loans:
Universal Life	$15,387	$15,387	$15,387
Total (Gross: direct + assumed)	15,387	15,387	15,387
Reinsurance Ceded	—	—	—
Total (net)	$15,387	$15,387	$15,387

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
Separate Account Nonguaranteed

	Account Value	Cash Value	Reserve
	($ in thousands)
Subject to discretionary withdrawal, surrender values, or policy loans:
Variable Universal Life	$2,469,442	$2,365,038	$2,353,557
Total (Gross: direct + assumed)	2,469,442	2,365,038	2,353,557
Reinsurance Ceded	—	—	—
Total (net)	$2,469,442	$2,365,038	$2,353,557

Reconciliation of Total Life Reserves

Life & Accident & Health Annual Statement:	($ in thousands)
Exhibit 5, Life Insurance Section, Total (net)	$24,800,573
Exhibit 5, Accidental Death Benefits Section, Total (net)	4,289
Exhibit 5, Disability - Active Lives Section, Total (net)	41,149
Exhibit 5, Disability - Disabled Lives Section, Total (net)	168,244
Exhibit 5, Miscellaneous Reserves Section Total (net)	145,970
Subtotal	25,160,225
Separate Accounts Annual Statement:
Exhibit 3, Line 0199999, Column 2	2,368,944
Subtotal	2,368,944
Combined total	$27,529,169
17.    Premiums Deferred and Uncollected
Life insurance premiums deferred and uncollected represent annual or fractional premiums, either due and uncollected or not yet due, where policy reserves have been provided on the assumption that the full premium for the current policy year has been collected.
Deferred and uncollected life insurance premiums, net of reinsurance, as of December 31 were as follows:

2023
Type	Gross	Net of Loading
	($ in thousands)
Industrial	$9	$6
Ordinary new business	155	127
Ordinary renewal	33,846	29,755
Group Life	(1,646)	(1,588)
Totals	$32,364	$28,300

2022
Type	Gross	Net of Loading
	($ in thousands)
Industrial	$10	$6
Ordinary new business	78	48
Ordinary renewal	7,749	3,350
Group Life	(2,687)	(2,595)
Totals	$5,150	$809

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
18.    Separate Accounts
The Company utilizes Separate Accounts to record and account for assets and liabilities for particular lines of business. For the current reporting year, the Company reported assets and liabilities from the following product lines into a Separate Account:
•Market value adjusted annuities
•Variable annuities
•Variable life contracts
•BOLI fixed universal life contracts
Separate Accounts held by the Company are for market value adjusted annuities and individual and group variable annuity and life contracts. The Separate Account for market value adjusted annuities provides the opportunity for the policyholder to invest in one or any combination of interest rate guarantee periods. The assets for this account are carried at fair value and are held in a non-unitized Separate Account. Amounts withdrawn from the contract in excess of the free withdrawal amount are subject to market value adjustment, which can be positive or negative. The market value adjusted annuity business has been included in the “Non-indexed Guarantee more than 4%” and the “Non-indexed Guarantee less than 4%” columns of the table disclosing information regarding the Company’s Separate Account as shown later in Note 18.
The Separate Accounts for the individual and group variable business invest in shares of various mutual funds with external investment advisors. The net investment experience of the Separate Account is credited directly to the policyholder and can be positive or negative. The individual and group variable business has been included in the “Nonguaranteed Separate Accounts” column of the table disclosing information regarding the Company’s Separate Accounts as shown later in Note 18.
Some of the variable annuity contracts contain GMDB, GMIB, and GLWB features, which are described in Note 1.
The Separate Accounts for the structured annuity business invest in funds tied to various market indices. The annual year-over-year return is credited directly to the policyholder and can be positive or negative subject to contractual floors and caps. The structured annuity business has been included in the “Indexed” column in the table later in Note 18.
These products are included within the Separate Accounts pursuant to Tennessee Code Section 56-3-501.
In accordance with the products recorded within the Separate Account, the Separate Account assets are considered legally insulated from the General Account, except for market value adjusted annuities. As of December 31, 2023 and 2022, the Company’s Separate Account included legally insulated assets of $15.1 billion and $13.3 billion, respectively. As of December 31, 2023 and 2022, the Company’s Separate Account statement included not legally

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
insulated assets of $0.8 billion and $0.8 billion, respectively. The Separate Account assets as of December 31 are attributed to the following products:

2023
Product	Legally Insulated Assets	Separate Account Assets (Not Legally Insulated)
	($ in thousands)
Variable annuities	$11,346,063	$—
Variable life contracts	3,715,198	—
Market value adjusted annuities	—	760,796
BOLI fixed universal life	6,942	—
Total	$15,068,203	$760,796

2022
Product	Legally Insulated Assets	Separate Account Assets (Not Legally Insulated)
	($ in thousands)
Variable annuities	$10,813,155	$—
Variable life contracts	2,474,038	—
Market value adjusted annuities	—	808,132
BOLI fixed universal life	16,317	—
Total	$13,303,510	$808,132
In accordance with the products recorded within the Separate Account, some Separate Account liabilities are guaranteed by the General Account. To compensate the General Account for the risk taken, the Separate Account paid risk charges of $227.8 million in 2023, $231.2 million in 2022, $244.6 million in 2021, $230.2 million in 2020, and $244.5 million in 2019.
For the year ended December 31, 2023, $9.2 million was paid by the General Account toward Separate Account guarantees. The total Separate Account guarantees paid by the General Account for the preceding four years ended December 31, 2022, 2021, 2020, and 2019, were $9.2 million, $4.4 million, $4.5 million, and $3.2 million, respectively.
The Company did not have securities lending transactions within the Separate Accounts during either 2023, 2022 or 2021.

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
Information regarding the Company's Separate Accounts is as follows:

2023
	Indexed	Nonindexed Guarantee Less Than 4%	Nonindexed Guarantee More Than 4%	Nonguaranteed Separate Account	Total
	($ in thousands)
(1) Premiums, consideration or deposits for the year ended 12/31/2023	$362	$7,059	$2,697	$1,492,872	$1,502,990
Reserves at 12/31/2023
(2) For accounts with assets at:
(a) Fair value	$246,792	$214,836	$126,916	$14,839,079	$15,427,623
(b) Amortized cost	—	—	—	—	—
(c) Total reserves	$246,792	$214,836	$126,916	$14,839,079	$15,427,623
(3) By withdrawal characteristics:
(a) Subject to discretionary withdrawal:
1. With market value adjustment	$246,792	$214,836	$126,916	$—	$588,544
2. At book value without market value adjustment and with current surrender charge of 5% or more	—	—	—	—	—
3. At fair value	—	—	—	14,839,079	14,839,079
4. At book value without market value adjustment and with current surrender charge less than 5%	—	—	—	—	—
5. Subtotal	246,792	214,836	126,916	14,839,079	15,427,623
(b) Not subject to discretionary withdrawal	—	—	—	—	—
(c) Total	$246,792	$214,836	$126,916	$14,839,079	$15,427,623

(4) Reserves for Asset Default Risk in Lieu of AVR	$—	$—	$—	$—	$—

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)

2022
	Indexed	Nonindexed Guarantee Less Than 4%	Nonindexed Guarantee More Than 4%	Nonguaranteed Separate Account	Total
	($ in thousands)
(1) Premiums, consideration or deposits for the year ended 12/31/2022	$80,800	$5	$11	$1,345,508	$1,426,324
Reserves at 12/31/2022
(2) For accounts with assets at:
(a) Fair value	$202,305	$191,197	$610,679	$13,086,501	$14,090,682
(b) Amortized cost	—	—	—	—	—
(c) Total reserves	$202,305	$191,197	$610,679	$13,086,501	$14,090,682
(3) By withdrawal characteristics:
(a) Subject to discretionary withdrawal:
1. With market value adjustment	$202,305	$191,197	$610,679	$—	$1,004,181
2. At book value without market value adjustment and with current surrender charge of 5% or more	—	—	—	—	—
3. At fair value	—	—	—	13,086,501	13,086,501
4. At book value without market value adjustment and with current surrender charge less than 5%	—	—	—	—	—
5. Subtotal	202,305	191,197	610,679	13,086,501	14,090,682
(b) Not subject to discretionary withdrawal	—	—	—	—	—
(c) Total	$202,305	$191,197	$610,679	$13,086,501	$14,090,682
(4) Reserves for Asset Default Risk in Lieu of AVR	$—	$—	$—	$—	$—

2021
	Indexed	Nonindexed Guarantee Less Than 4%	Nonindexed Guarantee More Than 4%	Nonguaranteed Separate Account	Total
	($ in thousands)
Premiums, consideration or deposits for the year ended 12/31/2021	$96,875	$614	$777	$1,396,240	$1,494,506
A reconciliation of net transfers to (from) Separate Accounts is as follows:

	2023	2022	2021
	($ in thousands)
Transfers as reported in the Summary of Operations of the Separate Accounts Statement:
Transfers to Separate Accounts	$1,511,096	$1,434,970	$1,504,853
Less: Transfers from Separate Accounts	1,581,382	1,132,706	1,217,637
Net transfers to/(from) Separate Accounts	(70,286)	302,264	287,216
Reconciling adjustments:
Transfers ceded/assumed under Modco Agreements	(542,028)	(454,087)	(315,050)
Transfers as reported in the Statements of Operations	$(612,314)	$(151,823)	$(27,834)

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
19.    Fair Value Measurements
The Company determines the fair value of its financial instruments in accordance with SSAP No. 100R, which defines fair value, establishes a framework for measuring fair value, and expands disclosures about assets and liabilities measured at fair value. The definition of fair value in SSAP No. 100R focuses on an “exit price”, the price that would be received to sell the asset or paid to transfer the liability. Included in various line items in the statutory financial statements are certain financial instruments carried at fair value. Other financial instruments are periodically measured at fair value, such as when impaired, or, for certain bonds and preferred stocks, when carried at the lower of cost or fair value.
The Company's financial assets and liabilities carried at fair value have been classified, for disclosure purposes, based on a hierarchy defined by SSAP No. 100R. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure fair value fall within different levels of the hierarchy, the category level is based on the lowest priority level input that is significant to the fair value measurement of the instrument. The hierarchy is defined as follows:
Level 1: Unadjusted quoted prices for identical assets or liabilities in an active market.
Level 2: Quoted prices in markets that are not active or significant inputs that are observable either directly or indirectly. Level 2 inputs include the following:
(a)Quoted prices for similar assets or liabilities in active markets,
(b)Quoted prices for identical or similar assets or liabilities in non-active markets,
(c)Inputs other than quoted market prices that are observable, and
(d)Inputs that are derived principally from or corroborated by observable market data through correlation or other means.
Level 3: Prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement.

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
The following table provides information as of December 31 about the Company’s financial assets (other than derivative instruments) measured at fair value:

2023
Description	Level 1	Level 2	Level 3	Net Asset Value (NAV)	Total
	($ in thousands)
Assets at fair value
Bonds
Other Asset Backed Maturities	$—	$—	$60,756	$—	$60,756
States, municipals and political subdivisions	—	9,450	—	—	9,450
Total bonds	—	9,450	60,756	—	70,206
Perpetual preferred stocks
Industrial and miscellaneous	236,541	27,488	5,400	—	269,429
Total perpetual preferred stocks	236,541	27,488	5,400	—	269,429

Common stocks
Industrial and miscellaneous	—	—	208,830	—	208,830
Total common stocks	—	—	208,830	—	208,830
Separate Accounts	15,079,598	668,992	73,467	—	15,822,057
Total assets at fair value	$15,316,139	$705,930	$348,453	$—	$16,370,522

2022
Description	Level 1	Level 2	Level 3	Net Asset Value (NAV)	Total
	($ in thousands)
Assets at fair value

Perpetual preferred stocks
Industrial and miscellaneous	$259,475	$35,572	$5,940	—	300,987
Total perpetual preferred stocks	259,475	35,572	5,940	—	300,987

Common stocks
Industrial and miscellaneous	2,028	—	172,515	—	174,543
Total common stocks	2,028	—	172,515	—	174,543
Separate Accounts	13,304,618	701,357	89,350	—	14,095,325
Total assets at fair value	$13,566,121	$736,929	$267,805	$—	$14,570,855

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
The following is the Level 3 reconciliation of the beginning balance to the ending balance:

2023
Description	Beginning Balance at 1/1/2023	Transfers into Level 3	Transfers out of Level 3	Total gains and (losses) included in Net Income	Total gains and (losses) included in Surplus	Purchases	Issuances	Sales	Settlements	Ending Balance at 12/31/2023
	($ in thousands)
Assets:
Separate Account mortgage loans	$76,413	$—	$—	$254	$—	$—	$—	$(16,576)	$—	$60,091
Separate Account bonds	12,937	—	—	586	—	—	—	(146)	—	13,377
Common stocks - FHLB	172,500	—	—	—	—	76,370	—	(40,045)	—	208,825
Common stocks - other	15	—	—	—	(10)	—	—	—	—	5
Other Asset Backed Maturities	—	—	—	—	426	60,330	—	—	—	60,756
Perpetual preferred stock	5,940	—	—	—	(540)	—	—	—	—	5,400
Total assets	$267,805	$—	$—	$840	$(124)	$136,700	$—	$(56,767)	$—	$348,454

2022
Description	Beginning Balance at 1/1/2022	Transfers into Level 3	Transfers out of Level 3		Total gains and (losses) included in Net Income	Total gains and (losses) included in Surplus	Purchases	Issuances	Sales	Settlements	Ending Balance at 12/31/2022
	($ in thousands)
Assets:
Separate Account mortgage loans	$155,597	$—	$—		$(15,100)	$—	$—	$—	$(64,084)	$—	$76,413
Separate Account bonds	52,593	—	(26,420)	*	(2,278)	—	—	—	(10,958)	—	12,937
Common stocks - FHLB	143,475	—	—		—	—	36,405	—	(7,380)	—	172,500
Common stocks - other	10	—	—		—	5	—	—	—	—	15
Perpetual preferred stock	6,240	—	—		—	(300)	—	—	—	—	5,940
Total Assets	$357,915	$—	$(26,420)		$(17,378)	$(295)	$36,405	$—	$(82,422)	$—	$267,805

*Transferred out of Level 3 into Level 2 due to a change in price source.

Fair Value Methodology
Description of Pricing Inputs
The Company predominantly uses third-party pricing services and broker quotes to determine fair values. The third-party pricing services and brokers use certain inputs to determine the value of loan-backed and structured securities, including residential mortgage-backed securities, commercial mortgage-backed securities, and other asset-backed securities. For these

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
securities, the valuation consists of inputs such as, but not limited to: 1) monthly principal and interest payments on the underlying assets, 2) average lives of the securities, 3) prepayment speeds, 4) credit spreads, 5) treasury and swap yield curves, 6) discount margins, and 7) credit ratings of the securities.
To price corporate bonds, U.S. government-related securities, and other government-related securities, the brokers and third-party pricing services utilize a valuation model that consists of a hybrid income and market approach to valuation, while the Company uses a discounted cash flow model with both observable and unobservable inputs to determine a price when the securities are illiquid bonds. The external and internal pricing models include inputs such as, but not limited to: 1) principal and interest payments, 2) coupon, 3) maturity, 4) treasury yield curve, 5) credit spreads from new issue and secondary trading markets, 6) dealer quotes with adjustments for issues with early redemption features, 7) illiquidity premiums, 8) discount margins from dealers in the new issue market, 9) underlying collateral, and 10) comparative bond analysis.
The third-party pricing services price equity securities using market observable prices for the same or similar securities traded in an active market.
Mortgage loan valuations are categorized as Level 3. The Company utilizes an internally developed model to estimate fair value. This model includes inputs derived by the Company based on assumed discount rates relative to the Company’s current mortgage lending rate and an expected cash flow analysis based on a review of the mortgage loan terms. The model also contains the Company’s determined representative risk adjustment assumptions related to nonperformance and liquidity risks.
The Company’s Separate Account assets consist of financial instruments similar to those held in the General Account. The Company utilizes the same valuation methodology as described above in determining the fair value of Separate Account assets as the Company does for General Account assets. All assets in the Separate Account are held at fair value, except for BOLI contracts. The BOLI Separate Account assets and liabilities are stated at book value. The Separate Account liability matches the Separate Account asset value and its fair value is determined from valuation methods that are consistent with the Separate Account assets.
Determination of Fair Values
The valuation methodologies used to determine the fair values of assets and liabilities reflect market participant assumptions and are based on the application of the fair value hierarchy that prioritizes observable market inputs over unobservable inputs. The Company determines the fair values of certain financial assets and financial liabilities based on quoted market prices, where available. The Company also determines certain fair values based on future cash flows discounted at the appropriate current market rate. Fair values reflect adjustments for counterparty credit quality, the Company’s credit standing, liquidity, and where appropriate, risk margins on unobservable parameters. The following is a discussion of the methodologies used to determine fair values for financial instruments owned by the Company.
The fair values of corporate bonds, government securities, equity securities, and mortgage-backed securities are determined by management after considering one of three primary sources of information: third-party pricing services, non-binding independent broker quotations, or pricing matrices. Security pricing is applied using a ‘‘waterfall’’ approach whereby publicly available prices are first sought from third-party pricing services and the remaining unpriced

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
securities are submitted to independent brokers for non-binding prices. Typical inputs used by these pricing methods include, but are not limited to: benchmark yields, reported trades, broker/dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers, and reference data including market research publications. Based on the typical trading volumes and the lack of quoted market prices for fixed maturity investments, third-party pricing services derive the majority of security prices from observable market inputs such as recent reported trades for identical or similar securities making adjustments through the reporting date based upon available market observable information outlined above. If there are no recent reported trades, the third-party pricing services and brokers may use matrix or model processes to develop a security price where future cash flow expectations are developed based upon collateral performance and discounted at an estimated market rate. Certain securities are priced via independent non-binding broker quotations, which are considered to have no significant unobservable inputs. When using non-binding independent broker quotations, the Company obtains two quotes per security when available. Where multiple broker quotes are obtained, the Company reviews the quotes and selects the quote that provides the best estimate of the price a market participant would pay for these specific assets in an arm’s-length transaction. A pricing matrix is used to price securities for which the Company is unable to obtain or effectively rely on either a price from a third-party pricing service or an independent broker quotation.
The Company has analyzed the third-party pricing services’ valuation methodologies and related inputs and has also evaluated the various types of securities in its investment portfolio to determine an appropriate fair value hierarchy level based upon trading activity and the observability of market inputs. Based on this evaluation and investment class analysis, each price was classified into Level 1, 2, or 3. Most prices provided by third-party pricing services are classified into Level 2 because the significant inputs used in pricing the securities are market observable and the observable inputs are corroborated by the Company. Since the matrix pricing of certain debt securities includes significant non-observable inputs, they are classified as Level 3.
The pricing matrix used by the Company begins with current spread levels to determine the market price for the security. The credit spreads, assigned by brokers, incorporate the issuer’s credit rating, liquidity discounts, weighted average of contracted cash flows, risk premium, if warranted, due to the issuer’s industry, and the security’s time to maturity. The Company uses credit ratings provided by nationally recognized rating agencies.
For securities that are priced via non-binding independent broker quotations, the Company assesses whether prices received from independent brokers represent a reasonable estimate of fair value through an analysis using internal and external cash flow models developed based on spreads and, when available, market indices. The Company uses a market-based cash flow analysis to validate the reasonableness of prices received from independent brokers. These analytics, which are updated daily, incorporate various metrics (yield curves, credit spreads, prepayment rates, etc.) to determine the valuation of such holdings. As a result of this analysis, if the Company determines there is a more appropriate fair value based upon the analytics, the price received from the independent broker is adjusted accordingly. The Company did not adjust any quotes or prices received from brokers during the years ended December 31, 2023, 2022 and 2021.

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
The fair value hierarchy of derivative instruments measured at fair value at December 31 is as follows:

2023
Description	Level 1	Level 2	Level 3	Net Asset Value (NAV)	Total
	($ in thousands)
Derivative assets
Interest rate contracts	$24,014	$57,169	$—	$—	$81,183
Foreign currency contracts	—	27,974	—	—	27,974
Equity contracts	10,133	887,974	—	—	898,107
Total derivative assets	$34,147	$973,117	$—	$—	$1,007,264

Derivative liabilities
Interest rate contracts	$23,774	$13,189	$—	$—	$36,963
Foreign currency contracts	3,245	20,559	—	—	23,804
Equity contracts	4,759	653,193	—	—	657,952
Total derivative liabilities	$31,778	$686,941	$—	$—	$718,719

2022
Description	Level 1	Level 2	Level 3	Net Asset Value (NAV)	Total
	($ in thousands)
Derivative assets
Interest rate contracts	$2,589	$783	$—	$—	$3,372
Foreign currency contracts	1,295	—	—	—	1,295
Equity contracts	21,977	339,462	—	—	361,439
Total derivative assets	$25,861	$340,245	$—	$—	$366,106

Derivative liabilities
Interest rate contracts	$1,889	$31,840	$—	$—	$33,729
Foreign currency contracts	1,752	15,208	—	—	16,960
Equity contracts	7,546	205,462	—	—	213,008
Total derivative liabilities	$11,187	$252,510	$—	$—	$263,697
There were no Level 3 derivatives held by the Company as of December 31, 2023 or 2022.
Derivative instruments are valued using exchange prices or counterparty quotations. The Company performs quantitative and qualitative analysis each quarter on derivative valuations. Derivative instruments classified as Level 1 generally include futures, options, and warrants, all of which are traded on active exchange markets. Derivative instruments classified as Level 2 primarily include swaps, options, forwards, and swaptions, which are traded over the counter. Level 2 also includes certain centrally cleared derivatives. These Level 2 derivative valuations are determined using independent broker quotations, which are corroborated with observable market inputs.

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
The following table presents the Company’s fair value hierarchy for its financial instruments as of December 31:

2023
Type of Financial Instrument	Aggregate Fair Value	Carrying Value	Level 1	Level 2	Level 3
	($ in thousands)
Assets
Bonds	$42,756,381	$46,925,361	$256,688	$40,355,868	$2,143,825
Common stocks *	208,830	208,830	—	—	208,830
Preferred stocks	474,899	528,589	437,011	27,488	10,400
Mortgage loans	9,919,424	10,791,543	—	—	9,919,424
Cash and cash equivalents	1,784,439	1,784,466	1,774,445	9,994	—
Short-term investments	13,589	13,554	10,040	3,549	—
Contract loans	826,491	826,491	—	—	826,491
Derivative assets	1,007,264	1,016,572	34,147	973,117	—
Derivative collateral and receivables	57,977	57,977	57,977	—	—
Securities lending collateral	90,974	90,974	—	90,974	—
Other invested assets *	689,824	797,216	—	663,050	26,774
Separate Account assets	15,828,390	15,828,999	15,082,863	672,060	73,467
Liabilities
Guaranteed investment contracts (GICs)	11,538,505	11,707,370	—	—	11,538,505
Deposit-type contracts other than GICs	2,326,576	2,283,934	—	—	2,326,576
Derivative liabilities	718,719	719,681	31,777	686,942	—
Derivative collateral and payables	183,090	183,090	183,090	—	—
Surplus Notes	84,653	110,000	—	—	84,653

* Excluding investments accounted for under the equity method

2022
Type of Financial Instrument	Aggregate Fair Value	Carrying Value	Level 1	Level 2	Level 3
	($ in thousands)
Assets
Bonds	$41,441,691	$47,180,219	$298,362	$39,184,615	$1,958,714
Common stocks*	174,544	174,544	2,029	—	172,515
Preferred stocks	465,457	540,147	423,945	35,572	5,940
Mortgage loans	9,744,553	10,558,447	—	—	9,744,553
Cash and cash equivalents	369,091	369,091	369,091	—	—
Contract loans	830,400	830,400	—	—	830,400
Derivative assets	366,106	366,106	25,860	340,246	—
Derivative collateral and receivables	60,639	60,639	60,639	—	—
Securities lending collateral	162,119	162,119	—	162,119	—
Other invested assets	673,066	801,636	—	648,038	25,028
Separate Account assets	14,111,355	14,111,642	13,307,270	714,735	89,350
Liabilities
Guaranteed investment contracts (GICs)	9,510,471	9,806,466	—	—	9,510,471
Deposit-type contracts other than GICs	2,197,819	2,099,585	—	—	2,197,819
Derivative liabilities	263,697	267,352	11,188	252,509	—
Derivative collateral and payables	62,269	62,269	62,269	—	—
Surplus Notes	82,585	110,000	—	—	82,585

* Excluding investments accounted for under the equity method
Bond and preferred stock fair values are determined using methodologies prescribed by the NAIC. The fair values of bonds and preferred stocks are determined by management after

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
considering one of three primary sources of information: third-party pricing services, non-binding independent broker quotations, or pricing matrices.
Publicly traded unaffiliated common stock is valued based on market trades and is a Level 1 valuation under SSAP No. 100R. As of December 31, 2023 and 2022, the Company held $208.8 million and $172.5 million, respectively, of FHLB stock, which is classified as Level 3. The Company believes that the cost of the FHLB stock approximates fair value. The remaining amount of equity securities classified as Level 3 consists primarily of holdings obtained through bankruptcy proceedings, debt restructurings or tender offers, including $5 thousand and $15 thousand of Hercules Inc. publicly traded common stock warrants obtained through a tender offer as of December 31, 2023 and 2022, respectively.
Cash and short-term investments can include cash deposit balances, money market mutual funds, and short-term commercial paper for which the Company considers net asset value or amortized cost to approximate fair value, and other highly-liquid debt instruments.
Cash equivalent fair values are determined using methodologies prescribed by the NAIC.
The Company estimates the fair value of mortgage loans using an internally developed model. This model includes inputs derived by the Company based on assumed discount rates relative to the Company’s current mortgage loan lending rate and an expected cash flow analysis based on a review of the mortgage loan terms. The model also contains the Company’s determined representative risk adjustment assumptions related to nonperformance and liquidity risks.
Contract loans are funds provided to policy holders in return for a claim on the account value of the policy. The funds provided are limited to a certain percent of the account balance. The nature of contract loans is to have low default risk as the loans are fully collateralized by the value of the policy. The majority of contract loans do not have a stated maturity and the balances and accrued interest are repaid with proceeds from the policy account balance. Due to the collateralized nature of contract loans and unpredictable timing of repayments, the Company’s fair value of contract loans approximates carrying value.
For the fair value of domestic securities categorized as securities lending collateral, the Securities Lending program administrator uses four vendors as information sources for prices and other indicative data. Pricing data is requested daily, as available. In the event multiple prices are received for the same security, the lower price is utilized.
The Separate Account assets are carried at fair value and are equal to the Separate Account liabilities, which represent the policyholder’s equity in those assets, except for BOLI contracts. The BOLI Separate Account assets are stated at book value. These amounts are reported separately as assets and liabilities related to Separate Accounts in the accompanying financial statements. Separate Account assets are invested in bonds, mortgage loans, preferred stocks, and open-ended mutual funds. The fair values of bonds and preferred stocks held in Separate Accounts are determined using methodologies prescribed by the NAIC. The fair values of bonds and preferred stocks are determined by management after considering one of three primary sources of information: third-party pricing services, non-binding independent broker quotations, or pricing matrices. These valuations are generally categorized as a Level 2 valuation as defined by SSAP No. 100R. The fair value of open-ended mutual funds held in Separate Accounts was obtained from unadjusted quoted market prices. These valuations are categorized as a Level 1 valuation as defined by SSAP No. 100R.

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
Other invested assets, excluding investments accounted for under the equity method, include investments in unaffiliated surplus debentures and investments in partnerships. The fair value of investments accounted for under the equity method approximates par value. The fair value of certain surplus notes reported as "Other invested assets" is determined using methodologies prescribed by the NAIC. The fair value of these surplus notes is determined by management after considering one of three primary sources of information: third-party pricing services, non-binding independent broker quotations, or pricing matrices. The fair value of certain partnerships reported as “Other Invested assets” is determined using the cost method, net of any impairment.
Fair values of the Company's guaranteed investment contracts are estimated using discounted cash flows. Other deposit-type contracts include annuities certain, supplemental contracts, dividend accumulations, and retained assets. The Company estimates the fair values of annuities certain and supplemental contracts using models based on discounted estimated cash flows. The discount rates used in the models were based on a current market rate for similar financial instruments. The Company estimates that the fair value of dividend accumulations and retained asset balances approximate carrying value.
Included in the derivative liabilities fair value disclosure are $20.6 million and $15.2 million related to derivative instruments qualifying for hedge accounting that have a $21.5 million and $18.9 million carrying value in the Statements of Admitted Assets, Liabilities, and Capital and Surplus as of December 31, 2023 and 2022, respectively. Included in the derivative assets fair value disclosure is $34.2 million related to derivative instruments qualifying for hedge accounting that have a $43.5 million carrying value in the Statements of Admitted Assets, Liabilities, and Capital and Surplus as of December 31, 2023.
The Company estimates the fair value of its Surplus Notes using internal discounted cash flow models. The discount rates used in the model are based on a current market yield for similar financial instruments.
The Company held no financial instruments as of December 31, 2023 and 2022, for which it was not practicable to estimate fair value. The Company held no financial instruments measured at NAV as of December 31, 2023 and 2022.
20.    Retained Assets
The Company accounts for retained assets in a manner similar to supplementary contracts. Claims expense is reported in “Death and annuity benefits” in the Statements of Operations. In lieu of a cash payment to the beneficiary, a liability is established in “Liability for deposit-type contracts” in the Statements of Admitted Assets, Liabilities, and Capital and Surplus. For 2020 and through March 2021, the credited rate for direct retained asset accounts was 0.40% for accounts opened prior to May 1, 2019, and 1.0% for accounts opened on or after May 1, 2019. After April 1, 2021 and for 2022 and 2023, the credited rate for all direct retained asset accounts was 0.40%.
In the event of a claim, the beneficiary is given the option of a direct payment, a settlement option provided by the policy or a retained asset account. Retained asset accounts are generally used as the default method for settlement of claims when an election for payment has not been made. For some assumed business, however, retained asset accounts are not the default method for settlement of claims.

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
The table below summarizes the number and balance of retained asset accounts in force, by aging category, as of December 31:

	In Force ($ in thousands)
	2023		2022
	Number	Balance	Number	Balance
Up to and including 12 Months	423	$59,457	1,159	$157,750
13 to 24 Months	626	57,351	952	105,455
25 to 36 Months	610	56,172	637	60,012
37 to 48 Months	437	35,441	472	44,564
49 to 60 Months	301	24,946	352	22,348
Over 60 Months	2,182	113,054	2,267	117,668
Total	4,579	346,421	5,839	507,797
The Company’s retained asset accounts are individual contracts. The table below shows retained asset components as of December 31:

	($ in thousands)
	2023		2022
	Number	Balance	Number	Balance
Number/Balance of Retained Asset Accounts at the Beginning of the Year	5,839	$507,797	5,944	$526,800
Number/Balance of Retained Asset Account Issue/Added During the Year	953	195,480	2,214	467,213
Investment Earnings Credited to Retained Asset Accounts During the Year	XXX	1,910	XXX	2,349
Fees and Other Charges Assessed to Retained Asset Accounts During the Year	XXX	—	XXX	—
Number/Amount of Retained Asset Accounts Transferred to State Unclaimed Property funds During the Year	220	356	79	67
Number/Amount of Retained Asset Accounts Closed/Withdrawn During the Year	1,993	358,410	2,240	488,498
Number/Balance of Retained Asset Accounts at the End of the Year	4,579	$346,421	5,839	$507,797
21.    Company-owned Life Insurance
The Company is the owner and beneficiary of life insurance policies included in the “Other assets” line of the Statements of Admitted Assets, Liabilities, and Capital and Surplus at their cash surrender values pursuant to SSAP No. 21R. At December 31, 2023 the cash surrender value in an investment vehicle was $705.1 million. This was allocated into the following categories based on primary underlying investment characteristics, other invested assets 69.0%, stocks 29.6%, and cash and short-term investments 1.4%. At December 31, 2022, the cash surrender value in an investment vehicle was $666.7 million. This was allocated into the following categories based on primary underlying investment characteristics, other invested assets 72.8%, stocks 25.3%, and cash and short-term investments 1.9%.

PROTECTIVE LIFE INSURANCE COMPANY
NOTES TO THE FINANCIAL STATEMENTS
(Statutory Basis)
22.    Other Disclosures
As a result of events that occurred at certain financial institutions and the subsequent regulatory actions taken during 2023, the Company has evaluated the impact of these events to certain holdings within its investment portfolio. As a result of this evaluation, the Company sold certain bonds and recognized a pre-tax realized investment loss of $11.4 million. In addition, the Company identified certain investments in bonds on which it took other-than-temporary impairments as of December 31, 2023, based on the fair value of the underlying holdings. As of December 31, 2023, the Company recognized pre-tax other-than-temporary impairments of $189.2 million, related to certain investment holdings within the banking sector.
In response to these events, the Federal Reserve announced that it would make additional funding available via a new Bank Term Funding Program (“BTFP”), offering loans of up to one year to eligible depository institutions to ensure they have the ability to meet the needs of all depositors. The impact of these developments remains uncertain. However, they may influence future regulatory policies or affect the way that banking institutions (including the Federal Home Loan Banks) and other financial market participants conduct business, such as the terms or amounts of funding they make available to the Company.
23.    Subsequent Events
On March 13, 2024, the Company declared an ordinary dividend in an amount not to exceed $50.0 million to be paid to its parent, PLC, on or after the later of: i) March 28, 2024; or ii) following the receipt of all regulatory approvals necessary to effectuate the transaction contemplated in the Form D submitted to the Tennessee Department of Commerce and Insurance on February 16, 2024.
During the first quarter of 2024, PP&C, MONY and WCL declared dividends in amounts not to exceed $10.0 million, $20.0 million and $20.0 million, respectively, to be paid to the Company by March 31, 2024.
The Company has evaluated the effects of events subsequent to December 31, 2023, and through March 28, 2024 (the date of the issuance of the Statutory statements included herein), and there are no other material subsequent events to report.

SUPPLEMENTAL SCHEDULES

PROTECTIVE LIFE INSURANCE COMPANY
SCHEDULE I
Summary of Investments-Other than Investments in Related Parties as of December 31, 2023

Type of investment	Cost	Fair Value	Amount at which shown in the balance sheet
	($ in thousands)
Fixed maturities:
Bonds:
United States Government and government agencies and authorities	$3,589,327	$3,198,544	$3,589,327
States, municipalities and political subdivisions	485,481	462,890	485,481
Foreign governments	91,418	82,838	91,418
Public utilities	4,533,194	4,153,150	4,533,194
Convertibles and bonds with warrants attached	76,774	78,630	76,774
All other corporate bonds	38,239,689	34,871,285	38,240,115
Certificates of deposit	50	50	50
Redeemable preferred stocks	249,160	195,470	249,160
Total fixed maturities	47,265,093	43,042,857	47,265,519
Equity securities:
Common stocks:
Banks, trust and insurance companies	208,825	208,825	208,825
Industrial, miscellaneous and all other	5	5	5
Nonredeemable preferred stocks	360,475	279,429	279,429
Total equity securities	569,305	488,259	488,259
Mortgage loans on real estate	10,791,543	9,919,424	10,791,543
Policy loans	826,491	826,491	826,491
Other long-term investments	1,975,554	1,849,477	1,966,177
Total investments	$61,427,986	$56,126,508	$61,337,989
See accompanying independent auditors’ report.
S-1

PROTECTIVE LIFE INSURANCE COMPANY
SCHEDULE IV
Reinsurance
as of and for the years ended December 31, 2023, 2022, and 2021

	Gross amount	Ceded to other companies	Assumed from other companies	Net amount	Percentage of amount assumed to net
	($ in thousands)
2023
Life insurance in force	$729,192,845	$177,548,834	$123,842,352	$675,486,363	18.3%
Premiums:
Life insurance	$6,725,631	$1,559,338	$603,711	$5,770,004	10.5%
Accident and health insurance	38,882	1,453	7,399	44,828	16.5%
Total	$6,764,513	$1,560,791	$611,110	$5,814,832	10.5%
2022
Life insurance in force	$701,879,708	$213,857,595	$137,079,032	$625,101,145	21.9%
Premiums:
Life insurance	$5,182,542	$2,544,520	$727,562	$3,365,584	21.6%
Accident and health insurance	57,869	2,148	13,985	69,706	20.1%
Total	$5,240,411	$2,546,668	$741,547	$3,435,290	21.6%
2021
Life insurance in force	$633,068,368	$232,765,104	$184,926,353	$585,229,617	31.6%
Premiums:
Life insurance	$5,229,653	$1,050,368	$878,036	$5,057,321	17.4%
Accident and health insurance	11,287	3,116	28,740	36,911	77.9%
Total	$5,240,940	$1,053,484	$906,776	$5,094,232	17.8%
See accompanying independent auditors’ report.
S-2

Appendix A
The following examples illustrate how the MVA, withdrawal charge, and Interim Value can affect the amount you receive for a full surrender or withdrawal requested during the withdrawal charge period. During the withdrawal charge period and before the Segment Maturity Date, application of the MVA to a withdrawal request or a surrender that exceeds the Free Withdrawal Amount could reduce the Contract Value to less than the protection provided by any applicable Floor(s), as shown below.

Full Surrender Example:

Segment Investment:	$100,000
Cap:	12%
Floor:	-10%
Participation Rate:	100%
Index Performance (on date we calculate withdrawal):	-15%
Interim Value (Contract Value):	$90,000	($100,000 x (1 + greater of Index Performance,-15%, and Floor, -10%))
Months Remaining in Withdrawal Charge Period:	75
Initial MVA Rate:	5%
Withdrawal Charge:	9%

Scenario 1: Negative MVA

The current MVA rate as of the withdrawal date is 6%, resulting in an MVA of -6.25%. When the Contract is surrendered, the Surrender Value of your Contract is $78,250. In this scenario, the Surrender Value is lower than the amount protected by the -10% Floor ($90,000).

		Formula
Free Withdrawal Amount =	$10,000	(10% x $100,000)
Interim Value – Free Withdrawal Amount =	$80,000	($90,000 – $10,000)
Market Value Adjustment (%) =	-6.25%	(5% – 6%) x (75 / 12)
Market Value Adjustment ($) =	$-5,000	($80,000 x -6.25%)
Withdrawal Charge =	$6,750	($80,000 – $5,000) x 9
Amount Received =	$78,250	($90,000 – $5,000 – $6,750)

Scenario 2: Positive MVA

The current MVA rate as of the withdrawal date is 4%, resulting in an MVA of 6.25%. When the Contract is surrendered, the Surrender Value of the Contract is $87,350. In this scenario, the Surrender Value is lower than the amount protected by the -10% Floor($90,000).

		Formula
Free Withdrawal Amount =	$10,000	(10% x $100,000)
Interim Value – Free Withdrawal Amount =	$80,000	($90,000 – $10,000)
Market Value Adjustment (%) =	6.25%	(5% – 4%) x (75 / 12)
Market Value Adjustment ($) =	$5,000	($80,000 x 6.25%)

Withdrawal Charge =	$7,650	($80,000 + $5,000) x 9
Amount Received =	$87,350	($90,000 + $5,000 – $7,650)
Withdrawal Example:

Segment Investment:		$100,000
Cap:		12%
Floor:		-10%
Participation Rate:		100%
Months Remaining in Withdrawal Charge Period:		75
Initial MVA Rate:		5%
Current MVA Rate:		6%
Market Value Adjustment (%):		-6.25%
Withdrawal Charge:		9%

Scenario 1: Negative Index Performance

You request a withdrawal of $20,000. To satisfy this withdrawal request, we must deduct $21,722 from your Contract.

		Formula
Total Gross Withdrawal Amount =	$21,722
Free Withdrawal Amount =	$10,000	(10% x $100,000)
Excess Withdrawal =	$11,722	($21,722 – $10,000)
Market Value Adjustment ($) =	$-733	($11,722 x -6.25%)
Withdrawal Charge =	$989	($11,722 – $733) x 9
Amount Received =	$20,000	($21,722 – $733 – $989)

The total withdrawal amount reduces your Contract value dollar-for-dollar and reduces your Segment Investment on a pro-rata basis by the same proportion that the withdrawal reduces the Interim Value, as demonstrated below. The resulting deduction to the Segment Investment in this example is $24,135.

		Formula
Index Performance (on date we calculate withdrawal) =	-15%
Interim Value =	$90,000	($100,000 x (1 + greater of Index Performance, -15%, and Floor, -10%))
Proportion that the withdrawal reduces the Contract Value =	-24.1%	(-$21,722 / $90,000)
Reduction to Segment Investment due to withdrawal =	$-24,135	($100,000 x -24.1%)
Remaining Segment Investment after withdrawal =	$75,865	($100,000 – $24,135)
Remaining Contract Value after withdrawal =	$68,278	($75,865 x (1 + greater of Index Performance, -15%, and Floor, -10%))

The remaining Segment Investment is used to determine the Segment Return Amount and Segment Maturity Value at the end of the Term.

		Formula
Index Performance at Maturity Date =	-7%
Segment Investment =	$75,865
Segment Return Amount =	$5,311	($75,865 x (greater of Index Performance, -7%, and Floor, -10%, subject to 12% Cap))
Segment Maturity Value =	$70,554	($75,865 – $5,311)

Scenario 2: Positive Index Performance followed by Negative Index Performance with Two Withdrawals

You first request a withdrawal of $20,000. To satisfy this withdrawal request, we must deduct $21,722 from your Contract. This calculation is the same as Scenario 1.

Withdrawal 1		Formula
Total Gross Withdrawal Amount =	$21,722
Free Withdrawal Amount =	$10,000	(10% x $100,000)
Excess Withdrawal =	$11,722	($21,722 – $10,000)
Market Value Adjustment ($) =	$-733	($11,722 x -6.25%)
Withdrawal Charge =	$989	($11,722 – $733) x 9
Amount Received =	$20,000	($21,722 – $733 – $989)

Because the Index Performance is positive, the Interim Value is the same as the Segment Investment. Thus, both the Interim Value and the Segment Value are reduced by the same amount, which is $21,722.

Withdrawal 1		Formula
Index Performance (on date we calculate 1st withdrawal) =	8%
Interim Value =	100,000	($100,000 x (1 + lesser of Index Performance, 8%, and 0%))
Proportion that the withdrawal reduces the Contract Value =	-21.7%	(-$21,722 / $100,000)
Reduction to Segment Investment due to withdrawal =	$21,722	($100,000 x -21.7%)
Remaining Segment Investment after withdrawal =	$78,278	($100,000 – $21,722)
Remaining Contract Value after withdrawal =	$78,278	($78,278 x (1 + lesser of Index Performance, 8%, and 0%))

One month later, in the same Contract Year, you then request another withdrawal of $20,000. To satisfy this withdrawal request, we must deduct $23,443 from your Contract. This calculation is slightly different than above, since the Free Withdrawal Amount of $10,000 has been exhausted.

Withdrawal 2		Formula
Total Gross Withdrawal Amount =	$23,443
Market Value Adjustment ($) =	$-1,465	($23,443 x -6.25%)
Withdrawal Charge =	$1,978	($23,443 – $1465) x 9
Amount Received =	$20,000	($23,443 – $1,465 – $1,978)

The total withdrawal amount reduces your Contract Value dollar-for-dollar and reduces your Segment Investment on a pro-rata basis by the same proportion that the withdrawal reduces the Interim Value, as demonstrated below. The resulting deduction to the Segment Investment in this example is $25,519.

		Formula
Index Performance (on date we calculate 2nd withdrawal) =	-8.0%
Interim Value =	$72,016	($78,278 x (1 + greater of Index Performance,-8%, and Floor, -10%))
Proportion that the withdrawal reduces the Contract Value =	-32.6%	(-$23,443 / $72,016)
Reduction to Segment Investment due to withdrawal =	$-25,519	($78,278 x -32.6%)
Remaining Segment Investment after withdrawal =	$52,759	($78,278 – $25,519)
Remaining Contract Value after withdrawal =	$48,538	($52,759 x (1 + greater of Index Performance,-8%, and Floor, -10%))

The remaining Segment Investment is used to determine the Segment Return Amount and Segment Maturity Value at the end of the Term.
		Formula
Index Performance at Maturity Date =	4%
Segment Investment =	$52,759
Segment Return Amount =	$-2,110	($52,759 x (greater of Index Performance, -4%, and Floor, -10%, subject to 12% Cap))
Segment Maturity Value =	$50,649	($52,759 – $2,110)

APPENDIX B
EXAMPLE OF INDEX SUBSTITUTION
The following example demonstrates how we would determine your Segment Return Amount on the Maturity Date of a Segment when there has been an Index substitution. This example assumes a Segment with a $100,000 Segment Investment into a S&P 500 Index / -10% Floor Strategy with a Cap of 12% and Participation Rate of 100%.

Initial Segment Investment:
Segment Investment	$100,000
Term	1-Year
Index	S&P 500 Index
Initial S&P 500 Index Level	1,000
Floor	-10%
Cap	12%
Participation Rate	100%
Assume the MSCI EAFE Index is substituted for the S&P 500 Index during the Term of the Segment above.

S&P 500 Index Performance at the Date of Substitution:
Index	S&P 500 Index
Initial S&P 500 Index Level	1,000
S&P 500 Index Level at Date of Substitution	900
Index Performance	-10%

MSCI EAFE Index Performance for the Remainder of the Segment Term:
Index	MSCI EAFE Index
MSCI EAFE Index Level at Date of Substitution	2,000
MSCI EAFE Index Level at Maturity Date	2,400
Index Performance	20%

Calculation of Segment Return Amount and Maturity Value:
S&P 500 Index Performance	-10%
MSCI EAFE Index Performance	20%
Combined Index Performance(1)	8%
Segment Return Amount(2)	$8,000
Maturity Value	$108,000
__________________
(1)The Combined Index Performance is calculated as follows:(1 + 1st Index Performance) x (1 + 2nd Index Performance) – 1 = (1 + -10%) x (1 + 20%) – 1 = 8%
(2)Because the Combined Index Performance is positive, the Segment Return Amount is calculated as follows: (Segment Investment) x (lesser of Cap or (combined Index Performance x Participation Rate)) = $100,000 x (lesser of Cap or (combined Index Performance x 100%)) = $8,000
B-1

Appendix C
INDEX PUBLISHERS
Protective Life uses the Index under license from the Indices’ respective publishers. The following information about the Indices is included in this prospectus in accordance with Protective Life’s license agreements with the publishers of the Indices:
S&P 500® Index Information
The “S&P 500 Index” is a product of S&P Dow Jones Indices LLC, a division of S&P Global, or its affiliates (“SPDJI”), and has been licensed for use by Protective Life. Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC, a division of S&P Global (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). It is not possible to invest directly in an index. Protective Market Defender is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the Protective Market Defender or any member of the public regarding the advisability of investing in securities generally or in Protective Market Defender particularly or the ability of the S&P 500 Index to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices only relationship to Protective Life with respect to the S&P 500 Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 500 Index is determined, composed and calculated by S&P Dow Jones Indices without regard to Protective Life or the Protective Market Defender. S&P Dow Jones Indices have no obligation to take the needs of Protective Life or the owners of Protective Market Defender into consideration in determining, composing or calculating the S&P 500 Index. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of Protective Market Defender or the timing of the issuance or sale of Protective Market Defender or in the determination or calculation of the equation by which Protective Market Defender is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of Protective Market Defender. There is no assurance that investment products based on the S&P 500 Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment or tax advisor. A tax advisor should be consulted to evaluate the impact of any tax-exempt securities on portfolios and the tax consequences of making any particular investment decision. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.
NEITHER S&P DOW JONES INDICES NOR THIRD PARTY LICENSOR GUARANTEES THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY PROTECTIVE LIFE, OWNERS OF THE PROTECTIVE MARKET DEFENDER, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO.
WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW
C-1

JONES INDICES AND PROTECTIVE LIFE, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.
MSCI EAFE Index Information
THIS PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY PROTECTIVE LIFE. NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN PRODUCTS GENERALLY OR IN THIS PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS PRODUCT OR THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS PRODUCT IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS PRODUCT.
ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE PRODUCT, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
C-2

Appendix D
STATE CONTRACT AVAILABILITY AND
VARIATIONS OF CERTAIN FEATURES
The following chart describes the material variations of certain features and/or benefits of the Contract in the states where the Contract has been approved as of the date of this Prospectus. Please consult your financial advisor for more information about availability in your state.

STATE	FEATURE	VARIATION
Alaska	Declared Rate Account	The minimum guaranteed interest rate for the Declared Rate Account is 1.20%.

	Strategies	The minimum guaranteed interest rate for the Guaranteed Interest Strategy is 1.20%.

		The Index, Floor and minimum Participation Rate and Cap for each Indexed Strategy that we currently offer are identified in the chart below.

		INDEXED STRATEGIES
		Index	Floor	Minimum Participation Rate	Minimum Cap
		S&P 500	-5%	100%	5%
		S&P 500	-10%	100%	5%
		S&P 500	-20%	100%	5%
		MSCI EAFE	-5%	100%	5%
		MSCI EAFE	-10%	100%	5%
		MSCI EAFE	-20%	100%	5%

	Market Value Adjustment	We will not apply a Market Value Adjustment when you withdraw all or a portion of your Contract Value during the withdrawal charge period.

	Withdrawals and Surrenders
Withdrawals and surrenders during the withdrawal charge period that exceed the Free Withdrawal Amount are subject to a withdrawal charge but not a Market Value Adjustment.
During the withdrawal charge period, we calculate the withdrawal charge by multiplying the amount that exceeds the Free Withdrawal Amount by the applicable withdrawal charge.

	Death Benefit	The death benefit is equal to the sum of (A) + (B) + (C), where: (A) is the Declared Rate Account value, (B) is the Segment Value(s) of all the Guaranteed Interest Segments, and (C) is the Segment Investment(s) of all the Indexed Segments (not subject to an Interim Value calculation).

Arizona	Right to Cancel	You may cancel this Contract for any reason by returning it to our administrative office, or to the agent who sold it to you, with a written request for cancellation. The Contract’s return and the cancellation request must be made within 10 days of your receipt of the Contract; or within 30 days of receipt if either: the Contract is issued in replacement of an existing contract; or, any Owner or Annuitant is 65 years of age or older on the date of application.

Idaho	Right to Cancel	You may cancel this Contract within 20 days after you receive it by returning it to our administrative office, or to the agent who sold it to you, with a written request for cancellation.

STATE	FEATURE	VARIATION
Minnesota	Declared Rate Account	The minimum guaranteed interest rate for the Declared Rate Account is 1.20%.

	Strategies
The minimum guaranteed interest rate for the Guaranteed Interest Strategy is 1.20%.
The Index, Floor and minimum Participation Rate and Cap for each Indexed Strategy that we currently offer are identified in the chart below.

		INDEXED STRATEGIES
		Index	Floor	Minimum Participation Rate	Minimum Cap
		S&P 500	-5%	100%	5%
		S&P 500	-10%	100%	5%
		S&P 500	-20%	100%	5%
		MSCI EAFE	-5%	100%	5%
		MSCI EAFE	-10%	100%	5%
		MSCI EAFE	-20%	100%	5%

	Market Value Adjustment	We will not apply a Market Value Adjustment when you withdraw all or a portion of your Contract Value during the withdrawal charge period.

	Withdrawals and Surrenders
Withdrawals and surrenders during the withdrawal charge period that exceed the Free Withdrawal Amount are subject to a withdrawal charge but not a Market Value Adjustment.
During the withdrawal charge period, we calculate the withdrawal charge by multiplying the amount that exceeds the Free Withdrawal Amount by the applicable withdrawal charge.

	Death Benefit	The death benefit is equal to the sum of (A) + (B) + (C), where: (A) is the Declared Rate Account value, (B) is the Segment Value(s) of all the Guaranteed Interest Segments, and (C) is the Segment Investment(s) of all the Indexed Segments (not subject to an Interim Value calculation).

New Jersey	Declared Rate Account	The minimum guaranteed interest rate for the Declared Rate Account is 1.20%.

	Strategies
The minimum guaranteed interest rate for the Guaranteed Interest Strategy is 1.20%.
The Index, Floor and minimum Participation Rate and Cap for each Indexed Strategy that we currently offer are identified in the chart below.

		INDEXED STRATEGIES
		Index	Floor	Minimum Participation Rate	Minimum Cap
		S&P 500	-5%	100%	5%
		S&P 500	-10%	100%	5%
		S&P 500	-20%	100%	5%
		MSCI EAFE	-5%	100%	5%
		MSCI EAFE	-10%	100%	5%
		MSCI EAFE	-20%	100%	5%

	Market Value Adjustment	We will not apply a Market Value Adjustment when you withdraw all or a portion of your Contract Value during the withdrawal charge period.

STATE	FEATURE	VARIATION
Withdrawals and Surrenders
Withdrawals and surrenders during the withdrawal charge period that exceed the Free Withdrawal Amount are subject to a withdrawal charge but not a Market Value Adjustment.
During the withdrawal charge period, we calculate the withdrawal charge by multiplying the amount that exceeds the Free Withdrawal Amount by the applicable withdrawal charge.

	Death Benefit	The death benefit is equal to the sum of (A) + (B) + (C), where: (A) is the Declared Rate Account value, (B) is the Segment Value(s) of all the Guaranteed Interest Segments, and (C) is the Segment Investment(s) of all the Indexed Segments (not subject to an Interim Value calculation).

North Dakota	Right to Cancel	You may cancel this Contract within 20 days after you receive it by returning it to our administrative office, or to the agent who sold it to you, with a written request for cancellation.

Texas	Right to Cancel	You may cancel this Contract within 20 days after you receive it (within 30 days after you receive it if the Contract is issued in replacement of an existing contract) by returning it to our Administrative Office, or to the agent who sold it to you, with a written request for cancellation.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution.*
The expenses of the issuance and distribution of the Contracts, other than any underwriting discounts and commissions, are as follows:

Securities and Exchange Commission Registration Fees	$—
Printing and engraving	50,000
Accounting fees and expenses	15,000
Legal fees and expenses	15,000
Miscellaneous	—
TOTAL EXPENSES	$80,000
_________________
*Estimated.

Item 14. Indemnification of Directors and Officers.
Section 6.5 of Article VI of the Certificate of Incorporation of Protective Life Corporation (“PLC”) provides, in substance, that any of PLC’s directors and officers and certain directors and officers of Protective, who is a party or is threatened to be made a party to any action, suit or proceeding, other than an action by or in the right of PLC, by reason of the fact that he is or was an officer or director, shall be indemnified by PLC against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of PLC and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. If the action or suit is or was by or in the right of PLC to procure a judgment in its favor, such person shall be indemnified by PLC against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to PLC unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. To the extent that any officer or director has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any issue or matter therein, he shall be indemnified by PLC against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith without the necessity of any action being taken by PLC other than the determination, in good faith, that such defense has been successful. In all other cases, unless ordered by a court, indemnification shall be made by PLC only as authorized in the specific case upon a determination that indemnification of the officer or director is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (c) by the holders of a majority of the shares of capital stock of PLC entitled to vote thereon. By means of a by-law, Protective offers its directors and certain executive officers similar indemnification.
In addition, the executive officers and directors are insured by PLC’s Directors’ and Officers’ Liability Insurance Policy including Company Reimbursement and are indemnified by a written contract with PLC which supplements such coverage.
Item 15. Recent Sales of Unregistered Securities
Not Applicable

Item 16(a). Exhibits.

Item Number	Document
*1.(a)
Underwriting Agreement by and among Protective Life Insurance Company and Protective Equity Services, Inc. filed as Exhibit 1(a) to the Registration Statement on Form S-3 (File No. 333-229837) filed on February 25, 2019.

*1.(b)
Second Amended Distribution Agreement between Protective Life Insurance Company and Investment Distributors, Inc. as revised June 18, 2018, filed as Exhibit 1 to the Registration Statement on Form S-3/A (File No. 333-222086) filed on June 28, 2018.

*2.(a)
Master Agreement by and among AXA Equitable Financial Services LLC, AXA Financial Inc. and Protective Life Insurance Company, dated as of April 10, 2013, filed as Exhibit 2(b) to the Quarterly Report on Form 10-Q (File No. 001-31901) filed on August 12, 2013.

*2.(b)
Master Transaction Agreement by and among Protective Life Insurance Company, Protective Life Corporation, The Lincoln National Life Insurance Company, Lincoln National Corporation, Liberty Mutual Insurance Company, Liberty Mutual Fire Insurance Company and Liberty Mutual Group Inc., dated as of January 18, 2018, filed as Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-31901) filed on January 23, 2018.

*2.(c)
Master Transaction Agreement by and among Protective Life Insurance Company, Great-West Life & Annuity Insurance Company, Great-West Life & Annuity Insurance Company of New York, The Canada Life Assurance Company and The Great-West Life Assurance Company, dated as of January 23, 2019, filed as Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-31901) filed on January 23, 2019.

*3.(a)
2020 Amended and Restated By-Laws of Protective Life Insurance Company is incorporated herein by reference to Post-Effective Amendment No. 8 to the Form N-4 Registration Statement (File No. 333-201919), as filed with the Commission on February 11, 2021.

*3.(b)
2020 Amended and Restated Charter of Protective Life Insurance Company dated as of December 30, 2020, filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed March 30, 2021 (File No. 001-31901).

*4.(a)	Form of Individual Modified Guaranteed Annuity Contract, filed as Exhibit 2 to the initial filing of Form S-3 (File No. 333-222086) filed with the Commission on December 15, 2017.
*4.(b)	Qualified Plan Endorsement, filed as Exhibit 4(b) to the Registration Statement on Form S-3/A (File No. 333-222086) filed on June 28, 2018.
*4.(c)	Application for Individual Modified Guaranteed Annuity Contract, filed as Exhibit 4(c) to the Registration Statement on Form S-3/A (File No. 333-222086) filed on June 28, 2018.
*4.(d)	Waiver of Withdrawal Charge and Market Value Adjustment (for Unemployment), filed as Exhibit 4(d) to the Registration Statement on Form S-3/A (File No. 333-222086) filed on June 28, 2018.
*4.(e)
Waiver of Withdrawal Charge and Market Value Adjustment (for Terminal Condition or Nursing Facility Confinement), filed as Exhibit 4(e) to the Registration Statement on Form S-3/A (File No. 333-222086) filed on June 28, 2018.

*4.(f)	Endorsement- Automatic Segment Renewal, filed as Exhibit 4(f) to the Registration Statement on Form S-3/A (File No. 333-222086) filed on June 28, 2018.
*4.(g)	Endorsement- Traditional IRA, filed as Exhibit 4(g) to the Registration Statement on Form S-3/A (File No. 333-222086) filed on June 28, 2018.
*4.(h)	Endorsement- Roth IRA, filed as Exhibit 4(h) to the Registration Statement on Form S-3/A (File No. 333-222086) filed on June 28, 2018.
*4.(i)	Endorsement- Annuitization Bonus, filed as Exhibit 4(i) to the Registration Statement on Form S-3/A (File No. 333-222086) filed on June 28, 2018.
*5.	Opinion re legality,filed as Exhibit 5 to the Registration Statement on Form S-3/A (File No. 333-255192) filed on April 28, 2021.
8.	Opinion re Tax Matters. Not Applicable.
9.	Voting Trust Agreement. Not Applicable.
*10(a)
Bond Purchase Agreement dated as of December 30, 1985, among Protective Life Corporation and National Westminster Bank USA, filed as Exhibit 10(a) to the Company’s Annual Report on Form 10-K filed March 21, 2018 (File No. 001-31901).

*10(b)
Escrow Agreement dated as of December 30, 1985, among Protective Life Corporation and National Westminster Bank USA, filed as Exhibit 10(b) to the Company’s Annual Report on Form 10-K filed March 21, 2018 (File No. 001-31901).

*10(c)
Second Amended and Restated Credit Agreement dated as of April 5, 2022, among Protective Life Corporation and Protective Life Insurance Company, as borrowers, the several lenders from time to time a party thereto, and Regions Bank, as Administrative Agent, filed as Exhibit 10(c) to Post-Effective Amendment No. 5 to the Form S-1 Registration Statement (File No. 333-255192), filed on April 13, 2023.

*10(d)
Amendment and Clarification of the Tax Allocation Agreement dated January 1, 1988 by and among Protective Life Corporation and its subsidiaries, filed as Exhibit 10(h) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 filed March 31, 2005 (File No. 001-31901).

*10(e)
Stock Purchase Agreement by and among RBC Insurance Holdings (USA), Inc., Athene Holding Ltd., Protective Life Insurance Company and RBC USA Holdco Corporation (solely for the purposes of Sections 5.14-5.17 and Articles 7, 8 and 10), dated as of October 22, 2010, filed as Exhibit 10.01 to the Company’s Current Report on Form 8-K filed October 28, 2010 (File No. 001-31901).

*10(f)
Coinsurance Agreement by and between Liberty Life Insurance Company and Protective Life Insurance Company, filed as Exhibit 10.02 to the Company’s Current Report on Form 8-K filed October 28, 2010 (File No. 001-31901).

*10(g)
Master Agreement by and between Protective Life Insurance Company and Genworth Life and Annuity Insurance Company, dated as of September 30, 2015, filed as Exhibit 10 to the Company’s Quarterly Report on Form 10-Q filed November 10, 2015 (File No. 001-31901).

*10(h)
Distribution Agreement by and between Protective Life Insurance Company and Investment Distributors, Inc., dated as of June 16, 2011, filed as Exhibit 1(a) to the Company’s Registration Statement on Form S-3 filed December 15, 2017 (File No. 333-222086).

*10(i)
Second Amended Distribution Agreement between Protective Life Insurance Company (“Insurer”) and Investment Distributors, Inc. (“Distributor”) as revised June 18, 2018, filed as Exhibit 1(b) to the Company’s Registration Statement on Form S-3/A filed on June 28, 2018 (File No. 333-222086).

*10(j)
Amendment No. 1 to Second Amended Distribution Agreement between Investment Distributors, Inc. and Protective Life Insurance Company filed as Exhibit 10.11 to the Quarterly Report on Form 10-Q (File No. 001-31901) filed on August 13, 2020.

*10(k)
Revised Schedule to Second Amended Distribution Agreement between Investment Distributors, Inc. and Protective Life Insurance Company filed as Exhibit 3(b)(ii) to Pre-Effective Amendment No. 1 to the Form N-4 Registration Statement, (File No. 333-240192), filed with the Commission on November 24, 2020.

*10(l)†
Protective Life Corporation’s Excess Benefit Plan, Amended and Restated as of December 31, 2008 and Reflecting the Terms of the December 31, 2010 Amendment, filed as Exhibit 10(c) to Protective Life Corporation’s Annual Report on Form 10-K for the year ended December 31, 2012 filed February 28, 2013 (File No. 001-11339).

*10(m)†
Amendment to Protective Life Corporation’s Excess Benefit Plan, dated as of April 17, 2014, filed as Exhibit 10(a) to Protective Life Corporation’s Quarterly Report on Form 10-Q filed May 8, 2014 (File No. 001-11339).

*10(n)†
2016 Amendment to Protective Life Corporation’s Excess Benefit Plan, dated as of December 19, 2016, filed as Exhibit 10(a)(3) to Protective Life Corporation’s Annual Report on Form 10-K filed February 24, 2017 (File No. 001-11339).

*10(o)†
Protective Life Corporation Annual Incentive Plan, effective January 1, 2018, filed as Exhibit 10.1 to Protective Life Corporation’s Current Report on Form 8-K filed November 13, 2017 (File No. 001-11339).

*10(p)†
Amended and Restated Protective Life Corporation Annual Incentive Plan, amended and restated as of November 6, 2018, filed as Exhibit 10.2(b) to Protective Life Corporation’s Annual Report on Form 10-K filed March 5, 2019 (File No. 001-11339).

*10(q)†	Protective Life Corporation 2017 Annual Incentive Plan, filed as Exhibit 10(a) to Protective Life Corporation’s Quarterly Report on Form 10-Q filed August 3, 2017 (File No. 001-11339).
*10(r)†
Amended and Restated Protective Life Corporation Annual Incentive Plan, effective January 1, 2020, filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed February 24, 2020. (File No. 001-31901).

*10(s)†
Amended and Restated Protective Life Corporation Annual Incentive Plan, effective January 1, 2021, filed as Exhibit 10.11(e) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed March 30, 2021 (File No. 001-31901).

*10(t)†
Amended and Restated Protective Life Corporation Annual Incentive Plan, effective November 2, 2022, filed as Exhibit 10(s)(1) to Post-Effective Amendment No. 5 to the Form S-1 Registration Statement (File No. 333-255192), filed on April 13, 2023.

*10(u)†
Protective Life Corporation Long-Term Incentive Plan, effective January 1, 2018, filed as Exhibit 10.2 to Protective Life Corporation’s Current Report on Form 8-K filed November 13, 2017 (File No. 001-11339).

*10(v)†	Amendment One to the Protective Life Corporation Long-Term Incentive Plan, filed as Exhibit 10 to Protective Life Corporation’s Quarterly Report on Form 10-Q filed May 11, 2018 (File No. 001-11339).
*10(w)†
Amended and Restated Protective Life Corporation Long-Term Incentive Plan, filed as Exhibit 10.1 to Protective Life Corporation’s Current Report on Form 8-K filed November 13, 2018 (File No. 001-11339).

*10(x)†
Amended and Restated Protective Life Corporation Long-Term Incentive Plan, effective January 1, 2020, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed February 28, 2020 (File No. 001-31901).

*10(y)†
Amended and Restated Protective Life Corporation Long-Term Incentive Plan, effective November 2, 2022, filed as Exhibit 10(w)(1) to Post-Effective Amendment No. 5 to the Form S-1 Registration Statement (File No. 333-255192), filed on April 13, 2023.

*10(z)†
Amended and Restated Protective Life Corporation Long-Term Incentive Plan, amended and restated as of February 25, 2021, filed as Exhibit 10.12(e) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed March 30, 2021 (File No. 001-31901)

10(aa)†	2024 Long-Term Incentive Plan Awards Acceptance Form, filed herewith.
*10(bb)†	2023 Long-Term Incentive Plan Awards Acceptance Form, filed as Exhibit 10(y) to Post-Effective Amendment No. 5 to the Form S-1 Registration Statement (File No. 333-255192), filed on April 13, 2023.
*10(cc)†	2022 Long-Term Incentive Plan Awards Acceptance Form (for key officer), filed as Exhibit 10.13(b) to the Company’ s Annual Report on Form 10-K filed March 18, 2022 (File No. 001-31901).
*10(dd)†	2021 Long-Term Incentive Plan Awards Acceptance Form, filed as Exhibit 10.10 to the Company’s Quarterly Report on Form 10-Q filed May 14, 2021 (File No. 001-31901).
*10(ee)†	2020 Long-Term Incentive Plan Awards Acceptance Form, filed as Exhibit 10.9 to the Company’s Quarterly Report on Form 10-Q filed May 14, 2020 (File No. 001-31901)
10(ff)†	2024 Parent-Based Award Letter of Protective Life Corporation, filed herewith.
10(gg)†	2024 Parent-Based Award Provisions of Protective Life Corporation, filed herewith.
*10(hh)†
2023 Parent-Based Award Letter of Protective Life Corporation, filed as Exhibit 10(cc) to Post-Effective Amendment No. 5 to the Form S-1 Registration Statement (File No. 333-255192), filed on April 13, 2023.

*10(ii)†
2023 Parent-Based Award Provisions of Protective Life Corporation, filed as Exhibit 10(dd) to Post-Effective Amendment No. 5 to the Form S-1 Registration Statement (File No. 333-255192), filed on April 13, 2023.

*10(jj)†	2022 Parent-Based Award Letter of Protective Life Corporation, filed as Exhibit 10.14(a)(1) to the Company’ s Annual Report on Form 10-K filed March 18, 2022 (File No. 001-31901).
*10(kk)†	2022 Parent-Based Award Provisions of Protective Life Corporation, filed as Exhibit 10.14(a)(2) to the Company’ s Annual Report on Form 10-K filed March 18, 2022 (File No. 001-31901).
*10(ll)†
2021 Parent-Based Award Letter of Protective Life Corporation, filed as Exhibit 10.14(a)(1) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed March 30, 2021 (File No. 001-31901).

*10(mm)†
2021 Parent-Based Award Provisions of Protective Life Corporation, filed as Exhibit 10.14(a)(2) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed March 30, 2021 (File No. 001-31901).

*10(nn)†	2020 Parent-Based Award Letter of Protective Life Corporation, filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed May 14, 2020 (File No. 001-31901).
*10(oo)†	2020 Parent-Based Award Provisions of Protective Life Corporation, filed as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed May 14, 2020 (File No. 001-31901).
10(pp)†	2024 Performance Units Award Letter of Protective Life Corporation, filed herewith.
10(qq)†	2024 Performance Units Provisions (for key officers) of Protective Life Corporation, filed herewith.

10(rr)†	2024 Performance Unit Provisions of Protective Life Corporation, filed herewith.
*10(ss)†
2023 Performance Units Award Letter of Protective Life Corporation, filed as Exhibit 10(kk) to Post-Effective Amendment No. 5 to the Form S-1 Registration Statement (File No. 333-255192), filed on April 13, 2023.

*10(tt)†
2023 Performance Units Provisions (for key officers) of Protective Life Corporation, filed as Exhibit 10(ll) to Post-Effective Amendment No. 5 to the Form S-1 Registration Statement (File No. 333-255192), filed on April 13, 2023.

*10(uu)†
2023 Performance Units Provisions of Protective Life Corporation, filed as Exhibit 10(mm) to Post-Effective Amendment No. 5 to the Form S-1 Registration Statement (File No. 333-255192), filed on April 13, 2023.

*10(vv)†
2022 Performance Units Award Letter (for key officers) of Protective Life Corporation, filed as Exhibit 10.15(a)(1) to the Company’ s Annual Report on Form 10-K filed March 18, 2022 (File No. 001-31901).

*10(ww)†
2022 Performance Units Provisions (for key officers) of Protective Life Corporation, filed as Exhibit 10.15(a)(2) to the Company’ s Annual Report on Form 10-K filed March 18, 2022 (File No. 001-31901).

*10(xx)†
2021 Performance Units Award Letter (for key officers) of Protective Life Corporation, filed as Exhibit 10.15(a)(1) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed March 30, 2021 (File No. 001-31901)

*10(yy)†
2021 Performance Units Award Letter (enhanced) (for key officers) of Protective Life Corporation, filed as Exhibit 10.15(a)(2) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed March 30, 2021 (File No. 001-31901).

*10(zz)†
2021 Performance Units Provision (for key officers) of Protective Life Corporation, filed as Exhibit 10.15(a)(3) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed March 30, 2021 (File No. 001-31901).

*10(aaa)†	2020 Performance Units Award Letter (for key officers) of Protective Life Corporation, filed as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q filed May 14, 2020 (File No. 001-31901).
*10(bbb)†	2020 Performance Units Provision (for key officers) of Protective Life Corporation, filed as Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q filed May 14, 2020 (File No. 001-31901)
10(ccc)†	2024 Restricted Units Provisions (for key officers) of Protective Life Corporation, filed herewith.
10(ddd)†	2024 Restricted Units Award Letter (for key officers) of Protective Life Corporation, filed herewith
*10(eee)†
2023 Restricted Units Provisions (for key officers) of Protective Life Corporation, filed as exhibit 10(uu) to Post-Effective Amendment No. 5 to the Form S-1 Registration Statement (File No. 333-255192), filed on April 13, 2023.

*10(fff)†
2022 Restricted Units Award Letter (for key officers) of Protective Life Corporation, filed as Exhibit 10.16(a)(1) to the Company’ s Annual Report on Form 10-K filed March 18, 2022 (File No. 001-31901).

*10(ggg)†	2022 Restricted Units Provisions (for key officers) of Protective Life Corporation, filed as Exhibit 10.16(a)(2) to the Company’ s Annual Report on Form 10-K filed March 18, 2022 (File No. 001-31901).
*10(hhh)†
2021 Restricted Units Award Letter (for key officers) of Protective Life Corporation, filed as Exhibit 10.16(a)(1) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed March 30, 2021 (File No. 001-31901).

*10(iii)†
2021 Restricted Units Provisions of Protective Life Corporation, filed as Exhibit 10.16(a)(2) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed March 30, 2021 (File No. 001-31901).

*10(jjj)†	2020 Restricted Units Award Letter (for key officers) of Protective Life Corporation, filed as Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q filed May 14, 2020 (File No. 001-31901).
*10(kkk)†	2020 Restricted Units Provisions of Protective Life Corporation, filed as Exhibit 10.8 to the Company’s Quarterly Report on Form 10-Q filed May 14, 2020 (File No. 001-31901).
*10(lll)†
Protective Life Corporation’s Indemnity Agreement for Officers, filed as Exhibit 10(h) to Protective Life Corporation’s Annual Report on Form 10-K for the year ended December 31, 2017, filed March 2, 2018 (File No. 001-11339).

*10(mmm)†	Protective Life Corporation’s Director Indemnity Agreement, filed as Exhibit 10(c) to Protective Life Corporation’s Quarterly Report on Form 10-Q filed August 5, 2010 (File No. 001-11339).

10(nnn)†	Protective Life Corporation’s Deferred Compensation Plan Deferral and Investment Option Change Policy, as Amended and Restated as of October 16, 2023, filed herewith.
*10(ooo)
Underwriting Agreement by and among the Company and Protective Equity Services, Inc., filed as Exhibit 1(a) to the Company’s Registration Statement on Form S-3 (File No. 333-229837) filed on February 25, 2019.

15.	Letter re Unaudited Interim Financial Information. Not Applicable.
16.	Letter re Change in Certifying Accountant. Not Applicable.
21.	Subsidiaries of the Registrant, filed herewith.
22.	Subsidiary guarantors and issuers of guaranteed securities and affiliates whose securities collateralize securities of the registrant. Not Applicable.
23.(a)	Consent of KPMG LLP, filed herewith.
23.(b)	Consent of Eversheds-Sutherland LLP, filed herewith.
24.	Power of Attorney. Not Applicable.
25.	Statement of Eligibility of Trustee. Not Applicable.
96.	Technical Report Summary. Not Applicable.
99.	Additional Exhibits. Not Applicable.
101.	Interactive Data File. Not Applicable.
107.	Filing Fee Table, filed herein.
*Incorporated by Reference
† Management contract or compensatory plan or arrangement
Item 16(b). Financial Statement Schedules
All required financial statement schedules of Protective Life Insurance Company are included in Part I of this Registration Statement.
Item 17. Undertakings.
(A)The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(B)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on April 12, 2024.

PROTECTIVE LIFE INSURANCE COMPANY

By:	/s/ RICHARD J. BIELEN
Richard J. Bielen
President, Chief Executive Officer, and Chairman of the Board
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

(i) Principal Executive Officer

/s/ RICHARD J. BIELEN	President, Chief Executive Officer, and Chairman of the Board	April 12, 2024
Richard J. Bielen

(ii) Principal Financial Officer

/s/ PAUL R. WELLS	Executive Vice President and Chief Financial Officer	April 12, 2024
Paul R. Wells

(iii) Principal Accounting Officer

/s/ BARBARA N. PUGH	Chief Accounting Officer and Senior Vice President	April 12, 2024
Barbara N. Pugh

(iv) Board of Directors:

/s/ PAUL R. WELLS	Director	April 12, 2024
Paul R. Wells

/s/ RICHARD J. BIELEN	Director	April 12, 2024
Richard J. Bielen

/s/ STEVEN G. WALKER	Director	April 12, 2024
Steven G. Walker

Exhibit Index

Number	Description
10.(aa)	2024 Long-Term Incentive Plan Awards Acceptance Form
10.(ff)	2024 Parent- Based Award Letter of Protective Life Corporation
10.(gg)	2024 Parent- Based Award Provisions of Protective Life Corporation
10.(pp)	2024 Performance Units Award Letter of Protective Life Corporation
10.(qq)	2024 Performance Unit Provisions (for key officers) of Protective Life Corporation
10.(rr)	2024 Performance Unit Provisions of Protective Life Corporation
10.(ccc)	2024 Restricted Units Provisions (for key officers) of Protective Life Corporation
10.(ddd)	2024 Restricted Units Award Letter (for key officers) of Protective Life Corporation
10(nnn)†	Protective Life Corporation’s Deferred Compensation Plan Deferral and Investment Option Change Policy, as Amended and Restated as of October 16, 2023
21	Subsidiaries of the Registrant.
23. (a)	Consent of KPMG LLP
23. (b)	Consent of Eversheds-Sutherland LLP
107.	Filing Fee Table